As filed with the Securities and Exchange Commission on September 6, 2024
File No. 000-56667

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

GOLDMAN SACHS REAL ESTATE FINANCE TRUST INC
(Exact name of registrant as specified in its charter)

Maryland	99-2025085
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of principal executive offices)	(Zip Code)
(212) 902-1000

(Registrant’s telephone number including area code)

With copies to:
Robert H. Bergdolt
Laura K. Sirianni
DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
(919) 786-2000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None
Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share
(Title of class)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This General Form for Registration of Securities on Form 10 (this “Form 10”) contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. These forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “identified” or other similar words or the negatives thereof. These may include our financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements with respect to originations, acquisitions, statements regarding future performance and statements regarding identified but not yet closed originations or acquisitions. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. We believe these factors also include but are not limited to those described under Item 1A, “Risk Factors.” These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.
EXPLANATORY NOTE REGARDING COMMON SHARES TERMINOLOGY
Currently, all of our authorized series of common stock differ only with respect to the fees paid to broker-dealers in connection with their sale. As a result, we view the different series of common stock described in this Form 10 as being part of the same single class of common stock. However, in order to mirror common industry terminology, throughout this registration statement we refer to our four separate series of common stock as four different “classes,” specifically, as “Class T,” Class S,” Class D” and “Class I.”
i

ITEM 1.BUSINESS.
The Company
Goldman Sachs Real Estate Finance Trust Inc, a Maryland corporation, was formed on March 8, 2024, to originate, acquire and manage a portfolio of commercial real estate loans secured by high-quality assets located in North America (primarily in the United States). In this Form 10, the words “we,” “us,” “our,” “GS REFT,” the “REIT,” “our company” and the “Company” refer to Goldman Sachs Real Estate Finance Trust Inc, together with its consolidated subsidiaries, unless the context requires otherwise. The investment objective is to generate current income and attractive risk-adjusted returns by originating senior secured, floating-rate loans, and, to a lesser extent, B Notes and mezzanine loans (collectively, “junior loans”), collateralized by real property or ownership interests in real property (collectively, “Credit Investments”). We are externally managed by Goldman Sachs & Co. LLC (in its capacity as our adviser, the “Adviser”). The Adviser is an affiliate of The Goldman Sachs Group, Inc. (together with its affiliates, “Goldman Sachs”), a leading global financial institution that delivers a broad range of financial services across investment banking, securities, investment management and consumer banking, and is one of the world’s largest private real estate credit origination platforms.
We are conducting a continuous private offering initially of up to $1,000,000,000 in shares of our common stock in our primary offering and up to $250,000,000 in shares pursuant to our distribution reinvestment plan. The offering is being conducted pursuant to the exemption from registration provided by Section 4(a)(2) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder, and other exemptions of similar import in the laws of the states and other jurisdictions where the offering is being made. We engaged Goldman Sachs & Co. LLC as the placement agent for the private offering (in its capacity as our placement agent, the “Placement Agent”).
We are filing this Form 10 to register our common stock pursuant to Section 12(g) of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”). As a result of our voluntary registration of our common stock pursuant to the Exchange Act, following the effectiveness of this Form 10, we will be subject to the requirements of the Exchange Act and the rules promulgated thereunder. In particular, we will be required to file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and Current Reports on Form 8-K and otherwise comply with the disclosure obligations of the Exchange Act applicable to issuers filing registration statements to register a class of securities pursuant to Section 12(g) of the Exchange Act. We are voluntarily registering shares of our common stock pursuant to Section 12(g) of the Exchange Act to provide our stockholders with access to public disclosure regarding our business and operations of the type required in the reports filed under the Exchange Act.
We intend to qualify as a REIT for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2024. Our principal executive offices are located at 200 West Street New York, New York 10282, and the telephone number of our principal executive offices is (212) 902-0300.
Goldman Sachs
Goldman Sachs (NYSE: GS) is a leading global financial institution that delivers a broad range of financial services across investment banking, securities, investment management and consumer banking to a large and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, Goldman Sachs is headquartered in New York and maintains offices in all major financial centers around the world.
Goldman Sachs Asset Management is one of the world’s largest investors with $2.8 trillion of assets under supervision as of March 31, 2024. Goldman Sachs is one of the leading investors in alternatives globally, with $492 billion in assets and more than 30 years of experience. The business invests in the full spectrum of alternatives including private equity, growth equity, private credit, real estate, infrastructure, hedge funds and sustainability. The business is driven by a focus on partnership and shared success with its clients, seeking to deliver long-term investment performance drawing on its global network and deep expertise across industries and markets. The alternative investments platform is part of Goldman Sachs Asset Management, which delivers investment and advisory services across public and private markets for the world’s leading institutions, financial advisors and individuals.

GS REFT will be managed by Goldman Sachs Asset Management Real Estate, which is responsible for all of Goldman Sachs’ private market real estate investing strategies. The business operates as a globally integrated team investing across real estate equity and credit and across the risk spectrum. Goldman Sachs Asset Management Real Estate invests across all sectors with deep expertise across the capital structure, in assets ranging from single properties to large portfolios.
Goldman Sachs Asset Management Real Estate, on behalf of the Adviser, is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the origination, acquisition, management, financing and disposition of our investments in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. Pursuant to a sub-advisory agreement with the Adviser, the Securitized Team within Goldman Sachs Asset Management Fixed Income will be responsible for managing our portfolio of real estate-related securities that are invested in more liquid instruments to preserve flexibility to meet redemption requests over time.
All of the Adviser’s real estate investment activities are overseen by the Goldman Sachs Asset Management Real Estate Investment Committee (the “Investment Committee”). The Investment Committee will be responsible for reviewing individual investment opportunities, overseeing the monitoring and harvesting of investments, serving as a sounding board for team members and making decisions with respect to certain other material decisions on our behalf. See Item 7, “Certain Relationships and Related Transactions, and Director Independence - The Advisory Agreement – Other Activities by Goldman Sachs and its Affiliates – Allocation of Investment Opportunities” and “—Potential Conflicts of Interest with Our Adviser and its Affiliates—Allocation of Investment Opportunities” for information about our Adviser’s allocation procedures. The investment professionals (excluding legal, compliance, tax, accounting, or credit risk representatives) who serve on the Investment Committee collectively have an average tenure of over 20 years at Goldman Sachs and we expect to benefit from their extensive and varied relevant experiences. These individuals may also serve on other Goldman Sachs Asset Management investment committees.
Pursuant to the advisory agreement between us and the Adviser (the “Advisory Agreement”) and consistent with an institutional fee structure, we will not pay any fees to the Adviser in connection with the origination, acquisition, financing, development or disposition of our investments. Instead, we will pay the Adviser an annual management fee and a performance fee. The annual management fee (payable monthly in arrears) will be 1.25% of our aggregate net asset value (“NAV”). The performance fee will be equal to 12.5% of our Core Earnings (as defined in the Advisory Agreement) for the immediately preceding quarter, subject to a hurdle rate, expressed as a rate of return on average adjusted capital, equal to 1.25% per quarter or 5% on an annualized basis. Once Core Earnings in any quarter exceeds the hurdle rate, the Adviser is entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the hurdle rate, until Core Earnings for such quarter equals 1.429%, or 5.714% annually, of average adjusted capital. Thereafter, the Adviser is entitled to receive 12.5% of the Core Earnings. The Adviser has agreed to waive its management fee and performance fee for the first nine months commencing on and including the date on which we break escrow in our private offering.
See Item 7, “Certain Relationships and Related Transactions, and Director Independence—The Advisory Agreement” for additional information on the calculation of the performance fee.
Potential Competitive Strengths
Goldman Sachs began investing in private real estate in 1991 and today, the Goldman Sachs Asset Management Real Estate platform consists of over 250 dedicated real estate professionals across 20 cities and 12 countries. As of March 31, 2024, Goldman Sachs Asset Management had $52 billion in total real estate assets under management worldwide. In addition, Goldman Sachs Asset Management has also invested across the securitized sectors, including asset-backed securities, mortgage-backed securities, and collateralized loan obligations, for over 25 years and has the ability to assess opportunities across all regions and markets. As of March 31, 2024, Goldman Sachs Asset Management Fixed Income and Liquidity Solutions had $1.6 trillion in assets under supervision across a number of strategies.

We believe the long-term success in executing our investment strategy will be driven by Goldman Sachs Asset Management Real Estate’s investment philosophy centered on differentiated insights, access and execution.
The Goldman Sachs Network. We will use Goldman Sachs’ vast network of relationships and expansive insights to source opportunities and inform our real estate investing approach. We believe Goldman Sachs, its portfolio, and over 30 years of investing heritage generate proprietary insights and significant information advantages that we will leverage as we implement our investment strategy. These insights will inform our market views, conviction themes, and asset selection. Goldman Sachs combines a detailed local underwriting approach with a global perspective. This allows our Adviser to assess relative value across the capital structure and across the world. Investments are sourced through the investment team’s direct relationships with private equity sponsors, operating partners, institutional real estate owners, brokers, financial institutions and high-net-worth individuals, as well as shared relationships across Goldman Sachs’ Global Banking & Markets and Private Wealth Management businesses. Goldman Sachs’ pre-eminent investment banking franchise, position at the center of the global capital markets, and leading wealth management platform are critical to the preferred market access that we believe will benefit GS REFT.
Broad and Deep Expertise. Goldman Sachs Asset Management Real Estate operates as an integrated equity and credit investing platform with decisions centralized in a single global investment committee. Investment professionals are primarily organized by sector and geography and source investments across the risk spectrum, including equity and credit. The platform is supported by a team of asset managers, loan asset managers, in-house counsel, construction, and environmental, social and governance (“ESG”) professionals, who collectively support the investment life cycle, including underwriting, due diligence and closing, servicing, loan asset management and repayment. The breadth and experience of Goldman Sachs’ platform create clear advantages in transaction execution and risk management. GS REFT will benefit from the reach and scale of Goldman Sachs’ integrated real estate investing platform and market-leading lending franchise.
Proven Loan Origination Capability Across Market Environments. We intend to utilize the Adviser’s real estate credit investing experience across the capital structure to achieve our target distribution yield throughout economic cycles for investors. Goldman Sachs Asset Management Real Estate is one of the largest global originators of high-yield real estate credit, having deployed approximately $20 billion globally since 2008, primarily through the Real Estate Credit Partners (“RECP”) closed-end fund series, which has generated consistently strong performance for investors since inception. See “—Goldman Sachs’ Experience with Other Real Estate Debt Investment Programs” for additional information about the RECP fund series. GS REFT will leverage the team’s expertise as demonstrated by its experience with RECP along with the benefits of being part of a leading financial institution. We believe these competitive advantages not only support GS REFT’s ability to generate attractive risk-adjusted returns through market cycles, but, combined with the focus on originating and holding loans, provide mutual benefits to borrowers.
Active Asset and Liability Management. Goldman Sachs Asset Management Real Estate employs an equity-like approach to valuation and due diligence to underwrite and manage risk. GS REFT will focus on credit analysis, loan structuring, and valuation, with a focus on current cash flow through interest income over the life of the investment. The team will select investments that not only provide an attractive credit profile and risk-adjusted return, but also diversification across property type, geography and sponsors.
Loan asset management across the lifecycle of our investments from origination through repayment or maturity is critical to creating and preserving investment returns for our stockholders. The loan asset management team is comprised of professionals with strong real estate and credit backgrounds and experience across asset types, sectors and local markets. This team also has experience in note sales, restructuring and workouts, to the extent required.
In addition, Goldman Sachs Asset Management has raised financing across many Goldman Sachs private credit (corporate and real estate) funds since 2008. GS REFT intends to leverage Goldman Sachs’ capital markets expertise to source and manage financing to optimally lever the portfolio through market cycles. As a perpetual-life REIT, GS REFT will prioritize liability management to support the portfolio in a flexible manner over time.

Goldman Sachs’ Experience with Other Real Estate Debt Investment Programs
The information presented in this section presents additional information regarding real estate programs sponsored by Goldman Sachs Asset Management Real Estate, and in particular real estate debt investment programs that included investment objectives that were materially similar to ours. We refer to Goldman Sachs Asset Management Real Estate in this section as our “Sponsor.” Investors in the Company will not acquire any ownership interest in any prior real estate programs to which the information in this section relates.
Capital Raising. The Sponsor has sponsored programs that invest primarily in real property and programs that invest primarily in real estate-related debt. During the ten-year period ended December 31, 2023, the Sponsor sponsored over 40 real estate programs in their investment or operational phases, three of which invest in real estate-related debt with objectives similar to ours (not including one additional program discussed below which launched in 2008 and terminated its capital raising in 2009). These 40+ real estate programs include both prior programs that have investment objectives similar to ours and those that have investment objectives that are not similar to ours. We refer to these 40+ real estate programs as “the prior programs.” In the aggregate, during this period the Sponsor raised more than $19 billion from over 4,000 third-party investors from the prior programs.
Investment Objectives. We consider a program to have investment objectives similar to ours if the program is commingled and seeks to provide attractive distribution yield and preserve and protect invested capital by primarily investing in debt secured by commercial real estate. We consider the four programs that constitute the RECP fund series, each discussed below, to be the only prior programs with investment objectives similar to ours. Although we consider the RECP fund series to have similar investment objectives to ours, the RECP fund series generally employs a different investment strategy than we do, including with respect to target markets, target return profile and size of real estate credit investments. In addition, our structure is generally different and our performance will depend on factors that may not be applicable to or affect the performance of the RECP fund series or other prior programs. During the ten years ended December 31, 2023, approximately 30% of the aggregate funds raised from investors by all of the prior real estate programs of our Sponsor were invested in the RECP fund series.
Prior Program Summary. The Sponsor has sponsored and managed four commingled private commercial real estate debt funds (excluding public and private vehicles that invest in equity securities of other real estate companies or other real estate investment funds, separately managed accounts, co-investment entities and other vehicles that were capitalized by a single investor, or programs that did not primarily invest in real estate) during the ten years ended December 31, 2023 with investment objectives similar to ours. We refer to these four programs as the RECP fund series. In general, within each fund series, the Sponsor has offered an onshore and offshore vehicle for investment, and with the exception of RECP IV (as defined below), which offered both levered and unlevered vehicles, all other vehicles were levered. Information for each vehicle within the fund series is aggregated below except that we have presented the operating results for the levered and unlevered vehicles for RECP IV separately as the vehicles have different fee structures and we believe the operating results should be evaluated separately.
Information about these four programs (including related parallel funds and alternative investment vehicles), including their investment objectives and experience raising and invested funds, is as follows:
•West Street Real Estate Credit Partners IV (“RECP IV”) launched in 2021 and held its final close in April 2024 with a total of over $3.0 billion of original capital commitments from over 500 investors.* Including limited partner equity, leverage, Sponsor and employee investments and managed accounts, where applicable, the total lending capacity of the fund is expected to be $7 billion.** RECP IV is investing the proceeds from its offering. RECP IV seeks to achieve attractive risk-adjusted returns through the creation of a diversified portfolio of real estate loans. RECP IV targets loans secured by high-quality assets in major markets, primarily located in North America and Europe that are backed by top-tier sponsors, with a focus on senior loans on transitional assets and mezzanine loans on stabilized assets. RECP IV has the ability to invest up to 15% of commitments in OECD Asia Pacific.
•Broad Street Real Estate Credit Partners III (“RECP III”) launched in 2017 and closed in December 2017 with a total of over $2.2 billion of original capital commitments from over 800 investors.* Including limited partner equity, leverage, Sponsor and employee investments and managed accounts, where applicable, the total lending capacity of the fund is $6.6 billion.** RECP III is investing the proceeds from its offering. RECP III has a substantially similar investment objective to RECP IV; however, it does not invest in OECD Asia Pacific.
•Broad Street Real Estate Credit Partners II (“RECP II”) launched in 2013 and closed in April 2014 with a total of over $1.6 billion of original capital commitments from over 600 investors.* Including limited partner equity, leverage, Sponsor and employee investments and managed accounts, where applicable, the total lending capacity of the fund is $4.3 billion.** At least 90% of the amount available for investment was invested within 42 months. RECP II has a substantially similar investment objective to RECP III.
•GS Real Estate Mezzanine Partners (“REMP I”) launched in 2008 and closed in March 2009 with over $1.2 billion in original capital commitments from over 100 investors.* Including limited partner equity, leverage, Sponsor and employee investments and managed accounts, where applicable, the total lending capacity of the fund was $3.4 billion.** At least 90% of the amount available for investment was invested within 51 months. REMP I was fully realized in September 2016. REMP I had a substantially similar investment objective to RECP II and RECP III, but invested only in North America.
* Please note that the capital commitments and number of investors outlined above are third-party commitments into the respective fund and are not inclusive of Goldman Sachs employee commitments or Goldman Sachs commitments into or alongside the funds.
**Total lending capacity for certain of the RECP programs includes managed accounts, which invest all or a portion of their assets alongside the applicable RECP program as follows. RECP IV includes three managed accounts, of which one invests all of its assets and two invest a portion of their assets alongside the fund. RECP III includes two managed accounts, both of which invest a portion of their assets alongside the fund. RECP II includes three managed accounts, all of which invest a portion of their assets alongside the fund. REMP I does not include any managed accounts.
Operating Results of Certain Prior Programs. The following tables summarize the operating results of RECP III and RECP IV, the Goldman Sachs Asset Management Real Estate prior programs with investment objectives similar to ours and that have had offerings close during the five years ended December 31, 2023.RECP III and RECP IV are deemed investment companies and accordingly follow the investment company guidance of Financial Accounting Standards Board (FASB).
Operating Results of RECP III

	RECP III
	For the Year Ended (Unaudited)
	2019	2020	2021	2022	2023
Summary Operating Results
Total income	$65,529,799	$105,501,896	$165,357,672	$202,313,300	$254,127,573
Operating expenses	(23,878,448)	(21,404,851)	(20,356,406)	(20,607,866)	(22,030,114)
Net operating income (loss)	$41,651,351	$84,097,045	$145,001,266	$181,705,434	$232,097,459
Interest expense	(16,723,822)	(25,710,799)	(35,276,212)	(55,859,069)	(84,679,563)
Net investment income (loss)-GAAP basis	$24,927,529	$58,386,246	$109,725,054	$125,846,365	$147,417,896
Realized gain (loss) on investments	(784,114)	10,648,111	5,581,440	(9,463,261)	66,018,244
Unrealized gain (loss) on investments	11,162,374	(74,097,215)	75,297,060	(20,200,838)	(55,561,159)
Net Income (loss)	$35,305,789	$(5,062,858)	$190,603,554	$96,182,266	$157,874,981
Summary Statements of Cash Flows
Net cash flows (used in) provided by operating activities	$(457,669,017)	$(813,680,992)	$(362,050,821)	$32,933,982	$622,135,116
Net cash flows provided by (used in) investing activities	—	—	—	—	—
Net cash flows (used in) provided by financing activities	$551,849,958	$770,354,641	$344,331,586	$(14,820,768)	$(618,805,688)

Amount and Source of Cash Distributions
Cash distributions paid to limited partners:	$26,060,116	$117,222,853	$435,954,010	$263,282,689	$391,097,246
Total distributions paid to common stockholders (per $1,000 invested):	$62	$153	$368	$166	$229
Source of distributions
From operations and sales of properties	$26,060,116	$117,222,853	$435,954,010	$263,282,689	$391,097,246
Summary Balance Sheet
Total assets	$1,043,710,329	$1,859,203,595	$2,348,049,899	$2,408,919,951	$1,972,974,372
Total liabilities	$615,330,218	$1,210,118,056	$1,523,586,950	$1,354,451,671	$1,027,813,807
Estimated per share value	n/a	n/a	n/a	n/a	n/a
Operating Results of RECP IV

	RECP IV
	For the Year Ended (Unaudited)
	2022		2023
	(Levered)	(Unlevered) (1)	(Levered)	(Unlevered)
Summary Operating Results
Total income	$4,989,067	$—	$37,037,325	$6,115,847
Operating expenses	(1,540,287)	—	(11,508,388)	(1,916,256)
Net operating income (loss)	$3,448,780	$—	$25,528,937	$4,199,591
Interest expense	(2,620,749)	—	(17,148,717)	(78,806)
Net investment income (loss)-GAAP basis	$828,031	$—	$8,380,220	$4,120,785
Realized gain (loss) on investments	2,417,277	—	(1,909,345)	129,922
Unrealized gain (loss) on investments	(3,842,306)	—	(5,478,273)	(917,609)
Net Income (loss)	$(596,998)	$—	$992,602	$3,333,098
Summary Statements of Cash Flows
Net cash flows (used in) provided by operating activities	$(216,016,185)	$—	$(290,501,345)	$(37,461,779)
Net cash flows provided by (used in) investing activities	—	—	—	—
Net cash flows (used in) provided by financing activities	$220,374,840	$—	$299,579,091	$43,419,770
Amount and Source of Cash Distributions
Cash distributions paid to limited partners:	$—	$—	$—	$—
Total distributions paid to common stockholders (per $1,000 invested):	$—	$—	$—	$—
Source of distributions
From operations and sales of properties	$—	$—	$—	$—
Summary Balance Sheet
Total assets	$224,172,558	$—	$649,380,103	$94,790,250
Total liabilities	$176,366,306	$—	$429,730,099	$48,078,485
Estimated per share value	n/a	n/a	n/a	n/a
________________
(1)Commenced operations subsequent to December 31, 2022.
Material Adverse Developments on Prior Programs. The Sponsor has invested in real estate since 1991 through various economic cycles, including the global financial crisis. Adverse business developments in prior programs were generally the result of broader economic distress (e.g., the global financial crisis and periods of increased volatility) or other factors that are generally not expected to be material to our investors (e.g., ground-up construction, distress in international markets where we are not expected to invest). Specific instances of such temporary adverse developments are discussed below.
During the global financial crisis of 2008 and 2009, the U.S. and international markets experienced high volatility, significant declines in real estate values, severe disruptions in the credit and capital markets and deteriorated property operating fundamentals. As a result, valuations of real estate programs of our Sponsor during this period declined. Although such real estate programs were formed primarily to make opportunistic real estate investments, and have different investment objectives than ours, virtually the entire real estate industry globally, including such programs, suffered during the financial crisis. During this period, several of the prior programs managed by the Sponsor underperformed to varying degrees. The majority of the capital raised between 2005 and 2007 was deployed within a short period of time and was highly levered, which led to vintage concentration at the top of the market cycle. The impacted prior programs had exposure to asset classes driven by discretionary consumer income, which proved to be volatile in the downturn, resulting in challenges across certain investments in the portfolio. The prior programs’ value deterioration also reflected the negative impact of highly leveraged investing in a market in which asset values declined materially, resulting in impairment of investor equity.
The impact of difficult operating fundamentals and illiquid capital markets had a significant adverse effect on investments in which our restructuring efforts ultimately proved unsuccessful. Although select investments benefited from stabilization in operating fundamentals and favorable debt amendments and extensions, the affected prior programs generally did not reflect any potential value created through these events until there was an observable and sustained recovery in underlying investment performance and capital market activity.
As of December 31, 2023, the RECP fund series has experienced one realized principal loss out of 76 investments in the U.S. since inception in 2008.
Investment Objectives
Our investment objectives are to:
•provide current income in the form of monthly distributions to achieve a stable and attractive distribution yield;
•preserve and protect invested capital by focusing on high-quality assets, downside risk mitigation and portfolio construction; and
•provide portfolio diversification for stockholders seeking lower volatility than publicly traded securities and compelling risk-adjusted returns compared to fixed-income alternatives.
We cannot assure stockholders that we will achieve our investment objectives.
See Item 1A, “Risk Factors.”
Investment Strategy
Our investment strategy primarily seeks to originate floating-rate senior and, to a lesser extent, junior loans collateralized by real property or ownership interests in real property that we consider to be well located and owned by well capitalized borrowers. We intend to invest across various property types and markets utilizing the expansive Goldman Sachs network and the Adviser’s local market expertise. GS REFT will seek to invest in loans secured by high-quality assets in gateway and growth markets, including individual assets as well as portfolios. GS REFT will make Credit Investments that we believe provide not only an attractive credit profile and attractive risk-adjusted return, but also meet our diversification objectives across product type, geography, and sponsors. Transitional and physical climate market risk will also be actively tracked to ensure assets are well-positioned. We expect the majority of our Credit Investments to be collateralized by core-plus commercial real estate, or those properties that are generally stabilized with a transitional business plan requiring a moderate level of additional investment for lease-up, renovation or repositioning, which we refer to as transitional assets.
We expect to generate current cash flow by financing transitional assets. The objective is to structure downside-protected investments and employ equity-like underwriting standards to mitigate risk. GS REFT will benefit from the reach and scale of Goldman Sachs’ integrated real estate investing platform and market-leading lending franchise. We intend to utilize the Adviser’s real estate credit investing experience across the capital structure to achieve our target distribution yield throughout economic cycles for investors.

Warehoused Investments
In connection with the commencement of our private offering, Goldman Sachs expects to source a portfolio of real estate debt investments consistent with our investment strategy (the “Warehoused Investments”) that we intend to acquire from Goldman Sachs upon our initial closing and at subsequent closings thereafter as we receive proceeds in the private offering. Unless our affiliate transaction committee approves otherwise (once formed on the Governance Date, as defined below), we expect to pay in connection with each such conveyance an amount equal to (x) the lower of (i) fair value (determined in accordance with our valuation guidelines) of such Warehoused Investment plus accrued interest, less the unamortized original issue discount through the date of settlement and (ii) the cost of the Warehoused Investment to Goldman Sachs plus accrued interest through the date of settlement, and (y) related costs and expenses, including transaction expenses and expenses of conveyance. Upon submitting a subscription request, initial subscribers in our private offering will be asked to consent to the terms of any Warehoused Investment described to investors prior to the initial closing, including for purposes of Section 206(3) of the U.S. Investment Advisors Act of 1940, as amended. Investors should understand that the interests of Goldman Sachs with respect to a Warehoused Investment transaction conflict with us and our stockholders. In addition, once formed, our affiliate transaction committee will be asked to approve the terms of conveyance for each Warehoused Investment as being fair and reasonable to us. We expect that Goldman Sachs will source Warehoused Investments for our subsequent acquisition as capital is raised in our private offering for up to one year after we break escrow in our private offering. As of the date of this filing, no Warehoused Investments have been identified.
Investment Guidelines and Portfolio Allocation
Our board of directors, including, following the date on which we appoint four additional directors who will be independent of us, the Adviser, Goldman Sachs and its affiliates, which date will be prior to the first closing in the private offering (the “Governance Date”), our independent directors, reviews our investment portfolio not less than quarterly. In addition, our board of directors has adopted investment guidelines that set forth, among other things, guidelines for investing in our targeted investment types and certain investment policies restricting certain types of investments that we describe in more detail below. Following the Governance Date, under our corporate governance guidelines, our board of directors, including our independent directors, will review the investment guidelines on an annual basis or more frequently as it deems appropriate. Changes to our investment guidelines must be approved by our board of directors, including, following the Governance Date, a majority of our independent directors. Our board of directors may revise our investment guidelines without the concurrence of our stockholders. Our investment guidelines delegate to the Adviser authority to execute originations, acquisitions and dispositions of investments in real estate debt and real estate-related investments, in each case so long as such delegation and such actions are consistent with the investment guidelines adopted by our board of directors, our charter, our corporate governance guidelines and Maryland law. Notwithstanding the foregoing, once formed, our affiliate transaction committee must approve the terms of conveyance for each Warehoused Investment as being fair and reasonable to us. Our board of directors will at all times have oversight over our investments and may change from time to time the scope of authority delegated to the Adviser with respect to acquisition and disposition transactions.
We will seek to invest:
•approximately 90% of our assets in real estate debt investments; and
•approximately 10% of our assets in real estate-related securities.
Notwithstanding the foregoing, the actual percentage of our portfolio that is invested in each investment type may from time to time be outside the levels provided above due to factors such as a large inflow of capital over a short period of time, the Adviser’s assessment of the relative attractiveness of opportunities, or an increase in anticipated cash requirements or repurchase requests and subject to any limitations or requirements relating to our intention to be treated as a REIT for U.S. federal income tax purposes. Certain investments, such as preferred equity investments, could be characterized as either real estate, real estate debt or real estate-related securities depending on the terms and characteristics of such investments.

Identification of Investments
We believe the Goldman Sachs Asset Management Real Estate platform sees a large volume of deal flow that is attributable, at least in part, to its shared relationships, sourcing channels and insights across investment teams within Goldman Sachs Asset Management, as well as across Goldman Sachs more broadly, including its Global Banking & Markets and Asset and Wealth Management business segments.
Additionally, Goldman Sachs Asset Management Real Estate has developed a strong network of relationships with real estate owners, other leading financial institutions, mortgage brokers, operating partners, and senior business executives. These relationships provide valuable market knowledge and are a critical component of Goldman Sachs Asset Management Real Estate’s sourcing network.
Once an investment opportunity is identified and under consideration, Goldman Sachs Asset Management Real Estate has an established process consisting of regional screenings and the Investment Committee.
The Adviser has the authority to implement our investment strategy, as determined by, and subject to the direction of, our board of directors.
Investment Process
The following is a brief summary of certain key aspects of the investment process the Adviser expects to generally utilize:
•Fundamental Analysis. The Adviser expects to utilize an asset-by-asset valuation approach to evaluate potential investments with a focus on underlying cash flow projections, replacement costs and market-by-market supply/demand trends.
•Disciplined Investment Approach. The Adviser expects to employ conservative underwriting and rigorous due diligence with respect to each investment while carefully assessing the impact of certain potential downside scenarios.
•Leverage Knowledge and Relationships. The Adviser expects to utilize the knowledge, relationships and expertise of the Goldman Sachs Asset Management Real Estate team to evaluate the sponsorship and collateral of potential investments.
Target Investments
Real Estate Debt Investments
The types of real estate debt investments we will seek to originate or acquire are predominantly senior or, to a lesser extent, junior loans backed by core-plus real estate, and to a lesser degree, backed by value-add or opportunistic real estate, such as construction loans. To that end, we expect that the commercial real estate that secures our loans will be stabilized with a transitional business plan and be in need of a moderate level of additional investment for lease-up, renovation and/or repositioning.
With respect to the underlying transitional assets that collateralize our loans, we intend to maintain a diverse portfolio allocation across product types and markets, including multifamily, industrial, student housing, seniors housing, hospitality, retail, or other major real estate sectors. Mezzanine loans may take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. Mortgage loans are typically directly secured by commercial property. The ability of a borrower to repay a loan secured by a commercial property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. Transitional mortgage loans typically finance the acquisition or refinancing of commercial properties that require renovation or repositioning before more permanent financing can be obtained. These loans typically have initial terms of three years or less, with extension options of one to two years tied to achievement of certain milestones by the borrower, and bear interest at floating rates. Transitional mortgage loans often yield more than loans with similar loan-to-value characteristics that are secured by more stabilized real estate properties. We do not intend to make loans to other persons or to engage in the purchase and sale of any types of investments other than those related to commercial real estate.
Loan Terms
In seeking to achieve our investment objectives, we will generally target the following qualifications and terms when originating, structuring, acquiring and evaluating our target assets. Actual loan terms will be subject to the prevailing market standards at the time the loan is extended, and the terms listed in this section may not ultimately be obtained:
•Sponsor Qualifications: We will seek to identify borrowers with strong sponsors that we believe have solid credit histories, a demonstrated business plan, execution of loan repayment history and access to capital.
•Loan Amounts: We will generally seek to make loans targeting 70-75% of the collateral value for individual debt investments.
•Interest Rate: Debt investments targeted by us generally will be subject to floating interest rates with a benchmark to SOFR, which the Adviser believes will generally allow stockholders to benefit from a rising interest rate environment while simultaneously providing a hedge against inflation. Floating interest rate loans will generally be structured with interest rate floors, and borrowers will typically be required to purchase interest rate caps. Fixed rate financing may also be utilized in certain circumstances.
•Term: Debt investments targeted by us generally will be short term, typically with an initial term of two to three years with five-year fully extended maturities. Debt investment maturities will generally align with other property-level financing, if any, and will consider business plan execution and exit timing for each transaction.
•Downside Protection: We will seek terms that incorporate one or more structural elements designed to preserve and protect investor capital, which may include reserves, cash flow sweeps/lockboxes, holdbacks/earn-outs, non-recourse carve-outs, and sponsor guarantees, among other elements.
•Collateral: The debt investments targeted by GS REFT will be senior secured investments and, to a lesser extent, junior loans, backed by high-quality commercial real estate properties that are (1) predominantly “core-plus” risk profiles, (2) typically located in major markets across the United States, and (3) in diverse commercial real estate property type sectors.
•Fees: Market conditions permitting, we will seek to structure fees related to commitment (or origination), extension, modification and exit that will be payable by the borrowers. GS REFT will receive 100% of the origination/exit/underwriting fees and economics paid by borrowers.
Real Estate-Related Securities
Our securities portfolio will focus on agency and non-agency residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”), collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”) and public equity real estate securities.
Subject to our corporate governance guidelines, we may invest, without limit, in securities that are unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale.
We do not intend that our investments in real estate-related securities will require us to register as an investment company under the Investment Company Act, and we intend to divest appropriate securities before any such registration would be required.

Derivative Instruments and Hedging Activities
In the ordinary course of business we may hedge interest rate and foreign currency exposure with derivative financial instruments and, subject to maintaining our status as a REIT and compliance with any applicable exemption for the Adviser to be exempt from complying with the requirements applicable to a registered commodity pool operator, we may also use derivatives for investment purposes and as a form of effective leverage. Our principal investments in derivative instruments may include transactions involving interest rate swaps, total return swaps, credit default swaps and indices thereon, and short sales (typically related to treasuries), but we may also engage in futures transactions, options and options on futures. See Item 1A, “Risk Factors—Risks Related to Our Investments—We may invest in derivatives, which involve numerous risks.”
Cash, Cash Equivalents and Other Short-Term Investments
We will hold cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our intended qualification as a REIT:
•money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and credit rated corporate debt securities);
•U.S. government or government agency securities; and
•credit-rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit-rated debt securities of foreign governments or multi-national organizations.
Other Investments
We may, subject to any required approvals from our board of directors, make investments other than as described above. At all times, we intend to make investments in such a manner consistent with qualifying and maintaining our qualification as a REIT under the Code and avoiding registration as an investment company under the Investment Company Act. We do not intend to underwrite securities of other issuers.
Borrowing Policies
We will use financial leverage to provide additional funds to support our investment activities. This allows us to make more investments than would otherwise be possible, resulting in a broader portfolio and attractive yield. After we have raised substantial proceeds in our private offering and acquired a diversified portfolio or investments, our target REIT-level leverage ratio will be approximately 60-75%. Our leverage ratio is measured by dividing (i) the aggregate principal amount of our outstanding indebtedness (including both entity-level and investment-level debt), by (ii) the gross asset value of our investments (measured using the greater of fair market value and cost). For purposes of calculating our leverage, we exclude any senior portions of investments that are sold to, or held by, third-party lenders to achieve “structural leverage,” where we retain a mezzanine or other subordinate investment that is unencumbered and not otherwise pledged as collateral for borrowed money. We have no limits on the amount of debt we may incur.
During our ramp-up period and at times of increased investment and capital market activity, we may employ greater leverage in order to quickly build a broader portfolio of assets. We may leverage our portfolio by assuming or incurring secured or unsecured investment-level or entity-level debt. We may seek to obtain lines of credit under which we would reserve borrowing capacity. Borrowings under lines of credit may be used not only to repurchase shares, but also to fund debt investments or for any other corporate purpose.
Our actual leverage level will be affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of shares of our common stock generally will cause our leverage as a percentage of our net assets, or our leverage ratio, to decrease, at least temporarily. Significant outflows of equity as a result of repurchases of shares of our common stock generally will cause our leverage ratio to increase, at least temporarily. Our leverage ratio will also increase or decrease with decreases or increases, respectively, in the value of our portfolio. If we borrow under a line of credit to fund repurchases of shares of our common stock or for other purposes, our leverage would increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or sell some of our assets to repay outstanding indebtedness.
Our board of directors will review our aggregate borrowings at least quarterly. In connection with such review, our board of directors may determine to modify our target leverage ratio in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and investment opportunities or other factors. We may exceed our targeted leverage ratio at times if the Adviser deems it advisable for us. For example, if we fund a repurchase under a line of credit, we will consider actual borrowings when determining whether we are at our leverage target, but not unused borrowing capacity. If, therefore, we are at a leverage ratio in the range of 60-75% and we borrow additional amounts under a line of credit, or if the value of our portfolio decreases, our leverage could exceed the range of 60-75% of our gross assets. In the event that our leverage ratio exceeds our target, regardless of the reason, we will thereafter endeavor to manage our leverage back down to our target.
Financing Arrangements
We expect to incur indebtedness through the financing arrangements described below.
Structural Leverage
We may elect to reduce our position in the whole loan through co-origination or A Note sales, which will eliminate our exposure associated with the senior tranche of the loan, as described below:
•Co-Originations: We may co-originate a whole loan in conjunction with a senior lender and maintain the junior tranche. This structure allows for matched-term and generally non-recourse financing of the portfolio, without cross-collateralization.
•A Note Sales: We may split a whole loan into two pieces (senior tranche / junior tranche) and sell the senior tranche to a third party (post-closing). This structure allows for matched-term and generally non-recourse financing, without cross-collateralization.
•Securitization: We may choose to contribute all or a subset of the debt investments in the portfolio to an asset-backed securitized offering, such as a commercial real estate collateralized loan obligation or some other structured finance vehicle. Defining characteristics generally include: matched term, no margin call rights, no recourse, and cross collateralization with other debt investments on the same securitization.
Direct Leverage
We may elect to borrow against our Credit Investments through the kinds of arrangements described below:
Loan Facilities
•Warehouse Facility: We may use warehouse facilities, such as repurchase agreements, to finance our Credit Investments. Defining characteristics of such warehouse facilities generally include: non-matched term, credit-based margin calls, partial recourse and cross collateralization with other debt investments on the same loan facility.
•Asset-Specific Financing (Debt-on-Debt): We may use asset-specific financing to finance pre-identified debt investments. Defining characteristics of such financings generally include: matched term, no margin call rights, partial to no recourse and no cross collateralization with other debt investments.
Temporary Strategies
During periods in which the Adviser, in its sole discretion, determines that economic or market conditions are unfavorable to investors and a defensive strategy would benefit us, we may temporarily depart from our board-approved investment strategy. During these periods, subject to compliance with the Investment Company Act, we may deviate from our investment guideline of investing approximately 90% of our assets in real estate debt investments and approximately 10% of our assets in real estate-related securities, and may invest a substantial portion of our assets in the following assets: U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities; non-U.S. government securities that have received the highest investment grade credit rating; certificates of deposit issued against funds deposited in a bank or a savings and loan association; commercial paper; bankers’ acceptances; fixed time deposits; shares of money market funds; credit-linked notes; repurchase agreements with respect to any of the foregoing; or any other fixed income securities that the Adviser considers consistent with this strategy. During these periods, we may also determine to pay down certain of our indebtedness and have indebtedness below our target leverage or we may borrow more to provide for additional liquidity causing us to exceed our target leverage. It is impossible to predict when, or for how long, the Adviser will use these alternative strategies. In addition, use of these alternative strategies would be implemented based on the Adviser’s outlook of economic and market conditions without notice to or receipt of consent from our stockholders.There can be no assurance that such strategies will be successful.
Self-Imposed Investment Limitations
Once effective on the Governance Date, our corporate governance guidelines will place numerous limitations on us with respect to the manner in which we may invest our funds:
•We will not make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets. Unimproved real property means a property in which we have an equity interest that was not acquired for the purpose of producing rental or other income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year. Once a property has been developed and/or constructed it will no longer count towards such limit.
•We will not invest in commodities or commodity futures contracts (which term does not include derivatives related to non-commodity investments, including futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets, mortgages and real estate-related securities).
•We will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.
•We will not make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property except for mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which a mortgage loan transaction is with the Adviser, our sponsor, any of our directors or any of their affiliates, the appraisal shall be obtained from an independent appraiser.
•Without the approval of a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, we will not make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal.
•Without the approval of a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, we will not make or invest in mortgage loans that are subordinate to any lien or other indebtedness or equity interest of any of our directors, our sponsor, the Adviser or their affiliates.
•We will not issue (1) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of our common stock to us pursuant to our share repurchase plan), (2) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, (3) equity securities on a deferred payment basis or under similar arrangements or (4) options or warrants to the directors, our sponsor, the Adviser, or any of their affiliates, except on terms approved by a majority of our independent directors. Options or warrants may be issued to persons other than the directors, our sponsor, the Adviser, or any of their affiliates, but not at exercise prices less than the fair value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a fair value less than the value of the option or warrant on the date of grant.
•We will not engage in the business of underwriting or the agency distribution of securities issued by other persons.
•We will not acquire interests or equity securities in any entity holding investments or engaging in activities prohibited by our corporate governance guidelines except for investments in which we hold a non-controlling interest or investments in any entity having securities listed on a national securities exchange or included for quotation on an interdealer quotation system.
•We will not acquire equity securities not listed on a national securities exchange or traded in an over-the-counter market unless a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable.
In addition, our corporate governance guidelines include many other investment limitations in connection with transactions with affiliated entities or persons. See Item 7, “Certain Relationships and Related Transactions, and Director Independence.” Our corporate governance guidelines also include restrictions on roll-up transactions, which are described under Item 11, “Description Of Registrant’s Securities To Be Registered.”
Ownership Structure
We intend to elect to be taxed and to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2024. In general, a REIT is an entity that:
•combines the capital of many investors to acquire or provide financing for real estate assets;
•offers the benefits of a real estate portfolio under professional management;
•satisfies the various requirements of the Internal Revenue Code of 1986, as amended (the “Code”), including a requirement to distribute to stockholders at least 90% of its REIT taxable income each year; and
•is generally not subject to U.S. federal corporate income taxes on its net taxable income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a “C” corporation.
We intend to identify the Company as a “mortgage REIT” in our first income tax return on Form 1120 REIT.
A non-listed REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT monthly on a continuous basis at a price generally based on the REIT’s prior month’s NAV per share. In our perpetual-life structure, the investor may request that we repurchase their shares on a quarterly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month in our discretion. Although we may consider a liquidity event at any time in the future, we are not obligated by our charter or otherwise to effect a liquidity event at any time.

The following chart shows our current ownership structure and our relationships with The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC (which acts our Adviser, Placement Agent and transfer agent (in its capacity as our transfer agent, the “Transfer Agent”)).
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(1)As of the date of this filing, GS Fund Holdings, L.L.C. (“GS Fund Holdings”), an affiliate of Goldman Sachs, is the sole owner of our 400 outstanding shares of Class I common stock, having provided our initial $10,000 capitalization. See Item 4, “Security Ownership of Certain Beneficial Owners and Management” for additional information. We have commenced a private offering with a minimum offering amount of $100 million, excluding shares purchase by the Adviser, its affiliates and directors and officers and our board of directors. As such, upon escrow break and admission of additional investors, we expect the ownership of GS Fund Holdings in us to be de minimis.
(2)We are the sole general partner of GS REFT Investments LP, our wholly owned subsidiary through which we intend to hold our investments. In addition to our general partner interest, we will receive limited partner interests as capital is raised through the sale of our common stock. As of the date of this filing we hold 100% limited partner interests in the amount of the initial $10,000 capitalization of the Company.
(3)We are the sole member of GS REFT Investments Holdings LLC, a limited liability company that was formed to act as the initial limited partner of GS REFT Investments LP. GS REFT Investments Holdings LLC owns a 0% economic interest in GS REFT Investments LP.
Allocation of Investment Opportunities among Goldman Sachs Affiliates
Our Adviser and its affiliates, as part of the Goldman Sachs Asset & Wealth Management Business (“AWM”), manage and advise multiple Other GS RE Accounts (as defined below) (including Other GS RE Accounts in which Goldman Sachs and its personnel have an interest and/or invest alongside such Other GS RE Account in a fixed manner) that have investment objectives and strategies that are the same or similar to or overlap with ours. Such Other GS RE Accounts are expected to seek to make and sell investments in the same collateral, securities or other instruments as us. Without limiting the generality of the foregoing, our Adviser manages RECP IV and GS REIT, each of which is described and defined below.
In addition, AWM has recently established an AWM Asset Finance Platform, which will participate in privately originated, current income-oriented credit investments that are expected to be held to maturity and are secured by physical and financial assets across a variety of asset classes, including, without limitation, consumer credit, fund finance, commercial finance, real estate finance, hard asset finance, and other asset-backed financial products and receivables (such investments, “Asset Finance Investments”).
Further, Goldman Sachs businesses outside of AWM, including Goldman Sachs Global Banking & Markets on behalf of itself, Other GS Accounts and its clients and customers (“GBM”), originate and underwrite various types of senior debt instruments secured by commercial real estate.
The foregoing creates potential conflicts of interest, particularly in circumstances where the availability of investment opportunities is limited. To address these potential conflicts of interest, Goldman Sachs has established the following investment allocation protocols:
Allocation of Opportunities Between GBM and Us. It is generally expected that both we and GBM will pursue opportunities to originate or purchase senior loans or other similar debt instruments secured by commercial real estate assets. As between GBM and us, we will generally have priority over GBM with respect to Covered Senior Opportunities (as defined below), and GBM will generally have priority over us with respect to senior loans or other debt instruments secured by commercial real estate assets that are not Covered Senior Opportunities. We anticipate that the majority of our portfolio will consist of Covered Senior Opportunities.
“Covered Senior Opportunities” are investment opportunities in senior loans or debt instruments secured by commercial real estate that have all of the following characteristics: (i) a loan size of less than $100 million, (ii) a first lien security interest, (iii) a loan-to-value (LTV) ratio of 60-70%, measured at the time of investment by Goldman Sachs, (iv) a maturity date of between three to five years, (v) floating rate interest terms, and (vi) the loan or debt instrument is secured by a core/core-plus “transitional” commercial real estate asset (i.e., where the asset is stabilized, but has a transitional business plan and is in need of a moderate level of additional investment for lease-up, renovation, or repositioning), as determined by Goldman Sachs in its discretion at the time of investment.
In addition, notwithstanding the foregoing, there may be certain circumstances in which a potential borrower is seeking a financing where the structure or terms of such financing have not been determined. In such circumstances, we and GBM will each be permitted to submit alternative financing proposals with different structures to the potential borrower, each to be separately negotiated by us and GBM, respectively. We expect in such circumstances that we and GBM would present alternative financing proposals that are not directly comparable due to their different structures. For example, we may present a whole loan financing proposal while GBM presents a securitization financing proposal or a back-leverage financing proposal.
Allocation of Opportunities Between Us and Other GS RE Accounts. The Adviser and its affiliates, as part of AWM, currently manage Other GS RE Accounts (including RECP IV and GS REIT that are described below), and may in the future manage additional Other GS RE Accounts, with investment strategies that pursue investments in credit secured, directly or indirectly, by commercial real estate located in North America.
West Street Real Estate Credit Partners IV (“RECP IV”) is a commingled globally-focused closed-end real estate debt fund managed by Goldman Sachs that is the fourth in the RECP fund series managed by Goldman Sachs. It focuses its investment strategy on higher yielding performing debt investments secured by commercial real estate located in the United States, Europe and developed Asia-Pacific (“APAC”) countries. While generally we expect the target return profile and size of our real estate credit investments to be distinct from RECP IV, which generally targets real estate credit investments with a higher risk and higher yield profile and larger size than we do, there may be investment opportunities that overlap in target return profiles and thus would fit within the investment mandate of both RECP IV and us. With respect to these investment opportunities, RECP IV (together with Other GS RE Accounts investing alongside RECP IV) will have priority over us with respect to loans with a total anticipated commitment amount of $75 million or greater, while we will have priority over RECP IV for a loan with a total anticipated commitment amount below $75 million. However, the Adviser may in the future grant priority to other GS RE Accounts, and in particular we expect that the Adviser will grant similar priority to successor funds to RECP IV when organized. This potential overlapping investment mandate may result in fewer investment opportunities being made available to us.
In addition, Goldman Sachs Real Estate Income Trust, Inc. (“GS REIT”) focuses its investment strategy on investments in a diverse portfolio of income-producing real estate, real estate debt and real estate-related securities and is actively raising capital for investments that satisfy its investment objectives. Although the current portfolio of GS REIT is predominantly in equity investments, its investment mandate includes real estate debt. Under our Adviser’s current allocation policies, we have priority over GS REIT with respect to real estate debt investment opportunities that meet our investment objectives.
It is possible that we may co-invest in real estate credit opportunities with RECP IV, GS REIT or both if the full loan is not allocated to the primary fund due to overall portfolio construction considerations for such fund, but, generally, we do not currently intend to co-invest with Other GS RE Accounts.
With respect to Other GS RE Accounts that may have investment objectives or guidelines that may partially overlap with ours but that do not have priority over us, the Adviser has developed allocation policies and procedures that provide that the Adviser personnel making portfolio decisions for us and Other GS RE Accounts will make investment and disposition decisions for, and allocate investment opportunities among, us and such Other GS RE Accounts consistent with the Adviser’s fiduciary obligations. These policies and procedures may result in the pro rata allocation (on a basis determined by the Adviser) of limited opportunities among us and Other GS RE Accounts, but in other cases the allocation may not be pro rata. The Adviser may also sequence or rotate transactions using allocation policies to determine the order in which accounts receive allocations. To the extent we trade behind one or more Other GS RE Accounts within the rotation system, there will be cases in which Other GS RE Accounts receive an allocation of an investment opportunity at times that we do not, and such opportunities may have been more favorable to us than other opportunities we may receive.
AWM Asset Finance Platform. Investments for the AWM Asset Finance Platform will be composed of Asset Finance Investments that are principally underwritten through granular portfolio and statistical analysis (as compared to underwriting being conducted at the underlying real estate level, which is the case for our investments). Some Asset Finance Investments will involve underlying real estate collateral. While investments in such underlying collateral itself could fall within our investment mandate, we do not expect there to be significant overlap in investment opportunities between us and the AWM Asset Finance Platform given the different nature in investment mandates and different underwriting processes with respect to Asset Finance Investments and our investments. Asset Finance Investments will generally be sourced by GBM and allocated between GBM and the AWM Asset Finance Platform based on agreed-upon allocation procedures. In addition, the AWM Asset Finance Platform may participate in certain investments sourced by GBM including those described under “Allocation of Opportunities Between GBM and Us” above. Asset Finance Investments will generally not be allocated to us or Other GS Accounts managed by AWM that are not part of the AWM Asset Finance Platform, and we will have no right to participate in any Asset Finance Investments (even if such an investment involves underlying real estate collateral, as described above).
Investment opportunities initially offered to us in which we do not participate in full may thereafter be offered to GBM, RECP IV, the AWM Asset Finance Platform, Other GS Accounts, including Goldman Sachs for its own account, investment vehicles organized to facilitate investment by Goldman Sachs’ current or former directors, partners, trustees, managers, members, officers, consultants, employees, and their families and related entities, including employee benefit plans in which they participate, all or certain of our investors or other persons or entities as determined by Goldman Sachs in its sole discretion, and we will not receive any compensation related to any such opportunities. Investment opportunities for which such an entity has priority, as described above, but for which it does not participate in full, may be offered to such persons as Goldman Sachs may determine, including Goldman Sachs for its own account; Goldman Sachs will be under no obligation or duty to make such investments available to us.
“Other GS Accounts” means one or more Goldman Sachs and other investment entities or separate accounts that have been formed, sponsored, advised or managed by Goldman Sachs, including ones with similar investment objectives and strategies as us, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with Goldman Sachs side-by-side or additional general partner investments with respect thereto).

“Other GS RE Accounts” means investment funds, REITs, employee funds, the balance sheet of Goldman Sachs, accounts, products and/or other similar arrangements sponsored, advised, and/or managed, directly or indirectly, by Goldman Sachs Asset Management Real Estate, whether currently in existence or subsequently established.
Risk Factor Summary
•We have no prior operating history, and there is no assurance that we will achieve our investment objectives.
•Since there is no public trading market for shares of our common stock, repurchase of shares by us will likely be the only way to dispose of a stockholder’s shares. Our share repurchase plan provides stockholders with the opportunity to request that we repurchase their shares on a quarterly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular quarter in our discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of directors may make exceptions to, modify, suspend or terminate our share repurchase plan if in its reasonable judgment it deems such an action to be in our best interest, such as when a repurchase request would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company that would outweigh the benefit of the repurchase offer. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.
•We cannot guarantee that we will make distributions, and if we do, we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of or repayments under our investments, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.
•After the escrow period in the private offering, the purchase and repurchase price for shares of our common stock will generally be based on our prior month’s NAV and are not based on any public trading market. Although there will be independent valuation reports of our Credit Investments and annual appraisals of the underlying collateral, the valuations of property and real estate-related investments are only estimates of fair value and are inherently subjective, and our NAV may not accurately reflect the realizable value of our investments.
•We have no employees and are dependent on the Adviser to conduct our operations. Our Adviser will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Other GS Accounts, the allocation of time of its investment professionals and the substantial fees that we will pay to the Adviser.
•This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, our ability to achieve our investment objectives could be adversely affected.
•There are limits on the ownership and transferability of our shares. See Item 11,“Description of Registrant’s Securities to be Registered.”
•We do not own the Goldman Sachs name, but we are permitted to use it as part of our corporate name pursuant to a trademark license agreement with an affiliate of Goldman Sachs. Use of the name by other parties or the termination of our trademark license agreement may harm our business.
•Although our investment strategy is to invest in debt related to real estate and in real estate-related assets with a focus on providing current income to investors, an investment in us is not an investment in fixed income. Fixed income has material differences from an investment in us, including those related to vehicle structure, investment objectives and restrictions, risks, fluctuation of principal, safety, guarantees of insurance, fees and expenses, liquidity and tax treatment.

•Our activities may be limited as a result of potentially being deemed to be controlled by The Goldman Sachs Group, Inc., a bank holding company (a “BHC”) and a financial holding company.
•If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.
•The acquisition of investments may be financed in substantial part by borrowing, which increases our exposure to loss. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors.
•Investing in debt related to commercial real estate assets involves certain risks with respect to the underlying properties acting as collateral for the investment, including but not limited to tenants’ inability to pay rent, increases in interest rates and lack of availability of financing, tenant turnover and vacancies and changes in supply of or demand for similar properties in a given market.
•COVID-19 has had a negative impact on the economy and business activity globally (including in the markets in which we invest). COVID-19 or other pandemics could adversely affect the performance of our investments.
See Item 1A, “Risk Factors.”
The Board of Directors
We operate under the direction of our board of directors. We currently have three directors, however prior to the first closing in our private offering, we will appoint four additional directors who will be independent of us, the Adviser, Goldman Sachs and its affiliates. On the Governance Date, our corporate governance guidelines will become effective. Once effective, our corporate governance guidelines require a majority of our board seats to be for independent directors and a require a standing affiliate transaction committee comprised of our independent directors. The affiliate transaction committee will be responsible for reviewing and approving the terms of all transactions between us and Goldman Sachs or its affiliates (including the Adviser) or any member of our board of directors, including (when applicable) the economic, structural and other terms of all originations, acquisitions and dispositions. Generally, under our corporate governance guidelines, we will be able to enter into transactions with Goldman Sachs, the Adviser, our directors, and their respective affiliates only if a majority of our board of directors, and a majority of the affiliate transaction committee (which will be comprised of each of our independent directors), not otherwise interested in the transaction approve the transaction as being fair and reasonable to us. Under our corporate governance guidelines, the affiliate transaction committee will also be responsible for reviewing the Adviser’s performance and the fees and expenses paid by us to the Adviser and any of its affiliates.
Our directors are elected annually by our stockholders. For so long as the Advisory Agreement is in effect, our Adviser has the right to designate certain individuals for nomination, subject to the ultimate approval of such nomination by our board of directors, to the slate of directors to be voted on by our stockholders at our annual meeting of stockholders. The number of Adviser designees must be less than one-half of the members of the board. All such designees may be affiliated with our Adviser. Pursuant to the Advisory Agreement, our board of directors must also consult with our Adviser in connection with filling any vacancies created by the removal, resignation, retirement or death of any director who is affiliated with our Adviser until a successor is elected and qualifies. Our independent directors will choose the nominees to fill vacancies in our independent director positions. Initial subscribers in our private offering who purchase shares at the initial closing will be asked to approve the composition of our board of directors in connection with completing their subscription agreement. The names and biographical information of our three directors and four director nominees are provided under Item 5, “Directors and Executive Officers.”
Fees Paid to the Adviser and its Affiliates
We pay the Adviser, the Placement Agent and their affiliates the fees and expense reimbursements described below in connection with performing services for us.

We do not intend to pay the Adviser or its affiliates any separate fees for originations, acquisitions, dispositions or financings (except interest and other payments to the lender in cases where the lender is an affiliate of the Adviser), or adopt a long-term incentive plan, although our charter permits us to do so. We do, however, reimburse the Adviser and its affiliates for out-of-pocket and other expenses related to the foregoing activities to the extent such expenses are paid by the Adviser and its affiliates.
In addition, our Adviser has agreed to waive its management fee and performance fee for the first nine months commencing on and including the date on which we break escrow in our private offering. The longer an investor holds shares of our common stock during this period, the longer such investor will receive the benefit of this fee waiver.
As described below, ongoing distribution fees accrue on a class-specific basis and are borne by all holders of the applicable class. We normally expect that the accrual of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to certain classes of shares. In other words, the per share amount of distributions on Class T, Class S and Class D shares generally differs from other classes of shares because of class-specific distribution fees that are deducted from the gross distributions of Class T, Class S and Class D shares. Specifically, we expect net distributions on Class T and Class S shares will be lower than Class D shares and net distributions on Class D shares will be lower than Class I shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the class-specific accruals of distribution fees with respect to such period, then pursuant to our valuation guidelines, the class-specific accruals of distribution fees may lower the NAV per share of a share class. When the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV will also be different for each class. We may from time to time issue stock dividends on a class-specific basis to adjust the NAV per share of such class.

Type of Compensation and Recipient	Determination of Amount

Organization and Offering Activities

Upfront Selling Commissions and Placement Fees—The Placement Agent
The Placement Agent is entitled to receive upfront selling commissions of up to 3.0%, and upfront placement fees of 0.5%, of the transaction price of each Class T share sold in the primary offering; however, such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Placement Agent is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. The Placement Agent may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. The Placement Agent anticipates that all or a portion of the upfront selling commissions and placement fees will be retained by, or reallowed (paid) to, participating broker-dealers.
No upfront selling commissions or placement fees are paid with respect to purchases of Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

Distribution fees—The Placement Agent
We pay the Placement Agent selling commissions over time as distribution fees:
•with respect to our outstanding Class T shares, equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares; however, with respect to Class T shares sold through certain participating broker-dealers, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;
•with respect to our outstanding Class S shares, equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and
•with respect to our outstanding Class D shares, equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares.
We do not pay a distribution fee with respect to our outstanding Class I shares.
The distribution fees are paid monthly in arrears. The Placement Agent reallows (pays) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them.
The ongoing distribution fees listed above are allocated on a class-specific basis and borne by all holders of the applicable class. Because the distribution fees are calculated based on our NAV of our Class T, Class S and Class D shares, they will reduce the NAV and/or the net distributions payable with respect to the shares of each such class, including shares of each such class issued under our distribution reinvestment plan.

We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Placement Agent and/or our Company in conjunction with our transfer agent determine(s) that total upfront selling commissions, placement fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, the limit (if any, and as set forth in the applicable agreement with a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto) (collectively, the “Distribution Fee Limit”). At the end of such month, each such Class T share, Class S share or Class D share in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share.
If not already converted into Class I shares upon a determination that total upfront selling commissions, placement fees and distribution fees paid with respect to such shares would exceed the applicable Distribution Fee Limit, each Class T share, Class S share and Class D share held in a stockholder’s account (including shares in such account purchased through the distribution reinvestment plan or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or (iii) the sale or other disposition of all or substantially all of our assets. Further, immediately before any liquidation, dissolution or winding up of our company, each Class T share, Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Organization and Offering Expense Reimbursement—The Adviser
The Adviser has agreed to advance all of our organization and offering expenses on our behalf (including, but not limited to, expenses relating to legal, accounting, printing, mailing, subscription review, processing and related expenses, any distribution of documentation to prospective investors in us prior to acceptance of their subscription agreement, due diligence expenses of any sub-placement agents or participating brokers, costs in connection with preparing sales materials, design and website expenses, travel expenses, meal expenses, entertainment (including event tickets, entrance fees and other similar items) expenses, including any expenses of private air travel when deemed appropriate by us, fees and expenses of our Transfer Agent) through the first anniversary of the date on which we break escrow in our private offering. We will reimburse the Adviser for all of the foregoing advanced expenses ratably over the 60 months following the first anniversary of the date on which we break escrow in our private offering. The Placement Agent currently intends to pay its expenses without reimbursement from us.
After the first anniversary of the date on which we break escrow in our private offering, we will reimburse the Adviser for any organization and offering expenses that it incurs on our behalf as and when incurred.
As of June 30, 2024, the Adviser and its affiliates have incurred organization and offering expenses on our behalf of approximately $1.5 million. These costs are not our liability until the date on which the escrow is released.

Investment Activities

Acquisition Expense Reimbursement—The Adviser
We do not intend to pay the Adviser any origination, acquisition, financing (except interest payments to the lender in cases where the lender is an affiliate of the Adviser) or other similar fees in connection with making investments. We will, however, reimburse the Adviser for out-of-pocket expenses in connection with the selection and acquisition or origination of investments, whether or not such investments are consummated, and make payments to third parties in connection with making investments.

Operational Activities

Management Fee and Expense Reimbursements—The Adviser
We pay the Adviser an annual management fee (payable monthly in arrears) of 1.25% of aggregate NAV represented by our common stock.
In addition to the organization and offering expense and acquisition expense reimbursements described above, we will reimburse the Adviser for out-of-pocket costs and expenses it incurs in connection with the services it provides to us, including, but not limited to, (i) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other service providers, and brokerage fees paid in connection with the purchase and sale of investments and securities, and (ii) expenses of managing and disposing our investments, whether payable to an affiliate or a non-affiliated person. See Item 7, “Certain Relationships and Related Transactions, and Director Independence—The Advisory Agreement.”
Our Adviser has agreed to waive its management fee for the first nine months commencing on and including the date on which we break escrow in our private offering. The longer an investor holds shares of our common stock during this period the longer such investor will receive the benefit of this management fee waiver.
The management fee may be paid, at the Adviser’s election, in cash or shares. To the extent that the Adviser elects to receive any portion of its management fee in shares (in a class or classes of its choosing), the Adviser may, subject to certain limitations, elect to have us repurchase such shares at a later date at the then-current NAV per share, as applicable. See Item 7, “Certain Relationships and Related Transactions, and Director Independence—The Advisory Agreement.”
We have agreed to negotiate in good faith to provide registration rights to our Adviser with respect to any shares it holds in the event of a listing of our common stock.

Performance Fee—The Adviser
The Adviser may be entitled to a performance fee, which is accrued monthly and payable quarterly (or part thereof that the Advisory Agreement is in effect) in arrears. Commencing with the calendar quarter representing the fourth full calendar quarter completed since the date of the initial closing of our private offering, the performance fee will be an amount, not less than zero, equal to (i) 12.5% of our cumulative Core Earnings for the immediately preceding four calendar quarters (each such period, a “Four-Quarter Performance Measurement Period”), subject to a hurdle rate, expressed as an annual rate of return on average adjusted capital, equal to 5% (the “Annual Hurdle Rate”), minus (ii) the sum of any performance fees paid to the Adviser with respect to the first three calendar quarters in the applicable Four-Quarter Performance Measurement Period. As a result, the Adviser does not earn a performance fee for any calendar quarter until our Core Earnings for the applicable Four-Quarter Performance Measurement Period exceed the Annual Hurdle Rate. Once our Core Earnings exceed the Annual Hurdle Rate, the Adviser is entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the Annual Hurdle Rate, until our Core Earnings for the applicable Four-Quarter Performance Measurement Period exceed a percentage of average adjusted capital equal to the Annual Hurdle Rate divided by 0.875 (or 1 minus 0.125) for the applicable Four-Quarter Performance Measurement Period. Thereafter, the Adviser is entitled to receive 12.5% of our Core Earnings.
Proportional calculation methodologies will be applied prior to the completion of the calendar quarter representing the fourth full calendar quarter completed since the date of the initial closing of our private offering. See Item 7, “Certain Relationships and Related Transactions, and Director Independence—The Advisory Agreement—Management Fee, Performance Fee and Expense Reimbursements” for additional details on the calculation of the performance fee for periods preceding the initial Four-Quarter Performance Measurement Period.
For purposes of the performance fee, “adjusted capital” means cumulative net proceeds generated from sales of our common stock(including proceeds from our distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of our investments paid to our common stockholders and amounts paid to our common stockholders for share repurchases.
For purposes of calculating the performance fee, “Core Earnings” means: for the applicable performance measurement period, the net income (loss) attributable to our common stockholders, computed in accordance with GAAP, including realized gains (losses) not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the performance fee, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, (v) one-time events pursuant to changes in GAAP, and (vi) certain non-cash adjustments and certain material non-cash income or expense items, in each case following the Governance Date, after discussions between the Adviser and our independent directors and approved by our affiliate transaction committee.
Our Adviser has agreed to waive its performance fee for the first nine months commencing on and including the date on which we break escrow in our private offering. The longer an investor holds shares of our common stock during this period the longer such investor will receive the benefit of this performance fee waiver.

Transfer Agent Fees—The Transfer Agent
We compensate the Transfer Agent at an annual rate of 0.05% of our average NAV at the end of the then-current quarter and the prior calendar quarter (and, in the case of our first quarter, our NAV as of such quarter-end) for serving as our transfer agent.
We will not reimburse the Transfer Agent for its own internal costs in providing transfer agency services to us.

Fees from Other Services—Affiliates of the Adviser
We may retain certain of the Adviser’s affiliates, from time to time, for services relating to our investments or our operations, which may include accounting and audit services (including valuation support services), investment banking, restructuring, financing, mergers and acquisitions, underwriting, placement, asset management, financial advisory, brokerage services, account management services, corporate secretarial services, data management services, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, types of insurance and related services, transaction support services, transaction consulting services, as well as services relating to mortgage servicing, capital markets/credit origination, and other similar operational matters. Any such arrangements will be at or below market rates, approved by the affiliate transaction committee following its formation on the Governance Date and disclosed to stockholders. However, none of the investment banking, restructuring, financing, mergers and acquisitions, underwriting, placement, asset management, financial advisory and brokerage fees and other fees paid by us or by any of our subsidiary or issuers in which we invest, whether paid to Goldman Sachs or otherwise, will be credited against future management fees payable by or on behalf of the investors to the Adviser.

In calculating the management fee, we use our NAV before giving effect to accruals for the management fee, performance fee, distribution fees or distributions payable on our shares. In calculating distribution fees, we will use our NAV before giving effect to accruals for the distribution fee or distributions payable on our shares.
Pursuant to our corporate governance guidelines (effective as of the Governance Date), commencing four fiscal quarters after the conveyance to us of our first Warehoused Investment, Total Operating Expenses will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets or (b) 25.0% of our Net Income. This limit may be exceeded only if our independent directors have made a finding that, based on such factors as they deem sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of a meeting of the independent directors. For purposes of these limits:
•“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under generally accepted accounting principles, including management fees, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing, and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) performance fees made in compliance with our corporate governance guidelines or previously approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction, (vi) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not an asset is actually acquired, (vii) real estate commissions on the sale of property and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
•“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, mortgages and real estate-related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.
•“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.
See Item 7, “Certain Relationships and Related Transactions, and Director Independence —The Advisory Agreement—Management Fee, Performance Fee and Expense Reimbursements.”
Employees
We have no employees and are dependent on the Adviser to conduct our operations. The Adviser will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and Other GS Accounts, the allocation of time of its investment professionals and the substantial fees that we will pay to the Adviser.
See Item 7, “Certain Relationships and Related Transactions, and Director Independence” for a discussion of the fees payable to the Adviser and its affiliates.
Governmental Regulations
Our operations are subject, in certain instances, to supervision and regulation by U.S. and other governmental authorities, and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, which, among other things: (i) regulate credit-granting activities; (ii) establish maximum interest rates, finance charges and other charges; (iii) require disclosures to customers; (iv) govern secured transactions; and (v) set collection, foreclosure, repossession and claims-handling procedures and other trade practices. We are also required to comply with certain provisions of the Equal Credit Opportunity Act that are applicable to commercial loans. We intend to conduct our business so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act.
In our judgment, existing statutes and regulations have not had a material adverse effect on our business. In recent years, legislators in the United States and in other countries have said that greater regulation of financial services firms is needed, particularly in areas such as risk management, leverage, and disclosure. While we expect that additional new regulations in these areas will be adopted and existing ones may change in the future, it is not possible at this time to forecast the exact nature of any future legislation, regulations, judicial decisions, orders or interpretations, nor their impact upon our future business, financial condition, or results of operations or prospects.
Investment Company Act Considerations
We are not registered and do not intend to register as an investment company under the Investment Company Act. A company is an “investment company” under the Investment Company Act if:
•under Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or
•under Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

With respect to Section 3(a)(1)(A), we will not be considered an investment company because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in non-investment-company businesses of our subsidiaries.
With respect to Section 3(a)(1)(C), we intend to conduct our operations so that we will comply with the 40% test. We will monitor our holdings on an ongoing basis to determine compliance with this test. We expect that most, if not all, of our wholly owned and majority-owned subsidiaries will not be relying on exceptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.”
We will determine whether an entity is a majority-owned subsidiary of our Company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company that is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we may need to adjust our strategy and our assets in order to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.
We expect that most of our wholly or majority-owned subsidiaries will be able to rely on the exception provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exception, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of “real estate-related assets.”
We will classify our assets for purposes of our 3(c)(5)(C) exception based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 20 years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we were required to re-classify our assets, our subsidiaries might not be in compliance with the exception from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act, which could cause us to fail the 40% test.
For purposes of determining whether we satisfy the 55%/25% test, based on the no-action letters issued by the SEC staff, we intend to classify the following assets as qualifying assets: mortgages fully secured by real estate; “Tier I” mezzanine loans meeting criteria specified by the SEC; certain B notes meeting criteria specified by the SEC; and certificates representing an entire pool of mortgages. (If we use any such qualifying assets as collateral and, due to our default or otherwise, our lender takes over our ability to exercise foreclosure rights, we will continue to treat such assets as qualifying assets if we are still the owner of the asset.) Real property, which we may acquire in connection with the exercise of foreclosure rights, is also classified as a qualifying asset. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets, as qualifying assets if we have sufficient control rights with respect to the joint venture (even if shared with other managers or general partners); otherwise, they will be classified as real estate-related assets. We do not intend to participate in joint ventures in which our lack of control would potentially require us to register under the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other GS Accounts.
Avoiding registration under the Investment Company Act will limit how much we can acquire of certain types of assets. For example, we will have to limit how much we can invest in (i) mortgage-backed securities (“MBS”)

that represent less than the entire ownership in a pool of mortgage loans, (ii) certain mortgage participations, (iii) certain mezzanine loans, (iv) non-controlling equity interests in real estate companies and (v) assets not related to real estate.
Although we intend to monitor our portfolio, there can be no assurance that we will be able to avoid registration as an investment company. A change in the value of any of our assets could negatively affect our ability to avoid registration under the Investment Company Act. To maintain compliance with the 40% test or the Section 3(c)(5)(C) exception, we might be unable to sell assets we would otherwise want to sell and might need to sell assets we would otherwise wish to retain. In addition, we might have to acquire additional assets that we might not otherwise have acquired or might have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.
If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons, disclosure requirements and other matters. Registration under the Investment Company Act would, accordingly, require us to restructure our business plan significantly. For additional discussion of the risks that we would face if we were required to register as an investment company under the Investment Company Act, see Item 1A, “Risk Factors—Risks Related to Our Organizational Structure—Stockholders’ investment returns may be reduced if we are required to register as an investment company under the Investment Company Act.”
U.S. Commodity Exchange Act
Pursuant to an exemption from registration with the U.S. Commodity Futures Trading Commission (the “CFTC”) in connection with pools whose participants are limited to certain categories of qualified eligible persons, a memorandum for this pool is not required to be, and has not been, filed with the CFTC. The CFTC does not pass upon the merits of participating in a pool or upon the adequacy or accuracy of an offering memorandum. Consequently, the CFTC has not reviewed or approved this offering or any memorandum for this pool.
The Adviser is registered with the CFTC pursuant to the Commodity Exchange Act, as a commodity trading advisor (“CTA”) and is a member of the National Futures Association (the “NFA”); however, pursuant to CFTC Rule 4.7, the Adviser is exempt from certain reporting and recordkeeping requirements that would otherwise apply to a registered CTA with respect to us. Although the Adviser is registered with the CFTC as a commodity pool operator (“CPO”) with respect to other pools that it operates, the Adviser expects to operate the Company as if it were exempt from registration pursuant to Rule 4.13(a)(3) under the Commodity Exchange Act, which requires filing a notice of exemption with the NFA. CFTC Rule 4.13(a)(3) generally requires that (i) the shares of our common stock are exempt from registration under the Securities Act and are marketed and advertised in the U.S. solely, if at all, in compliance with Regulation D or Rule 144A under the Securities Act; (ii) at the time of the relevant investment, with respect to our positions in CFTC-regulated instruments: (A) aggregate initial margin and related amounts required to establish such positions will not exceed 5% of the liquidation value of our portfolio, after taking into account unrealized profits and unrealized losses on any such positions, or (B) the aggregate net notional value of such positions, determined at the time the most recent position was established, does not exceed 100% of the liquidation value of our portfolio, after taking into account unrealized profits and unrealized losses on any such positions; (iii) the shares of our common stock may be purchased only by “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or “qualified eligible persons” as defined in CFTC Rule 4.7; and (iv) shares of our common stock are not marketed as or in a vehicle for trading in the commodity futures or commodity options markets. Further, the Adviser is not required to deliver to our stockholders certified annual reports and a disclosure document that are otherwise required to be delivered pursuant to the Commodity Exchange Act. Such materials would contain certain disclosures required thereby that may not be included herein or in the reports to be provided by us to our stockholders.
Emerging Growth Company
We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). After our common stock is registered under the Exchange Act and we become subject to public reporting requirements, then as an emerging growth company, we will be eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to:
•have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•submit certain executive compensation matters to stockholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; or
•disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.
In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. We elected to opt out of this transition period and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies. This election is irrevocable.
We will remain an emerging growth company for up to five years, or until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues of $1.235 billion or more; (2) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act.
We do not believe that being an emerging growth company will have a significant impact on our business. Because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act and will not be for so long as our shares of common stock are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 even once we are no longer an emerging growth company. In addition, so long as we are externally managed by the Adviser and we do not directly compensate our executive officers, or reimburse the Adviser or its affiliates for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Adviser, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek stockholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act.
Competition
We face competition from various entities for investment opportunities, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers. In addition to third-party competitors, Other GS Accounts with investment strategies that overlap with ours may be allocated investment opportunities, which the Adviser and its affiliates will seek to manage in a fair and reasonable manner (subject to any priorities of Other GS Accounts) in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other GS Accounts generally.
In the face of this competition, we have access to the Adviser’s professionals and their industry expertise and relationships, which we believe provide us with a competitive advantage and help us source, evaluate and compete for potential investments. We believe these relationships will enable us to compete more effectively for attractive investment opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face.

The Private Offering
In June 2024, we commenced a continuous private offering initially of up to $1,000,000,000 in shares of our common stock in our primary offering and up to $250,000,000 in shares pursuant to our distribution reinvestment plan, pursuant to which we will offer and sell any combination of four classes of shares of our common stock, Class T shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes in the private offering have different upfront selling commissions and placement fees and different ongoing distribution fees. We will accept purchase orders and hold investors’ funds in an escrow account until we receive purchase orders for at least $100,000,000 of our common stock in the private offering, excluding shares purchased by the Adviser, its affiliates and directors and officers, and our board of directors, in any combination of purchases of Class T shares, Class S shares, Class D shares and Class I shares, provided that we will not issue more than one class or series of shares until our common stock is registered under the Exchange Act. If we do not raise the minimum amount and commence operations by June 15, 2025, the private offering will be terminated, and we will promptly send investors a full refund of their investment without deduction for escrow expenses. During the escrow period, the per share purchase price for shares of our common stock will be $25.00, plus applicable upfront selling commissions and placement fees. After the close of the escrow period, each class of shares will be sold at the then-current transaction price, which will generally be the prior month’s NAV per share for such class, as calculated monthly, plus applicable upfront selling commissions and placement fees. In cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the prior month’s NAV per share, including by updating a previously disclosed offering price. See Item 9, “Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters—Net Asset Value Calculation and Valuation Guidelines” for more information on the calculation of our NAV per share.
The offering is being conducted pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, and other exemptions of similar import in the laws of the states and other jurisdictions where the offering is being made. We engaged Goldman Sachs & Co. LLC as the placement agent for the private offering.
Each class of shares may have a different NAV per share because of different class-specific accruals, including distribution fees and distributions. See Item 11, “Description of Registrant’s Securities to be Registered—Common Stock” for more information on our share classes.

ITEM 1A.RISK FACTORS.
An investment in shares of our common stock involves risks. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, financial condition, prospects and forward-looking statements.
Risks Related to Our Organizational Structure
We have no operating history and there is no assurance that we will be able to successfully achieve our investment objectives.
We are a newly formed entity with no operating history and may not be able to achieve our investment objectives. As of the date of this filing, we have not originated or acquired any loans or other real estate debt investments and do not have any operations or financing from sources other than from the Adviser or its affiliates. We cannot assure stockholders that the past experiences of the Adviser or its affiliates will be sufficient to allow us to achieve our investment objectives. As a result, an investment in our common stock may entail more risk than an investment in a REIT with a substantial operating history.
Stockholders will not have the opportunity to evaluate our new investments before we make them, which makes stockholders’ investment more speculative.
We will seek to invest substantially all of the net offering proceeds from our private offering, after the payment of fees and expenses, in the origination and acquisition of mortgages and other real estate debt investments and real estate related assets. Except with respect to any Warehoused Investments or, after the warehousing period is over, any additional investments described in our public filings, stockholders will generally be unable to evaluate the economic merit of our investments before we make them, and therefore stockholders will have to rely entirely on the ability of the Adviser to select suitable and successful investment opportunities. Furthermore, the Adviser will have broad discretion in the implementation of our investment and operating policies and strategies, and stockholders will not have the opportunity to evaluate potential investments. These factors increase the risk that a stockholder’s investment may not generate returns comparable to other real estate investment alternatives.
The Adviser will manage our portfolio pursuant to very broad investment guidelines and generally will not be required to seek the approval of our board of directors for each investment, financing or asset allocation decision made by it, which may result in our making riskier investments and which could adversely affect our results of operations and financial condition.
Our board of directors approved very broad investment guidelines that delegate to the Adviser the authority to execute and implement our investment strategy on our behalf, so long as such delegation and such investments are consistent with the investment guidelines, our charter, our corporate governance guidelines and Maryland law. The Adviser will implement on our behalf the strategies and discretionary approaches it believes from time to time may be best suited in furtherance of that purpose. There can be no assurance that the Adviser will be successful in implementing any particular strategy or discretionary approach to our investment activities. Our board of directors will review our investment guidelines on an annual basis (or more often as it deems appropriate) and review our investment portfolio periodically. In addition, in conducting periodic reviews, our directors will rely primarily on information provided to them by the Adviser. Furthermore, transactions entered into on our behalf by the Adviser may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.
There is no public trading market for shares of our common stock; therefore, a stockholder’s ability to dispose of their shares will likely be limited to repurchase by us. If stockholders do sell their shares to us, they may receive less than the price they paid.
There is no current public trading market for shares of our common stock, and we do not expect that such a market will ever develop. Therefore, repurchase of shares by us may be the only way for stockholders to dispose of their shares. We will repurchase shares at a price equal to the transaction price of the class of shares being repurchased on the date of repurchase (which will generally be equal to our prior month’s NAV per share) and not based on the price at which stockholders initially purchased their shares. Subject to limited exceptions, Class S,

Class T, Class D and Class I shares repurchased within one year of the date of issuance will be repurchased at 95% of the transaction price. As a result, stockholders may receive less than the price they paid for their shares when they sell them to us pursuant to our share repurchase plan. See “Share Repurchases—Early Repurchase Deduction.”
Stockholders’ ability to have their shares repurchased through our share repurchase plan is limited. We may choose to repurchase fewer shares than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our board of directors may make exceptions to, modify, suspend or terminate our share repurchase plan if it deems such an action to be in our best interest.
We may choose to repurchase fewer shares than have been requested in any particular calendar quarter to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds, the need to maintain liquidity for our operations or because we have determined that investing in real estate debt investments or other illiquid investments is a better use of our capital than repurchasing our shares. In addition, the aggregate NAV of total repurchases (based on the price at which the shares are repurchased) of Class T, Class S, Class D and Class I shares is limited, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV (measured using the aggregate NAV attributable to stockholders as of the end of the immediately preceding month). Further, our board of directors may make exceptions to, modify, suspend or terminate our share repurchase plan if in its reasonable judgment it deems such an action to be in our best interest. If the full amount of all shares of our common stock requested to be repurchased in any given quarter are not repurchased, funds will be allocated pro rata based on the total number of shares of common stock being repurchased without regard to class and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next calendar quarter, or upon the recommencement of the share repurchase plan, as applicable.
The vast majority of our assets will consist of investments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to satisfy repurchase requests. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real estate debt investments or other illiquid investments rather than repurchasing our shares is in the best interests of the Company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Because we are not required to authorize the recommencement of the share repurchase plan within any specified period of time, we may effectively terminate the plan by suspending it indefinitely. As a result, a stockholder’s ability to have their shares repurchased by us may be limited and at times stockholders may not be able to liquidate their investment. See Item 11, “Description of Registrant’s Securities to be Registered—Share Repurchase Plan—Repurchase Limitations.”
Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.
Events affecting the U.S. economy, such as the general negative performance of the real estate sector or market volatility (including as a result of inflationary pressures or higher interest rates, actual or perceived instability in the U.S. banking system and related bank failures, ongoing hostilities between Israel and Hamas and between Russia and Ukraine, NATO and the international community’s response thereto and other geopolitical events affecting the financing markets generally), may be prolonged and severe and could cause our stockholders to seek to sell their shares to us pursuant to our share repurchase plan at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting repurchase requests, our cash flow could be materially adversely affected. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, could be materially adversely affected.
We face risks associated with the deployment of our capital.
In light of the nature of our private offering as well as other potential ongoing and periodic private offerings in relation to our investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, if we have difficulty identifying, originating and/or purchasing suitable real estate debt and other investments on attractive terms, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock and the time we invest the net proceeds. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in target leverage may at times be significant, particularly at times when we are receiving high amounts of offering proceeds, during the ramp-up period and/or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our stockholders that may be invested in money market accounts or other similar temporary investments, each of which are subject to the management fees. Such money market accounts or bank accounts may be managed by or otherwise affiliated with Goldman Sachs. See “—We may enter into hedging transactions with Goldman Sachs and may invest in money market funds managed by Goldman Sachs.”
In the event we are unable to find suitable investments such cash may be maintained for longer periods. It is not anticipated that the temporary investment of such cash into money market accounts (which may include affiliated Goldman Sachs money market or bank accounts) or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. In the event we fail to timely invest the net proceeds of sales of our common stock or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be adversely affected.
The amount and source of distributions we may make to our stockholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.
We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described in this Form 10. Although we intend to acquire the Warehoused Investments upon breaking escrow in the private offering, because we currently have no investments, we may not generate sufficient income to make distributions to our stockholders. Our board of directors will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our stockholders are:
•the limited size of our portfolio during the ramp-up period;
•our inability to invest the proceeds from sales of our shares on a timely basis in income-producing investments;
•our inability to generate sufficient income from our investments;
•high levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and
•defaults in our investment portfolio or decreases in the value of our investments.
As a result, we may not be able to make distributions to our stockholders at any time in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of their investment.
We may pay distributions from sources other than our cash flow from operations, including the sale of or repayments under our investments, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.
We may not generate sufficient cash flow from operations to fully fund distributions to stockholders, particularly during the ramp-up period. Therefore, we may fund distributions to our stockholders from sources other than cash flow from operations, including, without limitation, the sale of or repayments under our investments, borrowings or offering proceeds (including from sales from our common stock). The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee or performance fee in shares, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from the sale of or repayment under our investments, borrowings or proceeds of our private offering will result in us having less funds available to originate or acquire commercial real estate debt investments. As a result, the return stockholders realize on their investments may be reduced. Funding distributions from such sources may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute stockholders’ interests in us on a percentage basis and may impact the value of their investment, especially if we sell these securities at prices less than the price stockholders paid for their shares. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources.
To the extent we borrow funds to pay distributions, we would incur borrowing costs and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and adversely impact the value of a stockholder’s investment.
We may also defer operating expenses or pay expenses (including the fees of the Adviser if it so requests) by issuing shares of our common stock in order to preserve cash flow for the payment of distributions. The ultimate repayment of any deferred expenses could adversely affect our operations and reduce the future return on a stockholder’s investment. We may repurchase shares from the Adviser shortly after issuing such shares as compensation. The satisfaction of expenses by issuing shares of our common stock will dilute stockholders’ ownership interests in our portfolio of assets. There is no guarantee any of our operating expenses will be deferred and the Adviser is under no obligation to receive future fees in shares of our common stock and may elect to receive such amounts in cash.
Distribution fees payable to participating broker-dealers will lower the returns of holders of our Class T, Class S and Class D shares. For such holders, those lower returns may continue indefinitely unless their broker-dealers have placed a limit on aggregate selling commissions, placement fees and distribution fees.
We will pay distribution fees (i) with respect to our outstanding Class T shares and Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares and Class S shares, respectively, and (ii) with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. The distribution fees will be paid monthly in arrears to the Placement Agent, which will reallow (pay) all or a portion of the distribution fees to participating broker-dealers.
The ongoing distribution fees accrue on a class-specific basis and are borne by all holders of the applicable class. We expect that the accrual of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to certain classes of shares. In other words, the per share amount of distributions on Class T, Class S and Class D shares generally differs from other classes of shares because of class-specific distribution fees that are deducted from the gross distributions of Class T, Class S and Class D shares. Specifically, we expect net distributions on Class T and Class S shares will be lower than Class D shares and net distributions on Class D shares will be lower than Class I shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the class-specific accruals of distribution fees with respect to such period, then pursuant to our valuation guidelines, the class-specific accruals of distribution fees would lower the NAV per share of a share class. Therefore, whether in the form of lower distributions, a lower NAV, or both, distribution fees will lower the returns of buyers of our Class T, Class S and Class D shares.
We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Placement Agent and/or our Company in conjunction with our transfer agent determine(s) that total upfront selling commissions, placement fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, the limit (if any, and as set forth in the applicable agreement with a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto) (collectively, the “Distribution Fee Limit”). At the end of such month, each such Class T share, Class S share or Class D share in such account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Each buyer of Class T, Class S and Class D shares should consult with his or her broker-dealer to learn the applicable Distribution Fee Limit, if any.
Our obligations to repurchase shares that may be issued to our Adviser could adversely affect our liquidity.
The Adviser may choose to receive shares of our common stock in satisfaction of certain fees. To the extent that (a) the Adviser elects to receive any portion of its management fee or performance fee in shares (in either case, in a class or classes of its choosing) or (b) the Adviser or its affiliates (the “GS Parties”) otherwise acquire shares, then the GS Parties may, subject to certain limitations, elect to have us repurchase such shares for cash at a later date at the then-current NAV per share, as applicable.
Shares obtained by the GS Parties are not eligible for repurchase through our share repurchase plan, and therefore are not subject to the repurchase limits of our share repurchase plan or any reduction or penalty for an early repurchase; provided, however, that (a) any such repurchase requests from the GS Parties will be honored at the end of a calendar quarter in conjunction with repurchase requests under our share repurchase plan and (b) following the Governance Date, the affiliate transaction committee must approve all repurchase requests submitted by the GS Parties. The affiliate transaction committee may delegate authority to a member of the committee to approve repurchase requests submitted by the GS Parties other than those requests that when combined with any stockholder repurchase requests under our share repurchase plan would cause us to exceed the 5% quarterly limitations on repurchases. Further, following the Governance Date, the affiliate transaction committee may at any time, in its sole discretion, limit or revoke the rights of the GS Parties to elect repurchase of shares, and stop any pending repurchase as long as it has not been settled.
Purchases and repurchases of shares of our common stock are generally made based on the prior month’s NAV per share of our common stock.
Generally, our offering price per share and the price at which we make repurchases of our shares will equal the NAV per share of the applicable class as of the last calendar day of the prior month, plus, in the case of our offering price, applicable upfront selling commissions and placement fees. The NAV per share, if calculated as of the date on which a stockholder makes a subscription request or repurchase request, may be significantly different than the transaction price stockholders pay or the repurchase price they receive. Certain of our investments or liabilities may be subject to high levels of volatility from time to time and could change in value significantly between the end of the prior month as of which our NAV is determined and the date that stockholders acquire or repurchase our shares; however the prior month’s NAV per share will generally continue to be used as the transaction price per share and repurchase price per share.
Valuations of our investments may reflect estimates of fair value and may not necessarily correspond to realizable value, which could adversely affect the value of our stockholders’ investment.
For the purposes of calculating our monthly NAV, newly originated or acquired Credit Investments will initially be valued at par in the month that they are closed, which is expected to represent fair value at that time. For each month after the initial month in which a loan investment is closed, Chatham Financial Corp (“Chatham”) will value each such Credit Investment at fair value. Warehoused Investments are subject to the Valuation Guidelines contained herein. We expect that Warehoused Investments will be acquired/transferred from Goldman Sachs at an amount equal to (x) the lower of (i) fair value (determined in accordance with our valuation guidelines) of such Warehoused Investment plus accrued interest, less the unamortized original issue discount through the date of settlement and (ii) the cost of the Warehoused Investment to Goldman Sachs plus accrued interest through the date of settlement, and (y) related costs and expenses, including transaction expenses and expenses of conveyance.
In the event we pursue ownership interest in the underlying collateral on a defaulted loan, then the asset will become real estate owned (“REO”) and such REO properties will initially be valued at fair value, at the time of acquisition. Generally, closing costs and expenses will initially be capitalized and reflected as a component of fair value. Thereafter, the REO properties will be valued by Capright, LLC (“Capright”), periodically, as needed. Our publicly traded real estate-related assets that are not restricted as to salability or transferability will generally be valued by the Adviser monthly on the basis of publicly available market quotations or at fair value determined in accordance with GAAP. Our investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, will initially be valued by the Adviser at the acquisition price and thereafter will be revalued at least monthly at fair value. We will also report our derivative assets and liabilities at fair value based on price quotes from at least one independent pricing service. Liquid assets not related to real estate, such as credit-rated government debt securities, corporate debt securities, cash and cash equivalents, will be valued monthly by the Adviser based on market quotations or at fair value determined in accordance with GAAP.
Within the parameters of our valuation guidelines, the valuation methodologies used to value our Credit Investments involve subjective judgments, and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations and appraisals of our Credit Investments and real estate-related assets are only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of the Adviser and the independent valuation advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult with respect to illiquid assets and/or during times of low transaction volume because there are fewer market transactions that can be considered in the context of the valuation analysis. There will be no retroactive adjustment in the valuation of such assets, the offering price of our shares, the price we paid to repurchase shares or NAV-based fees we paid to the Adviser and the Placement Agent, to the extent such valuations prove not to accurately reflect the realizable value of our assets. Because the price investors will pay for shares in our current and future offerings and the price at which the shares may be repurchased by us pursuant to our share repurchase plan will generally be based on our prior month’s NAV Share, investors may pay more than realizable value or receive less than realizable value for their investments.
Our NAV per share may change materially if the values of our investments materially change, if the actual operating results for a particular month differ from what we originally budgeted for that month or if there are fluctuations in interest rates.
Our investments are valued on a monthly basis in accordance with our valuation guidelines. NAV per share for each class of shares will be calculated monthly. As such, when these new valuations are reflected in our NAV calculation, there may be a sudden change in our NAV per share for each class of shares. These changes in an investment’s value may be as a result of investment-specific events or as a result of more general changes to real estate values resulting from local, nation or global economic changes. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a sudden increase or decrease in the NAV per share amount. We accrue estimated income and expenses on a daily basis based on our budgets. As soon as practicable after the end of each month, we adjust the income and expenses we estimated for that month to reflect the income and expenses actually earned and incurred. In addition, because we are focused on floating-rate credit investments, interest rate fluctuations may also cause a sudden increase or decrease in our NAV per share. We do not retroactively adjust the NAV per share of each class.
The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.
From time to time, we may experience events with respect to our investments that may have a material impact on our NAV. For example, it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our investments or to obtain quickly complete information regarding such events. The NAV per share may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. As a result, the NAV per share, as determined monthly, after the announcement of a material event may differ significantly from our actual NAV per share until such time as the financial impact is quantified. The resulting potential disparity in our NAV may inure to the benefit of stockholders whose shares are repurchased or new stockholders, depending on whether our published NAV per share is overstated or understated.
NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.
The methods used by the Adviser and CBRE to calculate our NAV, including the components used in calculating our NAV, are not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.
In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with GAAP. These valuations may differ from liquidation values that could be realized in the event that we were forced to sell assets. Stockholders should carefully review the disclosure of our valuation policies and how NAV will be calculated under Item 9, “Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters—Net Asset Value Calculation and Valuation Guidelines.”
Our board of directors may, in the future, adopt certain measures under Maryland law without stockholder approval that may have the effect of making it less likely that stockholders would receive a “control premium” for their shares.
Corporations organized under Maryland law with a class of securities under the Exchange Act and at least three independent directors are permitted to elect to be subject, by a charter or bylaw provision or a resolution of its board of directors and notwithstanding any contrary charter or bylaw provision, to any or all of five provisions:
•staggering the board of directors into three classes;
•requiring a two-thirds vote of stockholders to remove directors;
•providing that only the board of directors can fix the size of the board;
•providing that all vacancies on the board, regardless of how the vacancy was created, may be filled only by the affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•providing for a majority requirement for the calling by stockholders of a special meeting of stockholders.
These provisions may discourage an extraordinary transaction, such as a merger, tender offer or sale of all or substantially all of our assets, all of which might provide a premium price for stockholders’ shares. In our charter, we have elected that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through other provisions in our charter and bylaws, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three. We have not elected to be subject to any of the other provisions described above, but our charter does not prohibit our board of directors from opting into any of these provisions in the future.
Further, under the Maryland Business Combination Act, we may not engage in any merger or other business combination with an “interested stockholder” (which is defined as (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock and (2) an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding stock) or any affiliate of that interested stockholder for a period of five years after the most recent date on which the interested stockholder became an interested stockholder. A person is not an interested stockholder if our board of directors approved in advance the transaction by which they would otherwise have become an interested stockholder. In approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms or conditions determined by our board of directors. After the five-year period ends, any merger or other business combination with the interested stockholder or any affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least:
•80% of all votes entitled to be cast by holders of outstanding shares of our voting stock; and
•two-thirds of all of the votes entitled to be cast by holders of outstanding shares of our voting stock other than those shares owned or held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.
These supermajority voting provisions do not apply if, among other things, our stockholders receive a minimum price (as defined in the Maryland General Corporation Law (the “MGCL”)) for their common stock and the consideration is received in cash or in the same form as previously paid by the interested stockholder.
The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors prior to the time the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting any business combination involving us and any person, including Goldman Sachs, the Placement Agent and the Adviser, from the provisions of this law, provided that such business combination is first approved by our board of directors; however, our board may revoke this exemption at any time.
Our charter permits our board of directors to authorize us to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.
Our board of directors is permitted, subject to certain restrictions set forth in our charter, to authorize the issuance of shares of preferred stock without stockholder approval. Further, our board of directors may classify or reclassify any unissued shares of common or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of the stock and may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue without stockholder approval. Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock.
Maryland law limits, in some cases, the ability of a third party to vote shares acquired in a “control share acquisition.”
The Maryland Control Share Acquisition Act provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquirer, by officers or by employees who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer can exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply: (1) to shares acquired in a merger, consolidation or statutory share exchange if the Maryland corporation is a party to the transaction; or (2) to acquisitions approved or exempted by the charter or bylaws of the Maryland corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. Our board of directors may amend or eliminate this bylaw provision at any time in the future. For a more detailed discussion on the Maryland laws governing control share acquisitions, see Item 11, “Description of Registrant’s Securities to be Registered—Control Share Acquisitions.”

Maryland law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce stockholders’ and our recovery against them if they cause us to incur losses.
Maryland law provides that a director will not have any liability as a director so long as they perform their duties in accordance with the applicable standard of conduct. Moreover, our charter generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Further, we have entered into separate indemnification agreements with each of our officers and directors. As a result, we and the stockholders may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce stockholders’ and our recovery from these persons if they act in a manner that causes us to incur losses. In addition, we are obligated to fund the defense costs incurred by these persons in some cases.
Maryland law limits our stockholders’ ability to amend our charter or dissolve us without the approval of our board of directors.
Under Maryland law, any amendment to our charter or any dissolution of our company must first be declared advisable by our board of directors. Therefore, our stockholders may vote to amend our charter or dissolve our company, but only after such action has been declared advisable by our board of directors. Accordingly, the only proposals to amend our charter or to dissolve our company that will be presented to our stockholders will be those that have been declared advisable by our board of directors.
Stockholders’ interests in us will be diluted if we issue additional shares.
Holders of our common stock will not have preemptive rights to any shares we issue in the future.
Our charter authorizes us to issue up to 2,100,000,000 shares of capital stock, of which 2,000,000,000 shares are classified as common stock, of which 500,000,000 shares are classified as a series of common stock named Series T, 500,000,000 shares are classified as a series of common stock named Series S, 500,000,000 shares are classified as a series of common stock named Series D and 500,000,000 shares are classified as a series of common stock named Series I, and 100,000,000 shares are classified as preferred stock. We also may issue shares in other private offerings. In addition, our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. Our board of directors may elect, without stockholder approval, to: (1) sell additional shares in our current or future private offerings; (2) issue shares of our common stock in public offerings; or (3) issue shares of our common stock upon the exercise of the options we may grant to our independent directors or future employees. In addition, we may be obligated to issue shares of our common stock to the Adviser, or its successor or assign, in payment of an outstanding obligation to pay fees for services rendered to us. To the extent we issue additional shares of common stock after a stockholder’s purchase of shares in us, their percentage ownership interest in us will be diluted. Because of these and other reasons, our stockholders may experience substantial dilution in their percentage ownership of our shares.
Our bylaws designate the Circuit Court for Baltimore City, Maryland or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders with respect to our company, our directors, our officers or our employees (we note we currently have no employees). This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our directors, officers or employees, which may discourage meritorious claims from being asserted against us and our directors, officers and employees. Alternatively, if a court were to find this provision of our bylaws inapplicable to or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations. We adopted this provision because we believe it makes it less likely that we will be forced to incur the expense of defending duplicative actions in multiple forums and less likely that plaintiffs’ attorneys will be able to employ such litigation to coerce us into otherwise unjustified settlements, and we believe the risk of a court declining to enforce this provision is remote, as the General Assembly of Maryland has specifically amended the Maryland General Corporation Law to authorize the adoption of such provisions. This provision of our bylaws does not apply to claims brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Our activities may be limited as a result of potentially being deemed to be controlled by a bank holding company.
Goldman Sachs is regulated as a BHC under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and related regulations, which together generally restrict bank holding companies from engaging in business activities other than the business of banking and certain closely related activities unless an exemption applies. Goldman Sachs has elected to become a financial holding company under the BHCA and, as such, may engage in a broader range of financial and related activities, as long as Goldman Sachs continues to meet certain eligibility requirements. As a financial holding company, Goldman Sachs and any company “controlled” by Goldman Sachs for purposes of the BHCA remain subject to certain of the activities and investment restrictions of the BHCA and related regulations.
Although the Adviser currently expects that we will be able to conduct our activities in a manner that is consistent with the BHCA such that we are not deemed to be “controlled” by Goldman Sachs, if Goldman Sachs fails to manage us in such a manner or if we are otherwise deemed to be controlled by Goldman Sachs for BHCA purposes, such bank regulatory requirements may restrict our investments, transactions and operations and may restrict the transactions and relationships between the Adviser, Goldman Sachs and their affiliates, on the one hand, and us on the other hand. These restrictions may materially adversely affect us by, among other things, affecting the Adviser’s ability to pursue certain strategies within our investment objectives. In addition, Goldman Sachs may cease in the future to qualify as a BHC, which may subject us to additional restrictions. Moreover, there can be no assurance that the bank regulatory requirements applicable to Goldman Sachs and us, or the interpretation thereof, will not change, or that any such change will not have a material adverse effect on us.
Goldman Sachs may in the future, in its sole discretion and without notice to investors, engage in activities impacting us and/or the Adviser in order to comply with the BHCA or other legal requirements applicable to, or reduce or eliminate the impact or applicability of any bank regulatory or other restrictions on, Goldman Sachs, us or other funds and accounts managed by the Adviser and its affiliates. Goldman Sachs may seek to accomplish this result by terminating the Advisory Agreement with the Adviser, revoking our right to use the Goldman Sachs name, or by such other means as it determines in its sole discretion, and the Adviser will cooperate and consult with Goldman Sachs. Any replacement adviser appointed by us may be unaffiliated with Goldman Sachs.
We are not required to comply with certain reporting requirements under the Exchange Act, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosure about our executive compensation, that apply to other public companies.
The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. We are classified as an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” Under the Exchange Act, for as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to (1) provide an auditor’s attestation report on the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act, (3) comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (5) provide certain disclosure regarding executive compensation required of larger public companies or (6) hold stockholder advisory votes on executive compensation.
Once we are no longer an emerging growth company, so long as our shares of common stock are not traded on a securities exchange, we will be deemed to be a “non-accelerated filer” under the Exchange Act, and as a non-accelerated filer, we will be exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, so long as we are externally managed by the Adviser and we do not directly compensate our executive officers, or reimburse the Adviser or its affiliates for salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Adviser, we do not have any executive compensation, making the exemptions listed in (5) and (6) above generally inapplicable.
We cannot predict if investors will find our common stock less attractive because we choose to rely on any of the exemptions discussed above.
As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We have elected to opt out of this transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies. This election is irrevocable.
Stockholders’ investment returns may be reduced if we are required to register as an investment company under the Investment Company Act.
We intend to conduct our operations so that neither we nor our subsidiaries are investment companies under the Investment Company Act. However, there can be no assurance that we and our subsidiaries will be able to avoid operating as an investment company.
A change in the value of any of our assets could negatively affect our ability to avoid registration under the Investment Company Act. To avoid registration under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.
If we were required to register as an investment company but failed to do so, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. The Adviser would take any action it deems necessary to attempt to remedy such situation. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to restructure our business plan, which could materially adversely affect our NAV and our ability to pay distributions to our stockholders.
We depend on the Adviser to develop appropriate systems and procedures to control operational risk.
Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in our operations may cause us to suffer financial losses, the disruption of our business, liability to third parties, regulatory intervention or damage to our reputation. We depend on the Adviser and its affiliates to develop the appropriate systems and procedures to control operational risk. We rely heavily on our financial, accounting and other data processing systems. The ability of our systems to accommodate transactions could also constrain our ability to properly manage our portfolio. Generally, the Adviser will not be liable for losses incurred due to the occurrence of any such errors.
We are subject to the risk that our trading orders may not be executed in a timely and efficient manner due to various circumstances, including, without limitation, systems failure or human error. As a result, we could be unable to achieve the market position selected by the Adviser or might incur a loss in liquidating our positions. Since some of the markets in which we may effect transactions are over-the-counter or interdealer markets, the participants in such markets are typically not subject to credit evaluation or regulatory oversight comparable to that which members of exchange-based markets are subject. We are also exposed to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions, thereby causing us to suffer a loss.
We are dependent on information systems, and systems failures, as well as operating failures, could significantly disrupt our business, which may, in turn, negatively affect our liquidity, financial condition or results of operations.
Our business is dependent on our and third parties’ communications and information systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third-party service providers, could cause delays or other problems in our activities. Our financial, accounting, data processing, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond our control and adversely affect our business. There could be:
•sudden electrical or telecommunications outages;
•natural disasters such as earthquakes, tornadoes and hurricanes;
•disease pandemics;
•events arising from local or larger scale political or social matters, including terrorist acts; and
•cyber-attacks.
In addition to our dependence on information systems, poor operating performance by our service providers could adversely impact us.
These events, in turn, could have a material adverse effect on our operating results and negatively affect the market price of our securities and our ability to pay distributions to our stockholders.
Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information and/or damage to our business relationships, all of which could negatively impact our business, financial condition and operating results.
A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships. As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those provided by Goldman Sachs and third-party service providers. Goldman Sachs and these third-party service providers have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, but these measures, as well as our increased awareness of the nature and extent of a risk of a cyber incident, do not guarantee that a cyber incident will not occur and/or that our financial results, operations or confidential information will not be negatively impacted by such an incident. Goldman Sachs is expected to expend additional resources on an ongoing basis to modify its protective measures and to investigate and remediate vulnerabilities or other exposures.

Our operations, along with those of Goldman Sachs and the Adviser, rely on the secure processing, storage and transmission of confidential and other information in Goldman Sachs’ computer systems and networks. Goldman Sachs is regularly the target of attempted cyber-attacks, including denial-of-service attacks, and must continuously monitor and develop its systems to protect its technology infrastructure and data from misappropriation or corruption. In addition, due to Goldman Sachs’ interconnection with third-party vendors, central agents, exchanges, clearing houses and other financial institutions, Goldman Sachs could be adversely impacted if any of them is subject to a successful cyber-attack or other information security event that could indirectly adversely impact us. Although Goldman Sachs takes protective measures and endeavors to modify its computer systems, software and networks as circumstances warrant, they may be vulnerable to theft, unauthorized access or monitoring, misuse, loss, destruction or corruption of financial assets and confidential and highly restricted data, computer viruses or other malicious code and other events that could have a security impact and render the Adviser unable to transact business on our behalf. If one or more of such events occur, this potentially could jeopardize the Adviser’s and our confidential and other information, to the extent such information is processed and stored in, and transmitted through, Goldman Sachs’ computer systems and networks. Such events could also cause interruptions or malfunctions in the Adviser’s and our operations as well as the operations of our investments, beneficial owners, clients and counterparties and the operations of third parties, such as service providers, which could impact their ability to transact with us or the Adviser. Such events could result in significant losses to us or the issuers in which we invest and reputational damage to us, Goldman Sachs and the Adviser. The increased use of mobile and cloud technologies can heighten these and other operational risks. Goldman Sachs is expected to expend additional resources on an ongoing basis to modify its protective measures and to investigate and remediate vulnerabilities or other exposures. The cost of such ongoing cybersecurity prevention efforts, including maintaining insurance coverage, deploying additional personnel and protection technologies, training employees and engaging third-party experts and consultants, may be significant. Nevertheless, we (along with the Adviser) may be subject to litigation and financial losses that are either not insured against or not fully covered through any insurance. In the event of a cyber-attack, the cost of engaging in remediation efforts, addressing reputation harm and the loss of competitive advantage may be significant.
We (along with Goldman Sachs and the Adviser) routinely transmit and receive personal, confidential and proprietary information by email and other electronic means. Goldman Sachs has discussed and worked with, and where applicable, contracted with issuers, clients, vendors, service providers, counterparties and other third parties to develop secure transmission capabilities and protect against cyber-attacks, but Goldman Sachs does not have, and may be unable to put in place, secure capabilities with all of its clients, vendors, service providers, counterparties and other third parties and Goldman Sachs may not be able to ensure that these third parties have appropriate controls in place to protect the confidentiality of the information. An interception, misuse or mishandling of personal, confidential or proprietary information being sent to or received from a client, vendor, service provider, counterparty or other third-party could result in legal liability (including for violation of privacy and other laws), regulatory action (including regulatory fines or penalties), compliance, legal and remediation costs, and reputational harm to the Adviser or to us.
We may face risks associated with short sales.
Our use of short sales for investment and/or risk management purposes subjects us to risks associated with selling short. We may engage in short sales where we do not own or have the right to acquire the security sold short at no additional cost. Our loss on a short sale theoretically could be unlimited in a case where we are unable, for whatever reason, to close out a short position.
Our short-selling strategies may limit our ability to benefit from increases in the markets. Short selling also involves a form of financial leverage that may exaggerate any losses. Also, there is the risk that the counterparty to a short sale may fail to honor its contractual terms, causing a loss to us. Finally, SEC, the Financial Industry Regulatory Authority (“FINRA”) or other regulations relating to short selling may restrict our ability to engage in short selling.

We will face risks associated with hedging transactions.
We may utilize a wide variety of derivative and other hedging instruments for risk management purposes, the use of which is a highly specialized activity that may entail greater than ordinary investment risks. Any such derivatives and other hedging transactions may not be effective in mitigating risk in all market conditions or against all types of risk (including unidentified or unanticipated risks), thereby resulting in losses to us. Engaging in derivatives and other hedging transactions may result in a poorer overall performance for us than if we had not engaged in any such transaction, and the Adviser may not be able to hedge against, or anticipate, certain risks that may adversely affect our investment portfolio. In addition, our investment portfolio will always be exposed to certain risks that cannot be fully or effectively hedged, such as credit risk relating both to particular securities and counterparties as well as interest rate risks or currency risks. Certain property level financing arrangements may require that we hedge against interest rate risks. As interest rates rise, such hedging instruments may become more difficult and more expensive to obtain, which could further reduce our ability to hedge such risks. See “—We may invest in derivatives, which involve numerous risks” below.
Uncertainty with respect to market disruption and terrorism could have a significant adverse effect on our business, financial condition and results of operations.
Regional tensions, conflicts, hostilities, terrorist attacks or threats of terrorist attacks and political unrest may create an unstable geopolitical climate that could have a material effect on general economic conditions, market conditions and market liquidity. We could also be adversely affected by social instability, changes in government administrations and policies, or economic, political, legal, or regulatory developments that are not within our control. In addition, the foregoing list of factors could impact imports from, or exports to, a given region with adverse impact on the economy as a whole, any industry, and / or the operations of any particular investment. Any serious dispute between the United States and another nation may escalate the tension in the region with negative implications for economic fundamentals and overall consumer confidence, which in turn may result in adverse financial losses to us.
The military operations of the United States and its allies, the instability in various parts of the world and the increasing prevalence of terrorist attacks throughout the world could have significant adverse effects on the global economy. For example, the armed conflict between Israel and Hamas, as well as the armed conflict between Russia and Ukraine, and the varying involvement of the United States and other countries, as well as political and civil unrest related to the foregoing, have had, and could continue to have, severe adverse effects on regional and global economic markets. Terrorist attacks, in particular, may exacerbate some of the foregoing risk factors. A terrorist attack involving or otherwise impacting or relating to issuers may result in a loss for the issuer far in excess of available insurance coverage. The Adviser cannot predict the likelihood of these types of events occurring in the future or how such events may affect our investments or collateral.
Force Majeure.
Issuers in which we hold an investment may be vulnerable to a force majeure event, including acts of God, pandemics, war and strike, which could result in the destruction, impairment or loss of profitability for such issuers. In addition, the damage caused by the force majeure event may adversely affect a party’s ability to perform its obligations until it is able to remedy the damage. Insurance coverage of these risks may be limited, subject to large deductibles or completely unavailable, and the Adviser will determine in its discretion whether to seek insurance coverage of, or seek alternative ways to manage or mitigate, these risks. In addition, insurance coverage, particularly business interruption insurance, may be limited or unavailable to issuers held by us upon the occurrence of a force majeure event, which may adversely impact such issuers.
Electronic Signatures.
Electronic signatures have become a mainstream form of execution of contracts. Although electronic signatures may be a valid means of signing contracts under certain jurisdictions, the validity of the electronic signature (and therefore the validity or enforceability of the contract or its formation) may depend on the type of electronic signature used. Additionally, investors in certain jurisdictions may be requested to execute their subscription agreement exclusively in wet ink, and execution by other means might not be acceptable.

Risks Related to Our Investments
Our loans and other investments expose us to risks associated with debt-oriented real estate investments generally.
We seek to invest primarily in debt instruments relating to commercial real estate assets. As such, we are subject to, among other things, risk of defaults by borrowers in paying debt service on outstanding indebtedness and to other impairments of our loans and investments. Any deterioration of real estate fundamentals generally, and in North America in particular, could negatively impact our performance by making it more difficult for borrowers of our mortgage loans, or borrower entities, to satisfy their debt payment obligations, increasing the default risk applicable to borrower entities, and/or making it more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of borrower entities and/or the value of underlying real estate collateral relating to our investments and may include economic and/or market fluctuations, changes in environmental, zoning and other laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand of real estate products, fluctuations in real estate fundamentals, the financial resources of borrower entities, energy supply shortages, various uninsured or uninsurable risks, natural disasters, pandemics or outbreaks of contagious disease, political events, terrorism and acts of war, outbreak of wars and military conflicts, changes in government regulations, changes in monetary policy, changes in real property tax rates and/or tax credits, changes in operating expenses, changes in interest rates, changes in inflation rates, changes in the availability of debt financing and/or mortgage funds which may render the sale or refinancing of properties difficult or impracticable, increased mortgage defaults, increases in borrowing rates, changes in consumer spending, negative developments in the economy and/or adverse changes in real estate values generally and other factors that are beyond our control. This risk may be magnified in the case of the more recent conflicts between Israel and Hamas, and the ongoing conflict between Russia and Ukraine, due to the significant sanctions and other restrictive actions taken against Russia by the U.S. and other countries, as well as the cessation of all business in Russia by many global companies. Furthermore, changes in environmental laws or in the environmental condition of an asset may create liabilities that impact the value of collateral. In addition, recent concerns about the real estate market, rising interest rates, inflation, energy costs and geopolitical issues have contributed to increased volatility and diminished expectations for the economy and markets going forward.
We cannot predict the degree to which economic conditions generally, and the conditions for real estate debt investing in particular, will improve or decline. Any declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on our business, financial condition, and results of operations.
The lack of liquidity in our investments may adversely affect our business.
The lack of liquidity of our investments in commercial real estate debt and other investments may make it difficult for us to sell such investments if the need or desire arises. Many of the securities we purchase are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or their disposition, except in a transaction that is exempt from the registration requirements of, or otherwise in accordance with, those laws. In addition, certain investments such as B Notes, mezzanine loans and bridge and other loans are also particularly illiquid investments due to their short life, their potential unsuitability for securitization and/or the greater difficulty of recovery in the event of a borrower default. In addition, certain of our investments may become less liquid after our investment as a result of periods of delinquencies or defaults or turbulent market conditions, including due to current market conditions and exacerbated market volatility, which may make it more difficult for us to dispose of such assets at advantageous times or in a timely manner. As a result, many of our future investments will be, illiquid and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our Adviser has or could be attributed with material non-public information regarding such business entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Our debt investments will face prepayment risk and interest rate fluctuations that may adversely affect our results of operations and financial condition.
During periods of declining interest rates, the issuer of a security or borrower under a loan may exercise its option to prepay principal earlier than scheduled, forcing us to reinvest the proceeds from such prepayment in lower-yielding securities or loans, which may result in a decline in our return. Debt investments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met. An issuer may choose to redeem debt if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. In addition, the market price of our investments will change in response to changes in interest rates and other factors. During periods of declining interest rates, the market price of fixed-rate debt investments generally rises. Conversely, during periods of rising interest rates, the market price of such investments generally declines. The magnitude of these fluctuations in the market price of debt investments is generally greater for securities with longer maturities. If the U.S. Federal Reserve Board (the “U.S. Federal Reserve”) or other relevant central banks increase benchmark interest rates, this could also negatively impact the price of debt instruments and could adversely affect the value of our investments and the NAV of our shares.
Difficulty in redeploying the proceeds from repayments of our loans and investments may cause our financial performance and returns to investors to suffer.
As our loans and investments are repaid, we will have to redeploy the proceeds we receive into new loans and investments. It is possible that we will fail to identify reinvestment options that would provide returns or a risk profile that is comparable to the asset that was repaid. If we fail to redeploy the proceeds we receive from repayment of a loan in equivalent or better alternatives, our financial performance and returns to investors could suffer.
The mortgage loans in which we may invest and the mortgage loans underlying the mortgage securities in which we may invest are subject to delinquency, foreclosure and loss, which could result in losses to us.
Commercial real estate loans are secured by commercial properties and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix and tenant bankruptcies, success of tenant businesses, property management decisions, including with respect to capital improvement, particularly in older building structures, property location and condition, competition from comparable types of properties offering the same or similar services, changes in laws that increase operating expenses or limit rents that may be charged, changes in interest rates, foreign exchange rates, and in the state of the credit and securitization markets and the debt and equity capital markets, including diminished availability or lack of debt financing for commercial real estate, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in real estate tax rates, tax credits and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances, and adverse changes in zoning laws.
In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

In addition, we are exposed to the risk of judicial proceedings with our borrowers and entities we invest in, including bankruptcy or other litigation, as a strategy to avoid foreclosure or enforcement of other rights by us as a lender or investor. In the event that any of the properties or entities underlying or collateralizing our loans or investments experiences or continues to experience any of the other foregoing events or occurrences, the value of, and return on, such investments could be reduced, which would adversely affect our results of operations and financial condition.
We may need to foreclose on certain of the loans we originate or acquire, which could result in losses that harm our results of operations and financial condition.
We may find it necessary or desirable to foreclose on certain of the loans we originate or acquire, and the foreclosure process may be lengthy and expensive. If we foreclose on an asset, we may take title to the property securing that asset, and if we do not or cannot sell the property, we would then come to own and operate it as “real estate owned.” Owning and operating real property involves risks that are different (and in many ways more significant) than the risks faced in owning an asset secured by that property. The costs associated with operating and redeveloping a property, including any operating shortfalls and significant capital expenditures, could materially and adversely affect our results of operations, financial conditions and liquidity. In addition, we may end up owning a property that we would not otherwise have decided to acquire directly at the price of our original investment or at all, and the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us.
Whether or not we have participated in the negotiation of the terms of any such loans, we cannot assure stockholders as to the adequacy of the protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower’s position in the loan. Foreclosure actions in some U.S. states can take several years or more to litigate and may also be time consuming and expensive to complete in other U.S. states and foreign jurisdictions in which we do business. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process, and could potentially result in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net sale proceeds and, therefore, increase any such losses to us.
Delays in liquidating defaulted commercial real estate debt investments could reduce our investment returns.
The occurrence of a default on a commercial real estate debt investment could result in our taking title to collateral. However, we may not be able to take title to and sell the collateral securing the loan quickly. Taking title to collateral can be an expensive and lengthy process that could have a negative effect on the return on our investment. Borrowers often resist when lenders, such as us, seek to take title to collateral by asserting numerous claims, counterclaims and defenses, including but not limited to lender liability claims, in an effort to prolong the foreclosure action. In some states, taking title to collateral can take several years or more to resolve. At any time during a foreclosure proceeding, for instance, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. The resulting time delay could reduce the value of our investment in the defaulted loans. Furthermore, an action to take title to collateral securing a loan is regulated by state statutes and regulations and is subject to the delays and expenses associated with lawsuits if the borrower raises defenses, counterclaims or files for bankruptcy. In the event of default by a borrower, these restrictions, among other things, may impede our ability to take title to and sell the collateral securing the loan or to obtain proceeds sufficient to repay all amounts due to us on the loan. In addition, we may be forced to operate any collateral for which we take title for a substantial period of time, which could be a distraction for the Adviser and may require us to pay significant costs associated with such collateral. We may not recover any of our investment even if we take title to collateral.
The properties underlying our investments may be subject to unknown liabilities, including liabilities resulting from environmental hazards, that could affect the value of these properties and as a result, our investments.
Collateral properties underlying our investments may be subject to unknown or unquantifiable liabilities that may adversely affect the value of our investments. Such defects or deficiencies may include title defects, title disputes, liens, servitudes or other encumbrances on the mortgaged properties. The discovery of such unknown defects, deficiencies and liabilities could affect the ability of our borrowers to make payments to us or could affect our ability to foreclose and sell the underlying properties, which could adversely affect our results of operations and financial condition.
Furthermore, to the extent we foreclose on properties with respect to which we have extended loans, we may be subject to environmental liabilities arising from such foreclosed properties. Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. In addition, we could be subject to similar liabilities in applicable foreign jurisdictions.
If we foreclose on any properties underlying our investments, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, therefore the discovery of material environmental liabilities attached to such properties could adversely affect our results of operations and financial condition.
If the Adviser overestimates the yields or incorrectly prices the risks of our investments, we may experience losses.
The Adviser values our potential investments based on yields and risks, taking into account estimated future losses on the mortgage loans and the underlying collateral included in the securitization’s pools, and the estimated impact of these losses on expected future cash flows and returns. The Adviser’s loss estimates may not prove accurate, as actual results may vary from estimates. In the event that the Adviser underestimates the asset level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.
Inflation risks may have an adverse impact on our returns.
Inflation and rapid fluctuations in inflation rates have had in the past, may currently have, and may in the future have, negative effects on the economies and financial markets, particularly in emerging economies, but also in more developed economies, including in the United States and Europe, which are currently experiencing inflationary pressures, including rising fuel costs, increased costs of raw materials, and labor and supply chain shortages. These inflationary pressures may (i) adversely affect the business operations or our financial resources, our investments and / or other service providers to us or the issuers in which we invest and (ii) precipitate an economic downturn or recession that could materially adversely affect our value and performance and our investments. For example, global central banks, including the U.S. Federal Reserve, have addressed the current inflationary environment by increasing policy interest rates. Governmental efforts to curb inflation often have negative effects on the level of economic activity. In an attempt to stabilize inflation, countries may impose wage and price controls or otherwise intervene in the economy. If an issuer is unable to pass any increases in its costs along to its customers, it could adversely affect its results and, in turn, our investment. There can be no assurance that inflation will not become a serious problem in the future and have an adverse impact on our returns. In addition, depending on the inflation assumptions relating to the cash flows anticipated from the assets underlying our investments, as well as the manner in which asset revenue is determined with respect to such asset, returns from assets may vary as a result of changes in the rate of inflation.
Investment ratings that we may use are relative and subjective.
In general, the ratings of nationally recognized rating organizations represent the opinions of these agencies as to the credit quality of securities that they rate. These ratings may be used by us as initial criteria for the selection of investments. Such ratings, however, are relative and subjective; they are not absolute standards of quality and do not evaluate the market value risk of the securities. It is also possible that a rating agency might not change its rating of a particular issue on a timely basis to reflect subsequent events.
Investments in non-conforming and non-investment-grade loans or securities involve increased risk of loss.
We may originate and/or acquire investments that do not conform to conventional loan standards applied by traditional lenders and either are not rated or rated as non-investment grade by the rating agencies. The non-investment grade credit ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments have a higher risk of default and loss than investment-grade assets. Any loss we incur may be significant and may reduce distributions to our stockholders and adversely affect the value of our common stock. There are no limits on the percentage of unrated or non-investment-grade-rated assets we may hold in our investment portfolio.
Any credit ratings assigned to our investments are subject to ongoing evaluations and revisions and we cannot assure stockholders that those ratings will not be downgraded.
Some of our investments may be rated by Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings (“S&P”), DBRS, Inc. or Kroll Bond Rating Agency, Inc. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure stockholders that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of these investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.
Our investments may be concentrated and are subject to risk of default.
While we seek to diversify our portfolio of investments, we are not required to observe specific diversification criteria. Therefore, our investments in our target assets may at times be concentrated in certain property types that are subject to higher risk of foreclosure or secured, directly or indirectly, by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of asset, downturns relating generally to such region or type of asset may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common stock and accordingly reduce our ability to make distributions to our stockholders.
We operate in a highly competitive market for investment opportunities, and competition may limit our ability to originate and/or acquire desirable investments in our target assets and could also affect the pricing of these assets.
We operate in a highly competitive market for lending and investment opportunities. Our profitability depends, in large part, on our ability to originate and/or acquire our target assets at attractive prices. In originating or acquiring our target assets, we compete with a variety of institutional investors, including other REITs, commercial and investment banks, specialty finance companies, public and private funds, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. government, if we are not eligible to participate in programs established by the U.S. government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exception from the definition of an investment company under the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for originations of and investments in our target assets may lead to decreasing yields, which may further limit our ability to generate desired returns. Moreover, some competitors are regional-focused or sector-specific and/or are establishing regional-focused or sector-specific investment vehicles that target the same investments that we intend to make, and such competitors may have other advantages not shared by us, including sourcing opportunities within a particular sector and/or region and/or greater expertise on certain matters within a particular sector and/or region. We cannot assure stockholders that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable investments in our target assets may be limited in the future and we may not be able to take advantage of attractive investment opportunities from time to time, as we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objectives.
The B Notes that we originate or acquire are subject to additional risks related to the privately negotiated structure and terms of the transaction, which may result in losses to us.
We may originate or acquire B Notes. A B Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for a B Note holder after payment to the A Note holder. However, because each transaction is privately negotiated, B Notes can vary in their structural characteristics and risks. For example, the rights of holders of B Notes to control the process following a borrower default may vary from transaction to transaction. Further, B Notes typically are secured by a single property and so reflect the risks associated with significant concentration. Significant losses related to our B Notes would result in operating losses for us and may limit our ability to make distributions to our stockholders.
Mezzanine loans involve greater risks of loss than senior loans secured by income-producing properties.
We may invest in mezzanine loans, which sometimes take the form of subordinated loans secured by second mortgages on the underlying property or more commonly take the form of loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. These types of assets involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the loan may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal. Significant losses related to our mezzanine loans would result in operating losses for us and may limit our ability to make distributions to our stockholders.
The replacement of LIBOR by SOFR or other alternative benchmark rate(s) may disrupt the overall financial markets.
The London Interbank Offered Rates (“LIBOR”) ceased being published permanently after June 30, 2023. We may make investments or undertake transactions in instruments that are valued using other interbank offered rates (“IBORs”) or enter into contracts (including credit agreements in connection with permitted borrowings) that determine payment obligations by reference to other IBOR rates, and such transactions may be adversely affected as a result of the discontinuance of LIBOR or other IBORs. It is uncertain what rate or rates may become accepted alternatives to certain IBORs, or what effect any such changes may have on the financial markets for IBOR-linked financial instruments. We may make investments or undertake transactions in instruments that are valued using IBOR rates or enter into contracts (including credit agreements in connection with permitted borrowings) that determine payment obligations by reference to IBORs. Until their discontinuance, we may continue to invest in instruments that reference IBORs.
Regulators and market participants have developed (and for some IBORs are working to develop) successor rates and transition mechanisms to amend existing instruments and contracts to replace an IBOR with a new rate. In the United States, the U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, has recommended replacing U.S. dollar LIBOR with a new index, SOFR, calculated using short-term repurchase agreements backed by Treasury securities. Term SOFR rates have also been developed (“Term SOFR”). One such Term SOFR rate is derived from SOFR derivatives and is produced and published by CME Group Inc (the “CME Term SOFR”). The use of the CME Term SOFR reference rate as the primary term rate for U.S. dollar amounts has been endorsed by the Alternative Reference Rates Committee convened by the U.S. Federal Reserve. An alternative reference rate derived from SOFR derivatives is also published by ICE Benchmark Administration Limited. Nonetheless, the termination of LIBOR and the other IBORs presents risks to us. It is not possible at this point to identify those risks exhaustively, but they include the risk that an acceptable transition mechanism may not be found for all IBORs or may not be suitable for us. Among other things, any transition process may involve increased volatility or illiquidity in markets for instruments that previously relied on LIBOR and / or currently rely on other IBORs. The transition may also result in reductions in the value of certain instruments or the effectiveness of related transactions such as hedges, increased borrowing costs, uncertainty under applicable documentation, or difficult and costly consent processes for any required amendments to applicable documentation. Any such effects of the transition away from LIBOR and the other IBORs, as well as other unforeseen effects, may result in expenses, difficulties, complications or delays for impacted markets and instruments, and could have a material adverse impact on us and / or our investments. In addition, any alternative reference rate and any pricing adjustments required in connection with the transition from LIBOR or another IBOR may impose costs on us or may not be suitable for us, resulting in costs incurred to make amendments, close out positions and / or enter into replacement trades. Finally, the automated systems used to administer certain investments in which we may invest or otherwise be exposed to may have been developed based on LIBOR or other IBORs, and there may be operational difficulties in light of the discontinuance of LIBOR and / or as and when other IBORs are phased out.
In addition, certain of the investments are expected to use SOFR or Term SOFR as their reference rates. Term SOFR, SOFR or any other replacement index may not perform similarly to LIBOR in times of market distress to the extent that SOFR (or such other replacement index) is closer to a risk-free rate. Additionally, changes in SOFR have, on occasion, been more volatile than changes in other benchmark or market rates, including in the case of daily SOFR to the extent that volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repo market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to us.
Investments outside the U.S. that are denominated in foreign currencies would subject us to foreign currency risks and to the uncertainty of foreign laws and markets, which may adversely affect our distributions and our REIT status.
Investments outside the U.S. denominated in foreign currencies would subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our income and distributions and may also affect the book value of our assets and the amount of stockholders’ equity. In addition, these investments would subject us to risks of multiple and conflicting tax laws and regulations, and other laws and regulations that may make foreclosure and the exercise of other remedies in the case of default more difficult or costly compared to U.S. assets, and political and economic instability abroad, any of which factors could adversely affect our receipt of returns on and distributions from these investments.
Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT.

We are subject to the risks of investing in issuers that may commit fraud.
A concern in originating and in purchasing loans or other debt is the possibility of material misrepresentation or omission on the part of the issuer or borrower. We will rely upon the accuracy and completeness of representations made and information provided by issuers or borrowers, but cannot guarantee such accuracy or completeness. Under certain circumstances, payments to us may be reclaimed if any such payment or distribution is later determined to have been made with an intent to defraud or prefer senior creditors.
Our investments in CMBS are generally subject to losses.
Our investments in CMBS are subject to losses. In general, losses on a mortgaged property securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, then by the holder of a mezzanine loan or B Note, if any, then by the “first loss” subordinated security holder (generally, the “B-Piece” buyer) and then by the holder of a higher-rated security. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit, mezzanine loans or B Notes, and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related CMBS, there would be an increased risk of loss. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments.
We may not control the special servicing of the mortgage loans included in the CMBS in which we invest, and, in such cases, the special servicer may take actions that could adversely affect our interests.
With respect to each series of CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans may be held by a directing certificate-holder, which is appointed by the holders of the most subordinate class of CMBS in such series. We may acquire classes of existing series of CMBS where we will not have the right to appoint the directing certificate-holder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificate-holder, take actions that could adversely affect our interests.
With respect to certain mortgage loans included in our CMBS investments, the properties that secure the mortgage loans backing the securitized pool may also secure one or more related mortgage loans that are not in the CMBS, which may conflict with our interests.
Certain mortgage loans included in our CMBS investments may be part of a loan combination or split loan structure that includes one or more additional mortgaged loans (senior, subordinate or pari passu and not included in the CMBS investments) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder, or a group of holders, of a mortgage loan in a subject loan combination may be granted various rights and powers that affect the mortgage loan in that loan combination, including: (i) cure rights; (ii) a purchase option; (iii) the right to advise, direct or consult with the applicable servicer regarding various servicing matters affecting that loan combination; or (iv) the right to replace the directing certificate-holder (without cause).
Dislocations, illiquidity and volatility in the market for commercial real estate as well as the broader financial markets could adversely affect the performance and value of commercial mortgage loans, the demand for CMBS and the value of CMBS investments.
Any significant dislocations, illiquidity or volatility in the real estate and securitization markets, including the market for CMBS, as well as global financial markets and the economy generally, could adversely affect our business and financial results. We cannot assure stockholders that dislocations in the commercial mortgage loan market will not occur in the future.
Challenging economic conditions affect the financial strength of many commercial, multifamily and other tenants and result in increased rent delinquencies and decreased occupancy. Economic challenges may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial, multifamily and manufactured housing community real estate.
Declining commercial real estate values, coupled with tighter underwriting standards for commercial real estate loans, may prevent commercial borrowers from refinancing their mortgages, which results in increased delinquencies and defaults on commercial, multifamily and other mortgage loans. Declines in commercial real estate values also result in reduced borrower equity, further hindering borrowers’ ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. The lack of refinancing opportunities has impacted and could impact in the future, in particular, mortgage loans that do not fully amortize and on which there is a substantial balloon payment due at maturity, because borrowers generally expect to refinance these types of loans on or prior to their maturity date. Finally, declining commercial real estate values and the associated increases in loan-to-value ratios would result in lower recoveries on foreclosure and an increase in losses above those that would have been realized had commercial property values remained the same or increased. Continuing defaults, delinquencies and losses would further decrease property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints and further declines in property values.
The CMBS in which we invest are subject to the risks of the mortgage securities market as a whole and risks of the securitization process.
The value of CMBS may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. CMBS are also subject to several risks created through the securitization process. Subordinate tranches of CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated.
We are subject to the risks relating to increases in prepayment rates of debt underlying CMBS.
CMBS are indirectly subject to the risks associated with prepayments (including both voluntary prepayments by the borrowers and liquidations due to defaults and foreclosures) on mortgage loans.
In general, “premium” securities (securities whose market values exceed their principal or par amounts) are adversely affected by faster than anticipated prepayments, and “discount” securities (securities whose principal or par amounts exceed their market values) are adversely affected by slower than anticipated prepayments. Since many CMBS will be discount securities when interest rates are high, and will be premium securities when interest rates are low, these CMBS may be adversely affected by changes in prepayments in any interest rate environment.
The adverse effects of prepayments may impact investments in at least two ways. First, particular investments may experience outright losses, as in the case of interest-only securities in an environment of faster actual or anticipated prepayments. Second, particular investments may under-perform relative to hedges that may have been constructed for these investments, resulting in a loss to us. In particular, prepayments (at par) may limit the potential upside of many CMBS to their principal or par amounts, whereas their corresponding hedges often have the potential for unlimited loss. In addition, in the case of “premium” securities, prepayments at par may result in losses.
We may sponsor, and purchase the more junior securities of, collateralized loan obligations (“CLOs”). Such instruments involve significant risks, including that distributions will not be paid unless the CLO generates enough income to first pay all the investors holding senior tranches and all CLO expenses.
We may sponsor, and purchase the junior securities of, CLOs. In CLOs, investors purchase specific tranches, or slices, of debt instruments that are secured or backed by a pool of loans. The CLO debt classes have a specific seniority structure and priority of payments. The most junior securities along with the preferred shares of a CLO are generally retained by the sponsor of the CLO and are usually entitled to all of the income generated by the pool of loans after the payment of debt service on all the more senior classes of debt and the payment of all expenses. Defaults on the pool of loans therefore first affect the most junior tranches. The subordinate tranches of CLO debt may also experience a lower recovery and greater risk of loss, including risk of deferral or non-payment of interest than more senior tranches of the CLO debt because they bear the bulk of defaults from the loans held in the CLO and serve to protect the other, more senior tranches from default in all but the most severe circumstances. Despite the protection provided by the subordinate tranches, even more senior CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, decline in market value due to market anticipation of defaults and aversion to CLO securities as a class. Further, the transaction documents relating to the issuance of CLO securities may impose eligibility criteria on the assets of the CLO, restrict the ability of the CLO’s sponsor to trade investments and impose certain portfolio-wide asset quality requirements. Finally, the credit risk retention rules of the SEC impose a retention requirement of 5% of the issued debt classes by the sponsor of the CLO. These criteria, restrictions and requirements may limit the ability of the CLO’s sponsor (or collateral manager) to maximize returns on the CLO securities.
In addition, CLOs are not actively traded and are relatively illiquid investments, and volatility in CLO trading markets may cause the value of these investments to decline. The market value of CLO securities may be affected by, among other things, changes in the market value of the underlying loans held by the CLO, changes in the distributions on the underlying loans, defaults and recoveries on the underlying loans, capital gains and losses on the underlying losses (or foreclosure assets), prepayments on the underlying loans and the availability, prices and interest rate of underlying loans. Furthermore, the leveraged nature of each subordinated tranche may magnify the adverse impact on such class of changes in the value of the loans, changes in the distributions on the loans, defaults and recoveries on the loans, capital gains and losses on the loans (or foreclosure assets), prepayment on loans and availability, price and interest rates of the loans.
Our CLOs include certain interest coverage tests, overcollateralization coverage tests or other tests that, if not met, may result in a change in the priority of distributions, which may result in the reduction or elimination of distributions to the subordinate debt and equity tranches until the tests have been met or certain senior classes of securities have been paid in full. For example, even if no loan in the pool experiences a default, an appraisal reduction of a loan in the pool may cause the pool of loans in the applicable CLO not to meet certain of these test. Accordingly, if such tests are not satisfied, we, as holders of the subordinate debt and equity interests in the applicable CLO, may experience a significant reduction in our cash flow from those interests.
Moreover, the reinvestment and replenishment period in one or more of our CLOs may be nearing the end of its term. Once the reinvestment and replenishment period has ended any repayments of a loan in the applicable CLO will require us to pay down the most senior debt in such CLO resulting in an increase in our cost of funds.
Furthermore, if any CLO that we sponsor or in which we hold interests fails to meet certain tests relevant to the most senior debt issued and outstanding by the CLO issuer, an event of default may occur under that CLO. If that occurs, (i) if we were serving as manager of such CLO, our ability to manage the CLO may be terminated and (ii) our ability to attempt to cure any defaults in such CLO may be limited, which would increase the likelihood of a reduction or elimination of cash flow and returns to us in such CLO for an indefinite time.
We may change our corporate governance guidelines without stockholder consent.
Once effective on the Governance Date, our board of directors, with the approval of a majority of our independent directors, may change our corporate governance guidelines at any time without the consent of our stockholders. Our corporate governance guidelines require a majority of our board seats to be for independent directors and require a standing affiliate transaction committee comprised of our independent directors. The affiliate transaction committee will be responsible for reviewing and approving the terms of all transactions between us and Goldman Sachs or its affiliates (including the Adviser) or any member of our board of directors, including (when applicable) the economic, structural and other terms of all originations, acquisitions, and dispositions. Generally, under our corporate governance guidelines, we will be able to enter into transactions with Goldman Sachs, the Adviser, our directors, and their respective affiliates only if a majority of our board of directors, and a majority of the affiliate transaction committee (which will be comprised of each of our independent directors), not otherwise interested in the transaction approve the transaction as being fair and reasonable to us. Under our corporate governance guidelines, the affiliate transaction committee will also be responsible for reviewing the Adviser’s performance and the fees and expenses paid by us to the Adviser and any of its affiliates. Our corporate governance guidelines will also contain provisions limiting certain types of fees and expenses and investment types. Our corporate governance guidelines will also require us to provide an annual report to our stockholders with audited financial statements and disclosure about transactions with affiliates, once our common stock is registered under the Exchange Act. If our board of directors were to amend our corporate governance guidelines subsequent to the Governance Date, our company may be at greater risk of harm from conflicts of interests with our Adviser and its affiliates, we may have fewer limits on investments and stockholders may receive less information from us.
Our investment and operational policies may change without stockholder consent.
We may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this Form 10. Our board of directors has approved very broad investment guidelines with which we must comply, but these guidelines provide the Adviser with broad discretion and can be changed by our board of directors. In addition, during periods in which the Adviser, in its sole discretion, determines that economic or market conditions are unfavorable to investors and a defensive strategy would benefit us, we may temporarily depart from our board-approved investment strategy and may invest a substantial portion of our assets in the following assets: U.S. government securities; non-U.S. government securities that have received the highest investment grade credit rating; certificates of deposit issued against funds deposited in a bank or a savings and loan association; commercial paper; bankers’ acceptances; fixed time deposits; shares of money market funds; credit-linked notes; repurchase agreements with respect to any of the foregoing; or any other fixed income securities that the Adviser considers consistent with this strategy. The use of these alternative strategies by the Adviser may be implemented without notice to or receipt of consent from our stockholders. A change in our investment strategy may, among other things, increase our exposure to real estate market fluctuations, default risk and interest rate risk, all of which could materially affect our results of operations and financial condition.
In our due diligence review of potential investments, we may rely on third-party consultants and advisors and representations made by sellers or borrowers, and we may not identify all relevant facts that may be necessary or helpful in evaluating potential investments.
Before making investments, due diligence will typically be conducted in a manner that we deem reasonable and appropriate based on the facts and circumstances applicable to each investment. Due diligence may entail evaluation of important and complex issues, including but not limited to those related to financial, tax, accounting, ESG, real property, legal and regulatory and macroeconomic trends. With respect to ESG, the nature and scope of our Adviser’s diligence will vary based on the investment, but may include a review of, among other things: environmental issues, health and safety and diversity policies. Selecting and evaluating material ESG risks is subjective by nature, and there is no guarantee that the criteria utilized or judgment exercised by our Adviser or a third-party ESG specialist (if any) will reflect the beliefs, values, internal policies or preferred practices of any particular investor or align with the beliefs or values or preferred practices of other asset managers or with market trends. The materiality of sustainability risks and impacts on an individual potential investment or portfolio as a whole are dependent on many factors, including the relevant industry, market, asset class and investment style. Any reference to ESG is not intended to qualify our objective to maximize risk-adjusted returns.
Outside consultants, legal advisors, appraisers, accountants, investment banks and other third parties, including affiliates of the Adviser or Goldman Sachs, may be involved in the due diligence process to varying degrees depending on the type of investment, the costs of which will be borne by us. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to the Adviser’s reduced control of the functions that are outsourced. Where affiliates of Goldman Sachs are utilized, the Adviser’s management fee will not be offset for the fees paid or expenses reimbursed to such affiliates. In addition, if the Adviser is unable to timely engage third-party providers, the ability to evaluate and acquire more complex targets could be adversely affected.
In the due diligence process and making an assessment regarding a potential investment, the Adviser will rely on the resources available to it, including information provided by the target of the investment and, in some circumstances, third-party investigations. In addition, investment analyses and decisions by the Adviser may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Adviser and / or third-party advisors at the time an investment decision is made may be limited, and the Adviser and / or third-party advisors may not have access to detailed information regarding the investment, and the time afforded the Adviser to perform diligence may likewise be limited. The due diligence investigation carried out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity, particularly for large portfolio investments. Further, some matters covered by our Adviser’s diligence, such as ESG, are continuously evolving and our Adviser may not accurately or fully anticipate such evolution. For instance, Goldman Sachs’ ESG framework does not represent a universally recognized standard for assessing ESG considerations as there are different frameworks and methodologies being implemented by other asset managers, in addition to numerous international initiatives on the subject. Moreover, such an investigation will not necessarily result in the investment being successful. There can be no assurance that attempts to provide downside protection with respect to investments, including pursuant to risk-management procedures described in this Form 10, will achieve their desired effect, and potential investors should regard an investment in us as being speculative and having a high degree of risk.
We are subject to risks related to corporate social responsibility.
We may face public scrutiny related to ESG activities, which are considered by some to contribute to the long-term sustainability of a company’s performance. A variety of organizations measure the performance of companies on ESG topics, and the results of these assessments are widely publicized. In addition, investment in funds that specialize in companies that perform well in such assessments are increasingly popular, and major institutional investors have publicly emphasized the importance of ESG measures when making their investment decisions.
Our brand and reputation may be negatively impacted if we or our Adviser fail to act responsibly in a number of areas. Adverse incidents with respect to ESG activities could impact the value of our brand and our relationships with investors, which could adversely affect our business and results of operations.
Additionally, new regulatory initiatives related to ESG could adversely affect our business. For example, the SEC has adopted rules requiring disclosure of certain ESG-related matters. There is a risk that a significant reorientation in the market following the implementation of these and other measures could be adverse to our investments if they are perceived to be less valuable as a consequence of, for example, their carbon footprint or “greenwashing” (i.e., the holding out of a product as having green or sustainable characteristics where this is not, in fact, the case). Compliance with new laws or regulations increases our regulatory burden and could make compliance more difficult and expensive, affect the manner in which we conduct our business and adversely affect our profitability.
Currently, there is no globally accepted framework or definition (legal, regulatory or otherwise) nor market consensus as to what constitutes, an “ESG,” “sustainable,” “impact,” “climate” or an equivalently labelled product, or regarding what precise attributes are required for a particular investment, product or asset to be defined as such. Regulation (EU) 2020/852 of the European Parliament and of the Council of 18 June 2020 on the establishment of a framework to facilitate sustainable investment (the “EU Taxonomy Regulation”) provides a common taxonomy for identifying economic activities as environmentally sustainable within the European Economic Area. However, the scope of the EU Taxonomy Regulation is currently limited to six environmental objectives (and so will not cover the entire universe of ESG objectives) and is not currently expected to be used universally, outside of the European Economic Area.
The current lack of common standards may result in different approaches to setting and achieving ESG objectives. ESG factors and risks may vary depending on investment themes, asset classes, investment philosophy and subjective use of different ESG indicators governing portfolio construction. The selection and weighting of various applied ESG indicators may to a certain extent be subjective or based on metrics that may share the same name but have different underlying meanings. ESG information, whether from an external and/or internal source, is, by nature and in many instances, based on qualitative judgments, especially in the absence of well-defined market standards and due to the existence of multiple approaches to sustainable investment. An element of subjectivity and discretion is therefore inherent to the interpretation and use of ESG data. It may consequently be difficult to compare strategies integrating ESG criteria.

Additionally, even when relevant regulatory standards seek to provide common criteria for determining sustainable economic activities and investments, the application of such criteria will involve the exercise of judgment and may also give discretion on the methodologies and assessments that should be undertaken. Different sustainability, ESG and impact measurement methodologies exist in the market and/or are being developed and implemented by other persons (including data providers, asset managers, industry coalitions or regulators), which are evolving on an ongoing basis. Investors should note that the subjective value that any such methodology may or may not assign to certain types of ESG criteria may differ substantially from that of the Company or its subsidiaries.
ESG information from third-party data providers may be incomplete, inaccurate or unavailable, which may adversely impact funds or companies, including us, placing reliance on such data for the purposes of assessing the appropriate inclusion or exclusion of a security. Different persons (including third-party ESG data or ratings providers, investors and other managers) may arrive at different conclusions regarding the sustainability or impact of us or our investments.
The approach to sustainable finance may evolve and develop over time, both due to a refinement of investment decision-making processes to address ESG factors and risks, and because of legal and regulatory developments.
The regulation of sustainability and ESG matters is a rapidly changing area, with different ESG product categorization, labelling and disclosures regimes emerging across the world. We or any of our subsidiaries are, or could be, subject to such ESG regimes, which may impact how we or a subsidiary is categorized from an ESG or sustainability perspective in different jurisdictions, how we or a subsidiary operates and/or how we or a subsidiary deploys its capital or selects investments. Regulatory scrutiny of ESG matters has increased and ESG regulations (even if well established) and/or their interpretations are changing on an ongoing basis, particularly as the underlying science and general understanding of ESG matters evolves.
On an ongoing basis, the Adviser may utilize proprietary processes, third-party tools and/or research to monitor sustainability risks that are relevant to our investments.
The impacts of climate change, climate-related initiatives and regulations and the increased focus on sustainability and ESG matters may adversely affect our business and financial results and damage our reputation.
Recently, there has been growing concern from advocacy groups, government agencies and the general public over the effects of climate change on the environment. Transition risks, such as government restrictions, standards or regulations intended to reduce greenhouse gas emissions and potential climate change impacts, are emerging and may increase in the future in the form of restrictions or additional requirements on the development of commercial real estate. Government authorities and various interest groups are promoting laws and regulations that could limit greenhouse gas, or “GHG”, emissions due to concerns over contributions to climate change. Such restrictions and requirements could increase operational costs or require additional technology and capital investment which could adversely affect existing and prospective investments. The United States Environmental Protection Agency, or “EPA”, finalized a series of GHG monitoring, reporting and emissions control rules, and the U.S. Congress has, from time to time, considered adopting legislation to reduce emissions. Moreover, certain local, state and regional programs are being implemented to require reductions in GHG emissions. Any additional taxation or regulation of energy use or GHG emissions could result in increased operating costs across a number of sectors and adversely affect credit markets. Further, new and emerging regulatory initiatives in various markets in the U.S. and throughout the rest of the world related to climate change and ESG could adversely affect our business or our investments. In addition, compliance with any applicable “green” building codes, may result in increased operating and other costs related to our investments that may negatively impact our business and the availability of suitable investments in the future.
Additionally, actual or perceived ESG matters and our response to these matters could harm our business, including in areas such as diversity, equity and inclusion, human rights, climate change and environmental stewardship, support for local communities, corporate governance and transparency and considering ESG factors in our investment processes. Increasing governmental, investor and societal attention to ESG matters, including expanding mandatory and voluntary reporting, diligence, and disclosure on topics such as climate change, human capital, labor and risk oversight, could expand the nature, scope, and complexity of matters that we are required to control, assess and report. These factors may alter the environment in which we do business and may increase the ongoing costs of compliance and adversely impact our results of operations and cash flows. If we are unable to adequately address such ESG matters or we or our borrowers fail or are perceived to fail to comply with all laws, regulations, policies and related interpretations, it could negatively impact our reputation and our business results.
Further, the physical effects of climate change, including extreme weather events such as hurricanes or floods, can also have an adverse impact on our investments. For example, underlying properties could be severely damaged or destroyed from either singular extreme weather events (for example floods, storms and wildfires) or through long-term impacts of climatic conditions (such as precipitation frequency, weather instability and rise of sea levels). Such events could also adversely impact our investments or our business if operations are disrupted. If our underlying investments are not adequately prepared for such events, our revenues, results of operations and financial condition may be impacted. Climate change could also increase utility and other operating costs, including increased costs for energy, water and other supply chain materials, which, if not offset by energy cost savings or rising rental income or paid by tenants, could have a material adverse effect on our business. In addition, significant costs may be incurred in preparing for possible future climate change or climate-related events or market demand and we may not realize desirable returns on impacted investments.
Investments in real estate debt are subject to risks including various credit risks and early redemption features, which may materially adversely affect our results of operations and financial condition.
The debt and other interests in which we may invest may include secured or unsecured debt at various levels of an issuer’s capital structure. The real estate debt in which we may invest may not be protected by financial covenants or limitations upon additional indebtedness, may be illiquid or have limited liquidity, and may not be rated by a credit rating agency. Real estate debt is also subject to other creditor risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance” under relevant creditors’ rights laws, (ii) so-called lender liability claims by the issuer of the obligation and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. Our investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions, which could result in the issuer repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated, or reinvesting in a new obligation at a lower return to us.
The operating and financial risks of issuers and counterparties generally and the underlying default risk across capital structures and investments in real estate-related securities may adversely affect our results of operations and financial condition.
Our securities investments will involve credit or default risk, which is the risk that an issuer or borrower will be unable to make principal and interest payments on its outstanding debt when due. The risk of default and losses on real estate debt instruments and real estate-related securities will be affected by a number of factors, including global, regional and local economic conditions, interest rates, the commercial real estate market in general, an issuer’s equity and the financial circumstances of the issuer, as well as general economic conditions. Because up to 20% of our portfolio may be invested in real estate-related securities, we may be subject to greater credit or default risk. Such default risk will be heightened to the extent we make relatively junior investments in an issuer’s capital structure since such investments are structurally subordinate to more senior tranches in such issuer’s capital structure, and our overall returns would be adversely affected to the extent one or more issuers is unable to meet its debt payment obligations when due. To the extent we hold an equity or “mezzanine” interest in any issuer that is unable to meet its debt payment obligations, such equity or mezzanine interest could become subordinated to the rights of such issuer’s creditors in a bankruptcy. See “—We may invest in subordinated debt, which is subject to greater credit risk than senior debt” below. Furthermore, the financial performance of one or more issuers could deteriorate as a result of, among other things, adverse developments in their businesses, changes in the competitive environment or an economic downturn. As a result, underlying properties or issuers that we expected to be stable may operate, or expect to operate, at a loss or have significant fluctuations in ongoing operating results, may otherwise have a weak financial condition or be experiencing financial distress and subject our investments to additional risk of loss and default.

We may invest in high-yield debt, which is generally subject to more risk than higher-rated securities.
Debt that is, at the time of purchase, rated below investment grade (below Baa by Moody’s and below BBB by S&P and Fitch), an equivalent rating assigned by another nationally recognized statistical rating organization or unrated but judged by the Adviser to be of comparable quality are commonly referred to as “high-yield” securities.
Investments in high-yield securities generally provide greater income and increased opportunity for capital appreciation than investments in higher-quality securities, but they also typically entail greater price volatility and principal and income risk, including the possibility of issuer default and bankruptcy. High-yield securities are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Debt instruments in the lowest investment grade category also may be considered to possess some speculative characteristics by certain rating agencies. In addition, analysis of the creditworthiness of issuers of high-yield securities may be more complex than for issuers of higher quality securities.
High-yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment-grade securities. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high-yield security prices because the advent of a recession could lessen the ability of an issuer to make principal and interest payments on its debt obligations. If an issuer of high-yield securities defaults, in addition to risking non-payment of all or a portion of interest and principal, we may incur additional expenses to seek recovery. The market prices of high-yield securities structured as zero-coupon, step-up or payment-in-kind securities will normally be affected to a greater extent by interest rate changes, and therefore tend to be more volatile than the prices of securities that pay interest currently and in cash.
The secondary market on which high-yield securities are traded may be less liquid than the market for investment grade securities. Less liquidity in the secondary trading market could adversely affect the price at which we could sell a high-yield security, and could adversely affect the NAV of our shares. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high-yield securities, especially in a thinly traded market. When secondary markets for high-yield securities are less liquid than the market for investment-grade securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. During periods of thin trading in these markets, the spread between bid and asked prices is likely to increase significantly, and we may have greater difficulty selling our portfolio securities. We will be more dependent on the Adviser’s research and analysis when investing in high-yield securities.
Some of our securities investments may become distressed, which securities would have a high risk of default and may be illiquid.
Although it is generally anticipated that our real estate-related investments will focus primarily on investments in non-distressed real estate-related interests (based on our belief that there is a high likelihood of repayment), our investments may become distressed following our acquisition thereof. Additionally, we may invest in real estate-related investments that we believe are available to purchase at “discounted” rates or “undervalued” prices. Purchasing real estate-related investments at what may appear to be “undervalued” or “discounted” levels is no guarantee that these investments will generate attractive returns to us or will not be subject to further reductions in value. There is no assurance that such investments can be acquired at favorable prices, that such investments will not default or that the market for such interests will improve. In addition, the market conditions for real estate-related investments may deteriorate further, which could have an adverse effect on the performance of our investments.
During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities of other issuers. Securities of financially troubled issuers and operationally troubled issuers are less liquid and more volatile than securities of companies not experiencing financial difficulties. The market prices of such securities are subject to erratic and abrupt market movements and the spread between bid and asked prices may be greater than normally expected. Investment in the securities of financially troubled issuers and operationally troubled issuers involves a high degree of credit and market risk. There is no assurance that the Adviser will correctly evaluate the value of the assets collateralizing such investments or the prospects for a successful reorganization or similar action.
These financial difficulties may never be overcome and may cause issuers to become subject to bankruptcy or other similar administrative proceedings, or may require a substantial amount of workout negotiations or restructuring, which may entail, among other things, an extension of the term, a substantial reduction in the interest rate, a substantial writedown of the principal of such investment and other concessions, which could adversely affect our returns on the investment. There is a possibility that we may incur substantial or total losses on our investments and in certain circumstances, subject us to certain additional potential liabilities that may exceed the value of our original investment therein.
For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment and may be required to accept different terms, including payment over an extended period of time. In addition, under certain circumstances payments to us may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment or similar transactions under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize on collateral for loan positions we held, or may adversely affect the economic terms and priority of such loans through doctrines such as equitable subordination or may result in a restructure of the debt through principles such as the “cramdown” provisions of the bankruptcy laws.
However, even if a restructuring were successfully accomplished, a risk exists that, upon maturity of such investment, replacement “takeout” financing will not be available, resulting in an inability by the issuer to repay the investment. Although unlikely, it is possible that the Adviser may find it necessary or desirable to foreclose on collateral securing one or more real estate debt instruments we acquire. The foreclosure process varies jurisdiction by jurisdiction and can be lengthy and expensive. Issuers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses against the holder of a real estate loan, including, without limitation, lender liability claims and defenses, even when such assertions may have no basis in fact, in an effort to prolong the foreclosure action, which often prolongs and complicates an already difficult and time-consuming process. In some states or other jurisdictions, foreclosure actions can take up to several years or more to conclude. During the foreclosure proceedings, an issuer may have the ability to file for bankruptcy, potentially staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing, management, development and other operations of the property. In the event we foreclose on an investment, we will be subject to the risks associated with owning and operating real estate.
Certain risks associated with CMBS may adversely affect our results of operations and financial condition.
We may invest a portion of our assets in pools or tranches of CMBS, including horizontal and other risk-retention investments. The collateral underlying CMBS generally consists of commercial mortgages on real property that has a multifamily or commercial use, such as retail space, office buildings, warehouse property and hotels, and which from time to time may include assets or properties owned directly or indirectly by one or more Other GS Accounts. CMBS have been issued in a variety of issuances, with varying structures including senior and subordinated classes. The commercial mortgages underlying CMBS generally face the risks described below in “—We may invest in commercial mortgage loans that are non-recourse in nature and include limited options for financial recovery in the event of default.”
Mortgage-backed securities may also have structural characteristics that distinguish them from other securities. The interest rate payable on these types of securities may be set or effectively capped at the weighted-average net coupon of the underlying assets themselves. As a result of this cap, the return to investors in such a security would be dependent on the relevant timing and rate of delinquencies and prepayments of mortgage loans bearing a higher rate of interest. In general, early prepayments will have a greater impact on the yield to investors. Federal and state law may also affect the return to investors by capping the interest rates payable by certain mortgagors. Certain mortgage-backed securities may provide for the payment of only interest for a stated period of time. In addition, in a bankruptcy or similar proceeding involving the originator or the servicer of the CMBS (often the same entity or an affiliate), the assets of the issuer of such securities could be treated as never having been truly sold to the originator to the issuer and could be substantively consolidated with those of the originator, or the transfer of such assets to the issuer could be voided as a fraudulent transfer.
The credit markets, including the CMBS market, have periodically experienced decreased liquidity on the primary and secondary markets during periods of market volatility. Such market conditions could re-occur and would impact the valuations of our investments and impair our ability to sell such investments if we were required to liquidate all or a portion of our CMBS investments quickly. Additionally, certain of our securities investments, such as horizontal or other risk-retention investments in CMBS, may have certain holding period and other restrictions that limit our ability to sell such investments.
Concentrated CMBS investments may pose specific risks beyond the control of the Adviser that may adversely affect our results of operations and financial condition.
Default risks with respect to CMBS investments may be further pronounced in the case of single-issuer CMBS or CMBS secured by a small or less diverse collateral pool. At any one time, a portfolio of CMBS may be backed by commercial mortgage loans disproportionately secured by properties in only a few states, regions or foreign countries. As a result, such investments may be more susceptible to geographic risks relating to such areas, including adverse economic conditions, declining home values, adverse events affecting industries located in such areas and other factors beyond the control of the Adviser relative to investments in multi-issuer CMBS or a pool of mortgage loans having more diverse property locations.
The quality of the CMBS is dependent on the credit quality and selection of the mortgages for each issuance.
CMBS are also affected by the quality of the credit extended. As a result, the quality of the CMBS is dependent upon the selection of the commercial mortgages for each issuance and the cash flow generated by the commercial real estate assets, as well as the relative diversification of the collateral pool underlying such CMBS and other factors such as adverse selection within a particular tranche or issuance.
There are certain risks associated with the insolvency of obligations backing MBS and other investments.
The real estate loans backing MBS and other investments may be subject to various laws enacted in the jurisdiction or state of the borrower for the protection of creditors. If an unpaid creditor files a lawsuit seeking payment, the court may invalidate all or part of the borrower’s debt as a fraudulent conveyance, subordinate such indebtedness to existing or future creditors of the borrower or recover amounts previously paid by the borrower in satisfaction of such indebtedness, based on certain tests for borrower insolvency and other facts and circumstances, which may vary by jurisdiction. There can be no assurance as to what standard a court would apply in order to determine whether the borrower was “insolvent” after giving effect to the incurrence of the indebtedness constituting the mortgage backing the MBS and other investments, or that regardless of the method of valuation, a court would not determine that the borrower was “insolvent” after giving effect to such incurrence. In addition, in the event of the insolvency of a borrower, payments made on such mortgage loans could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year and one day) before insolvency.
There are certain risks associated with MBS interest shortfalls.
Our MBS investments may be subject to interest shortfalls due to interest collected from the underlying loans not being sufficient to pay accrued interest to all of the MBS interest holders. Interest shortfalls to the MBS trust will occur when the servicer does not advance full interest payments on defaulted loans. The servicer in an MBS trust is required to advance monthly principal and interest payments due on a delinquent loan. Once a loan is delinquent for a period of time (generally 60 days), the servicer is required to obtain a new appraisal to determine the value of the property securing the loan. The servicer is only required to advance interest based on the lesser of the loan amount or 90%, generally, of the appraised value. Interest shortfalls occur when 90%, generally, of the appraised value is less than the loan amount and the servicer does not advance interest on the full loan amount. The resulting interest shortfalls impact interest payments on the most junior class in the trust first. As interest shortfalls increase, more senior classes may be impacted. Over time, senior classes may be reimbursed for accumulated shortfalls if the delinquent loans are resolved, but there is no guarantee that shortfalls will be collected. Interest shortfalls to the MBS trust may also occur as a result of accumulated advances and expenses on defaulted loans. When a defaulted loan or foreclosed property is liquidated, the servicer will be reimbursed for accumulated advances and expenses prior to payments to MBS bond holders. If proceeds are insufficient to reimburse the servicer or if a defaulted loan is modified and not foreclosed, the servicer is able to make a claim on interest payments that is senior to the bond holders to cover accumulated advances and expenses. If the claim is greater than interest collected on the loans, interest shortfalls could impact one or more bond classes in an MBS trust until the servicer’s claim is satisfied.
We may acquire MBS affiliated with Goldman Sachs.
We may acquire MBS where the mortgages underlying the MBS were issued or acquired by a Goldman Sachs affiliate or the properties underlying the mortgages in the MBS are owned by a Goldman Sachs affiliate or the MBS is serviced, structured or distributed by a Goldman Sachs affiliate. Although we may acquire such MBS from third parties on terms already negotiated by and agreed with third parties and will forgo certain non-economic rights (including voting rights) in such MBS as long as the affiliation persists, which we believe should mostly mitigate any conflicts of interest, there is no assurance that such procedures will adequately address all of the conflicts of interest that may arise or will address such conflicts in a manner that results in the allocation of a particular investment opportunity to us or is otherwise favorable to us. Since certain of our executives are also executives of Goldman Sachs, the same personnel may determine the price and terms for the investments for both us and these entities, and there can be no assurance that any procedural protections, such as obtaining market prices or other reliable indicators of fair value, will prevent the consideration we pay for these investments from exceeding their fair value or ensure that we receive terms for a particular investment opportunity that are as favorable as those available from an independent third party.
Our CMBS investments face risks associated with extensions that may adversely affect our results of operations and financial condition.
Our CMBS and other investments may be subject to extension, resulting in the term of the securities being longer than expected. Extensions are affected by a number of factors, including the general availability of financing in the market, the value of the related mortgaged property, the borrower’s equity in the mortgaged property, the financial circumstances of the borrower, fluctuations in the business operated by the borrower on the mortgaged property, competition, general economic conditions and other factors. Such extensions may also be made without the Adviser’s consent.
We may depend on the servicers of commercial real estate loans underlying CMBS and other investments.
The exercise of remedies and successful realization of liquidation proceeds relating to commercial real estate loans underlying CMBS and other investments may be highly dependent on the performance of the servicer or special servicer. The servicer may not be appropriately staffed or compensated to address issues or concerns with the underlying loans promptly. Such servicers may exit the business and need to be replaced, which could have a negative impact on the portfolio due to lack of focus during a transition. Special servicers frequently are affiliated with investors who have purchased the most subordinate bond classes, and certain servicing actions, such as a loan extension instead of forcing a borrower pay off, may benefit the subordinate bond classes more so than the senior bonds. Although servicers are obligated to service the portfolio subject to a servicing standard and maximize the present value of the loans for all bond classes, servicers with an affiliate investment in the CMBS or other investments may have a conflict of interest. There may be a limited number of special servicers available, particularly those which do not have conflicts of interest. In addition, to the extent any such servicers fail to perform their obligations pursuant to the applicable servicing agreements, such failure may adversely affect our investments.
We may invest in commercial mortgage loans that are non-recourse in nature and include limited options for financial recovery in the event of default.
We may invest from time to time in commercial mortgage loans, including junior loans, which are secured, directly or indirectly, by multifamily, industrial, student housing, seniors housing, hospitality, retail, or other major real estate sectors and are subject to risks of delinquency and foreclosure and risks of loss. Commercial real estate loans are generally not fully amortizing, which means that they may have a significant principal balance or balloon payment due on maturity. Full satisfaction of the balloon payment by a commercial borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, as well as other factors such as the value of the property, the level of prevailing mortgage rates, the borrower’s equity in the property and the financial condition and operating history of the property and the borrower. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a commercial borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan secured by an income-producing property will depend upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Furthermore, we may not have the same access to information in connection with investments in commercial mortgage loans, either when investigating a potential investment or after making an investment, as compared to investments in direct real estate.
Commercial mortgage loans are usually non-recourse in nature. Therefore, if a commercial borrower defaults on the commercial mortgage loan, then the options for financial recovery are limited in nature. To the extent the underlying default rates increase with respect to the pool or tranche of commercial real estate loans in which we invest, the performance of our investments related thereto may be adversely affected. Default rates and losses on commercial mortgage loans will be affected by a number of factors, including global, regional and local economic conditions in the area where the mortgage properties are located, the borrower’s equity in the mortgage property, the financial circumstances of the borrower, tenant mix and tenant bankruptcies, property management decisions, including with respect to capital improvements, property location and condition, competition from other properties offering the same or similar services, environmental conditions, real estate tax rates, tax credits and other operating expenses, governmental rules, regulations and fiscal policies, acts of God, terrorism, social unrest and civil disturbances. A continued decline in specific commercial real estate markets and property valuations may result in higher delinquencies and defaults and potentially foreclosures. In the event of default, the lender will have no right to assets beyond collateral attached to the commercial mortgage loan.
In the event of any default under a mortgage or real estate loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage or real estate loan, which could have a material adverse effect on our profitability. In the event of the bankruptcy of a mortgage or real estate loan borrower, the mortgage or real estate loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage or real estate loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Additionally, in the event of a default under any senior debt, the junior or subordinate lender generally forecloses on the equity, purchases the senior debt or negotiates a forbearance or restructuring arrangement with the senior lender in order to preserve its collateral.
We may invest in structured products or similar products that may include structural and legal risks.
We may invest from time to time in structured products, including pools of mortgages, loans and other real estate-related interests. These investments may include debt securities issued by a private investment fund that invests, on a leveraged basis, in bank loans, high-yield debt or other asset groups, certificates issued by a structured investment vehicle that holds pools of commercial mortgage loans. We may also invest in credit risk transfer notes that, while not structured products, face similar risks as structured products because they are debt securities issued by governmental agencies but their value depends in part on a pool of mortgage loans. Our investments in structured products will be subject to a number of risks, including risks related to the fact that the structured products will be leveraged, and other structural and legal risks related thereto. Utilization of leverage is a speculative investment technique and will generally magnify the opportunities for gain and risk of loss borne by an investor investing in the subordinated debt securities. Many structured products contain covenants designed to protect the providers of debt financing to such structured products. A failure to satisfy those covenants could result in the untimely liquidation of the structured product and a complete loss of our investment therein. In addition, if the particular structured product is invested in a security in which we are also invested, this would tend to increase our overall exposure to the credit of the issuer of such securities, at least on an absolute, if not on a relative basis. The value of an investment in a structured product will depend on the investment performance of the assets in which the structured product invests and will, therefore, be subject to all of the risks associated with an investment in those assets. These risks include the possibility of a default by, or bankruptcy of, the issuers of such assets or a claim that the pledging of collateral to secure any such asset constituted a fraudulent conveyance or preferential transfer that can be subordinated to the rights of other creditors of the issuer of such asset or nullified under applicable law.
We may acquire and sell residential credit investments, which may subject us to legal, regulatory and other risks that could adversely impact our business and financial results.
We may invest directly and indirectly in residential credit investments, which may include performing loans, nonperforming loans, residential mortgage loans and RMBS, which represent interests in pools of residential mortgage loans. Investments in residential credit (including RMBS) are subject to various risks and uncertainties, including credit, market, interest rate, structural and legal risk. These risks may be magnified by volatility in the economy and in real estate markets generally. Any downturn in the U.S. or global economies may adversely affect the financial condition of residential owners and tenants, making it more difficult for them to meet their periodic repayment obligations relating to residential real estate. Residential credits are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. In addition, the principal of any RMBS may often be prepaid at any time because the underlying residential mortgage loans may be prepaid at any time.
Residential mortgage loans are obligations of the borrowers thereunder only and are not typically insured or guaranteed by any other person or entity, although such loans may be securitized by government agencies and the securities issued may be guaranteed. The rate of defaults and losses on residential mortgage loans will be affected by a number of factors, including general economic conditions and those in the geographic area where the mortgaged property is located, the terms of the mortgage loan, the borrower’s equity in the mortgaged property, and the financial circumstances of the borrower. Certain mortgage loans may be of sub-prime credit quality (i.e., do not meet the customary credit standards of Fannie Mae and Freddie Mac). Delinquencies and liquidation proceedings are more likely with sub-prime mortgage loans than with mortgage loans that satisfy customary credit standards. If a residential mortgage loan is in default, foreclosure of such residential mortgage loan may be a lengthy and difficult process, and may involve significant expenses. Furthermore, the market for defaulted residential mortgage loans or foreclosed properties may be very limited.
Residential mortgage loans in an issue of RMBS may also be subject to various U.S. federal and state laws, foreign laws, public policies and principles of equity that protect consumers, which may regulate interest rates and other fees, require certain disclosures, require licensing of originators, prohibit discriminatory lending practices, regulate the use of consumer credit information and regulate debt collection practices. In addition, a number of legislative proposals have been introduced in the United States at the federal, state and municipal level that are designed to discourage predatory lending practices. Violation of such laws, public policies and principles may limit the servicer’s ability to collect all or part of the principal or interest on a residential mortgage loan, entitle the borrower to a refund of amounts previously paid by it or subject the servicer to damages and administrative enforcement. Any such violation could also result in cash flow delays and losses on the related issue of RMBS.
Our investments in RMBS, which may include government mortgage pass-through securities and non-agency RMBS, will be subject to default and other risks, which may adversely affect our results of operations and financial condition.
Our investments in RMBS are subject to the risks of defaults, foreclosure timeline extension, fraud, home price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal accompanying the underlying residential mortgage loans. To the extent that assets underlying our investments are concentrated geographically, by property type or in certain other respects, we may be subject to certain of the foregoing risks to a greater extent. In the event of defaults on the residential mortgage loans that underlie our investments in RMBS and the exhaustion of any underlying or any additional credit support, we may not realize our anticipated return on our investments and we may incur a loss on these investments. At any one time, a portfolio of RMBS may be backed by residential mortgage loans with disproportionately large aggregate principal amounts secured by properties in only a few states or regions in the United States or in only a few foreign countries. As a result, the residential mortgage loans may be more susceptible to geographic risks relating to such areas, such as adverse economic conditions, adverse political changes, adverse events affecting industries located in such areas and natural hazards affecting such areas, than would be the case for a pool of mortgage loans having more diverse property locations. We may also acquire non-agency RMBS, which are backed by residential property but, in contrast to agency RMBS, their principal and interest are not guaranteed by federally chartered entities such as the Fannie Mae and Freddie Mac and, in the case of the Government National Mortgage Association (“Ginnie Mae”), the U.S. government. In addition, we may invest in government mortgage pass-through securities, which represent participation interests in pools of residential mortgage loans purchased from individual lenders by a federal agency or originated by private lenders and guaranteed by a federal agency, including those issued or guaranteed by Ginnie Mae, Fannie Mae and Freddie Mac. Ginnie Mae certificates are direct obligations of the U.S. Government and, as such, are backed by the “full faith and credit” of the United States. Fannie Mae is a federally chartered, privately owned corporation, and Freddie Mac is a corporate instrumentality of the United States. Fannie Mae and Freddie Mac certificates are not backed by the full faith and credit of the United States, but the issuing agency or instrumentality has the right to borrow to meet its obligations from an existing line of credit with the U.S. Treasury. The U.S. Treasury has no legal obligation to provide such line of credit and may choose not to do so.
We will face risks related to our investments in collateralized debt obligations.
We may also invest from time to time in CDOs. CDOs include, among other things, CLOs and other similarly structured securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. CDOs may charge a management fee and administrative expenses. For CLOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche, which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CLO trust typically has higher ratings and lower yields than the underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO securities as a class. The risks of an investment in a CDO depend largely on the type of the collateral and the class of the CDO in which we invest.
Normally, CLOs and other CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, certain investments in CDOs may be characterized as illiquid securities, and volatility in CLO and CDO trading markets may cause the value of these investments to decline. Moreover, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral value is available to satisfy interest and principal payments and any other fees in connection with the trust or other conduit arrangement for such securities, we may incur significant losses. Also, with respect to the CLOs and CDOs in which we may invest, control over the related underlying loans will be exercised through a special servicer or collateral manager designated by a “directing certificate holder” or a “controlling class representative,” or otherwise pursuant to the related securitization documents. We may acquire classes of CLOs or CDOs for which we may not have the right to appoint the directing certificate holder or otherwise direct the special servicing or collateral management. With respect to the management and servicing of those loans, the related special servicer or collateral manager may take actions that could adversely affect our interests. In addition to the risks associated with debt instruments (e.g., interest rate risk and credit risk), CDOs carry additional risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments, (ii) the quality of the collateral may decline in value or default, (iii) the possibility that we may invest in CDOs that are subordinate to other classes and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.
We may invest in subordinated debt, which is subject to greater credit risk than senior debt.
We may from time to time invest in debt instruments, including junior tranches of CMBS and “mezzanine” or junior mortgage loans (e.g., B Notes), that are subordinated in an issuer’s capital structure. To the extent we invest in subordinated debt of an issuer’s capital structure, including subordinated CMBS bonds or other “mezzanine” debt, such investments and our remedies with respect thereto, including the ability to foreclose on any collateral securing such investments, will be subject to the rights of holders of more senior tranches in an issuer’s capital structure and, to the extent applicable, contractual inter-creditor, co-lender and participation agreement provisions.
Investments in subordinated debt involve greater credit risk of default and loss than the more senior classes or tranches of debt in an issuer’s capital structure. Subordinated tranches of debt instruments (including MBS) absorb losses from default before other more senior tranches of such instruments, which creates a risk particularly if such instruments (or securities) have been issued with little or no credit enhancement or equity. As a result, to the extent we invest in subordinate debt instruments (including MBS), we would likely receive payments or interest distributions after, and must bear the effects of losses or defaults before, the holders of other more senior tranches of debt instruments with respect to such issuer.
We will face risks related to our investments in mezzanine loans.
Although not directly secured by the underlying real estate, mezzanine loans are also subject to risk of subordination and share certain characteristics of subordinate loan interests described above. As with commercial mortgage loans, repayment of a mezzanine loan is dependent on the successful operation of the underlying commercial properties and, therefore, is subject to similar considerations and risks. Mezzanine loans may also be affected by the successful operation of other properties, but mezzanine loans are not secured by interests in the underlying commercial properties.
With most mezzanine loans, the bulk of the loan balance is payable at maturity with a one-time “balloon payment.” Full satisfaction of the balloon payment by a borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, and full satisfaction of a loan will be affected by a borrower’s access to credit or a functioning sales market. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan may be impaired. Moreover, mezzanine loans are usually non-recourse in nature. Therefore, if a borrower defaults on the loan, then the options for financial recovery are limited in nature. To the extent the underlying default rates increase with respect to the pool or tranche of commercial real estate loans in which we invest, the performance of our investments related thereto may be adversely affected.
B Notes and A/B Structures may pose additional risks that may adversely affect our results of operations and financial condition.
We may invest in B Notes, which are mortgage loans typically (i) secured by a first mortgage on a commercial property or group of related properties and (ii) subordinated to an A Note portion of the same first mortgage secured by the same collateral (which we would not expect to hold). As a result, if a borrower defaults, there may not be sufficient funds remaining to repay B Note holders after payment to the A Note holders. Since each transaction is privately negotiated, B Notes can vary in their structural characteristics and risks. In addition to the risks described above, certain additional risks apply to B Note investments, including those described herein. The B Note portion of a loan is typically small relative to the overall loan, and is in the first loss position. As a means to protect against the holder of the A Note from taking certain actions or, receiving certain benefits to the detriment of the holder of the B Note, the holder of the B Note often (but not always) has the right to purchase the A Note from its holder. If available, this right may not be meaningful to us. For example, we may not have the capital available to protect our B Note interest or purchasing the A Note may alter our overall portfolio and risk/return profile to the detriment of our stockholders. In addition, a B Note may be in the form of a “rake bond.” A “rake bond” is a CMBS backed solely by a single promissory note secured by a mortgaged property, which promissory note is subordinate in right of payment to one or more separate promissory notes secured by the same mortgaged property.
We may invest in a wide range of real estate debt and real estate-related securities pursuant to our broad investment guidelines.
Pursuant to our broad investment guidelines, our real estate debt and real estate-related securities investments may include, but are not limited to, CMBS, real estate-related corporate credit, mortgages, loans, mezzanine and other forms of debt (including RMBS and other residential credit and debt of real estate-related companies), preferred equity and derivatives, and such investments may not be secured by real estate assets. The Adviser may also employ new investment techniques or invest in new instruments that it believes will help achieve our investment objectives, whether or not such investment techniques or instruments are specifically described herein, so long as such investments are consistent with the investment guidelines and our charter. New investment techniques or instruments may not be thoroughly tested in the market before being employed and may have operational or theoretical shortcomings, which could result in unsuccessful investments and, ultimately, losses to us. In addition, any new investment technique or instrument developed by us may be more speculative than earlier investment techniques or instruments and may involve material and unanticipated risks. Our board of directors may also change our investment guidelines without the consent of our stockholders.
We may invest in real estate-related equity, which is subordinate to any indebtedness, but involves different rights.
We may invest from time to time in non-controlling preferred equity positions, common equity and other real estate-related interests. Preferred equity investments generally rank junior to all existing and future indebtedness, including commercial mezzanine and mortgage loans, but rank senior to the owners’ common equity. Preferred equity investments typically pay a dividend rather than interest payments and often have the right for such dividends to accrue if there is insufficient cash flow to pay currently. These interests are not secured by the underlying real estate, but upon the occurrence of a default, the preferred equity provider typically has the right to effectuate a change of control with respect to the ownership of the property. In addition, equity investments may be illiquid or have limited liquidity due to lock-out periods, limited trading volume or other limitations or prohibitions against their transfer, sale, pledge or disposition, including any necessary registration with the SEC requiring coordination with the issuer for the sale of such securities. Our investments in real estate-related equity securities will involve risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities are subject to their own operating and other expenses and may be subject to a management fee and performance-based compensation (e.g., promote), which we as equity holders will indirectly bear. Issuers of real estate-related common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate.
We may invest in real estate corporate debt, which consists of secured and unsecured obligations issued by companies in the business of owning and/or operating real estate-related businesses.
We may invest in corporate debt obligations of varying maturities issued by U.S. and foreign corporations and other business entities, which may include loans, corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities. Bonds are fixed- or variable-rate debt obligations, including bills, notes, debentures, money market instruments and similar instruments and securities. Corporate debt is generally used by corporations and other issuers to borrow money from investors. The issuer pays the investor a rate of interest and normally must repay the amount borrowed on or before maturity. The rate of interest on corporate debt may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Debt instruments may be acquired with warrants attached. Certain bonds are “perpetual” in that they have no maturity date.
Our investments in real estate-related corporate credit will be subject to a number of risks, including interest rate risk, credit risk, high-yield risk, issuer risk, foreign (non-U.S.) investment risk, inflation/deflation risk, liquidity risk, smaller company risk and management risk. We generally will not have direct recourse to real estate assets owned or operated by the issuers of the corporate debt obligations that we invest in and the value of such corporate debt obligations may be impacted by numerous factors and may not be closely tied to the value of the real estate held by the corporate issuer.

We may invest in equity of other REITs that invest in real estate or real estate debt as one of their core businesses and other real estate-related companies, which subjects us to certain risks including those risks associated with an investment in our own common stock.
REITs that invest primarily in real estate or real estate debt are subject to the risks of the real estate market, the real estate debt market and the securities market. REITs (especially mortgage REITs) are also subject to interest rate risk. Rising interest rates may cause REIT investors to demand a higher annual yield, which may, in turn, cause a decline in the market price of the equity securities issued by a REIT.
REITs are dependent upon specialized management skills, have limited diversification and are, therefore, subject to risks inherent in financing a limited number of projects. REITs may be subject to management fees and other expenses. When we invest in REITs, we will bear our proportionate share of the costs of the REITs’ operations. Investing in REITs and real estate-related companies involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. The market value of REIT shares and the ability of the REIT to distribute income may be adversely affected by several factors, including the risks described herein that relate to an investment in our common stock. REITs depend generally on their ability to generate cash flow to make distributions to stockholders, and certain REITs have self-liquidation provisions by which mortgages held may be paid in full and distributions of capital returns may be made at any time. In addition, distributions received by us from REITs may consist of dividends, capital gains and/or return of capital. Generally, dividends received by us from REIT shares and distributed to our stockholders will not constitute “qualified dividend income” eligible for the reduced tax rate applicable to qualified dividend income. In addition, the performance of a REIT may be affected by changes in the tax laws or by its failure to qualify for tax-free pass-through of income.
Investing in certain REITs and real estate-related companies, which often have small market capitalizations, may also involve the same risks as investing in other small capitalization companies. REITs and real estate-related companies may have limited financial resources, and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities.
Certain of our investments may have additional capital requirements.
Certain of our investments, including those that may be in a development phase, if any, are expected to require additional financing to satisfy their working capital requirements or development strategies. The amount of such additional financing needed will depend upon the maturity and objectives of the particular asset, which may be an unfavorable price at such time. Each round of financing (whether from us or other investors) is typically intended to provide enough capital to reach the next major milestone in an asset’s lifecycle. If the funds provided are not sufficient, additional capital may be required to be raised at a price unfavorable to the existing investors, including us. In addition, we may make additional debt and equity investments or exercise warrants, options, convertible securities or other rights that were acquired in the initial investment in such portfolio company in order to preserve our proportionate ownership when a subsequent financing is planned, or to protect our investment when such portfolio company’s performance does not meet expectations. The availability of capital is generally a function of capital market conditions that are beyond the control of us or any portfolio company. There can be no assurance that we or any portfolio company will be able to predict accurately the future capital requirements necessary for success or that additional funds will be available from any source. Failure to provide sufficient additional capital with respect to an investment could adversely affect our performance.
We will face “spread widening” risk related to our investment in securities.
For reasons not necessarily attributable to any of the risks set forth herein (for example, supply/demand imbalances or other market forces), the market spreads of the securities in which we invest may increase substantially causing the securities prices to fall. It may not be possible to predict, or to hedge against, such “spread widening” risk. The perceived discount in pricing described under “—Some of our securities investments may become distressed, which securities would have a high risk of default and may be illiquid” may still not reflect the true value of the real estate assets underlying such real estate debt in which we may invest, and therefore further deterioration in value with respect thereto may occur following our investment therein. In addition, mark-to-market accounting of our investments will have an interim effect on the reported value prior to realization of an investment.

We may invest in derivatives, which involve numerous risks.
We may enter into derivatives transactions including, but not limited to, options contracts, futures contracts, options on futures contracts, forward contracts, interest rate swaps, total return swaps, credit default swaps and other swap agreements for investment, hedging or leverage purposes. Derivative instruments, especially when purchased in large amounts, may not be liquid in all circumstances, so that in volatile markets we may not be able to close out a position without incurring a loss. Our use of derivative instruments may be particularly speculative and involves investment risks and transaction costs to which we would not be subject absent the use of these instruments, and use of derivatives generally involves leverage in the sense that the investment exposure created by the derivatives may be significantly greater than our initial investment in the derivative. Leverage magnifies investment, market and certain other risks. Thus, the use of derivatives may result in losses in excess of principal and greater than if they had not been used. The value of such derivatives also depends upon the price of the underlying instrument or commodity. Such derivatives and other customized instruments also are subject to the risk of non-performance by the relevant counterparty. See “—The operating and financial risks of issuers and counterparties generally and the underlying default risk across capital structures and investments in real estate-related securities may adversely affect our results of operations and financial condition.” In addition, actual or implied daily limits on price fluctuations and speculative position limits on the exchanges or over-the-counter markets in which we may conduct our transactions in derivative instruments may prevent prompt liquidation of positions, subjecting us to the potential of greater losses. Derivative instruments that may be purchased or sold by us may include instruments not traded over-the-counter or on an exchange. The risk of nonperformance by the obligor on such an instrument may be greater and the ease with which we can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange-traded instrument. In addition, significant disparities may exist between “bid” and “asked” prices for derivative instruments that are traded over-the-counter and not on an exchange. Such over-the-counter derivatives are also subject to types and levels of investor protections or governmental regulation that may differ from exchange traded instruments. Derivatives transactions and instruments are also subject to heightened regulatory scrutiny. New regulations or interpretations of existing laws may reduce our ability to engage in such transactions.
The ability to use derivative investments successfully depends on the ability of the Adviser. The skills needed to employ derivatives strategies are different from those needed to select portfolio investments and, in connection with such strategies, the Adviser must make predictions with respect to market conditions, liquidity, market values, interest rates or other applicable factors, which may be inaccurate. The use of derivative investments may require us to sell or purchase portfolio investments at inopportune times or for prices below or above the current market values, may limit the amount of appreciation we can realize on an investment or may cause us to hold a security that we might otherwise want to sell. We will also be subject to credit risk with respect to the counterparties to our derivatives contracts (whether a clearing corporation in the case of exchange-traded instruments or another third party in the case of over-the-counter instruments). In addition, the use of derivatives will be subject to additional unique risks associated with such instruments including a lack of sufficient asset correlation, heightened volatility in reference to interest rates or prices of reference instruments and duration/term mismatch, each of which may create additional risk of loss.
Absent the Adviser’s ability to be exempt from the requirements applicable to a registered commodity pool operator under the rules of the CFTC, we, our board of directors or our Adviser, would be subject to additional regulation and required to comply with applicable CFTC disclosure, reporting, and recordkeeping requirements.
Registration with the CFTC as a commodity pool operator or any change in our operations (including, without limitation, any change that causes us to be subject to certain specified covered statutory disqualifications) necessary to maintain our Adviser’s ability to rely upon the exemption from registration as a commodity pool operator pursuant to CFTC Rule 4.13(a)(3) could adversely affect our ability to implement our investment program, conduct our operations or achieve our objectives and subject us to certain additional costs, expenses and administrative burdens. Furthermore, any determination by us to cease or to limit trading in products that may be treated as “commodity interests” in order to comply with certain CFTC regulations may have an adverse effect on our ability to implement our investment objectives and to hedge risks associated with our operations.

We may make open market purchases or invest in traded securities.
We intend to invest in securities that are traded (publicly or through other active markets (including through private transactions)) and are, therefore, subject to the risks inherent in investing in traded securities. When investing in traded securities, we may be unable to obtain financial covenants or other contractual governance rights, including management rights that we might otherwise be able to obtain in making privately negotiated investments. Moreover, we may not have the same access to information in connection with investments in traded securities, either when investigating a potential investment or after making the investment, as compared to privately negotiated investments. Furthermore, we may be limited in our ability to make investments, and to sell existing investments, in traded securities because Goldman Sachs may be deemed to have material, non-public information regarding the issuers of those securities or as a result of other internal policies or requirements. The inability to sell traded securities in these circumstances could materially adversely affect the investment results. In addition, securities acquired of a public company may, depending on the circumstances and securities laws of the relevant jurisdiction, be subject to lock-up periods.
Political changes may affect the real estate debt markets.
The current regulatory environment in the United States may be impacted by future legislative developments and the regulatory agenda of the then-current U.S. President. The U.S. Department of the Treasury has issued a series of recommendations in several reports for streamlining banking regulation and changing key features of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other measures taken by regulators following the 2008 financial crisis.
The outcome of congressional and other elections creates uncertainty with respect to legal, tax and regulatory regimes in which we and our investments, as well as the Adviser and its affiliates, will operate. Any significant changes in, among other things, economic policy (including with respect to interest rates and foreign trade), the regulation of the investment management industry, tax law, immigration policy or government entitlement programs could have a material adverse impact on us and our investments.
We may utilize non-recourse securitizations of certain of our CMBS investments, which could result in losses.
We may seek to utilize non-recourse securitizations of certain of our CMBS investments to the extent consistent with REIT and Investment Company Act requirements. This would likely involve us creating a special-purpose vehicle, contributing a pool of our assets to the entity, and selling interests in the entity on a non-recourse basis to purchasers (whom we would expect to be willing to accept a lower interest rate to invest in investment-grade loan pools). We would expect to retain all or a portion of the equity in the securitized pool of loans or investments. Prior to any such financing, we may use short-term facilities to finance the acquisition of securities until a sufficient quantity of securities had been accumulated, at which time we would refinance these facilities through a securitization, such as a CMBS, or issuance of CLOs, or the private placement of loan participations or other long-term financing. If we were to employ this strategy, we would be subject to the risk that we would not be able to acquire, during the period that our short-term facilities are available, a sufficient amount of eligible securities to maximize the efficiency of a CMBS, CLO or private placement issuance. We also would be subject to the risk that we would not be able to obtain short-term credit facilities or would not be able to renew any short-term credit facilities after they expire should we find it necessary to extend our short-term credit facilities to allow more time to seek and acquire the necessary eligible securities for a long-term financing. The inability to consummate securitizations of our portfolio to finance our loans and investments on a long-term basis could require us to seek other forms of potentially less attractive financing or to liquidate assets at an inopportune time or price, which could adversely affect our performance and our ability to grow our business. Moreover, conditions in the capital markets, including volatility and disruption in the capital and credit markets, may not permit a non-recourse securitization at any particular time or may make the issuance of any such securitization less attractive to us even when we do have sufficient eligible assets. We may also suffer losses if the value of the mortgage loans we acquire declines prior to securitization. Declines in the value of a mortgage loan can be due to, among other things, changes in interest rates and changes in the credit quality of the loan. In addition, transaction costs incurred in executing transactions impact any liability that we may incur, or may be required to reserve for, in connection with executing a transaction can cause a loss to us. To the extent that we incur a loss executing or participating in future securitizations for the reasons described above or for other reasons, it could materially and adversely impact our business and financial condition.
In addition, the securitization of investments in our portfolio might magnify our exposure to losses because any equity interest we retain in the issuing entity would be subordinate to the notes issued to investors and we would, therefore, absorb all of the losses sustained with respect to a securitized pool of assets before the owners of the notes experience any losses. The inability to securitize our portfolio may hurt our performance and our ability to grow our business. At the same time, the securitization of our loans or investments might expose us to losses, as the residual loans or investments in which we do not sell interests will tend to be riskier and more likely to generate losses. Moreover, the Dodd-Frank Act contains a risk retention requirement for all asset-backed securities, which requires both public and private securitizers to retain not less than 5% of the credit risk of the assets collateralizing any asset-backed security issuance. Significant restrictions exist, and additional restrictions may be added in the future, regarding who may hold risk retention interests, the structure of the entities that hold risk retention interests and when and how such risk retention interests may be transferred. Therefore such risk retention interests will generally be illiquid. As a result of the risk retention requirements, we may be required to purchase and retain certain interests in a securitization into which we sell mortgage loans or when we act as issuer, we may be required to sell certain interests in a securitization at prices below levels that such interests have historically yielded or may be required to enter into certain arrangements related to risk retention that we have not historically been required to enter into and, accordingly, the risk retention rules may increase our potential liabilities or reduce our potential profits in connection with securitization of mortgage loans. It is likely, therefore, that these risk retention rules will increase the administrative and operational costs of asset securitizations.
Risks Related to Debt Financing
We may incur significant leverage.
Our investments will involve significant amounts of indebtedness. Debt service requirements may deplete cash flows and relatively small changes in the overall value of investments will have a magnified impact on us. If an investment were unable to generate sufficient cash flow to meet principal and interest payments on its indebtedness, the value of our investment in such investment would be significantly reduced or even eliminated. The amount of debt financing may restrict the amount of funds available for distribution to investors. In addition, the terms of any debt financing may contain covenants that, among other things, might restrict our operations or activities or our investments.
We may use repurchase agreements to finance our investments, which may expose us to risks that could result in losses, including due to cross-defaults and cross-collateralization under warehouse repurchase and credit facilities.
We may finance our acquisition and origination of mortgage loans, mezzanine loans and other portfolio assets under warehouse repurchase and credit facilities with various lenders. Such repurchase and credit facilities will be entered into by special purpose vehicles directly or indirectly owned and controlled by us (or us and one or more Other GS Accounts). Although each transaction under our repurchase agreements has its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate, our financing subsidiaries remain exposed to the credit risk of each asset because they must purchase the asset from the applicable counterparty on a specified date. In addition, repurchase agreements involve the risk that the counterparty may liquidate the assets underlying the repurchase agreements following the occurrence of an event of default under the applicable repurchase agreement by us. Furthermore, the counterparty may require us to provide additional margin in the form of cash or other forms of collateral under the terms of the applicable repurchase agreement. In addition, the interest costs and other fees associated with repurchase agreement transactions may adversely affect our results of operations and financial condition, and, in some cases, we may be worse off than if we had not used such instruments.
We also expect to provide guaranties to the lenders under which we expect to guarantee amounts of the balance outstanding from time to time under such repurchase and credit facilities by the special purpose vehicle sellers or borrowers. We expect to also be liable under such guaranties for customary “bad-boy” events. Other GS Accounts are expected to receive the benefit of such guarantees, although as such funds, vehicles or accounts are not expected to agree to participate in guarantee arrangements in negotiating to participate in a transaction, such funds, vehicles or accounts are not expected to bear a commensurate percentage of potential liability under such guarantees. The repurchase and credit facilities will include customary cross-default provisions pursuant to which the occurrence of an event of default under any such facility (including breach of a financial covenant applicable to us under a guaranty) will trigger an event of default under all of the repurchase and credit facilities and allow the lenders to accelerate payment of all obligations due under such facilities. In addition, all loans and assets subject to repurchase transactions or pledged under an individual repurchase or credit facility will be cross-collateralized as security for such facility. Thus, the poor performance or non-performance of an individual loan or asset included as collateral for a repurchase or credit facility could result in us losing our interests in all loans and assets in the collateral pool for such facility.
For our borrowed money, the potential for gain or loss on amounts invested in us will be magnified and may increase the risk of investing in us.
We use borrowings, also known as leverage, to finance the acquisition of a portion of our investments with credit facilities and other borrowings. The use of leverage increases the volatility of investments by magnifying the potential for gain or loss on invested equity capital. If we use leverage to finance our investments, through borrowing from banks and other lenders, stockholders will experience increased risks of investing in our common stock. If the value of our assets increases, leverage would cause the net asset value attributable to each of the classes of our common stock to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leverage would cause net asset value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net income to increase more than it would without the leverage, while any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make common share distribution payments. Leverage is generally considered a speculative investment technique. Our ability to execute our strategy using leverage depends on various conditions in the financing markets that are beyond our control, including liquidity and credit spreads. In addition, the decision to utilize leverage will increase our assets and, as a result, will increase the amount of advisory fees payable to the Adviser.
Changes in interest rates may affect our cost of capital and net investment income.
Since we use debt to finance a portion of our investments, our net investment income depends, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates when we have debt outstanding, our cost of funds will increase, which could reduce our net investment income. Changes in interest rates may also affect borrower default rates. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.
A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the performance fee hurdle rate that is used for purposes of calculating the performance fees payable to the Adviser and may result in a substantial increase of the amount of such performance fees.
We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.
We require significant outside capital to fund and grow our business. Our business may be adversely affected by disruptions in the debt and equity capital markets and institutional lending market, including the lack of access to capital or prohibitively high costs of obtaining or replacing capital. A primary source of liquidity for companies in the real estate industry has been the debt and equity capital markets. Access to the capital markets and other sources of liquidity was severely disrupted during the 2008 global credit crisis, and the markets could suffer another severe downturn and another liquidity crisis could emerge. Based on the current conditions, we do not know whether any sources of capital will be available to us in the future on terms that are acceptable to us. If we cannot obtain sufficient debt and equity capital on acceptable terms, our business and our ability to operate could be severely impacted.
We may not successfully align the maturities of our liabilities with the maturities on our assets, which could harm our operating results and financial condition.
Our general financing strategy is focused on the use of “match-funded” structures. This means that we seek to align the maturities of our liabilities with the maturities on our assets in order to manage the risks of being forced to refinance our liabilities prior to the maturities of our assets. In addition, we plan to match interest rates on our assets with like-kind borrowings, so fixed-rate investments are financed with fixed-rate borrowings and floating-rate assets are financed with floating-rate borrowings, directly or indirectly through the use of interest rate swaps, caps and other financial instruments or through a combination of these strategies. We may fail to appropriately employ match-funded structures on favorable terms, or at all. We may also determine not to pursue a fully match-funded strategy with respect to a portion of our financings for a variety of reasons. If we fail to appropriately employ match-funded strategies or determine not to pursue such a strategy, our exposure to interest rate volatility and exposure to matching liabilities prior to the maturity of the corresponding asset may increase substantially which could harm our operating results, liquidity and financial condition.
We may utilize non-recourse securitizations to finance our investments, which may result in losses.
We may utilize non-recourse securitizations of certain of our investments to generate cash for funding new investments and for other purposes. Such financing generally involves creating a special purpose vehicle, contributing a pool of our investments to the entity, and selling interests in the entity on a non-recourse basis to purchasers (whom we would expect to be willing to accept a lower interest rate to invest in investment-grade loan pools). We would expect to retain all or a portion of the equity and potentially other tranches in the securitized pool of portfolio investments. Prior to any such financings, we may use other financing facilities to finance the acquisition of investments until a sufficient quantity of investments had been accumulated, at which time we would refinance these facilities through a securitization, such as a CLO. The inability to consummate securitizations to finance our investments could require us to seek other forms of less attractive financing, which could adversely affect our performance and our ability to grow our business. Moreover, conditions in the capital markets, including volatility and disruption in the capital and credit markets, may not permit a securitization at any particular time or may make the issuance of any such securitization less attractive to us even when we do have sufficient eligible assets. We may also suffer losses if the value of the mortgage loans we acquire declines prior to securitization. In addition, we may suffer a loss due to the incurrence of transaction costs related to executing these transactions. To the extent that we incur a loss executing or participating in future securitizations for the reasons described above or for other reasons, it could materially and adversely impact our business and financial condition. The inability to securitize our portfolio may hurt our performance and our ability to grow our business.
Restrictive covenants relating to our operations may have adverse effects on us.
A credit facility lender may impose restrictions on us that would affect our ability to incur additional debt, originate loans, reduce liquidity below certain levels, make distributions to our stockholders and impact our flexibility to determine our operating policies and investment strategies. For example, our loan agreements may contain negative covenants that limit, among other things, our ability to distribute more than a certain amount of our net cash flow to our stockholders, dispose of or refinance loans and enter into transactions with affiliates. In addition, our loan agreements may contain negative covenants that limit leverage beyond certain amounts contrary to our leverage ratio goals. If we fail to meet or satisfy any of these covenants, we would be in default under such agreements, and a lender could elect to declare outstanding amounts due and payable, terminate its commitment, require the posting of additional collateral and/or enforce its interests against existing collateral.

We may use reverse repurchase agreements to finance our securities investments, which may expose us to risks that could result in losses.
We may use reverse repurchase agreements as a form of leverage to finance our securities investments, and the proceeds from reverse repurchase agreements will generally be invested in additional securities. There is a risk that the market value of the securities acquired from the proceeds received in connection with a reverse repurchase agreement may decline below the price of the securities underlying the reverse repurchase agreement that we have sold but remain obligated to repurchase. Reverse repurchase agreements also involve the risk that the counterparty liquidates the securities we delivered to it under the reverse repurchase agreements following the occurrence of an event of default under the applicable repurchase agreement by us. In addition, there is a risk that the market value of the securities we retain may decline. If the buyer of securities under a reverse repurchase agreement were to file for bankruptcy or experiences insolvency, we may be adversely affected. Furthermore, our counterparty may require us to provide additional margin in the form of cash, securities or other forms of collateral under the terms of the derivative contract. Also, in entering into reverse repurchase agreements, we bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the underlying securities. In addition, the interest costs associated with reverse repurchase agreements transactions may adversely affect our results of operations and financial condition, and, in some cases, we may be worse off than if we had not used such instruments.
Risks Related to our Relationship with the Adviser and the Placement Agent
We depend on the Adviser to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Adviser could have a material adverse effect on our business and ability to achieve our investment objectives.
Our success is dependent upon our relationship with, and the performance of, the Adviser in the origination, acquisition and management of our investments, and our corporate operations. The Adviser may suffer or become distracted by adverse financial or operational problems in connection with Goldman Sachs’ business and activities unrelated to us and over which we have no control. Should the Adviser fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders.
The termination or replacement of the Adviser could trigger a repayment event under the terms of any future indebtedness.
The termination or replacement of the Adviser may trigger repayment of outstanding amounts under any future indebtedness. If a repayment event occurs with respect to any such indebtedness, our results of operations and financial condition may be adversely affected.
The Adviser’s inability to retain the services of key real estate professionals could hurt our performance.
The Adviser’s power to approve the acquisition or origination of a particular investment, finance or refinance any new or existing investment or dispose of an existing investment rests with the Investment Committee, or particular professionals employed by the Adviser, depending on the size and type of the investment. Accordingly, our success depends to a significant degree upon the contributions of certain key real estate professionals employed by the Adviser, each of whom would be difficult to replace. There is ever increasing competition among alternative asset firms, financial institutions, private equity firms, investment advisors, investment managers, real estate investment companies, real estate investment trusts and other industry participants for hiring and retaining qualified investment professionals, and there can be no assurance that such professionals will continue to be associated with us or the Adviser, particularly in light of our perpetual-life nature, or that replacements will perform well. Neither we nor the Adviser may have employment agreements with these individuals, and they may not remain associated with us. If any of these persons were to cease their association with us, our operating results could suffer. Our future success depends, in large part, upon the Adviser’s ability to attract and retain highly skilled managerial, operational and marketing professionals. If the Adviser loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

As a large global financial institution, Goldman Sachs’ hiring and retention practices may differ from smaller organizations, including with respect to employee incentives. For example, the allocation of any performance fees or participations in carried interest, including the amount shared with employees, may differ from typical practices of smaller organizations, and our leadership team might not have full discretion on hiring, promotion, compensation and other similar decisions with respect to the Investment Committee and other personnel that provide services to the Adviser in respect of us.
Moreover, although Goldman Sachs views its resources and size as a strength, certain decisions are not centralized and may be decided by only select partners within Goldman Sachs, and the Investment Committee is composed of more members than the typical investment committee of other real estate sponsors that compete with the Company. A smaller organization may be capable of operating with greater speed and / or flexibility as compared to the Goldman Sachs, and therefore may have a competitive advantage in such respect.
Further, the time, dedication and scope of work of a professional varies considerably. The Adviser’s investment professionals work on a variety of projects and funds, which will result in less than all of their time and attention being allocated to us, and the ability of the members of the investment team to access other professionals and resources within Goldman Sachs for our benefit may be limited.
Finally, turnover of personnel and continuity of management may also present risks to Goldman Sachs, the Adviser and to our performance.
Any material adverse change to the Placement Agent’s ability to build and maintain a network of licensed broker-dealers could have a material adverse effect on our business and our private offering.
Any material adverse change to the ability of our Placement Agent to build and maintain a network of licensed securities broker-dealers and other agents could have a material adverse effect on our business and our private offering. If the Placement Agent is unable to build and maintain a sufficient network of participating broker-dealers to distribute shares in our private offering, our ability to raise proceeds through our private offering and implement our investment strategy may be adversely affected. In addition, the Placement Agent currently serves and may serve as placement agent for other issuers. As a result, the Placement Agent may experience conflicts of interest in allocating its time between our private offering and such other issuers, which could adversely affect our ability to raise proceeds through our private offering and implement our investment strategy. Further, the participating broker-dealers retained by the Placement Agent may have numerous competing investment products, some with similar or identical investment strategies and areas of focus as us, which they may elect to emphasize to their retail clients.
The fees we pay in connection with our private offering and the agreements entered into with the Adviser and its affiliates were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.
The compensation paid to the Adviser and the Placement Agent was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among Goldman Sachs and its affiliates, including the Adviser and us, were not negotiated at arm’s-length. Such agreements include our Advisory Agreement, the Placement Agent agreement (the “Placement Agent Agreement”), and any other agreements we may enter into with affiliates of the Adviser from time to time.
We do not own the Goldman Sachs name, but we may use it as part of our corporate name pursuant to a trademark license agreement with an affiliate of Goldman Sachs. Use of the name by other parties or the termination of our trademark license agreement may harm our business.
We entered into a trademark license agreement (“Trademark License Agreement”), with an affiliate of Goldman Sachs (the “Licensor”), pursuant to which we were granted a fully paid-up, royalty-free, non-exclusive, non-transferable license to use the name “Goldman Sachs Real Estate Finance Trust Inc”. Under this agreement, we have a right to use this name until such time as the Adviser or any other affiliate of Goldman Sachs is not our investment advisor or if our continued use of such license shall result in a violation of applicable law, result in a regulatory burden or shall have adverse regulatory consequences. The Trademark License Agreement may also be earlier terminated by Goldman Sachs at any time in the event that Goldman Sachs or we receive notice of any claim that our use of the “Goldman Sachs” name infringes the intellectual property rights of any third party in the United States arising out of our use of the name; by Goldman Sachs or us upon 60 days’ written notice to the other party; or by Goldman Sachs at any time in the event we assign or attempt to assign or sublicense the Trademark License Agreement or any of our rights or duties thereunder without the prior written consent of Goldman Sachs. The Licensor and its affiliates, such as Goldman Sachs, retain the right to continue using the “Goldman Sachs” name. We are further unable to preclude the Licensor from licensing or transferring the ownership of the “Goldman Sachs” name to third parties, some of whom may compete with us. Consequently, we are unable to prevent any damage to goodwill that may occur as a result of the activities of the Licensor, Goldman Sachs or others. Furthermore, in the event that the Trademark License Agreement is terminated, we will be required to, among other things, change our name. Any of these events could disrupt our recognition in the marketplace, damage any goodwill we may have generated and otherwise harm our business.
Information barriers within Goldman Sachs will limit our access to information within the Goldman Sachs organization, which may result in less optimal decision-making for us compared to if we had access to that information.
Goldman Sachs has established certain information barriers and other policies designed to address the sharing of information between different businesses within Goldman Sachs. As a result of information barriers, the Adviser generally will not have access, or will have limited access, to certain information and personnel, including senior personnel, in other areas of Goldman Sachs relating to business transactions for clients (including transactions in investing, banking, prime brokerage and certain other areas), and generally will not manage our Company with the benefit of information held by such other areas. In particular, there is an information barrier between the personnel responsible for managing our investments in real estate-related securities and the personnel responsible for managing other parts of our portfolio. These information barriers mean that the investment teams responsible for managing our investments will in certain circumstances be unable to share information with other investment team personnel, which could negatively impact our performance. Goldman Sachs, due to its access to and knowledge of funds, markets and securities based on its prime brokerage and other businesses, will from time to time make decisions based on information or take (or refrain from taking) actions with respect to interests in investments of the kind held (directly or indirectly) by us in a manner that is adverse to us, and will not have any obligation or other duty to share information with the Adviser.
In limited circumstances, however, including for purposes of managing business and reputational risk, and subject to policies and procedures, personnel on one side of an information barrier may have access to information and personnel on the other side of the information barrier through “wall crossings.” The Adviser will face conflicts of interest in determining whether to engage in such wall crossings. In addition, Goldman Sachs or the Adviser may determine to move certain personnel, businesses, or business units from one side of an information barrier to the other side of the information barrier. In connection therewith, Goldman Sachs personnel, businesses, and business units that were moved will no longer have access to the personnel, businesses and business units on the side of the information barrier from which they were moved.
Information obtained in connection with such wall crossings and changes to information barriers may limit or restrict the ability of the Adviser to engage in or otherwise effect transactions on our behalf (including purchasing or selling assets that may otherwise have purchased or sold for us in the absence of a wall crossing or change to an information barrier). In managing conflicts of interest that arise as a result of the foregoing, the Adviser generally will be subject to fiduciary requirements. Information barriers also exist between certain businesses within the Adviser. The conflicts described herein with respect to information barriers and otherwise with respect to Goldman Sachs and the Adviser also apply to Goldman Sachs Asset Management Real Estate (which is a part of the Adviser), as well as to the businesses within Goldman Sachs Asset Management Real Estate.
In addition, regardless of the existence of information barriers, Goldman Sachs will not have any obligation or other duty to make available for our benefit any information regarding Goldman Sachs’ trading activities, strategies or views, or the activities, strategies or views used for Other GS Accounts. Furthermore, to the extent that the Adviser has developed fundamental analysis and proprietary technical models or other information, Goldman Sachs and its personnel, or other parts of the Adviser, will not be under any obligation or other duty to share certain information with the Adviser or personnel involved in decision-making for us, and we may make investment decisions that differ from those we would have made if Goldman Sachs had provided such information, and be disadvantaged as a result thereof.
Different areas of the Adviser and Goldman Sachs take views, and make decisions or recommendations, that are different than those of other areas of the Adviser and Goldman Sachs. Different portfolio management teams within the Adviser make decisions based on information or take (or refrain from taking) actions with respect to Other GS Accounts they advise in a manner different than or adverse to us. Such teams do not share information with our portfolio management teams, including as a result of certain information barriers and other policies, and will not have any obligation or other duty to do so. Different portfolio management teams within the Adviser may have responsibility for different parts of our portfolio, and these teams may subject to information barriers restricting their ability to coordinate.
Goldman Sachs operates a business known as Prime Services, which provides prime brokerage, administrative and other services to clients that from time to time involve investment funds (including pooled investment vehicles and private funds) in which one or more Other GS Accounts invest (“Underlying Funds”) or markets and securities in which Other GS Accounts invest. Prime Services and other parts of Goldman Sachs have broad access to information regarding the current status of certain markets, investments and funds and detailed information about fund operators that is not available to the Adviser. In addition, Goldman Sachs from time to time acts as a prime broker to one or more Underlying Funds, in which case Goldman Sachs will have information concerning the investments and transactions of such Underlying Funds that is not available to the Adviser. As a result of these and other activities, parts of Goldman Sachs will possess information in respect of markets, investments, investment advisers that are affiliated or unaffiliated with Goldman Sachs and Underlying Funds, which, if known to the Adviser, might cause the Adviser to seek to dispose of, retain or increase interests in investments held by Other GS Accounts or acquire certain positions on behalf of Other GS Accounts, or take other actions. Goldman Sachs will be under no obligation or other duty to make any such information available to the Adviser or personnel involved in decision-making for Other GS Accounts or for us.
Risks Related to Conflicts of Interest
Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.
Goldman Sachs has conflicts of interest, or conflicting loyalties, as a result of the numerous activities and relationships of Goldman Sachs, the Adviser and the affiliates, partners, members, stockholders, officers, directors and employees of the foregoing, some of which are described herein. However, not all potential, apparent and actual conflicts of interest are included herein, and additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. While Goldman Sachs has adopted procedures to address such conflicts, no assurance can be made that these procedures will have their desired effect. There can be no assurance that our board of directors or the Adviser will identify or resolve all conflicts of interest in a manner that is favorable to us.
The Adviser faces a conflict of interest because the fees it receives for services performed are based in part on our NAV, which the Adviser is involved in determining.
The Adviser is paid a management fee for its services based on our NAV. Our Adviser is involved in certain aspects of our NAV calculation. In addition, the Adviser may be the approved pricing source for certain assets and liabilities, and its discretion with respect to the valuations of such assets and liabilities could affect our NAV. The valuation of our investments will affect the amount and timing of the management fee paid to the Adviser. As a result, the Adviser may be motivated to influence our valuation process to result in valuations that are higher than the actual fair value of our investments.

The Adviser’s management fee and performance fee may not create proper incentives or may induce the Adviser and its affiliates to make certain investments, including speculative investments, that increase the risk of our portfolio.
We pay the Adviser a management fee regardless of the performance of our portfolio. We are required to pay the Adviser a management fee in a particular period even if we experienced a net loss or a decline in the value of our portfolio during that period. The Adviser’s entitlement to a management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio.
In addition, the Adviser is entitled to receive a performance fee based on our achievement of target levels of “Core Earnings,” which may create an incentive for the Adviser to place undue emphasis on the maximization of Core Earnings at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation or to use substantial debt or leverage for our portfolio or make riskier or more speculative investments on our behalf than they would otherwise make in the absence of such fee. If our interests and those of the Adviser are not aligned, the execution of our business plan and our results of operations could be adversely affected, which could adversely affect our results of operations and financial condition.
Because the management fee is based on our NAV, the Adviser may also be motivated to accelerate investments in order to increase NAV or, similarly, delay or curtail repurchases to maintain a higher NAV, and the Placement Agent may also be incentivized to sell more shares of our common stock to increase aggregate NAV, which would, in each case, increase management fees payable to the Adviser, but may make it more difficult for us to deploy new capital profitably.
Goldman Sachs will consider client and other relationships and the reputation of Goldman Sachs in managing us.
Goldman Sachs has and seeks to have long-term relationships with many significant participants in, and lenders to, the real estate and related financial markets, including government agencies. Goldman Sachs also has and seeks to have longstanding relationships with, and regularly provides financing, investment banking services and other services to, a significant number of corporations and private equity sponsors, and other owners of real estate and real estate-related assets (“Real Estate Sponsors”) and their respective senior managers, shareholders and partners. Some of these Real Estate Sponsors may directly or indirectly compete with us for investment opportunities. Goldman Sachs also has relationships with investors (including institutional investors and their senior management) that may invest or may have invested in other investment funds and/or real estate assets. Goldman Sachs considers these relationships in its management of us. In this regard, there may be certain investment opportunities or certain investment strategies that Goldman Sachs (i) does not undertake on our behalf in view of these relationships, (ii) or refers to clients (in whole or in part) instead of referring to us. Similarly, the Adviser may take the existence and development of such relationships into consideration in the management of our portfolio. Without limiting the generality of the foregoing, there may, for example, be certain strategies involving the acquisition, management or realization of particular investments that we will not employ in light of these relationships, as well as investment opportunities or strategies that we will not pursue in light of their potential impact on other areas of Goldman Sachs or on investments or be unable to pursue as a result of non-competition agreements or other similar undertakings made by Goldman Sachs. Additionally, Goldman Sachs may be directly involved, on behalf of itself or its clients (including investment funds), in positions in particular companies or investments that conflict with our investments. Goldman Sachs’ advice and actions, with respect to any of its clients or proprietary accounts, may differ from the advice given, or may involve a different timing or nature of action taken, than with respect to us. Because of different objectives or other factors, a particular investment may be bought or sold by the Adviser, Goldman Sachs or its investment funds, clients or the employees of Goldman Sachs at a time when another one of these persons or entities is selling or purchasing such investment. Also, a conflict of interest may arise between Goldman Sachs and us (or our investments) in taking or not taking certain actions, including with respect to investments, as a result of such relationships. Further, because of the importance of Goldman Sachs’ reputation, the Adviser may or may not take certain actions in order to protect or preserve such reputation.

Goldman Sachs will consider its client relationships and the need to preserve its reputation in its management of us and, as a result, (i) there may be certain investment opportunities or strategies that Goldman Sachs will not undertake on our behalf or will refer to clients instead of retaining for us, (ii) there may be certain rights or activities that Goldman Sachs will not exercise or undertake on our behalf (including in respect of director representation and recusal), or (iii) there may be certain investments that, in certain limited circumstances, are sold, disposed of or restructured earlier or later than otherwise expected.
We will face competition with other Goldman Sachs investments and Other GS Accounts.
Goldman Sachs and Other GS Accounts have invested and may in the future invest in real estate debt investments and real estate-related investments in the markets or of the type in which we are seeking to invest. Such investments may directly or indirectly compete with us. Such competition could take many forms, including competition for investment opportunities (subject to, with respect to us, the allocation policies described herein), competition for equity and debt capital, and competition for buyers of assets at the time of disposition. For example, we may provide financing to an office building project for which tenants or buyers are sought, but, at the same time, Goldman Sachs and / or Other GS Accounts might jointly own or provide financing to a similar office building in the same metropolitan area for which tenants or buyers are sought. In such a case, the venture to which we have provided financing would be in direct competition with the Other GS Account investment for potential tenants or buyers. In addition, Other GS Accounts may make investments with the same partners as we do but on different economic terms, and, as a result, the partners may have incentive to favor the Other GS Account over us. In addition, the Adviser may simultaneously manage Other GS RE Accounts for which the Adviser may be entitled to receive greater fees or other compensation (as a percentage of performance or otherwise) than it receives in respect of us. In addition, subject to applicable law, Goldman Sachs may invest in Other GS RE Accounts, and such investments may constitute all or substantial percentages of such Other GS RE Accounts’ outstanding equity interests. Therefore, the Adviser may have an incentive to favor such Other GS RE Accounts over us. There can be no assurance that conflicts arising from such competition will be resolved in our favor and such competition could have an adverse effect on us.
The Adviser will face conflicts of interest relating to follow-on investments.
To the extent permitted by law, from time to time, the Adviser may provide opportunities to us and/or Other GS RE Accounts to make investments in companies in which we and/or certain Other GS RE Accounts have already invested. Such follow-on investments can create conflicts of interest, such as the determination of the terms of the new investment and the allocation of such opportunities among us and Other GS RE Accounts. Subject to applicable law, follow-on investment opportunities may be available to us notwithstanding that we have no existing investment in the investment, resulting in our assets potentially providing value to, or otherwise supporting the investments of, Other GS RE Accounts. We and/or Other GS RE Accounts may also participate in releveraging, recapitalization and similar transactions involving companies in which we and/or Other GS RE Accounts have invested or will invest (subject to applicable law). Conflicts of interest in these and other transactions may arise between us and Other GS RE Accounts with existing investments in an asset and Other GS RE Accounts making subsequent investments in the asset, which may have opposing interests regarding pricing and other terms. The subsequent investments may dilute or otherwise adversely affect the interests of the previously invested account.
Goldman Sachs may advise sellers or provide financing to other buyers.
Goldman Sachs is often engaged as a financial advisor, or financing provider, to corporations and other entities and their directors and managers in connection with the sale of those entities, their assets or their subsidiaries, and Goldman Sachs’ compensation in connection with these engagements may be substantial. Sellers generally require Goldman Sachs to act exclusively on their behalf; for that reason or others, we may be precluded in many instances from attempting to acquire securities of the business being sold or otherwise participate as a buyer in the transaction. Additionally, there may be certain seller assignments from time to time in which the seller (on behalf of us) permits Goldman Sachs also to act for a buyer. If we were to be a buyer of assets under those circumstances, there may be conflicts of interest with respect to structure, pricing, dilution and other terms. In this regard and in an effort to mitigate these conflicts, we may in certain circumstances participate as a “price taker” that will co-invest alongside the successful bidder in the auction.

Goldman Sachs also represents potential buyers’ businesses, and Goldman Sachs’ compensation in connection with these representations may be substantial. Goldman Sachs may be incentivized to direct an opportunity to one of these buyers or to form a consortium with such buyers to bid for the opportunity, thereby eliminating or reducing the investment opportunity available to us. In addition, Goldman Sachs may accept buyer advisory assignments in respect of a portfolio company / property in which we have invested. We may be precluded from selling our investment during such an assignment.
We may invest in different parts of an investment’s capital structure than Other GS Accounts.
Other GS Accounts, on the one hand, and we, on the other hand, are expected to invest in different parts of the capital structure of a single investment. Goldman Sachs may advise Other GS Accounts with respect to different parts of the capital structure of the same investment, or classes of securities that are subordinate or senior to interests in which we invest. As a result, Goldman Sachs may pursue rights, provide advice or engage in other activities, or refrain from pursuing rights, providing advice or engaging in other activities, on behalf of itself or some Other GS Accounts and such actions (or restraining of action) may have a material or adverse effect on us. For example, in the event that an Other GS Account holds loans, securities or other positions in the capital structure of an investment that ranks senior in preference to our holdings in the same investment, and the investment were to experience financial or operational difficulties, the Other GS Accounts may seek a liquidation, reorganization or restructuring of the investment, or terms in connection with the foregoing, that may have an adverse effect on or otherwise conflict with our interests and our holdings in the investment. In connection with any such liquidation, reorganization or restructuring, our holdings in the investment may be extinguished or substantially diluted, while an Other GS RE Account may receive a recovery of some or all of the amounts due to them. In addition, in connection with any lending arrangements involving the investment in which an Other GS RE Account participates, the Other GS RE Account may seek to exercise its rights under the applicable loan agreement or other document, which may be detrimental to us. Alternatively, in situations in which we hold a more senior position in the capital structure of an investment experiencing financial or other difficulties as compared to positions held by an Other GS RE Account, the Adviser may determine not to pursue actions and remedies that may be available to us or particular terms that might be unfavorable to the Other GS RE Accounts holding the less senior position. In addition, in the event that Other GS Accounts hold voting securities of an investment in which we hold assets or securities, the Other GS Accounts may vote on certain matters in a manner that has an adverse effect on the positions we hold. Conversely, we may hold voting securities of an investment in which Other GS Accounts hold credit-related assets or securities, and the Adviser may recommend that we not vote in a manner adverse to the Other GS Accounts.
In addition, we may own an interest in an issuer with multiple tranches of securities in which Goldman Sachs may be an owner or may make a market. These securities may be either more senior or more junior than the securities held by us. Goldman Sachs’ trading activities will be carried out generally without reference to positions held by us, and may have an effect on the value of the positions so held, or may result in Goldman Sachs having an interest in the investment entity or us adverse to our interest. See “—Goldman Sachs’ investment activities give rise to potential and actual conflicts of interest” below.
These potential issues are examples of conflicts that our Adviser will face in situations in which we and an Other GS RE Account invest in or extend credit to different parts of the capital structure of a single investment. Goldman Sachs has adopted procedures to address such conflicts; however, no assurance can be made that these procedures will have their desired effect. The particular procedures employed will depend on the circumstances of particular situations. For example, the Adviser may determine to rely on information barriers between different business units or portfolio management teams. Also, in connection with a conflicted situation regarding us, or an Other GS RE Account, the Adviser may determine to rely on the actions of similarly situated holders of loans or securities rather than, or in connection with, taking such actions itself on behalf of the Other GS RE Account. As a result of the various conflicts and related issues described in these paragraphs and the fact that conflicts will not necessarily be resolved in favor our interests, we could sustain losses during periods in which Other GS RE Accounts achieve profits generally or with respect to particular holdings in the same investments, or could achieve lower profits or higher losses than would have been the case had the conflicts described above not existed.

Goldman Sachs may receive compensation from Other GS Accounts and Goldman Sachs may be removed as the investment manager for Other GS Accounts.
Goldman Sachs is entitled to receive management fees and carried interest from the Other GS Accounts. The carried interest borne by certain Other GS Accounts will be calculated separately from our performance fees, which may create an incentive for the Adviser to make certain investment or disposition decisions for such Other GS Accounts and/or us in a manner that maximizes the amount of aggregate carried interest payable to the Adviser and its affiliates, including not disposing of investments when it would otherwise be to our financial advantage, which may result in adverse consequences for us. Generally, a majority in interest of the investors of certain Other GS Accounts has the right to remove Goldman Sachs as investment manager of such Other GS Accounts for any reason. Upon any removal as investment manager, the Other GS Accounts would no longer be jointly managed, and the interests of such Other GS Accounts may be more likely to diverge from ours in a manner which could materially adversely affect the performance of any investments in which both funds have invested, although typically we do not expect to invest alongside Other GS Accounts.
We may source, sell or purchase assets either to or from the Adviser and its affiliates, and such transactions would cause conflicts of interest.
We may directly or indirectly source, sell or purchase all or any portion of an asset (or portfolio of assets/investments) to or from the Adviser and its affiliates or their respective related parties, including parties that such affiliates or related parties, or Other GS Accounts, own or have invested in. Following the Governance Date, such transactions will be subject to the approval of a majority of directors (including a majority of our independent directors) not otherwise interested in the transaction. We may also source, sell to or purchase from third parties interests in or assets issued by affiliates of the Adviser or their respective related parties and such transactions may not require approval by our independent directors and would not require an offset of any fees we otherwise owe to the Adviser or its affiliates. The transactions referred to in this paragraph involve conflicts of interest, as the Adviser and its affiliates may receive fees and other benefits, directly or indirectly, from or otherwise have interests in both parties to the transaction.
We may engage in principal and agency cross transactions.
To the extent permitted by applicable law, Goldman Sachs may, from time to time, act as principal for its own account in connection with our investments and other transactions, including selling securities or other assets as principal to us and buying securities or other assets as principal from us. Goldman Sachs may retain any profits that it may make in such transactions. In addition, Goldman Sachs may arrange or syndicate financings in which we may invest.
In addition, it is possible that we will sell assets to or buy assets from Other GS Accounts or other Goldman Sachs clients. These cases will present valuation issues and other conflicts of interest between us, on the one hand, and Other GS Accounts or other Goldman Sachs clients, on the other hand. Furthermore, the Adviser may, on our behalf, effect transactions where Goldman Sachs is also acting as broker on the other side of the same transaction, known as agency cross transactions. Goldman Sachs may receive commissions from, and has a potentially conflicting division of loyalties and responsibilities regarding us and the other parties to those transactions.
Purchases and sales of securities for our account may be bunched or aggregated with orders for other accounts of Goldman Sachs, including other investment vehicles. Because of the prevailing trading activity, it is frequently not possible to receive the same price or execution on the entire volume of securities sold. When this occurs, the various prices may be averaged, which may be disadvantageous to us, although the Adviser will take steps as it may deem necessary to ensure, to the extent practicable, that we receive that best available price in connection with the transaction.
These principal, agency cross and other transactions give rise to conflicts of interest, and there is no assurance that the conflicts will be resolved in our favor.

Financing provided by Goldman Sachs could lead to potential or actual conflicts of interest.
Goldman Sachs is engaged in the business of making, underwriting, syndicating, buying, selling and trading mortgages, senior secured loans, other loans and junior securities to corporate and other borrowers, and may seek to provide such services to us and our investments. For example, Goldman Sachs may arrange or underwrite bank or high-yield financing used by us to complete an acquisition, or may make a senior mortgage loan on one of our investments.
As part of its financing activities, to the extent permitted by applicable law, Goldman Sachs may provide loans or other financing to us (or our subsidiaries) or acquire interests in such loans or other financing in the secondary markets. The holders of debt instruments and preferred equity interests (which may include Goldman Sachs or affiliated investment partnerships) may, and in the event of the borrower’s financial distress or insolvency will, have interests substantially divergent from ours. Thus, there can be no assurance that our interests will not be subordinated to those of Goldman Sachs, funds sponsored by Goldman Sachs or other clients to our detriment.
In addition, in connection with lending arrangements involving us or an investment of ours, Goldman Sachs may seek to exercise its creditor’s rights under the applicable loan agreement or other document which may be detrimental to equity holders, including us.
Such involvement by Goldman Sachs as a provider of financing may result in Goldman Sachs and us having conflicting interests, which could have an adverse impact on us.
We may enter into hedging transactions with Goldman Sachs and may invest in money market funds managed by Goldman Sachs.
To the extent permitted by applicable law, we or one or more of our investments may participate as a counterparty with or as a counterparty to Goldman Sachs or an investment vehicle formed by Goldman Sachs in connection with currency and interest rate hedging, permitted derivative transactions and other transactions. We may establish a prime brokerage relationship with Goldman Sachs to execute such transactions with respect to investments by us in the fixed-income, currency or other markets. Goldman Sachs may retain any compensation that may be made in these transactions. The Adviser will review each of the foregoing transactions and take such steps as it may deem necessary to ensure that the terms of such transactions are fair and reasonable and consent to such transactions upon the Adviser’s approval.
To the extent permitted by applicable law, we may invest unemployed funds in any short-term or other liquid investments (including investments managed by Goldman Sachs), which may charge a reasonable interest spread or other reasonable expenses. In connection with any of these investments, we will pay all fees pertaining to the investments and no portion of any fees otherwise payable by us will be offset against interest or other expenses payable in accordance with any of these investments (including the management fee payable to the Adviser). In these circumstances, as well as in all other circumstances in which Goldman Sachs receives any interest, expenses, fees or other compensation in any form relating to the provision of services, no accounting or repayment to us will be required.
The compensation received by Goldman Sachs with respect to the transactions and investments described above could create motivation for the Adviser to engage more hedging transactions and invest additional funds in money market funds than it otherwise would if Goldman Sachs were not receiving such compensation, which could have an adverse impact on us.
We may be subject to potential conflicts of interest as a consequence of Goldman Sachs’ business dealings with former employees or other related persons.
The Adviser may, in its discretion, recommend we and/or certain of our investments have ongoing business dealings, arrangements or agreements with persons who are (i) former employees of Goldman Sachs, (ii) affiliates of Goldman Sachs and/or Other GS Accounts, (iii) affiliates of other investments of Other GS Accounts, (iv) Goldman Sachs’ employees’ family members or relatives or certain of their investments or (v) persons otherwise associated with an investor in an Other GS Account, an investment or a service provider. We may bear, directly or indirectly, the costs of such dealings, arrangements or agreements. These recommendations, and recommendations relating to continuing any such dealings, arrangements or agreements, may pose conflicts of interest and be based on differing incentives due to Goldman Sachs’ relationships with such former employees, affiliates or other investments or persons otherwise associated with an investor in an Other GS Account, an investment or a service provider. There is no assurance that these conflicts of interest will be resolved in our favor.
Goldman Sachs acts in multiple commercial capacities, which may give rise to conflicts of interest.
Goldman Sachs may seek to perform investment banking and other services (including underwriting, restructuring, merger advisory, other financial advisory, placement agency, financing, selling agency, foreign currency hedging, brokerage and asset management services) for, and expects to receive what it believes to be customary compensation from, us, or our investments (or joint venture partners or Real Estate Sponsors that participate in the investment); however, this compensation may not be negotiated at an arm’s length basis and may be more or less than the amount a third party might charge. Such compensation in connection with providing these services may be substantial. Except as specifically described in this Form 10, we will not receive any portion of the foregoing fees, or other fees received by Goldman Sachs for its services (and the management fee payable by us to the Adviser will not be reduced thereby), whether or not the investment by us was a factor in selecting Goldman Sachs to provide services.
When Goldman Sachs acts as a broker, dealer, agent or lender or in other commercial capacities for us, any subsidiaries thereof or issuers in which we invest, it is anticipated that the commissions, mark-ups, mark-downs, financial advisory fees, underwriting and placement fees, sales fees, financing and commitment fees, brokerage fees, other fees, compensation or profits, rates, terms and conditions charged by Goldman Sachs will be in its view commercially reasonable; however, they may not be negotiated on an arm’s length basis and, from time to time, may be more or less than what a third party might charge.
Goldman Sachs, including its sales personnel, will have an interest in obtaining fees and other amounts that are favorable to Goldman Sachs and its sales personnel, which may be adverse to us.
In addition, Goldman Sachs may be directly involved, on behalf of itself or its clients, in advising particular companies, investors and private equity sponsors with respect to transactions that conflict with our investments. In providing these or other services to, or engaging in transactions with, the issuers in which we invest or other market participants, or in acting for its own account, Goldman Sachs may take actions that have direct or indirect effects on us, which may be adverse to our investors.
In addition, due to its access to and knowledge of funds, markets and securities based on its other businesses, Goldman Sachs may make decisions based on information or take (or refrain from taking) actions with respect to interests in investments of the kind held directly or indirectly by us in a manner that may be adverse to us. Goldman Sachs may also derive benefits from providing services to us, which may enhance Goldman Sachs’ relationships with various parties, facilitate additional business development and enable Goldman Sachs to obtain additional business and generate additional revenue.
The Adviser will engage consultants, advisors and service providers on our behalf.
The Adviser and entities affiliated with the Adviser will provide certain accounting, administrative and other services to us, and will charge expenses to us for the provision of such services by their internal staff that will be in addition to the management fee payable by us to the Adviser. Please see Item 7, “Certain Relationships and Related Transactions, and Director Independence—The Advisory Agreement” for further details.
Individual consultants or advisors (some of whom may be former employees of Goldman Sachs) may be engaged by the Adviser on our behalf to provide consulting or advisory services to us. These consultants or advisors may not work exclusively for the Adviser or us. Compensation paid to these consultants or advisors for consulting/advisory services is generally borne by us, is not offset against the management paid to the Adviser and may include an annual fee and a discretionary performance-related bonus.

We will be responsible for these fees and expenses, and amounts paid to Goldman Sachs by us with respect to these services are in addition to the management fees. The amounts described above may not be negotiated at an arm’s length basis and may be more or less than the amount a third party might charge.
Furthermore, Goldman Sachs and its employees may hold investments in companies that provide services to issuers in which we invest, and, subject to applicable laws, it may refer or introduce those companies’ services to such issuers.
The Adviser, on our behalf and on behalf of our investments, expects to engage service providers (including attorneys and consultants), some of which may also provide services to Goldman Sachs and other clients managed by other parts of Goldman Sachs and their portfolio companies. In addition, certain service providers to the Adviser, us and our investments may also be affiliates of Goldman Sachs. To the extent the Adviser is involved in such selection, the Adviser intends to select these service providers based on a number of factors, including expertise and experience, knowledge of related or similar products, quality of service, reputation in the marketplace, and price. These service providers may have business, financial, or other relationships with Goldman Sachs or its employees, including being a portfolio company of, or otherwise affiliated with, Goldman Sachs, which may influence the Adviser’s selection of these service providers for us or our investments. In such circumstances, there may be a conflict of interest between Goldman Sachs and us (or the issuers in which we invest) or between us and Other GS Accounts (or their portfolio companies) if we (or the issuers in which we invest) determine not to engage or continue to engage these service providers.
Notwithstanding the foregoing, the selection of service providers will be conducted in accordance with the Adviser’s fiduciary duties to us. The service providers selected by the Adviser might charge different rates to different recipients based on the specific services and / or the complexity of the services provided, the personnel providing the services, or other factors. As a result, the rates paid with respect to these service providers by us and the issuers in which we invest, on the one hand, may be more or less favorable than the rates paid by Goldman Sachs, on the other hand. In addition, the rates paid by us or the issuers in which we invest, on the one hand, may be more or less favorable than the rates paid by other parts of Goldman Sachs or clients managed by other parts of Goldman Sachs or their portfolio companies, on the other hand.
The Adviser and the Investment Committee engage in other activities, and conflicts may arise in the allocation of time between matters.
The members of the Investment Committee and other Adviser employees who will play key roles in our management may spend a significant portion of their time on matters unrelated to us, and members of the Investment Committee will also serve on the investment committees of Other GS Accounts. Time will be spent on completing the investment periods and managing and exiting investments of Other GS Accounts, including investments made on behalf of Goldman Sachs, including Goldman Sachs Bank USA, and on providing services to and effecting transactions on behalf of other groups within Goldman Sachs and accounts other than us. Such obligations of these individuals could conflict with their responsibilities to us.
Certain Other GS Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities and may be allocated only opportunities with lower relative returns.
Our Adviser and its affiliates, as part of the Goldman Sachs Asset & Wealth Management Business (“AWM”), manage and advise multiple Other GS RE Accounts (including Other GS RE Accounts in which Goldman Sachs and its personnel have an interest and/or invest alongside such Other GS RE Account in a fixed manner) that have investment objectives and strategies that are the same or similar to or overlap with ours. Such Other GS RE Accounts are expected to seek to make and sell investments in the same collateral, securities or other instruments as us. Without limiting the generality of the foregoing, our Adviser manages RECP IV and GS REIT, each of which is described below.
In addition, AWM has recently established an AWM Asset Finance Platform, which will participate in privately originated, current income-oriented credit investments that are expected to be held to maturity and are secured by physical and financial assets across a variety of asset classes, including, without limitation, consumer credit, fund finance, commercial finance, real estate finance, hard asset finance, and other asset-backed financial products and receivables (such investments, “Asset Finance Investments”).
Further, Goldman Sachs businesses outside of AWM, including GBM, originate and underwrite various types of senior debt instruments secured by commercial real estate.
The foregoing creates potential conflicts of interest, particularly in circumstances where the availability of investment opportunities is limited. To address these potential conflicts of interest, Goldman Sachs has established the following investment allocation protocols:
Allocation of Opportunities Between GBM and Us. It is generally expected that both we and GBM will pursue opportunities to originate or purchase senior loans or other similar debt instruments secured by commercial real estate assets. As between GBM and us, we will generally have priority over GBM with respect to Covered Senior Opportunities (as defined below), and GBM will generally have priority over us with respect to senior loans or other debt instruments secured by commercial real estate assets that are not Covered Senior Opportunities. We anticipate that the majority of our portfolio will consist of Covered Senior Opportunities.
“Covered Senior Opportunities” are investment opportunities in senior loans or debt instruments secured by commercial real estate that have all of the following characteristics: (i) a loan size of less than $100 million, (ii) a first lien security interest, (iii) a loan-to-value (LTV) ratio of 60-70%, measured at the time of investment by Goldman Sachs, (iv) a maturity date of between three to five years, (v) floating rate interest terms, and (vi) the loan or debt instrument is secured by a core/core-plus “transitional” commercial real estate asset (i.e., where the asset is stabilized, but has a transitional business plan and is in need of a moderate level of additional investment for lease-up, renovation, or repositioning), as determined by Goldman Sachs in its discretion at the time of investment.
In addition, notwithstanding the foregoing, there may be certain circumstances in which a potential borrower is seeking a financing where the structure or terms of such financing have not been determined. In such circumstances, we and GBM will each be permitted to submit alternative financing proposals with different structures to the potential borrower, each to be separately negotiated by us and GBM, respectively. We expect in such circumstances that we and GBM would present alternative financing proposals that are not directly comparable due to their different structures. For example, we may present a whole loan financing proposal while GBM presents a securitization financing proposal or a back-leverage financing proposal.
Allocation of Opportunities Between Us and Other GS RE Accounts. The Adviser and its affiliates, as part of AWM, currently manage Other GS RE Accounts (including RECP IV and GS REIT that are described below), and may in the future manage additional Other GS RE Accounts, with investment strategies that pursue investments in credit secured, directly or indirectly, by commercial real estate located in North America.
RECP IV is a commingled globally-focused closed-end real estate debt fund managed by Goldman Sachs that is the fourth in the RECP fund series managed by Goldman Sachs. It focuses its investment strategy on higher yielding performing debt investments secured by commercial real estate located in the United States, Europe and developed Asia-Pacific (“APAC”) countries. While generally we expect the target return profile and size of our real estate credit investments to be distinct from RECP IV, which generally targets real estate credit investments with a higher risk and higher yield profile and larger size than we do, there may be investment opportunities that overlap in target return profiles and thus would fit within the investment mandate of both RECP IV and us. With respect to these investment opportunities, RECP IV (together with Other GS RE Accounts investing alongside RECP IV) will have priority over us with respect to loans with a total anticipated commitment amount of $75 million or greater, while we will have priority over RECP IV for a loan with a total anticipated commitment amount below $75 million. However, the Adviser may in the future grant priority to other GS RE Accounts, and in particular we expect that the Adviser will grant similar priority to successor funds to RECP IV when organized. This potential overlapping investment mandate may result in fewer investment opportunities being made available to us.
In addition, GS REIT focuses its investment strategy on investments in a diverse portfolio of income-producing real estate, real estate debt and real estate-related securities and is actively raising capital for investments that satisfy its investment objectives. Although the current portfolio of GS REIT is predominantly in equity investments, its investment mandate includes real estate debt. Under our Adviser’s current allocation policies, we have priority over GS REIT with respect to real estate debt investment opportunities that meet our investment objectives.
It is possible that we may co-invest in real estate credit opportunities with RECP IV, GS REIT or both if the full loan is not allocated to the primary fund due to overall portfolio construction considerations for such fund, but, generally, we do not currently intend to co-invest with Other GS RE Accounts.
With respect to Other GS RE Accounts that may have investment objectives or guidelines that may partially overlap with ours but that do not have priority over us, the Adviser has developed allocation policies and procedures that provide that the Adviser personnel making portfolio decisions for us and Other GS RE Accounts will make investment and disposition decisions for, and allocate investment opportunities among, us and such Other GS RE Accounts consistent with the Adviser’s fiduciary obligations. These policies and procedures may result in the pro rata allocation (on a basis determined by the Adviser) of limited opportunities among us and Other GS RE Accounts, but in other cases the allocation may not be pro rata. The Adviser may also sequence or rotate transactions using allocation policies to determine the order in which accounts receive allocations. To the extent we trade behind one or more Other GS RE Accounts within the rotation system, there will be cases in which Other GS RE Accounts receive an allocation of an investment opportunity at times that we do not, and such opportunities may have been more favorable to us than other opportunities we may receive.
AWM Asset Finance Platform. Investments for the AWM Asset Finance Platform will be composed of Asset Finance Investments that are principally underwritten through granular portfolio and statistical analysis (as compared to underwriting being conducted at the underlying real estate level, which is the case for our investments). Some Asset Finance Investments will involve underlying real estate collateral. While investments in such underlying collateral itself could fall within our investment mandate, we do not expect there to be significant overlap in investment opportunities between us and the AWM Asset Finance Platform given the different nature in investment mandates and different underwriting processes with respect to Asset Finance Investments and our investments. Asset Finance Investments will generally be sourced by GBM and allocated between GBM and the AWM Asset Finance Platform based on agreed-upon allocation procedures. In addition, the AWM Asset Finance Platform may participate in certain investments sourced by GBM including those described under “Allocation of Opportunities Between GBM and Us” above. Asset Finance Investments will generally not be allocated to us or Other GS Accounts managed by AWM that are not part of the AWM Asset Finance Platform, and we will have no right to participate in any Asset Finance Investments (even if such an investment involves underlying real estate collateral, as described above).
Investment opportunities initially offered to us in which we do not participate in full may thereafter be offered to GBM, RECP IV, the AWM Asset Finance Platform, Other GS Accounts, including Goldman Sachs for its own account, investment vehicles organized to facilitate investment by Goldman Sachs’ current or former directors, partners, trustees, managers, members, officers, consultants, employees, and their families and related entities, including employee benefit plans in which they participate, all or certain of our investors or other persons or entities as determined by Goldman Sachs in its sole discretion, and we will not receive any compensation related to any such opportunities. Investment opportunities for which such an entity has priority, as described above, but for which it does not participate in full, may be offered to such persons as Goldman Sachs may determine, including Goldman Sachs for its own account; Goldman Sachs will be under no obligation or duty to make such investments available to us.
Goldman Sachs will make the determination as to whether an investment is a Covered Senior Opportunity, and will face conflicts of interest in doing so. Determining that an opportunity is not a Covered Senior Opportunity, which will provide GBM with priority with respect thereto, may benefit Goldman Sachs to a greater extent than had such opportunity been determined to be a Covered Senior Opportunity. Goldman Sachs may have incentives to make adjustments to the terms of a loan (e.g., by increasing its size) to ensure that such opportunity does not meet the criteria required to be a Covered Senior Opportunity.
As described above, there are circumstances in which we and GBM will each be permitted to submit alternative financing proposals to a potential borrower, each to be separately negotiated by us and GBM, respectively. In such circumstances, no assurance can be provided as to whether the borrower will determine to enter into a financing arrangement with us or GBM.
In some cases, due to information segregation policies that may be in place, we and Other GS RE Accounts may simultaneously seek specific investment opportunities without being aware that the other is also seeking such opportunities. The Adviser has a conflicts system in place in addition to these segregation policies to identify potential conflicts early in the process and to determine if an allocation decision needs to be made. If the conflicts system detects a potential conflict with respect to a particular investment opportunity, such investment opportunity will be assessed to determine whether it must be allocated to, or prohibited from being allocated to, a particular Other GS RE Account.
Allocation-related decisions for us and Other GS RE Accounts may be made by reference to one or more factors. Factors may include: our and the Other GS RE Accounts’ portfolios and our and their investment horizons, objectives, guidelines and restrictions (including legal and regulatory restrictions affecting us and such Other GS RE Accounts or affecting holdings across accounts); client instructions; strategic fit and other portfolio management considerations, including different desired levels of exposure to certain strategies and diversification requirements; tax sensitivity; relevant contractual provisions; target rates of return; size of the investment opportunity; expected duration and anticipated magnitude of the overall investment program; the expected future capacity of us and the Other GS RE Accounts; limits on Goldman Sachs’ brokerage discretion; cash and liquidity considerations; the availability of other appropriate or substantially similar investment opportunities; source of the investment opportunity; whether the investment represents an “add-on” opportunity; whether a fund is expected to provide expertise or other advantages in connection with a particular investment and differences in benchmark factors and hedging strategies among us and Other GS RE Accounts. Suitability considerations, reputational matters and other considerations may also be considered.
In addition, in some cases the Adviser may make investment recommendations to Other GS RE Accounts that make investment decisions independently of the Adviser. In circumstances in which there is limited availability of an investment opportunity, if such Other GS Accounts invest in the investment opportunity at the same time as, or prior to, us, the availability of the investment opportunity for us will be reduced irrespective of the Adviser’s policies regarding allocations of investments. During periods of unusual market conditions, the Adviser may deviate from its normal allocation practices.
We will not have priority over any investment that is an additional investment in a company, platform or asset in which any Other GS RE Account, including Goldman Sachs for its own account, has an existing interest or otherwise has a contractual right to receive an opportunity under a then-existing joint venture, exclusivity or other arrangement.
Moreover, except as otherwise provided above, Goldman Sachs businesses outside of Goldman Sachs Asset Management Real Estate are under no obligation to provide investment opportunities to us, and generally are not expected to do so. Further, opportunities sourced within particular portfolio management teams within Goldman Sachs Asset Management Real Estate may not be allocated to us or Other GS RE Accounts managed by such teams or by other teams. Opportunities not allocated to us or Other GS RE Accounts may be made available to other accounts or third parties, and we will not receive any compensation related to such opportunities. Within this allocation framework, the Adviser’s allocation decisions will generally be overseen by the Investment Committee.
As a result of the various considerations above, there will be cases in which certain Other GS RE Accounts (including Other GS RE Accounts in which Goldman Sachs and personnel of Goldman Sachs have an interest) receive an allocation of an investment opportunity at times that we do not. The application of these considerations may cause differences in the performance of Other GS RE Accounts that employ strategies that are the same or similar to ours.

Our board of directors’ loyalties to GS REIT and possibly to future Other GS RE Accounts could influence its judgment, resulting in actions that may not be in our stockholders’ best interest or that result in a disproportionate benefit to such Other GS RE Account at our expense.
Two of our three affiliated directors also serve as directors of GS REIT, an Other GS RE Account that has investment objectives that encompass investment in debt secured by commercial real estate. In addition, all of our independent director nominees serve as independent directors of GS REIT. The loyalties of our directors serving on the board of directors of GS REIT, or possibly on the boards of directors of Other GS RE Accounts, may influence the judgment of our board of directors when considering issues for us that also may affect such Other GS RE Account. For example, if we were to consider a transaction with GS REIT, decisions of our board or the affiliate transaction committee regarding the terms of such transactions may be influenced by a director’s loyalties to such Other GS RE Account and may result in a disproportionate benefit to such Other GS RE Account at our expense.
Under certain circumstances, our Adviser may determine not to pursue an investment opportunity within our investment objectives and guidelines, including as a result of business or other reasons applicable to us, Other GS Accounts, Goldman Sachs or its affiliates, and may instead offer the opportunity to other parties, including Other GS Accounts.
Under certain circumstances, our Adviser may determine not to pursue some or all of an investment opportunity within our investment objectives and guidelines, including without limitation, as a result of business, reputational or other reasons applicable to us, Other GS Accounts, Goldman Sachs or its affiliates. In addition, the Adviser and its affiliates may determine that we should not pursue some or all of an investment opportunity, including, by way of example and without limitation, because we have already invested sufficient capital in the investment, sector, industry, geographic region or markets in question, as determined by the Adviser and its affiliates in their good faith discretion, or the investment is not appropriate for us for other reasons as determined by the Adviser and its affiliates in their good faith reasonable sole discretion. In any such case the Adviser could, thereafter, offer such opportunity to other parties, including Other GS Accounts, portfolio entities, joint venture partners, related parties or third parties. Any such Other GS Accounts may be advised by a different Goldman Sachs business group with a different investment committee, which could determine an investment opportunity to be more attractive than the Adviser believes to be the case. In any event, there can be no assurance that the Adviser’s assessment will prove correct or that the performance of any investments actually pursued by us will be comparable to any investment opportunities that are not pursued by us. The Adviser, including its personnel, will, in certain circumstances, receive compensation from any such party that makes the investment, including an allocation of carried interest or referral fees, and any such compensation could be greater than amounts paid by us to the Adviser. In some cases, Goldman Sachs may earn greater fees when Other GS Accounts participate alongside or instead of us in an investment.
When the Adviser and its affiliates determine not to pursue some or all of an investment opportunity for us that would otherwise be within our investment objectives and strategies, and the Adviser provides the opportunity or offers the opportunity to Other GS Accounts, Goldman Sachs, including its personnel (including real estate personnel), can be expected to receive compensation from the Other GS Accounts, whether or not in respect of a particular investment, including an allocation of carried interest or referral fees, and any such compensation could be greater than amounts paid by us to the Adviser. As a result, the Adviser (including real estate personnel who receive such compensation) could be incentivized to allocate investment opportunities away from us to or source investment opportunities for Other GS Accounts.
The Adviser and its affiliates make good faith determinations for allocation decisions based on expectations that will, in certain circumstances, prove inaccurate. Information unavailable to the Adviser, or circumstances not foreseen by the Adviser at the time of allocation, may cause an investment opportunity to yield a different return than expected. For example, an investment opportunity that the Adviser and its affiliates determine to be consistent with the return objective of RECP IV and therefore made available to RECP IV rather than us may not match the expectations and underwriting of the Adviser and its affiliates and generate an actual return that would have been appropriate for us. Conversely, an investment that the Adviser and its affiliates expect to be consistent with our return objectives will, in certain circumstances, fail to achieve them. There is no assurance that any conflicts arising out of the foregoing will be resolved in our favor. The Adviser is entitled to amend its policies and procedures at any time without prior notice or our consent.

We may divide a pool of investments among us and Other GS Accounts.
The Adviser may have an opportunity to acquire a portfolio or pool of assets, securities and instruments in a single or related transactions with a particular seller that it determines in its sole discretion should be divided and allocated among us and Other GS Accounts, including where certain of such assets, securities or instruments are specifically allocated (in whole or in part) to us and such Other GS Accounts. Such allocations generally would be based on its assessment of, among other things, the expected returns and risk profile of the portfolio and each of the assets therein and may provide greater benefits to Other GS Accounts than to us (or vice versa). For example, some of the assets in a pool may have an opportunistic return profile not appropriate for us. Also, a pool may contain both debt and equity instruments that the Adviser determines should be allocated to different funds. In all of these situations, the combined purchase price paid to a seller would be allocated among the multiple assets, securities and instruments in the pool based on a determination by the seller, by a third-party valuation firm or by the Adviser and its affiliates, and therefore among us and the Other GS Accounts acquiring any of the assets, securities and instruments, although the Adviser could, in certain circumstances, allocate value to us and such Other GS Accounts on a different basis than the contractual purchase price. To the extent that any such allocations would cause us to participate in a transaction with Other GS Accounts for a portfolio or pool of assets, securities and instruments that we otherwise may not have acquired individually, the Adviser will have conflicting loyalties between its duties to us and to Other GS Accounts.
The amount of performance-based compensation charged and management fees paid by us may be less than or exceed the amount of performance-based compensation charged and management fees paid by Other GS Accounts. Such variation may create an incentive for the Adviser to allocate a greater percentage of an investment opportunity to us or such Other GS Accounts, as the case may be.
Disputes between the Adviser and our joint venture partners who have pre-existing investments with the Adviser may affect our investments relating thereto.
Some of the third-party operators and joint venture partners with which the Adviser may elect to co-invest our capital may have pre-existing investments with Goldman Sachs. The terms of these pre-existing investments may differ from the terms upon which we invest with such operators and partners. Moreover, these pre-existing investments with Goldman Sachs may give rise to conflicts of interest in the event of a dispute between us and a joint venture partner who has an established relationship with Goldman Sachs. To the extent a dispute arises between the Adviser and such operators and partners, our investments relating thereto may be affected.
The Adviser may face conflicts of interests in choosing our service providers, and certain service providers may provide services to the Placement Agent, the Adviser or Goldman Sachs on more favorable terms than those payable by us.
Pursuant to the terms of our Advisory Agreement, the Adviser may retain, for and on our behalf and at our expense, the services of certain other persons and firms as the Adviser deems necessary or advisable in connection with our management as operations. Certain third-party advisors and other service providers and vendors to us (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, title agents, loan servicing and administration providers and investment or commercial banking firms) provide goods or services to, or have other business, personal, financial or other relationships with, Goldman Sachs, Other GS Accounts and their portfolio entities, the Placement Agent, the Adviser and affiliates and personnel of the foregoing. Also, advisors, lenders, investors, commercial counterparties, vendors and service providers (including any of their affiliates or personnel) to us could have other commercial or personal relationships with Goldman Sachs, Other GS Accounts and their respective affiliates, personnel or family members of personnel of the foregoing. Expenses allocable to us may increase where third parties are retained to provide services to us.
Certain advisors and service providers (including law firms) may temporarily provide their personnel to Goldman Sachs, us or Other GS Accounts or their portfolio companies pursuant to various arrangements including at cost or at no cost. In certain circumstances, we may also have significant control in selecting individuals or dedicated teams at such advisors and service providers and in determining their compensation. While often we and such Other GS Accounts and their portfolio companies are the beneficiaries of these types of arrangements,

Goldman Sachs is from time to time a beneficiary of these arrangements as well, including in circumstances where the advisor or service provider also provides services to us in the ordinary course. Such personnel may provide services in respect of multiple matters, including in respect of matters related to Goldman Sachs, its affiliates and/or portfolio companies and any costs of such personnel may be allocated accordingly.
Although Goldman Sachs selects service providers and vendors it believes are most appropriate in the circumstances based on its knowledge of such service providers and vendors (which knowledge is generally greater in the case of service providers and vendors that have other relationships to Goldman Sachs), the relationship of service providers and vendors to Goldman Sachs as described above will, in certain circumstances, influence Goldman Sachs in deciding whether to select, recommend or form such an advisor or service provider to perform services for us, the cost of which will generally be borne directly or indirectly by us, and incentivize Goldman Sachs to engage such service provider over a third party, utilize the services of such service providers and vendors more frequently than would be the case absent the conflict, or to cause us to pay such service providers and vendors higher fees or commissions than would be the case absent the conflict. The incentive could be created by current income and/or the generation of enterprise value in a service provider or vendor; Goldman Sachs may also have an incentive to invest in or create service providers and vendors to realize on these opportunities. Furthermore, Goldman Sachs will from time to time encourage third-party service providers to Other GS Accounts to use other service providers and vendors in which Goldman Sachs has an interest, and Goldman Sachs has an incentive to use third-party service providers who do so as a result of the additional business for the related service providers and vendors. Fees paid to or value created in these service providers and vendors do not offset or reduce the Adviser’s management fee and are not otherwise shared with us. In the case of brokers of securities, our sponsor has a best-execution policy that it updates from time to time to comply with regulatory requirements in applicable jurisdictions.
Goldman Sachs, Other GS Accounts, portfolio entities, and personnel and related parties of the foregoing may receive fees and compensation, including performance-based and other incentive fees, for products and services provided to us, such as fees for arranging, underwriting, syndication or refinancing of a loan or investment (or other additional fees, including acquisition fees, loan modification or restructuring fees); loan servicing; special servicing; other servicing; administrative services; advisory services on purchase or sale of an asset; other advisory services; investment banking and capital market services; placement agent services; fund administration; internal legal and tax planning services; information technology products and services; insurance procurement; brokerage solutions and risk management services; data extraction and management products and services; fees for monitoring and oversight of loans, property, title and/or other types of insurance and related services; and other products and services (including but not limited to restructuring, consulting, monitoring, commitment, syndication, origination, organizational and financing, and divestment services). Such parties will also provide products and services for fees to Goldman Sachs, Other GS Accounts and portfolio entities, and their personnel and related parties, as well as third parties.
Portfolio entities of Other GS Accounts may be counterparties or participants in agreements, transactions and other arrangements with us for the provision of goods and services, purchase and sale of assets and other matters. In addition, in the event we form or acquire one or more portfolio entities, certain of our portfolio entities may be counterparties or participants in agreements, transactions and other arrangements with Other GS Accounts for the provision of goods and services, purchase and sale of assets and other matters. These agreements, transactions and other arrangements will involve payment of fees and other amounts, none of which will result in any offset to the management fees we pay to the Adviser notwithstanding that some of the services provided by such portfolio entity are similar in nature to the services provided by the Adviser. Generally, under our corporate governance guidelines, which will be effective on the Governance Date, we will be able to engage Goldman Sachs-affiliated portfolio entities or allow our portfolio entities to be engaged by Goldman Sachs-affiliated entities only if a majority of our board of directors, and a majority of the affiliate transaction committee not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.
We, Other GS Accounts and their affiliates are expected to enter into joint ventures with third parties to which the service providers and vendors described above will provide services. In some of these cases, the third-party joint venture partner may negotiate to not pay its pro rata share of fees, costs and expenses to be allocated as described above, in which case we, Other GS Accounts and their affiliates that also use the services of the portfolio entity service provider will, directly or indirectly, pay the difference, or the portfolio entity service provider will bear a loss equal to the difference. Portfolio entity service providers described in this section are generally owned and controlled by one or more Goldman Sachs funds such as Other GS Accounts. In certain instances, a similar company could be owned or controlled by Goldman Sachs directly. Service providers described in this risk factor are generally owned and controlled by a Goldman Sachs fund, such as the Other GS Accounts.
Goldman Sachs has a general practice of not entering into any arrangements with advisors, vendors or service providers that provide lower rates or discounts to Goldman Sachs itself compared to those available to us for the same services. However, legal fees for unconsummated transactions are often charged at a discount rate, such that if we consummate a higher percentage of transactions with a particular law firm than Goldman Sachs, Other GS Accounts and their affiliates, we could indirectly pay a higher net effective rate for the services of that law firm than Goldman Sachs or Other GS Accounts or their affiliates. Also, advisors, vendors and service providers often charge different rates or have different arrangements for different types of services. For example, advisors, vendors and service providers often charge fees based on the complexity of the matter as well as the expertise and time required to handle it. Therefore, to the extent the types of services used by us are different from those used by Goldman Sachs, Other GS Accounts and their affiliates and personnel, we can be expected to pay different amounts or rates than those paid by such other persons. Similarly, Goldman Sachs, the Other GS Accounts and affiliates and we can be expected to enter into agreements or other arrangements with vendors and other similar counterparties (whether such counterparties are affiliated or unaffiliated with Goldman Sachs) from time to time whereby such counterparty will, in certain circumstances, charge lower rates (or no fee) or provide discounts or rebates for such counterparty’s products or services depending on the volume of transactions in the aggregate or other factors.
We will purchase or bear premiums, fees, costs and expenses (including any expenses or fees of insurance brokers) to insure us, the Adviser, Goldman Sachs and their respective directors, officers, employees, agents and representatives and other indemnified parties, against liability in connection with our activities. This includes a portion of any premiums, fees, costs and expenses for one or more “umbrella,” group or other insurance policies maintained by Goldman Sachs that cover one or more of us and Other GS Accounts, the Adviser and Goldman Sachs (including their respective directors, officers, employees, agents and representatives and other indemnified parties). The Adviser and its affiliates will make judgments about the allocation of premiums, fees, costs and expenses for such “umbrella,” group or other insurance policies among one or more of us and Other GS Accounts, the Adviser and Goldman Sachs on a fair and reasonable basis, in their discretion, and may make corrective allocations should they determine subsequently that such corrections are necessary or advisable.
Additionally, we and Other GS Accounts (and their portfolio entities) will, in certain circumstances, jointly contribute to a pool of funds that can be expected to be used to pay losses that are subject to the deductibles on any group insurance policies, which contributions may similarly be allocated in accordance with the relative values of the respective assets that are insured by such policies (or other factors that Goldman Sachs may reasonably determine).
In respect of such insurance arrangements, Goldman Sachs may make corrective allocations from time to time should it determine subsequently that such adjustments are necessary or advisable.
The Adviser may purchase assets with the intention to make a near-term transfer.
Subject to REIT tax rule compliance and considerations, in the course of investing in an asset, the Adviser may intend to cause us to make (or commit to make) an investment in such asset with the intent to sell a portion of such investment for an amount equal to the cost of such investment (or on such other basis as determined by Goldman Sachs in its discretion) to Other GS Accounts, including co-investors at or after the closing of the investment. Intended co-investors may be affiliated or advised by Goldman Sachs. In this situation, we will bear the risk that the Adviser may not be successful in selling such a co-investment opportunity to potential co-investors, and that, as a result, we will bear the entire portion of any broken-deal expenses and other costs and expenses related to such investment, hold a greater concentration and have greater exposure in such portfolio company than was intended. The Adviser expects to attempt to address such risks by requiring such investments be in our best interests, regardless of whether any sell-down ultimately occurs, and the Adviser will not be deemed to be in breach of any duty or to have violated any other obligation to us by engaging in such investment and sell-down activities. In connection with any asset transfer, the Adviser may influence the timing of the transfer, which may affect the amount that will be paid to us upon the conveyance of such investment to such co-investors.
Goldman Sachs may represent creditors and debtors, which may impact our investment flexibility.
Goldman Sachs may represent creditor or debtor companies in proceedings under Chapter 11 of the U.S. Bankruptcy Code or similar non-U.S. bankruptcy proceedings or prior to such filings. Goldman Sachs may also serve on creditor or equity committees. Such actions, for which Goldman Sachs may be compensated, may limit or preclude the flexibility that we may otherwise have to buy or sell certain investments.
We may provide guaranties, which could increase our liabilities.
We may guarantee indebtedness or other liabilities incurred by entities that are owned jointly by us or third parties (including, without limitation, joint venture partners) or provide indemnities in connection with such indebtedness. It is possible that we will guarantee the entire amount of indebtedness incurred by such an entity even though we own only part of such entity. In such cases, we may be liable for the actions of such third party and may or may not be able to recover such parties’ allocable share of the payments made under guaranties and indemnities, which could have an adverse impact on us.
Goldman Sachs’ investment activities give rise to potential and actual conflicts of interest.
As a full service securities firm and bank, Goldman Sachs, to the extent permitted by applicable law, is an active participant, as agent, principal and market maker, in the global fixed-income, currency, commodity, equities and other markets. Goldman Sachs may invest or trade in the equity, debt or other interests of entities in which we are invested without regard to our investment objectives, such as acquiring positions based on the same or a different strategy than ours. If Goldman Sachs acquires equity securities, debt securities, or other indebtedness of such entities, its interests could diverge substantially from our interests. Goldman Sachs will execute transactions independently of our transactions, and thus at prices or rates that may be more or less favorable than the prices or rates paid by us.
Furthermore, Goldman Sachs expects to continue to invest in real estate debt and real estate-related investments without regard to our investment objectives, including acquiring positions based on the same or a different strategy than ours. Such activities may limit investment opportunities in regulated industries in which limitations are imposed upon the aggregate amount of investment by affiliated investors. The activities or portfolio strategies of Goldman Sachs for its own account or for its other customer accounts could conflict with the transactions and strategies employed in managing us and affect the prices and availability of the securities, currencies and instruments in which we will invest. The results of our investment activities may differ significantly from Goldman Sachs’ results for its trading accounts.
If we have an investment in which Goldman Sachs or its affiliate (including Other GS Accounts) also has an investment, Goldman Sachs may have conflicting loyalties between its duties to us, on the one hand, and to Goldman Sachs or such affiliates, on the other hand, particularly in situations in which the investment becomes distressed or defaults on its obligations under any investment. Due to these conflicts and certain contractual obligations in connection with such investments, there may be certain actions, remedies and obligations that the Adviser will not undertake on behalf of us, sometimes instead relying upon the actions and remedies undertaken by other investors. In addition, in certain circumstances, a successor vehicle or Other GS Accounts may purchase all or a portion of an investment being sold by us. These affiliated situations present an inherent conflict of interest.
Investments may have publicly or privately issued loans or notes in which Goldman Sachs is an investor or makes a market. Goldman Sachs’ trading activities will be carried out generally without reference to positions held by us, and may have an effect on the value of the positions so held, or may result in Goldman Sachs having an interest in the investment adverse to us.
For certain investment opportunities, for administrative purposes the Adviser may enter into commitments on our behalf, on the one hand, and Goldman Sachs and Other GS Accounts, on the other, and will have the right to assign or transfer all or a portion of these commitments or investments to one or more of these entities in its discretion.
Goldman Sachs conducts principal activities through various areas within Goldman Sachs, and Goldman Sachs may have a greater financial interest in these areas or in Other GS Accounts than it does in us. Decisions by the Adviser with respect to our investment in an asset, including the timing of sales, and by the Other GS Accounts or other areas of Goldman Sachs may be made independently, which may result in different rates of return and profit and loss on the investment and adverse consequences for us or the asset.
There can be no assurance that the conflicts of interests arising out of Goldman Sachs’ investment activities will be resolved in our favor.
Goldman Sachs may come into possession of information that may restrict our trading ability and that may not be provided to us.
The Adviser’s ability to buy or sell certain securities may be restricted by applicable securities laws or regulatory requirements applicable to Goldman Sachs (and/or by its internal policies designed to comply with these and similar requirements). Goldman Sachs may possess material, non-public information about a real estate asset or investment or potential investment that would limit our ability to buy and sell securities related to that asset or other investment or potential investment. This may adversely affect our ability to make certain investments and/or to sell certain investments at any particular time. In addition, as part of its trading strategy, the Adviser may adopt plans, including under SEC Rule 10b5-1 to effect purchases or sales of public company securities over an extended period of time. These plans would allow trading under parameters the Adviser determines regardless of information that is held in the future. These plans may limit the Adviser’s ability to enter into certain purchase or sale transactions on our behalf that it would have otherwise entered into in the absence of such plans.
Additionally, Goldman Sachs and its representatives may have access to certain information and/or may develop fundamental analysis, proprietary models or other investment strategies for use in connection with other clients or activities, which are not available to those Goldman Sachs personnel advising or otherwise providing services to us or our investments or to potential investments. Goldman Sachs is under no obligation to, and may not, disseminate, and in some cases may be prohibited from disseminating, information between areas within Goldman Sachs, including to the Adviser.
Our board of directors has adopted a resolution that renounces our interest or expectancy with respect to business opportunities and competitive activities.
Our board of directors has adopted a resolution that provides, subject to certain exceptions, that none of Goldman Sachs or its affiliates, our directors or any person our directors control will be required to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us, and that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunities, unless offered to a person expressly and solely in their capacity as one of our directors or officers. As a result, our potential investment opportunities may be reduced.
Goldman Sachs will receive various kinds of information and data from us, which it may use without benefit to us.
In light of the extensive scope of Goldman Sachs’ activities, we (along with Goldman Sachs, the Adviser, and / or their respective affiliates and / or the issuers in which we invest (collectively, the “Data Parties”)) often possess data and information that they may utilize for various purposes and which they would not otherwise possess in the ordinary course of their businesses. For example, information relating to business operations, trends, budgets, customers or users, assets, funding and other metrics that the Data Parties possess or acquire through their management of client accounts and / or their own businesses and investment activities may be used by Goldman Sachs to identify and / or evaluate potential investments for the Company and to facilitate the management of investments, including through operational improvements. Conversely, Goldman Sachs may use data and information that it has or acquires in connection with our activities for the benefit of its own businesses and investment activities as well as those of Other GS Accounts and their portfolio companies and other investments. From time to time, Goldman Sachs may commission third-party research, at our expense, in connection with the diligence of an investment opportunity or in connection with its management of an investment, and such research is expected to subsequently be available to Other GS Accounts, their portfolio companies and other investments (and such persons will generally not be required to compensate us for the benefit they receive from such research). Such benefits could be material and Goldman Sachs will have no duty, contractual, fiduciary or otherwise, not to use such information in connection with the business and investment activities of itself, the Other GS Accounts and / or their portfolio companies and other investments.
Furthermore, except for contractual obligations to third parties to maintain confidentiality of certain information, regulatory limitations on the use of material nonpublic information, and the Data Parties’ information walls, Goldman Sachs is generally free to use data and information from our activities to assist in the pursuit of Goldman Sachs’ various other interests and activities, including to trade for the benefit of Goldman Sachs or another client. We and other sources of such data and information may not receive any financial or other benefit from having provided such data and information to Goldman Sachs. The potential ability to monetize such data and information may create incentives for Goldman Sachs to cause us to invest in entities and companies with a significant amount of data that it might not otherwise have invested in or on terms less favorable than it otherwise would have sought to obtain.
Goldman Sachs will receive various kinds of data and information from us, Other GS Accounts and portfolio entities, including data and information relating to business operations, trends, budgets, customers, ESG and other metrics, some of which is sometimes referred to as “big data.” Goldman Sachs may be better able to anticipate macroeconomic and other trends, and otherwise develop investment themes, as a result of its access to this data and information from us, Other GS Accounts and portfolio entities, other investment vehicles and their respective portfolio companies. Although Goldman Sachs believes that these activities will improve its investment management activities on our behalf and on behalf of Other GS Accounts, information obtained from us, Other GS Accounts and portfolio entities will also provide material benefits to such parties without compensation or other benefit accruing to us or our or its stockholders.
For example, information from an issuer may enable Goldman Sachs to better understand a particular industry and execute trading and investment strategies in reliance on that understanding for Goldman Sachs and Other GS Accounts that do not own an interest in the investment, without compensation or benefit to us or the applicable issuer. Furthermore, except for contractual obligations to third parties to maintain confidentiality of certain information, and regulatory limitations on the use of material non-public information, Goldman Sachs is generally free to use data and information from our activities to assist in the pursuit of Goldman Sachs’ various other activities, including selling products or services that are based on, or include information obtained from us and our investments. There is no limitation on Goldman Sachs or an Other GS Account’s ability to do so. The sharing and use of “big data” and other information presents potential conflicts of interest.
Certain principals and employees will, in certain circumstances, be involved in and have a greater financial interest in the performance of other Goldman Sachs funds or accounts, and such activities may create conflicts of interest in making investment decisions on our behalf.
Certain Goldman Sachs personnel will, in certain circumstances, be subject to a variety of conflicts of interest relating to their responsibilities to us, Other GS Accounts and portfolio entities, and their outside personal or business activities, including as members of investment or advisory committees or boards of directors of or advisors to investment funds, corporations, foundations or other organizations. Such positions create a conflict if such other entities have interests that are adverse to ours, including if such other entities compete with us for investment opportunities or other resources. The Goldman Sachs personnel in question may have a greater financial interest in the performance of the other entities than our performance. This involvement may create conflicts of interest in making investments on our behalf and on behalf of such other funds, accounts and other entities. Also, subject to the Goldman Sachs code of business conduct and ethics requirements, Goldman Sachs personnel may be permitted to invest in alternative investment funds, private equity funds, real estate funds, hedge funds and other investment vehicles, as well as engage in other personal trading activities relating to companies, assets, securities or instruments, some of which will involve conflicts of interests. Such personal securities transactions will, in certain circumstances, relate to securities or instruments, which can be expected to also be held or acquired by us or Other GS Accounts, or otherwise relate to companies or issuers in which we have or acquire a different principal investment (including, for example, with respect to seniority). There can be no assurance that conflicts of interest arising out of such activities will be resolved in our favor. Investors will not receive any benefit from any such investments, and the financial incentives of Goldman Sachs personnel in such other investments could be greater than their financial incentives in relation to us.
Certain stockholders may hold a significant portion of our shares of common stock, which may result in significant influence over the Company.
One or more stockholders with significant shares of our common stock may comprise a significant portion and, as a result, may control or have significant influence over any vote or decision of the stockholders of the Company. Such stockholders may act or vote entirely in their own interests, which may not align with our best interest as a whole or with the best interests of the other stockholders.
We may be subject to potential conflicts of interest as a consequence of family relationships that Goldman Sachs employees have with other real estate professionals.
Certain personnel and other professionals of Goldman Sachs may have family members or relatives that are actively involved in industries and sectors in which we invest or may have business, personal, financial or other relationships with companies in such industries and sectors (including the advisors and service providers described herein) or other industries, which gives rise to potential or actual conflicts of interest. For example, such family members or relatives might be officers, directors, personnel or owners of companies or assets that are actual or potential investments of ours or our other counterparties and portfolio properties. Moreover, in certain instances, we may purchase or sell companies or assets from or to, or otherwise transact with, companies that are owned by such family members or relatives or in respect of which such family members or relatives have other involvement. In most such circumstances, we will not be precluded from undertaking any of these investment activities or transactions.
We expect to have a diverse stockholder group, and the interests of our stockholders may conflict with one another and may conflict with the interests of investors in other vehicles that we co-invest with.
Our stockholders may have conflicting investment, tax and other interests with respect to their investments in us and with respect to the interests of investors in other investment vehicles managed or advised by the Adviser or its affiliates that participate in the same investments as us. The conflicting interests of individual stockholders with respect to other stockholders and relative to investors in other investment vehicles and investors relate to, among other things, the nature, structuring, financing, tax profile and timing of disposition of investments. The Adviser may as a result have conflicts in making decisions involving such factors, which may be more beneficial for one or more (but not all) stockholders than for other stockholders. In addition, we may make investments that may have a negative impact on related investments made by the stockholders in separate transactions. In selecting and structuring investments appropriate for us, the Adviser considers the investment, tax and other objectives of us (including our qualification as a REIT) and our stockholders (and those of investors in other investment vehicles managed or advised by the Adviser or its affiliates) that participate in the same investments as us, not the investment, tax or other objectives of any stockholder individually. In addition, certain investors may also be limited partners in Other GS Accounts, including supplemental capital vehicles and co-investment vehicles that invest alongside us in one or more investments, which could create conflicts for the Adviser in the treatment of different investors.
In addition, the Adviser and its affiliates may face certain tax risks based on positions taken by us, including as a withholding agent. The Adviser reserves the right on behalf of itself and its affiliates to take positions adverse to us in these circumstances, including with respect to withholding amounts to cover actual or potential tax liabilities.
Stockholders may also include affiliates of Goldman Sachs, such as Other GS Accounts, affiliates of portfolio entities, charities or foundations associated with Goldman Sachs personnel and current or former Goldman Sachs personnel, Goldman Sachs’ senior advisors and operating partners, and any such affiliates, funds or persons may also invest in us. Except as provided in our charter, all of these Goldman Sachs-related stockholders will have equivalent rights to vote and withhold consents as nonrelated stockholders. Nonetheless, Goldman Sachs may have the ability to influence, directly or indirectly, these Goldman Sachs-related stockholders.
We may be subject to additional potential conflicts of interests as a consequence of Goldman Sachs’ status as a public company.
As a consequence of Goldman Sachs’ status as a public company, our officers, directors, members, managers and employees and those of the Adviser may take into account certain considerations and other factors in connection with the management of the business and affairs of us and our affiliates that would not necessarily be taken into account if Goldman Sachs were not a public company. In addition, Goldman Sachs’ multiple business lines may present an increased number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than if it had one line of business. These considerations and restrictions may negatively impact our ability to implement our investment program.
We, Other GS Accounts and their portfolio entities may engage in permissible political activities with the intent of furthering our or their business interests or otherwise.
We, Other GS Accounts and their portfolio entities may, in the ordinary course of our or their respective businesses, make political contributions to elected officials, candidates for elected office or political organizations, hire lobbyists or engage in other permissible political activities with the intent of furthering our or their business interests or otherwise. The interests advanced by a portfolio entity through such activities may, in certain circumstances, not align with or be adverse to our interests. In certain circumstances, there may be initiatives where such activities are coordinated by Goldman Sachs for the benefit of us and Other GS Accounts or their portfolio entities. The costs of such activities may be allocated among us, Other GS Accounts and their portfolio entities. There can be no assurance that any such activities will be successful in advancing our interests.
Goldman Sachs and its affiliates will face conflicts if we purchase assets from Goldman Sachs or its affiliates.
After we break escrow in our private offering, we may acquire real estate debt investments from one or more affiliates of Goldman Sachs, the parent company of our Adviser, which were previously acquired by Goldman Sachs or its affiliates. Simultaneously with our acquisition, a third-party investor may acquire an interest in each of the assets on the same economic terms as our investment.
Following the Governance Date, in accordance with our corporate governance guidelines, any such transactions with Goldman Sachs or its affiliates would need to be first approved by a majority of our directors, including a majority of the affiliate transaction committee (which will be comprised of each of our independent directors), not otherwise interested in such transaction as being fair and reasonable to us. In addition, for any such acquisition by us, our purchase price will be limited to the cost of the investment to Goldman Sachs or its affiliates, including acquisition-related expenses and interest, or, if a majority of our independent directors determines that a substantial justification exists to pay a higher price, our purchase price will be no greater than the current appraised value of the investment.
Notwithstanding these safeguards, the conflicts inherent in such transactions increase the risk that we would acquire an asset that may not be in our best interest to acquire or that we would pay more for an asset than we otherwise would. In particular, with respect to assets acquired from affiliates of Goldman Sachs, Goldman Sachs or its affiliates may be motivated to profit from the transactions or to remove assets from its balance sheet. As a result, our Adviser may be conflicted in the identification of which assets are selected to acquire from affiliates of Goldman Sachs.

Risks Related to our REIT Status and Certain Other Tax Items
Our failure to qualify as a REIT in any taxable year would subject us to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to our stockholders.
We intend to elect and qualify to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2024. We do not intend to request a ruling from the IRS that we qualify to be taxed as a REIT. The U.S. federal income tax laws governing REITs are complex. Judicial and administrative interpretations of the U.S. federal income tax laws governing REIT qualification are limited. To qualify as a REIT, we must meet, on an ongoing basis, various tests regarding the nature of our assets and our income, the ownership of our outstanding shares, and the amount of our distributions. New legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for us to qualify as a REIT. Thus, while we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. These considerations also might restrict the types of assets that we can acquire in the future.
If we fail to qualify as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax and applicable state and local income tax on our taxable income at regular corporate income tax rates, and distributions to our stockholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. In addition, unless we were eligible for certain statutory relief provisions, we could not re-elect to be taxed as a REIT until the fifth calendar year following the year in which we failed to qualify.
Qualifying as a REIT involves highly technical and complex provisions of the Code.
Qualification as a REIT involves the application of highly technical and complex Code provisions and the Treasury regulations promulgated thereunder for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT may depend in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT.
Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.
Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interests to qualify as a REIT. Our board of directors has duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our best interests. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our stockholders, which may cause a reduction in the total return to our stockholders.
Ordinary dividends paid by REITs generally do not qualify for the reduced tax rates applicable to “qualified dividend income.”
Dividends paid by C corporations to domestic stockholders that are individuals, trusts and estates currently are generally taxed at a maximum federal income tax rate of 20% as qualified dividend income. Dividends payable by REITs, however, are generally not eligible for the reduced rates applicable to qualified dividend income, except to the extent designated as capital gain dividends or qualified dividend income. The more favorable rates currently applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in shares of non-REIT corporations that pay dividends, even taking into account the deduction of up to 20% of qualified REIT dividends received by non-corporate U.S. stockholders in taxable years beginning before January 1, 2026.
Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our stockholders.
To qualify as a REIT, we must distribute to our stockholders each year dividends equal to at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction, excludes net capital gain and does not necessarily equal net income as calculated in accordance with GAAP). To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed income (including net capital gain). In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than minimum amounts specified under U.S. federal income tax laws. We intend to make distributions to our stockholders in a manner that will satisfy the REIT 90% distribution requirement and avoid corporate income tax and the 4% nondeductible excise tax.
Our taxable income may substantially exceed our net income as determined based on GAAP or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue income on mortgage loans, mortgage-backed securities and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. We may also acquire distressed debt investments that are subsequently modified by agreement with the borrower either directly or indirectly. As a result of amendments to a debt investment, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to the amendments. We may be required under the terms of the indebtedness that we incur, whether to private lenders or pursuant to government programs, to use cash received from interest payments to make principal payments on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders. We generally will be required to take certain amounts into income no later than the time they are reflected on certain financial statements. We may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirement in certain circumstances.
In such circumstances, we may be required to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be applied to make investments or repay debt or (iv) make a taxable distribution of our shares as part of a distribution in which stockholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirement. Thus, compliance with the REIT distribution requirement may hinder our ability to grow, which could adversely affect the value of our common stock. We may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or at times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.
The ownership limits that apply to REITs, as prescribed by the Code and by our charter, may restrict our business combination opportunities.
In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to qualify be taxed as a REIT. Additionally, at least 100 persons must beneficially own our shares during at least 335 days of a taxable year (other than the first taxable year for which we elect to be taxed as a REIT). Our charter, with certain exceptions, authorizes our board of directors to take such actions as are necessary or appropriate to preserve our qualification as a REIT. Our charter also provides that, unless exempted by our board of directors prospectively or retroactively, no person may own more than 9.9% by value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.9% in value or number of shares, whichever is more restrictive, of the outstanding shares of all classes and series. Our board of directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limits or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limits would not result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT. These ownership limits could delay or prevent a transaction or a change in control of our Company that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.
Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.
Even if we qualify as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, franchise, property and transfer taxes. See “Material U.S. Federal Income Tax Considerations.” In addition, any domestic taxable REIT subsidiary (“TRS”) we own will be subject to U.S. federal, state and local corporate taxes. In order to meet the REIT qualification requirements, or to avoid the imposition of a 100% tax that applies to certain gains derived by a REIT from sales of inventory or property held primarily for sale to customers in the ordinary course of business, we may hold some of our assets through taxable subsidiary corporations, including domestic TRSs. Any taxes paid by such subsidiary corporations would decrease the cash available for distribution to our stockholders.
Complying with REIT requirements may cause us to forego otherwise attractive investment opportunities or financing or hedging strategies.
Any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in the Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests, or (3) to hedge existing hedging transactions after all or part of the hedged indebtedness or property has been disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. Our annual gross income from non-qualifying hedges, together with any other income not generated from qualifying real estate assets, cannot exceed 25% of our gross income (excluding for this purpose, gross income from qualified hedges). In addition, our aggregate gross income from non-qualifying hedges, fees, and certain other non-qualifying sources cannot exceed 5% of our annual gross income (excluding for this purpose, gross income from qualified hedges). As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities or expose us to greater risks associated with changes in interest rates than we would otherwise not want to bear. We may even be required to altogether forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our investment performance.
Complying with REIT requirements may force us to liquidate or restructure otherwise attractive investments.
To qualify as a REIT, we generally must ensure that at the end of each calendar quarter at least 75% of the value of our total assets consists of cash, cash items, government securities and qualified real estate assets, including certain mortgage loans and mortgage-backed securities, as well as shares of another REIT. The remainder of our investment in securities (other than government securities, qualified real estate assets or securities of a TRS of ours) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. The 10% value asset test does not apply to “straight debt” securities. Debt will generally be treated as “straight debt” for these purposes if the debt is a written unconditional promise to pay on demand or on a specified date a certain sum of money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion, or similar factors. In addition, in general, no more than 5% of the value of our assets (other than government securities, qualified real estate assets or securities of a TRS of ours) can consist of the securities of any one issuer, no more than 20% of the value of our total securities can be represented by stock and securities of one or more TRSs, and no more than 25% of the value of our total assets can be represented by

“nonqualified publicly offered REIT debt instruments.” If we fail to comply with these requirements at the end of any quarter, we must correct the failure within 30 days after the end of such calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.
We may choose to pay dividends in the form of our own shares, in which case our stockholders may be required to pay income taxes in excess of the cash dividends received.
We may distribute taxable dividends that are payable in cash or our shares. Stockholders (that are not otherwise exempt from U.S. federal income tax) receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the NAV per share of our common stock at the time of the sale. In addition, in such case, a U.S. stockholder could have a capital loss with respect to the shares sold that could not be used to offset such dividend income.
Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in shares.
Characterization of any repurchase agreements we enter into to finance our portfolio assets as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.
We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we intend to invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for U.S. federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT.
The failure of a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.
We may acquire mezzanine loans, which are loans secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65 (the “Revenue Procedure”), the IRS provided a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire mezzanine loans that may not meet all of the requirements for reliance on this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the asset and income tests, and if such a challenge were sustained, we could fail to qualify as a REIT.
We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.
We may acquire interests in debt instruments in the secondary market for less than their face amount. The discount at which such interests in debt instruments are acquired may reflect doubts about the ultimate collectability of the underlying loans rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.
Similarly, some of the securities that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such securities will be made. If such securities turn out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectability is provable.
Finally, in the event that any debt instruments or other securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at their stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.
Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other actions to satisfy the REIT distribution requirements.
Certain financing activities may subject us to U.S. federal income tax and could have negative tax consequences for our stockholders.
We may enter into financing transactions that could result in us or a portion of our assets being treated as a “taxable mortgage pool” for U.S. federal income tax purposes. If we were to enter into such a transaction, we would be taxed at the highest U.S. federal corporate income tax rate on a portion of the income, referred to as “excess inclusion income,” that is allocable to stockholders that are “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on unrelated business taxable income. To the extent that common stock owned by “disqualified organizations” is held in record name by a broker-dealer or other nominee, the broker-dealer or other nominee would be liable for the U.S. federal corporate level tax on the portion of our excess inclusion income allocable to the common stock held by the broker-dealer or other nominee on behalf of the “disqualified organizations.” A regulated investment company (“RIC”) or other pass-through entity owning our common stock in record name will be subject to tax at the highest U.S. federal corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations.
In addition, if we realize excess inclusion income, our stockholders will be subject to special tax rules with respect to their allocable shares of our excess inclusion income. For example, excess inclusion income cannot be offset by net operating losses of our stockholders. If a stockholder is a tax-exempt entity and not a disqualified organization, excess inclusion income is fully taxable as unrelated business taxable income. If a stockholder is a non-U.S. person, excess inclusion income would be subject to a 30% withholding tax without any reduction or exemption pursuant to any otherwise applicable income tax treaty. If the stockholder is a REIT, RIC, common trust fund or other pass-through entity, our allocable share of our excess inclusion income could be considered excess inclusion income of such entity.
As appropriate in our discretion, we may avoid the generation of excess inclusion income and minimize the negative tax impact of any such excess inclusion income. For example, to avoid realizing excess inclusion income, we may structure CLOs through a REIT subsidiary that we hold through an intervening partnership. The CLO arrangements are taxable mortgage pools, but the subsidiary REIT structure is intended to prevent any excess inclusion income from being allocated to us or our stockholders, although the IRS might take a different view.

Instead, any excess inclusion income is intended to be allocated to a domestic TRS. Since a domestic TRS is generally subject to U.S. federal corporate income tax, this may increase the entity level tax of the TRS that all of our stockholders will indirectly bear regardless of whether such stockholder may be sensitive to receiving excess inclusion income or not. However, there can be no assurance that we and our subsidiaries will be successful in implementing this strategy.
Distributions or gain on sale may be treated as unrelated business taxable income to U.S. tax-exempt investors in certain circumstances.
If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools and the allocation of “excess inclusion income,” (2) we are a “pension-held REIT,” (3) a U.S. tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (4) any residual real estate mortgage investment conduit (“REMIC”) interests we hold or any of our qualified REIT subsidiaries that is treated as a taxable mortgage pool generate “excess inclusion income,” then a portion of the distributions to a U.S. tax-exempt stockholder and, in the case of condition (3), gains realized on the sale of common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.
The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.
A REIT’s net income from prohibited transactions is subject to a 100% tax unless a safe harbor exception applies. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans as inventory for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans, other than through a TRS, and we may be required to limit the structures we use for our securitization transactions, even though such sales or structures might otherwise be beneficial for us.
Liquidation of our assets may jeopardize our REIT qualification.
To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our portfolio assets to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets in transactions that are considered to be prohibited transactions.
Our ownership of, and relationship with, any TRS which we may form or acquire will be subject to limitations, and a failure to comply with the limitations could jeopardize our REIT status and may result in the application of a 100% excise tax.
A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS, directly or indirectly, owns more than 35% of the voting power or value of the stock will in turn automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS will pay U.S. federal, state and local income tax at the relevant corporate income tax rates on any income that it earns, and there is no requirement that a TRS must make a distribution of its taxable income to the parent REIT. The Code also imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.
Although we plan to monitor our investments in TRSs (if any), there can be no assurance that we will be able to comply with the 20% limitation or avoid the application of the 100% excise tax, each as discussed above.

Investments in certain financial assets will not qualify as “real estate assets” or generate “qualifying income” for purposes of the 75% real estate asset and gross income qualification requirements and, as a result, our ability to make such investments will be limited.
To qualify as a REIT for U.S. federal income tax purposes, we must comply with certain asset and gross income qualification requirements. Because of these REIT qualification requirements, our ability to acquire certain financial assets such as asset-backed securities, or ABS, will be limited, or we may be required to make such investments through a TRS. In the event that we were to make such an investment through a domestic TRS, any income or gain from such ABS would generally be subject to U.S. federal, state and local corporate income tax, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our stockholders. Our ability to make such investments through a TRS is limited, however, because of the REIT qualification requirement that no more than 20% of the value of our total assets can be comprised of stock and securities held by us in TRSs, and that 75% of our gross income must come from certain specified real estate sources.
Legislative, regulatory or administrative changes could adversely affect us, our stockholders or our borrowers.
Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect us, our stockholders or our borrowers.
Further changes to the tax laws are possible. In particular, the federal income taxation of REITs may be modified, possibly with retroactive effect, by legislative, administrative or judicial action at any time. There can be no assurance that future tax law changes will not increase income tax rates, impose new limitations on deductions, credits or other tax benefits, or make other changes that may adversely affect our business, cash flows or financial performance or the tax impact to a stockholder of an investment in our common stock.
Investors are urged to consult with their tax advisor with respect to the impact of any regulatory or administrative developments and proposals and their potential effect on an investment in our common stock.
Restrictions on the deduction of all of our interest expense could prevent us from satisfying the REIT distribution requirements and avoiding the incurrence of income or excise taxes.
Rules enacted as part of the Tax Cut and Jobs Act may limit our ability (and the ability of entities that are not treated as disregarded entities for U.S. federal income tax purposes and in which we hold an interest) to deduct interest expense. Under amended Section 163(j) of the Code, the deduction for business interest expense may be limited to the amount of the taxpayer’s business interest income plus 30% of the taxpayer’s “adjusted taxable income” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect and elects to be treated as an “electing real property trade or business.” A taxpayer’s adjusted taxable income will start with its taxable income and add back items of non-business income and expense, business interest income and business interest expense, net operating losses, any deductions for “qualified business income”. A taxpayer that is exempt from the interest expense limitations as an electing real property trade or business is ineligible for certain expensing benefits and is subject to less favorable depreciation rules for real property. The rules for business interest expense will apply to us and at the level of each entity in which or through which we invest that is not a disregarded entity for U.S. federal income tax purposes. To the extent that our interest expense is not deductible, our taxable income will be increased, as will our REIT distribution requirements and the amounts we need to distribute to avoid incurring income and excise taxes.
Holders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash.
Holders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating holders and will retain the character and U.S. federal income tax effects applicable to all distributions. Shares received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to their cost, which is the gross amount of the deemed distribution.

Foreclosures may impact our ability to qualify as a REIT and minimize tax liabilities.
If we foreclose, or consider foreclosing, on properties securing defaulted loans that we hold, we will have to consider the impact that taking ownership of such properties would have on our ability to continue to qualify to be taxed as a REIT and any tax liabilities attributable thereto if we continue to qualify as a REIT. In certain cases, the operation of real property will not generate qualifying rents from real property for purposes of the gross income tests, e.g., income from operation of a hotel. In certain circumstances, we will be able to make an election with the IRS to treat property we take possession of in a foreclosure as “foreclosure property.” If, and for so long as, such property qualifies as “foreclosure property,” income therefrom is treated as qualifying income for purposes of both gross income tests and gain from the sale of such property will not be subject to the 100% prohibited transaction tax for dealer sales, regardless of our how short our holding period in such property is when we sell such property or other dealer sales considerations. On the other hand, net income with respect to a property for which we’ve made a foreclosure property election that would not otherwise be qualifying income for purposes of the gross income tests will be taxed at the highest U.S. federal corporate income tax rate. In certain circumstances, the IRS might argue that a particular property did not qualify for a foreclosure property election or that its status as foreclosure property terminated while we believed it continued to qualify, possibly causing us to fail one or both gross income tests or causing any gain from the sale of such property to be subject to the prohibited transaction tax.
Retirement Plan Risks
If the fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, the fiduciary could be subject to civil penalties.
There are special considerations that apply to investing in our shares on behalf of a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, individual retirement accounts, or IRAs or Keogh plans. If stockholders are investing the assets of any of the entities identified in the prior sentence in our common stock, stockholders should satisfy themselves that:
•the investment is consistent with stockholder’s fiduciary obligations under applicable law, including common law, ERISA and the Code;
•the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;
•the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;
•the investment will not impair the liquidity of the trust, plan or IRA;
•the investment will not produce “unrelated business taxable income” for the plan or IRA;
•our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and
•the investment will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.
Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

If our assets at any time are deemed to constitute “plan assets” under ERISA, that may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.
Stockholders subject to ERISA should consult their own advisors as to the effect of ERISA on an investment in the shares. As discussed under “Certain ERISA Considerations,” if our assets are deemed to constitute “plan assets” of stockholders that are Covered Plans (as defined below) (i) certain transactions that we might enter into in the ordinary course of our business might have to be rescinded and may give rise to certain excise taxes and fiduciary liability under Title I of ERISA and Section 4975 of the Code; (ii) our management, as well as various providers of fiduciary or other services to us (including the Adviser), and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries or otherwise parties in interest or disqualified persons for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code; and (iii) the fiduciaries of stockholders that are Covered Plans would not be protected from “co-fiduciary liability” resulting from our decisions and could be in violation of certain ERISA requirements.
In order to prevent the application of ERISA to our company, for so long as our common stock is not considered a “publicly-offered security” within the meaning of the Plan Asset Regulations, we intend to limit Benefit Plan Investors’ investments in our shares of common stock to less than 25%, disregarding equity interests held by Controlling Persons, within the meaning of the Plan Asset Regulations. Accordingly, we will have the power to take certain actions to avoid having our assets characterized as “plan assets,” including, without limitation, placing restrictions on share purchases, repurchases and participation in the distribution reinvestment plan, and requiring a stockholder to dispose of all or part of its shares.
Prospective investors that are (i) “employee benefit plans” (within the meaning of Section 3(3) of ERISA), which are subject to Title I of ERISA, (ii) “plans” defined in Section 4975 of the Code, which are subject to Section 4975 of the Code (including “Keogh” plans and “individual retirement accounts”), or (iii) entities whose underlying assets are deemed to include plan assets within the meaning of Section 3(42) of ERISA and the regulations thereunder (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by “benefit plan investors”) (each such plan, account and entity described in clauses (i), (ii) and (iii) we refer to as “Covered Plans”) should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances. The sale of our common stock to any Covered Plan is in no respect a representation by us or any other person associated with the offering of our shares of common stock that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

ITEM 2.FINANCIAL INFORMATION.
Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Registration Statement on Form 10. In addition to historical data, this discussion contains forward-looking statements about our business, operations and financial performance based on current expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those in this discussion as a result of various factors, including but not limited to those discussed above in the section entitled “Cautionary Note Regarding Forward Looking Statements.”
Overview
Goldman Sachs Real Estate Finance Trust Inc is a newly organized perpetual life, NAV-based real estate investment trust formed on March 8, 2024, as a Maryland corporation to originate, acquire and manage a portfolio of commercial real estate loans secured by high-quality assets located in North America (primarily in the United States). The investment objective is to generate current income and attractive risk-adjusted returns by originating senior secured, floating-rate loans, and, to a lesser extent, junior loans, collateralized by Credit Investments. The Credit Investments made by GS REFT are expected to be diversified across property type and geography, with a focus on multifamily, industrial, student housing, seniors housing, hospitality, retail and other major sectors located in gateway and growth markets. We expect to generate current cash flow by financing real estate assets or portfolios in moderate transition.
We are externally managed by our Adviser. Goldman Sachs & Co. LLC is also a registered broker-dealer and will act as the Placement Agent for the private offering. The Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended, with personnel responsible for acting on its behalf as a registered investment adviser.
We intend to elect to be taxed and to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2024. As a REIT, we generally will not be subject to U.S. federal income taxes on our taxable income to the extent we annually distribute all of our net taxable income to stockholders and maintain our qualification as a REIT.
Investment Objectives
Our investment objectives are to:
•provide current income in the form of monthly distributions to achieve a stable and attractive distribution yield;
•preserve and protect invested capital by focusing on high-quality assets, downside risk mitigation and portfolio construction; and
•provide portfolio diversification for stockholders seeking lower volatility than publicly traded securities and compelling risk-adjusted returns compared to fixed-income alternatives.
We cannot assure stockholders that we will achieve our investment objectives. See Item 1A, “Risk Factors.”
Investment Strategy
Our investment strategy primarily seeks to originate floating-rate senior and, to a lesser extent, junior loans collateralized by real property or ownership interests in real property that we consider to be well located and owned by well capitalized borrowers. We intend to invest across various property types and markets utilizing the expansive Goldman Sachs network and the Adviser’s local market expertise. GS REFT will seek to invest in loans secured by high-quality assets in gateway and growth markets, including individual assets as well as portfolios. GS REFT will make Credit Investments that we believe provide not only an attractive credit profile and attractive risk-adjusted return, but also meet our diversification objectives across product type, geography, and sponsors. Transitional and physical climate market risk will also be actively tracked to ensure assets are well-positioned. We expect the majority of our Credit Investments to be collateralized by core-plus commercial real estate, or those properties that are generally stabilized with a transitional business plan requiring a moderate level of additional investment for lease-up, renovation or repositioning, which we refer to as transitional assets.
Acquisitions from Goldman Sachs
Warehoused Investments
In connection with the commencement of our private offering, Goldman Sachs Asset Management Real Estate expects to source a portfolio of real estate debt investments consistent with our investment strategy which we refer to as the Warehoused Investments that we intend to acquire from Goldman Sachs upon our initial closing and at subsequent closings thereafter as we receive proceeds in our private offering. Unless our affiliate transaction committee approves otherwise (once formed on the Governance Date), we expect to pay in connection with each such conveyance an amount equal to (x) the lower of (i) fair value (determined in accordance with our valuation guidelines) of such Warehoused Investment plus accrued interest, less the unamortized original issue discount through the date of settlement and (ii) the cost of the Warehoused Investment to Goldman Sachs plus accrued interest through the date of settlement, and (y) related costs and expenses, including transaction expenses and expenses of conveyance. Upon submitting a subscription request, initial subscribers in our private offering were asked to consent to the terms of any Warehoused Investment described to investors prior to the initial closing, including for purposes of Section 206(3) of the U.S. Investment Advisors Act of 1940, as amended. Investors should understand that the interests of Goldman Sachs with respect to a Warehoused Investment transaction conflict with us and our stockholders. In addition, once formed, our affiliate transaction committee will be asked to approve the terms of conveyance for each Warehoused Investment as being fair and reasonable to us. We expect that Goldman Sachs will source Warehoused Investments for our subsequent acquisition as capital is raised in our private offering for up to one year after we break escrow in our private offering. As of the date of this filing, no Warehoused Investments have been identified.
Other Potential Acquisitions from Goldman Sachs
Following the Governance Date, in accordance with our corporate governance guidelines, any transactions with Goldman Sachs or its affiliates would need to be first approved by a majority of our directors, including a majority of the affiliate transaction committee (which will be comprised of each of our independent directors), not otherwise interested in such transaction as being fair and reasonable to us. Our affiliate transaction committee will be asked to approve the terms of conveyance of each Warehoused Investment.
There can be no assurance that the Adviser will identify any assets to acquire from affiliates of Goldman Sachs, that any such transaction will be approved by our independent directors, or that we close on any such transaction even if any are identified and approved.
Market Opportunity
We believe the current market for real estate credit is characterized by a material and growing supply and demand imbalance, creating attractive opportunities for alternative lending sources that can provide certainty of execution to borrowers. Despite the contracted supply of real estate credit, we expect the demand for credit to remain strong as upcoming loan maturities will necessitate new capital.
We believe structural changes create opportunity for alternative lenders as banks face increasing capital charges for illiquid, non-rated assets and seek to reduce exposure to direct real estate lending.
Higher cost of capital, constrained bank balance sheets, and heightened regulatory pressures continue to weigh on real estate financing markets in the U.S.
The combination of declining values, rising interest rates and more limited financing availability has created significant liquidity challenges, particularly within segments where longer-term buyer and occupier demand is uncertain. Given that traditional lenders are primarily focused on financing more liquid, stabilized assets, we believe an opportunity exists to finance transitional projects where lender appetite may otherwise be more limited. In these situations, Goldman Sachs Asset Management Real Estate believes that speed and certainty of execution allow GS REFT to provide loans to high-quality sponsors at attractive risk-adjusted spreads relative to those available in the most liquid segments of the market.
Results of Operations
As of the date of this filing, we are in our organizational period and have not commenced significant operations.
Net Asset Value
We will calculate NAV per share for each class of shares monthly. Our NAV for each class of our shares of common stock is based on the net asset values of our investments (including real estate-related securities), the addition of any other assets (such as cash on hand) and the deduction of any liabilities, including class-specific accruals. See Item 9, “Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters—Net Asset Value Calculation and Valuation Guidelines” for more information on the calculation of our NAV per share.
Distributions
We intend to declare monthly distributions as authorized by our board of directors (or a committee of the board of directors) and to pay such distributions on a monthly basis, which we presently expect to commence during the first full calendar quarter following escrow break in our private offering. In addition, we may pay any additional distribution at any time and in any amount if such distribution is necessary or advisable to maintain our status as a REIT for U.S. income tax purposes and or to avoid any liability for federal (and if, applicable, state) income or excise taxes. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. See Item 9, “Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters—Net Asset Value Calculation and Valuation Guidelines – Distributions,” and Item 11, “Description of Registrant’s Securities to be Registered—Distribution Policy” for more information regarding our distribution policy.
Liquidity and Capital Resources
Our primary needs for liquidity and capital resources are to fund our Credit Investments, to make distributions to our stockholders, to repurchase shares of our common stock pursuant to our share repurchase plan, to pay our offering and operating fees and expenses and to pay interest on any outstanding indebtedness we may incur. We anticipate our offering and operating fees and expenses will include, among other things, the management fee and the performance fee we will pay to the Adviser, distribution fees we will pay to the Placement Agent, legal, audit and valuation expenses, federal and state filing fees, printing expenses, administrative fees, transfer agent fees, marketing and distribution expenses and fees related to acquiring, financing, appraising and managing our Credit Investments. We do not have any office or personnel expenses as we do not have any employees. We will reimburse our Adviser for certain out-of-pocket expenses in connection with our operations. See Item 7, “Certain Relationships and Related Transactions, and Director Independence—The Advisory Agreement.”
Our Adviser has agreed to several support measures. Our Adviser has agreed to advance all organization and offering costs other than upfront selling commissions, placement fees and distribution fees on our behalf through the first anniversary of the date on which we break escrow for the private offering. We will reimburse the Adviser for such agreed upon advanced costs ratably over a 60-month period commencing on the first anniversary of the date on which we break escrow for the private offering. As of March 31, 2024, the Adviser and its affiliates have incurred organization and offering expenses on our behalf of approximately $0.8 million. These costs are not our liability until the date on which the escrow is released. The Placement Agent currently intends to pay its expenses without reimbursement from us. In addition, our Adviser has agreed to waive its management fee and performance fee for the first nine months commencing on and including the date on which we break escrow in our private offering.
We intend to elect to be taxed and to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes under Sections 856 through 860 of the Code commencing with our taxable year ending

December 31, 2024. Under the Code, to qualify as a REIT, we must distribute at least 90% of our taxable income subject to certain adjustments and excluding capital gain. However, to the extent that a REIT satisfies this distribution requirement but distributes less than 100% of its taxable income, the REIT may be subject to federal and certain state income taxes on its undistributed taxable income. To maintain our REIT status, we must meet certain tests, for example the nature of its income, assets and organization. REITs are subject to a number of other organizational and operational requirements under the Code. If we failed to qualify as a REIT, we would be subject to certain federal income taxes at regular corporate rates and would not be able to qualify as a REIT for four subsequent taxable years.
Over time, we generally intend to fund our cash needs for items other than our investments from operations. Our cash needs for investments will be funded primarily from the sale of shares of our common stock and through the assumption or incurrence of debt. Financing a portion of our assets will allow us to broaden our portfolio by increasing the funds available for investment. We may leverage our portfolio by assuming or incurring secured or unsecured investment-level or entity-level debt. We may seek to obtain lines of credit under which we would reserve borrowing capacity. Borrowings under lines of credit may be used not only to repurchase shares, but also to fund debt investments or for any other corporate purpose.

ITEM 3.PROPERTIES.
Our principal executive and administrative offices are located in leased space at 200 West Street New York, New York 10282. As part of our Advisory Agreement, our Adviser is responsible for providing office space and office services required in rendering services to us. We consider these facilities to be suitable and adequate for the management and operations of our business.

ITEM 4.SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.
We have not yet commenced meaningful offering activities and as of September 6, 2024, we have 400 shares of our Class I common stock outstanding held by GS Fund Holdings, a Delaware limited liability company. GS Fund Holdings is an indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. The decisions for GS Fund Holdings, including with respect to the voting and investment power of our shares of common stock, will be made by majority vote of the Investment Committee of Goldman Sachs Asset Management Real Estate. As such, voting and investment power is held jointly by the members of the Investment Committee. See Item 7. “Certain Relationships and Related Transactions, and Director Independence” for additional information regarding the professionals who are members of the Investment Committee. The address for our sole stockholder is in care of our principal executive offices at 200 West Street New York, New York 10282.

ITEM 5.DIRECTORS AND EXECUTIVE OFFICERS.
Our directors and executive officers are set forth below.

Name	Age*	Position
James Garman	56	Chairperson of the Board of Directors
Jeffrey Fine	44	Director
Richard Spencer	49	Director
Steve Pack	43	Chief Executive Officer and President
Mallika Sinha	46	Chief Financial Officer and Treasurer
Dylan Sherwood	36	Chief Legal Officer and Secretary
Emily Reagan	41	Head of Product Strategy and Investor Relations
Gwendolyn Hatten Butler	68	Independent Director Nominee
Trisha Miller	60	Independent Director Nominee
Glenn Rufrano	74	Independent Director Nominee
Simon M. Turner	62	Independent Director Nominee
__________________
*As of June 15, 2024.
James Garman has served as Chairperson of the Board of Directors of GS REFT since June 2024 and as a director since March 2024. He is also Global Head of Real Estate within Goldman Sachs Asset Management and serves as Chairperson of the Board of Directors of GS REIT. He joined Goldman Sachs in 1992 and was named Managing Director in 2004 and Partner in 2006. He is co-chair of the Global Real Estate Investment Committee and a member of the Urban Investment Group Investment Committee. Mr. Garman received an MA from the University of Cambridge. Mr. Garman is a valuable member of our board of directors because of his extensive real estate investment experience and his leadership and history within Goldman Sachs Asset Management.
Jeffrey Fine has served as one of the directors of GS REFT since June 2024. He is also Global Co-Head of Alternatives Capital Formation within Goldman Sachs Asset Management and is a member of the Board of Directors of GS REIT. He is a member of the Global Real Estate Investment Committee, the Urban Investment Group Investment Committee and the Asset Management Inclusion and Diversity Council. He joined Goldman Sachs in 2002 and was named Managing Director in 2012 and Partner in 2018. Mr. Fine received a BS from Cornell University. Mr. Fine is a valuable member of our board of directors because of his extensive experience with respect to alternative capital formation and his leadership and history within Goldman Sachs Asset Management.
Richard Spencer has served as one of the directors of GS REFT since June 2024. He is also Head of Real Estate in Europe within Goldman Sachs Asset Management and global chief investment officer of the Real Estate Credit Partners fund series. He joined Goldman Sachs in 2009, and was named Managing Director in 2012 and Partner in 2018. He is a member of the Global Real Estate Investment Committee. Mr. Spencer received a BA from the University of Warwick. Mr. Spencer is a valuable member of our board of directors because of his extensive real estate investment experience and his leadership with respect to the Real Estate Credit Partners fund series, which has investment objectives focused on origination and acquisition of Credit Investments similar to GS REFT.
Steve Pack is Chief Executive Officer and President of GS REFT, a position he has held since June 2024. He is also a Managing Director in Real Estate within Goldman Sachs Asset Management in the Americas. He is a member of the Global Real Estate Investment Committee as a voting member for GS REFT investments. He joined Goldman Sachs in 2021 as a Managing Director in the Americas Real Estate Financing Group in Global Banking & Markets, where he was Co-Head of Large Loan Originations. Prior to joining Goldman Sachs, Mr. Pack spent seven years at Deutsche Bank, where he was a Managing Director in the bank’s Commercial Real Estate Finance Group. Before joining Deutsche Bank, Mr. Pack held positions at Rockwood Capital and the Canadian Imperial Bank of Commerce. Mr. Pack received a BBA from the University of Georgia and an MBA from the Kellogg School of Management at Northwestern University.

Mallika Sinha is Chief Financial Officer and Treasurer of GS REFT, positions she has held since June 2024 and March 2024, respectively. She is also a Managing Director and the Global Chief Financial Officer and Chief Operating Officer of Goldman Sachs Asset Management Real Estate and serves as Chief Financial Officer and Treasurer for GS REIT. She joined Goldman Sachs in 2022. Prior to her current roles, Ms. Sinha was Chief Financial Officer at Watermark Lodging Trust from 2020 through 2022. Prior to that Ms. Sinha served as Managing Director at W.P. Carey and Chief Financial Officer of CPA:17—Global Incorporated (until its merger with W.P. Carey in 2018), CPA:18—Global Incorporated, Carey Watermark Investors Incorporated (“CWI 1”) and Carey Watermark Investors 2 Incorporated (“CIW 2”) from 2017 to 2020. Ms. Sinha is a Chartered Accountant from India and received her Bachelor of Commerce degree from the University of Mumbai.
Dylan Sherwood is Chief Legal Officer and Secretary of GS REFT, positions he has held since June 2024 and March 2024, respectively. He is also a Vice President and Senior Legal Director within Goldman Sachs Asset Management in the Americas and serves as Chief Legal Officer and Secretary for GS REIT. He joined Goldman Sachs in 2016. Mr. Sherwood received a BA from Hendrix College and a JD from St. John’s University School of Law.
Emily Reagan is Head of Product Strategy and Investor Relations of GS REFT, a position she has held since June 2024. She is also a Vice President in Alternatives Capital Formation within Goldman Sachs Asset Management, a position she has held since 2011, and serves as Head of Product Strategy and Investor Relations for GS REIT. She joined Goldman Sachs in 2006. Ms. Reagan received a BA from the University of Pennsylvania.
Gwendolyn Hatten Butler is a nominee to serve as an independent director of GS REFT. She has served as an independent director for GS REIT since April 2023. From August 2021 through December 2021, Ms. Hatten Butler served as a senior advisor to Capri Investment Group, a real estate development and direct investment firm that has completed more than $14 billion in commercial real estate investments since its founding in 1992. From June 2019 through July 2021, Ms. Hatten Butler was the President and Chief Investment Officer of Capri Investment Group. From March 2007 through June 2019, Ms. Hatten Butler acted as Vice Chairwoman and Head of Investor Relations at Capri Investment Group and was responsible for leading the firm’s capital raising and investor relations teams, and management of the firm’s compliance, information technology, strategic planning, and human capital functions. Additionally, Ms. Hatten Butler has served as an independent director of Ferguson Partners and Mutual of America Financial Group since July 2021 and August 2021, respectively. Ms. Hatten Butler previously served as an independent director of Wells Enterprises, Inc. from December 2020 through January 2023. Ms. Hatten Butler holds a B.A. in Economics from the University of Michigan, and an M.B.A. in Finance from Northwestern University’s Kellogg School of Management. Ms. Hatten Butler will be a valuable member of our board of directors due to her extensive real estate experience.
Trisha Miller is a nominee to serve as an independent director of GS REFT. She has served as an independent director for GS REIT since April 2023. Since April 2021, she has been the Executive Managing Director of Capital Markets for Redbrick LMD, a real estate owner and developer based in Washington, D.C. She oversees fundraising, investor relations, marketing, operations and product development for Redbrick LMD. From April 2019 to April 2021, Ms. Miller served as Executive Managing Director of Robert A. Stanger, an investment banking firm. From October 2017 to November 2018, Ms. Miller was the Chief Executive Officer of Starwood Capital, LLC, the broker/dealer affiliate of Starwood Capital Group, a private equity firm with a focus on global real estate. From September 2008 to September 2017, Ms. Miller was the Chief Executive Officer, Head of Distribution and National Sales Manager at Carey Financial, LLC, W.P. Carey’s broker-dealer. Ms. Miller is the former Chair and Chair Emeritus of the Institute for Portfolio Alternatives (Chair in 2020). She earned a Bachelor of Arts degree from Chatham College and an M.B.A. in Finance and Marketing from the Katz Graduate School of Business at the University of Pittsburgh. She is a Certified Financial Planner® and holds several securities licenses, including the Series 7 and 24 licenses. Ms. Miller will be a valuable member of our board of directors due to her expertise in fundraising, investor relations, capital markets and industry knowledge for alternative investment products.
Glenn Rufrano is a nominee to serve as an independent director of GS REFT. He has served as an independent director for GS REIT, since April 2023. Since April 2024, Mr. Rufrano has served as the executive chair of Pennsylvania REIT (“PREIT”). Mr. Rufrano assumed the role of Chief Executive Officer of VEREIT, Inc. on April 1, 2015. Since joining the organization, Mr. Rufrano reconstituted the Board of Directors, formalized the VEREIT management team and introduced a business plan to guide the Company’s strategy. Under his leadership, the Company changed its name to VEREIT, moved its listing to the NYSE and implemented a company-wide business approach based on discipline, transparency and consistency. Furthermore, Mr. Rufrano has made significant progress on several initiatives including reducing debt, enhancing the portfolio and simplifying VEREIT’s business model with the sale of Cole Capital. VEREIT merged with Realty Income in November 2021. Before joining VEREIT, Mr. Rufrano served as the Chairman and Chief Executive Officer of O’Connor Capital Partners, a privately-owned independent real estate investment, development and management firm specializing in retail and multifamily residential properties. He was among the founders of O’Connor in 1983. Prior to rejoining O’Connor in 2013, Mr. Rufrano served as Global President and Chief Executive Officer of Cushman & Wakefield, Inc., a private, global commercial property and real estate services company and was a member of its Board of Directors. From January 2008 to February 2010, he was Chief Executive Officer of Centro Properties Group, an Australian-based shopping center company, which owned 22 million square feet of retail property in Australia and 100 million square feet in the U.S. From April 2007 through January 2008, Mr. Rufrano served as Chief Executive Officer of Centro Properties Group U.S. From 2000 until its acquisition by Centro Properties Group in April 2007, Mr. Rufrano was Chief Executive Officer of New Plan Excel Realty Trust, Inc. (“New Plan”), a commercial retail REIT formerly listed on the New York Stock Exchange, as well as a member of its Board of Directors. Under his leadership, New Plan was transformed into one of the nation’s largest public real estate companies, focusing on the ownership and management of more than 460 community and neighborhood shopping centers encompassing approximately 68 million square feet of retail space. Mr. Rufrano has served as a public Director of Ventas, Inc., an S&P 500 company and a publicly traded healthcare REIT; Columbia Property Trust, Inc., a publicly traded office REIT; Trizec Properties, Inc., a national office REIT; Criimi Mae Inc., a mortgage REIT; and General Growth Properties, an institutional mall REIT. He currently serves on the advisory boards at New York University’s Real Estate Institute and at The Steven L. Newman Real Estate Institute Advisory Board at Baruch College. Mr. Rufrano currently serves on the Dean’s Council for the W.P. Carey School of Business at Arizona State University and was the 2021 Leadership Award Winner for the National Association of Real Estate Investment Trusts. He is a Trustee and the current Chairman of ICSC. He serves on the Board of New Alternatives for Children, a not-for-profit health and social services agency whose exclusive mission is to serve children with medical disabilities and/or chronic illnesses and their families. Mr. Rufrano earned a Bachelor’s Degree in Business Administration from Rutgers University and Master of Science Degree in Management and Real Estate from Florida International University. Mr. Rufrano will be a valuable member of our board of directors due to his extensive experience in real estate.
Simon M. Turner is a nominee to serve as an independent director of GS REFT. He has served as an independent director for GS REIT since April 2023. Since January 2017, Mr. Turner has been Managing Director of Alpha Lodging Partners, an advisory firm providing investment and strategic advisory services to hospitality sector companies and investors, both public and private. Immediately prior to his current role, from May 2008 Mr. Turner was the President of Global Development of Starwood Hotels & Resorts (NYSE: HOT), where he led a team of approximately 120 development and investment executives charged with the growth of the company’s portfolio of managed, leased and franchised hotels and the disposition strategy for the company’s owned real estate portfolio. Mr. Turner also serves on the board of directors of Purchase Senior Learning Community, Inc., and Sonder Holdings Inc. (NASDAQ: SOND), positions he has held since June 2023 and October 2023, respectively. From January 2020 to December 2022, he served as a director of the supervisory board of Steigenberger Hotels AG. Additionally, from April 2020 to October 2022 he served as a director, member of the Compensation Committee and chairman of the Audit Committee of Watermark Lodging Trust, a non-traded REIT, having previously served as an independent director of CWI 1, a predecessor entity, since December 2018. Mr. Turner served on the Compensation Committee of Extended Stay America (NASDAQ: STAY) and on the Nominating and Governance Committee of ClubCorp Holdings (NYSE: MYCC) from March 2020 to June 2021 and March 2017 to September 2017, respectively. From January 1997 to August 2000 and again from February 2002 to May 2007, Mr. Turner was a director of Four Seasons Hotels (NYSE/TSX: FS) and served as a member of the Human Resources/Compensation and Audit Committees. Mr. Turner has been active in real estate sector organizations including as a member of the American Hotel & Lodging Association’s Hospitality Investment Roundtable, a member of the Real Estate Roundtable, and the Urban Land Institute, where he served as a trustee and a member of ULI’s Greenprint Center for Building Performance Advisory Board. Mr. Turner has been an Adjunct Assistant Professor at New York University since September 2017 and has served as an advisory board member of New York University’s Tisch Center since July 2019. Mr. Turner earned a Bachelor of Science degree in Hotel Administration from Cornell University and has served on the school’s Dean’s Advisory Committee and the Cornell University Council. Mr. Turner will be a valuable member of our board of directors due to his extensive real estate and prior board service experience.
Board of Directors
We operate under the direction of our board of directors. Our board of directors has retained the Adviser to manage the origination, acquisition and dispositions of our investments, subject to the board of directors’ supervision.
We have a three-member board. On the Governance Date, we will appoint four additional directors who will be determined to be independent of us, the Adviser, Goldman Sachs and its affiliates. Our board of directors may change the number of directors, but not to fewer than three directors nor, unless we amend our bylaws, more than 15. Following the Governance Date, our corporate governance guidelines will provide that a majority of our board seats must be for independent directors. Our corporate governance guidelines define an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with Goldman Sachs or the Adviser. Pursuant to our corporate governance guidelines, a director will be deemed to be associated with Goldman Sachs or the Adviser if they own any material interest in, is employed by, is an officer or director of, or has any material business or professional relationship with Goldman Sachs, the Adviser or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by Goldman Sachs or advised by the Adviser. For purposes of this definition, “affiliate” does not include a REIT or other investment program organized by Goldman Sachs or advised or managed by the Adviser or its affiliates. In addition, consistent with the above, serving as an independent director of or receiving independent director fees from or owning an interest in a REIT or other investment program organized by Goldman Sachs or advised or managed by the Adviser or its affiliates shall not, by itself, cause a director to be deemed associated with Goldman Sachs or the Adviser. A business or professional relationship will be deemed material per se if the gross income derived by the director from Goldman Sachs, the Adviser or any of their affiliates in a year exceeds 5% of (1) the director’s annual gross income derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis as of the end of the applicable year. An ownership interest is considered material if the value of such interest exceeds 5% of the director’s net worth on a fair market value basis. An indirect association is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, Goldman Sachs, the Adviser or any of their affiliates. Our corporate governance guidelines require that a director who is affiliated with the Adviser have at least three years of relevant experience demonstrating the knowledge required to successfully acquire and manage the type of assets that we intend to acquire. Our corporate governance guidelines also require that at all times at least one of our independent directors must have at least three years of relevant real estate experience.
In addition, on the Governance Date, our board of directors will affirmatively determine that each of our independent directors are “independent” members of our board of directors under the listing standards of the New York Stock Exchange (“NYSE”). Each director will serve until the next annual meeting of stockholders and until their successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease may not shorten the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of a special meeting called to remove a director must indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.
Subject to the rights of stockholders to nominate directors, our board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders. Unless filled by a vote of the stockholders as permitted by Maryland law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on our board of directors for any other cause will be filled by a majority of the remaining directors, even if such majority is less than a quorum.
For so long as the Advisory Agreement is in effect, our Adviser has the right to designate certain individuals for nomination, subject to the ultimate approval of such nomination by our board of directors, to the slate of directors to be voted on by our stockholders at our annual meeting of stockholders. The number of Adviser designees must be less than one-half of the members of the board. All such designees may be affiliated with our Adviser. Pursuant to the Advisory Agreement, our board of directors must also consult with our Adviser in connection with filling any vacancies created by the removal, resignation, retirement or death of any director who is affiliated with our Adviser until a successor is elected and qualifies. Our independent directors will choose the nominees to fill vacancies in our independent director positions.
Our board of directors generally meets quarterly or more frequently if necessary, in addition to meetings of any committees of the board of directors described below. Our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, none of our directors and executive officers are required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. Consequently, in the exercise of their responsibilities, our directors will rely heavily on the Adviser and on information provided by the Adviser. Our board of directors is empowered to fix the compensation of all officers and approve the payment of compensation to directors for services rendered to us.
Our board of directors has adopted written policies on investments and borrowings, the terms of which are set forth in this Form 10. The board of directors may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders. Following the Governance Date, pursuant to our corporate governance guidelines, our board of directors, including a majority of our independent directors, will review our investment policies with sufficient frequency, and at least annually, to determine that they are in the best interest of our stockholders.
Initial Subscriber Approval of Board of Directors
Subscribers in our private offering who submit subscription requests prior to our first closing and are not affiliated with Goldman Sachs will be asked to approve each of the members of our board of directors, including our director nominees, as identified herein, in connection with completing their subscription agreement. We expect each of our director nominees to be appointed to our board of directors prior to our initial closing and be subject to the approval of our initial stockholders. This approval process means that in order for our directors to continue serving on our board, a majority of the shares purchased by subscribers not affiliated with Goldman Sachs at the initial closing in the private offering who participate in this approval process, including by not abstaining, must indicate approval of each of our directors. If a subscriber does not complete this section of the subscription agreement or abstains from participating, their shares subscribed for will have no effect on the result of the approval process. In addition, we expect that subscribers in our initial closing who come in through third-party distribution channels will be required to disapprove each of our members of our board of directors due to operational restrictions in collecting their approvals. These subscribers may contact us directly if they desire to indicate approval for each of our directors. Each of our directors has agreed that he or she will resign from the board of directors in the event he or she does not receive the approval described herein at the initial closing. In furtherance of this agreement, each of our directors has delivered to us an executed irrevocable resignation which provides for such director’s resignation if he or she does not receive the necessary approvals from our initial subscribers to continue to serve on our board of directors following the initial closing.
Committees of the Board of Directors
Our entire board of directors is responsible for supervising our business. However, pursuant to our charter, our board of directors may delegate some of its powers to one or more committees as deemed appropriate by the board of directors. Members of each of the committees discussed below are appointed by our board of directors. Following the Governance Date, our corporate governance guidelines require a majority of each committee to consist of independent directors.
Audit Committee. We currently do not have an audit committee; however, we intend to create an audit committee upon appointment of our independent directors to our board and at such time as this Form 10 is effective and our common stock is registered under the Exchange Act.

Affiliate Transaction Committee. Our corporate governance guidelines, once effective on the Governance Date, require us to have a standing affiliate transaction committee. The affiliate transaction committee will be comprised of our independent directors. The primary purpose of the affiliate transaction committee will be to review transactions between us and Goldman Sachs or its affiliates (including the Adviser) or with related persons and to determine if the resolution of the conflict of interest is in our best interest. However, we cannot assure stockholders that this committee will successfully mitigate the risks related to conflicts of interest between us and Goldman Sachs.
The affiliate transaction committee will be responsible for reviewing and approving the terms of all transactions between us and Goldman Sachs or its affiliates (including the Adviser) or any member of our board of directors, including (when applicable) the economic, structural and other terms of all originations, acquisitions and dispositions. Generally, under our corporate governance guidelines, we will be able to enter into transactions with Goldman Sachs, the Adviser, our directors, and their respective affiliates only if a majority of our board of directors, and a majority of the affiliate transaction committee (which will be comprised of each of our independent directors), not otherwise interested in the transaction approve the transaction as being fair and reasonable to us. Under our corporate governance guidelines, the affiliate transaction committee will also be responsible for reviewing the Adviser’s performance and the fees and expenses paid by us to the Adviser and any of its affiliates.
Corporate Governance
Code of Business Conduct and Ethics. At such time as this Form 10 is effective and our common stock is registered under the Exchange Act, we intend to adopt a code of business conduct and ethics that will apply to all of our directors, officers and employees (if any), including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics, as it may relate to those also covered by Goldman Sachs’ code of conduct, will operate in conjunction with, and in addition to, Goldman Sachs’ code of conduct. Our code of business conduct and ethics will be designed to comply with SEC regulations relating to codes of conduct and ethics.
Corporate Governance Guidelines. We have adopted corporate governance guidelines to advance the functioning of our board of directors and our relationship with Goldman Sachs and its affiliates. Our corporate governance guidelines will become effective prior to the first closing of the private offering on the Governance Date, which is the date that we appoint four additional directors who will be determined to be independent of us, the Adviser, Goldman Sachs and its affiliates.

ITEM 6.EXECUTIVE COMPENSATION.
Compensation of Executive Officers
We are externally managed and currently have no employees. Our executive officers serve as officers of the Adviser and are employees of the Adviser or one or more of its affiliates. Our Advisory Agreement provides that the Adviser is responsible for managing our investment activities, and as such our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Adviser. In addition, we do not reimburse the Adviser for compensation it pays to our executive officers. The Advisory Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling the Adviser’s obligations to us under the Advisory Agreement. Accordingly, the Adviser has informed us that it cannot identify the portion of the compensation it awards to our executive officers that relates solely to such executives’ services to us, as the Adviser does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us. Although we do not pay our executive officers any cash compensation, we pay our Adviser the fees described under Item 7, “Certain Relationships and Related Transactions, and Director Independence—The Advisory Agreement.”
Compensation Committee Interlocks and Insider Participation
We currently do not expect to have a compensation committee of our board of directors because we do not directly compensate our executive officers or reimburse the Adviser for their compensation. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.
Compensation to Directors
Prior to our private offering, the members of our board received no compensation for their service as directors. We will compensate each of our non-employee directors who are not affiliated with the Adviser or Goldman Sachs with an annual retainer of $100,000, plus an additional retainer of $12,500 to our lead independent director. Once formed, the audit committee chairperson will receive an additional retainer of $7,500. On an annual basis, 60% of total compensation referenced above will be paid in the form of an annual grant of restricted shares based on the then-current per share transaction price of such shares at the time of grant and the remaining amount is paid in cash. Restricted stock grants will generally vest one year from the date of grant. We do not intend to pay our directors additional fees for attending board meetings, but we intend to reimburse each of our directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food). Our directors who are affiliated with the Adviser or Goldman Sachs will not receive additional compensation for serving on the board of directors or committees thereof.

ITEM 7.CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.
We are externally managed by our adviser, Goldman Sachs & Co. LLC, a New York limited liability company. The Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended, with personnel responsible for acting on its behalf as a registered investment adviser. When we refer to the “Adviser” in the Form 10 we are referring to Goldman Sachs & Co. LLC in this capacity.
Goldman Sachs is a leading global financial institution that delivers a broad range of financial services across investment banking, securities, investment management and consumer banking to a large and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, Goldman Sachs is headquartered in New York and maintains offices in all major financial centers around the world.
Goldman Sachs Asset Management is one of the world’s largest investors with $2.8 trillion of assets under supervision as of March 31, 2024. Goldman Sachs is one of the leading investors in alternatives globally, with $492 billion in assets and more than 30 years of experience. The business invests in the full spectrum of alternatives including private equity, growth equity, private credit, real estate, infrastructure, hedge funds and sustainability. The business is driven by a focus on partnership and shared success with its clients, seeking to deliver long-term investment performance drawing on its global network and deep expertise across industries and markets. The alternative investments platform is part of Goldman Sachs Asset Management, which delivers investment and advisory services across public and private markets for the world’s leading institutions, financial advisors and individuals.
Goldman Sachs Asset Management Real Estate, on behalf of the Adviser, is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the origination, acquisition, management, financing and disposition of our assets in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. Pursuant to a sub-advisory agreement with the Adviser, the Securitized Team within Goldman Sachs Asset Management Fixed Income will be responsible for managing our portfolio of real estate-related securities that are invested in more liquid instruments to preserve flexibility to meet redemption requests over time. All of the Adviser’s investment activities are overseen by the Investment Committee. The Investment Committee will be responsible for reviewing individual investment opportunities, overseeing the monitoring and harvesting of investments, serving as a sounding board for team members and making decisions with respect to certain other material decisions on behalf of the Company. The investment professionals (excluding legal, compliance, tax, accounting, or credit risk representatives) who serve on the Investment Committee collectively have an average tenure of over 20 years at Goldman Sachs and we expect to benefit from their extensive and varied relevant experiences. These individuals may also serve on other Goldman Sachs Asset Management investment committees, and may in the future continue to serve on currently existing and newly formed investment committees.

The professionals who are members of the Investment Committee (excluding legal, compliance, tax, accounting or credit risk representatives) are as follows:

Name	Position
Richard A. Friedman	Chairman, Goldman Sachs Asset Management
Oksana Beard	Managing Director, Global Head of Debt Capital Markets for Real Estate within Goldman Sachs Asset Management
Tavis Cannell	Partner, Managing Director, Global Head of Infrastructure within Goldman Sachs Asset Management
Nora Creedon	Managing Director within Goldman Sachs Asset Management Real Estate in the Americas
Ana Estrada	Managing Director within Goldman Sachs Asset Management in Europe
Jeffrey Fine	Partner, Managing Director, Co-Head of Alternatives Capital Formation within Goldman Sachs Asset Management
James Garman	Partner, Managing Director, Global Head of Real Estate within Goldman Sachs Asset Management
Chance Monroe	Managing Director within Goldman Sachs Asset Management in the Americas
Christopher Nelson	Managing Director, Global Head of Real Estate Investment Management within Goldman Sachs Asset Management
Greg Olafson	Partner, Managing Director, Global Head of Private Credit within Goldman Sachs Asset Management
Nikhil Reddy	Managing Director, Head of Real Estate in Asia Pacific within Goldman Sachs Asset Management
Richard Spencer	Partner, Managing Director, Head of Real Estate in Europe within Goldman Sachs Asset Management and Global Chief Investment Officer of the Real Estate Credit Partners fund series
Andrew White	Managing Director, Head of U.S. Real Estate Credit Investing within Goldman Sachs Asset Management Real Estate in the Americas
Steve Pack	Managing Director in Real Estate within Goldman Sachs Asset Management in the Americas
For information concerning the background of James Garman, Jeffrey Fine, Richard Spencer and Steve Pack, see “—Directors and Executive Officers” above. Information concerning the background of the remainder of the individuals named in the chart above is set forth below.
Richard A. Friedman is Chairman of Goldman Sachs Asset Management, helping to lead the development of Goldman Sachs’ broader alternatives business. He is a member of the Management Committee and co-chair of the Asset Management Private Investment Committees, including those for Corporate, Growth, Life Sciences, Infrastructure, Private Credit, Real Estate and the Sustainable Investing Group. He joined Goldman Sachs in 1981 and was named Partner in 1990. Mr. Friedman received an AB from Brown University and an MBA from The University of Chicago.
Oksana Beard is Global Head of Debt Capital Markets for Real Estate within Goldman Sachs Asset Management. She joined Goldman Sachs in 2003 and was named Managing Director in 2017. She is a member of the Global Real Estate Investment Committee. Ms. Beard received a BBA from Baylor University.
Tavis Cannell is Global Head of Infrastructure within Goldman Sachs Asset Management. He joined Goldman Sachs in 2005, and was named Managing Director in 2010 and Partner in 2014. He is a member of the Global Real Estate Investment Committee and the Global Infrastructure Investment Committee. Mr. Cannell received a BS from the Wharton School at the University of Pennsylvania and an MBA from Columbia University and London Business School.
Nora Creedon is a Managing Director within Goldman Sachs Asset Management Real Estate in the Americas and serves as Chief Executive Officer of GS REIT. She first joined Goldman Sachs in 2000, rejoined Goldman

Sachs in 2019 and was named Managing Director in 2013. She is a member of the Global Real Estate Investment Committee. Ms. Creedon received a BS from Georgetown University.
Ana Estrada is a Managing Director in Real Estate within Goldman Sachs Asset Management in Europe. She joined Goldman Sachs in 2003 and was named Managing Director in 2015. She is a member of the Global Real Estate Investment Committee. Ms. Estrada received a BS at Pompeu Fabra University in Barcelona and an MBA from Instituto de Estudios Superiores de la Empresa in Barcelona.
Chance Monroe is a Managing Director in Real Estate within Goldman Sachs Asset Management in the Americas. He joined Archon, formerly a subsidiary of Goldman Sachs, as an analyst in 1998 and was named Managing Director in 2012. He is a member of the Global Real Estate Investment Committee. Mr. Monroe received a BBA from Baylor University.
Christopher Nelson is Global Head of Real Estate Investment Management within Goldman Sachs Asset Management. He joined Archon, formerly a subsidiary of Goldman Sachs, in 1994 and was named Managing Director in 2012. He is a member of the Global Real Estate Investment Committee. Mr. Nelson received a BA from Gettysburg College.
Greg Olafson is Global Head of Private Credit within Goldman Sachs Asset Management. He joined Goldman Sachs in 2001, and was named Managing Director in 2007 and Partner in 2012. He is a member of the Asset Management Private Investment Committees, including those for Corporate, Growth, Life Sciences, Infrastructure, Private Credit, Real Estate and the Sustainable Investing Group. He is also a member of the Sustainable Finance Group Steering Group and the Firmwide Conduct Committee. Prior to assuming his current role, he served as president of Alternatives within Goldman Sachs Asset Management. Mr. Olafson received a Bachelor of Commerce from the University of Windsor, Canada and an MBA from the University of Virginia.
Nikhil Reddy is Head of Real Estate in Asia Pacific within Goldman Sachs Asset Management. He joined Goldman Sachs in 2008 and was named Managing Director in 2019. He is a member of the Global Real Estate Investment Committee. Mr. Reddy received a BA from Northwestern University.
Andrew White is a Managing Director in Real Estate within Goldman Sachs Asset Management in the Americas, serving as head of U.S. Real Estate Credit Investing. He joined Archon Group, formerly a subsidiary of Goldman Sachs, in 2006 and was named Managing Director in 2019. Mr. White earned a B.B.A. in Finance from the University of Notre Dame.
The Advisory Agreement
Pursuant to the Advisory Agreement, the Adviser has contractual and fiduciary responsibilities to us and our stockholders and is responsible for sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, origination, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. We or the Adviser may retain other service providers in connection with our operations, including, without limitation, administration, legal and accounting support. The Adviser will leverage the global resources of Goldman Sachs to achieve our investment goals and objectives.
Our board of directors will at all times have oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our company. Pursuant to the Advisory Agreement, our board of directors has delegated to the Adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, origination, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. We believe that the Adviser currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Advisory Agreement.

Services
Pursuant to the terms of the Advisory Agreement, the Adviser is responsible for, among other things:
•serving as an advisor to us with respect to the establishment and periodic review of our investment guidelines and our investments, financing activities and operations;
•sourcing, evaluating and monitoring our investment opportunities and executing the acquisition, origination, management, financing and disposition of our assets, in accordance with our investment guidelines, policies and objectives and limitations, subject to oversight by our board of directors;
•with respect to prospective acquisitions, originations, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on our behalf with borrowers, sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;
•providing us with portfolio management and other related services;
•serving as our advisor with respect to decisions regarding any of our financings, hedging activities or borrowings; and
•engaging and supervising, on our behalf and at our expense, various service providers.
The above summary is provided to illustrate the material functions which the Adviser will perform for us and it is not intended to include all of the services which may be provided to us by the Adviser or third parties.
Term and Termination Rights
The current term of the Advisory Agreement is for one year from June 10, 2024, subject to renewals by our board of directors for an unlimited number of successive one-year periods. Pursuant to our corporate governance guidelines, effective as of the Governance Date, our independent directors will evaluate the performance of the Adviser before renewing the Advisory Agreement. The Advisory Agreement may be terminated:
•immediately by us for “cause,” upon the bankruptcy of the Adviser or upon a material breach of the Advisory Agreement by the Adviser;
•following the Governance Date, upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or
•upon 60 days’ written notice by the Adviser.
“Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Adviser under the Advisory Agreement.
In the event the Advisory Agreement is terminated, the Adviser will be entitled to receive its prorated management fee and performance fee through the date of termination. In addition, upon the termination or expiration of the Advisory Agreement, the Adviser will cooperate with us and take all commercially reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function, provided that the Adviser and its affiliates shall be reimbursed for all internal and third-party expenses incurred in connection with providing such transition (including salaries, benefits and overhead of personnel).
Management Fee, Performance Fee and Expense Reimbursements
Management Fee. Subject to the limitations described below under “—Reimbursement by the Adviser,” as compensation for its services provided pursuant to the Advisory Agreement, we will pay the Adviser an annual management fee (payable monthly in arrears) of 1.25% of our aggregate NAV. In calculating our management fee, we will use our NAV before giving effect to accruals for the management fee, performance fee, distribution fees or distributions payable on our shares. The Adviser has agreed to waive its management fee for the first nine months commencing on and including the date on which we break escrow in our private offering. The longer an investor holds shares of our common stock during this period the longer such investor will receive the benefit of this management fee waiver. Our Adviser may extend the period of the fee waiver in its sole discretion.
The management fee may be paid, at the Adviser’s election, in cash or shares. To the extent that (a) the Adviser elects to receive any portion of its management fee or performance fee in shares (in either case, in a class or classes of its choosing) or (b) the Adviser or its affiliates (the “GS Parties”) otherwise acquire shares, then the GS Parties may, subject to certain limitations, elect to have us repurchase such shares for cash at a later date at the then-current NAV per share. Shares obtained by the GS Parties will not be eligible for repurchase through our share repurchase plan, and therefore are not subject to the repurchase limits of our share repurchase plan or any reduction or penalty for an early repurchase; provided, however, that (a) any such repurchase requests from the GS Parties will be honored at the end of a calendar quarter in conjunction with repurchase requests under our share repurchase plan and (b) following the Governance Date, the affiliate transaction committee must approve all repurchase requests submitted by the GS Parties. The affiliate transaction committee may delegate authority to a member of the committee to approve repurchase requests submitted by the GS Parties other than those requests that when combined with any stockholder repurchase requests under our share repurchase plan would cause us to exceed the 5% quarterly limitations on repurchases. Further, following the Governance Date, the affiliate transaction committee may at any time, in its sole discretion, limit or revoke the rights of the GS Parties to elect repurchase of shares, and stop any pending repurchase as long as it has not been settled.
Performance Fee. The Adviser may be entitled to a performance fee, which is accrued monthly and payable quarterly (or part thereof that the Advisory Agreement is in effect) in arrears. Commencing with the calendar quarter representing the fourth full calendar quarter completed since the date of the initial closing of our private offering, the performance fee will be an amount, not less than zero, equal to (i) 12.5% of our cumulative Core Earnings (as defined below) for the immediately preceding four calendar quarters (each such period, a “Four-Quarter Performance Measurement Period”), subject to a hurdle rate, expressed as an annual rate of return on average adjusted capital, equal to 5% (the “Annual Hurdle Rate”), minus (ii) the sum of any performance fees paid to the Adviser with respect to the first three calendar quarters in the applicable Four-Quarter Performance Measurement Period. As a result, the Adviser does not earn a Performance Fee for any calendar quarter until our Core Earnings for the applicable Four-Quarter Performance Measurement Period exceed the Annual Hurdle Rate. For purposes of the performance fee, “adjusted capital” means cumulative net proceeds generated from sales of our common stock (including proceeds from our distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of our investments paid to common stockholders and amounts paid to common stockholders for share repurchases.
For each of the three full calendar quarters preceding the initial Four-Quarter Performance Measurement Period, the performance fee will be an amount, not less than zero, equal to (i) 12.5% of our cumulative Core Earnings for all of the full calendar quarter periods completed since the initial closing of the private offering (each such period, a “Partial-Year Performance Measurement Period”), subject to the Applicable Hurdle Rate (as defined below), which is calculated by multiplying 5% by a fraction consisting of (x) a numerator equal to the number of full calendar quarter periods included in the Partial-Year Performance Measurement Period, and (y) a denominator equal to 4, minus (ii) the sum of any Performance Fees paid to the Adviser with respect to the prior Partial-Year Performance Measurement Periods. The table below presents the Applicable Hurdle Rates for use in performance fee calculations for the three Partial-Year Performance Measurement Periods as well as for Four-Quarter Performance Measurement Periods.

Full Quarter(s) Since Initial Closing Date	Cumulative Core Earnings Performance Measurement Period	Applicable Hurdle Rate
1	First full calendar quarter	1.25%
2	First 2 full calendar quarters	2.50%
3	First 3 full calendar quarters	3.75%
4	Initial Four-Quarter Performance Measurement Period	5.00%

In the event that the period from the date of the initial closing of the private offering through the first calendar quarter end date following such date is shorter than a full calendar quarter (such period, the “Initial Partial-Quarter Performance Measurement Period”), the Performance Fee for the Initial Partial-Quarter Performance Measurement Period will be an amount, not less than zero, equal to (i) 12.5% of our Core Earnings for the Initial Partial-Quarter Performance Measurement Period, subject to the Applicable Hurdle Rate, which is calculated by multiplying 5% by a fraction consisting of (x) a numerator equal to the number of calendar days included in the Initial Partial-Quarter Performance Measurement Period, and (y) a denominator equal to 365. For the sake of clarity, neither the Core Earnings for, nor the number of calendar days included in, the Initial Partial-Quarter Performance Period, will be factored into the computation of performance fees for subsequent Partial-Year Performance Measurement Periods or Four-Quarter Performance Measurement Periods. The table below presents the computation of the Applicable Hurdle Rate for a hypothetical 70-day Initial Partial-Quarter Performance Measurement Period for use in performance fee calculations for an Initial Partial-Quarter Performance Period of that length.

Cumulative Core Earnings Initial Partial-Quarter Performance Measurement Period	Number of Days Since Initial Closing Date	Number of Days in Measurement Period as % of Full Calendar Year	Annual Hurdle Rate	Applicable Hurdle Rate
		(A) = 70 Days / 365 Days	(B)	(A) x (B)
From Initial Closing Date Through End of Most Recent Calendar Quarter End Date Thereafter	70	0.1918	5.00%	0.96%
Once our Core Earnings exceed the Applicable Hurdle Rate, the Adviser is entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the Applicable Hurdle Rate, until our Core Earnings for the applicable performance measurement period exceed a percentage of average adjusted capital equal to the Applicable Hurdle Rate divided by 0.875 (or 1 minus 0.125) for the applicable performance measurement period. Thereafter, the Adviser is entitled to receive 12.5% of our Core Earnings. “Applicable Hurdle Rate” means (i) the Annual Hurdle Rate with respect to a Four-Quarter Performance Period or (ii) the Annual Hurdle Rate as adjusted above with respect to a Partial-Year Performance Measurement Period and the Initial Partial-Quarter Measurement Period, as applicable.
For purposes of calculating the performance fee, “Core Earnings” means: for the applicable performance measurement period, the net income (loss) attributable to common stockholders, computed in accordance with GAAP, including realized gains (losses) not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the performance fee, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, (v) one-time events pursuant to changes in GAAP, and (vi) certain non-cash adjustments and certain material non-cash income or expense items, in each case following the Governance Date, after discussions between the Adviser and our independent directors and approved by our affiliate transaction committee.
The performance fee may be paid, at the Adviser’s election, in cash, shares or any combination thereof. Our Adviser has agreed to waive its performance fee for the first nine months commencing on and including the date on which we break escrow in our private offering. The longer an investor holds shares of our common stock during this period the longer such investor will receive the benefit of this performance fee waiver. Our Adviser may extend the period of the fee waiver in its sole discretion.
To the extent that the Adviser elects to receive any portion of its performance fee in shares, we may repurchase such shares from the Adviser at a later date. See “—Management Fee” above for a description of the limitations on repurchase of Adviser shares acquired in payment of the performance fee.
For the avoidance of doubt, the payment of any performance fee will be consistent with the requirements set forth in Rule 205-3 under the Investment Advisers Act of 1940, as amended, including that the Company will be a “qualified client” as defined in Rule 205-3.

Expense Reimbursement. Subject to the limitations described below under “—Reimbursement by the Adviser,” our Adviser is entitled to reimbursement of all costs and expenses incurred by it or its affiliates on our behalf, provided that the Adviser is currently responsible for the expenses related to any and all personnel of the Adviser who provide investment advisory services to us pursuant to the Advisory Agreement (including, without limitation, each of our executive officers and any directors who are also directors, officers or employees of the Adviser or any of its affiliates), including, without limitation, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel. Without limiting the generality of the foregoing, costs eligible for reimbursement include for out-of-pocket costs and expenses the Adviser incurs in connection with the services it provides to us related to (1) legal, tax, accounting, printing, mailing and subscription processing fees and other expenses attributable to our organization and offering of shares, (2) legal costs and expense associated with indemnity, litigation, claims, and settlements, (3) the actual cost of goods and services used by us and obtained from third parties, including fees paid to administrators, consultants, attorneys, technology providers and other services providers or advisors engaged to provide consulting or advisory services to the Adviser and brokerage fees paid in connection with the purchase and sale of investments and securities, (4) expenses relating to identifying, evaluating, valuing, researching, investigating, registering, structuring, acquiring and/or purchasing, originating, monitoring, hedging, servicing, harvesting, managing, selling and disposing our investments (whether or not completed), whether payable to an affiliate or a non-affiliated person, (5) out-of-pocket expenses in connection with the origination, acquisition, financing, refinancing, sale or other disposition of an investment, whether or not such investments are consummated, (6) debt-related expenses, including expenses related to raising leverage, refinancing and servicing debt and the cost of compliance with lender requests, (7) expenses related to hedging strategies, (8) expenses related to compliance with any applicable law, rule or any other regulatory requirement, including with respect to establishing, implementing, monitoring and/or measuring the impact of any ESG policies and programs with respect to us or our investments or prospective investments, (9) insurance premiums, which premiums may cover Other GS Accounts and will be allocated between us and Other GS Accounts, (10) expenses related to obtaining, implementing (including initial onboarding) and maintaining (including licensing and subscription fees and expenses) any credit facility, portfolio, valuation, or other related data monitoring and/or reporting software obtained from third parties (such as, for example, iLevel), (11) expenses related to our operation, including, but not limited to, fees payable to our directors, expenses for preparation of annual audited financial statements, tax return preparation and routine tax and legal advice and (12) expenses related to gatherings related to us and Other GS Accounts for the purpose of discussing the operations and investment opportunities for us and Other GS Accounts. We may change our expense reimbursement arrangements with our Adviser in the future.
The Adviser has agreed to advance all of our organization and offering expenses on our behalf (including, but not limited to, expenses relating to legal, accounting, printing, mailing, subscription review, processing and related expenses, any distribution of documentation to prospective investors in us prior to acceptance of their subscription agreement, due diligence expenses of any sub-placement agents or participating brokers, costs in connection with preparing sales materials, design and website expenses, travel expenses, meal expenses, entertainment (including event tickets, entrance fees and other similar items) expenses, including any expenses of private air travel when deemed appropriate by us, fees and expenses of our Transfer Agent, and expense reimbursements for actual costs incurred by employees of the Placement Agent in the performance of wholesaling activities, but excluding upfront selling commissions, placement fees and distribution fees) through the first anniversary of the date on which we break escrow in our private offering. We will reimburse the Adviser for all such advanced expenses ratably in 60 equal monthly installments following the first anniversary of the date on which we break escrow. We will reimburse the Adviser for any organization and offering expenses that it incurs on our behalf following the first anniversary of the date on which we break escrow in our private offering as and when such expenses are incurred. As of June 30, 2024, the Adviser and its affiliates have incurred organization and offering expenses on our behalf of approximately $1.5 million. These costs are not our liability until the date on which the escrow is released. The Placement Agent currently intends to pay its expenses without reimbursement from us.
Reimbursement by the Adviser. Commencing four fiscal quarters after the conveyance to us of our first Warehoused Investment, the Adviser will reimburse us for any expenses that cause our Total Operating Expenses in any four consecutive fiscal quarters to exceed the greater of: (1) 2% of our Average Invested Assets or (2) 25% of our Net Income.

Notwithstanding the foregoing, following the Governance Date, to the extent that our Total Operating Expenses exceed these limits and the independent directors determine that the excess expenses were justified based on such factors that they deem sufficient, the Adviser would not be required to reimburse us. Once our common stock is registered under the Exchange Act, then within 60 days after the end of any fiscal quarter for which our Total Operating Expenses for the four consecutive fiscal quarters then ended exceed these limits and our independent directors approve such excess amount, we will send our stockholders a written disclosure of such fact, or will include such information in our next quarterly report on Form 10-Q or in a current report on Form 8-K filed with the SEC, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, following the Governance Date, our independent directors will review at least annually the total fees and expense reimbursements for operating expenses paid to the Adviser to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be recorded in the minutes of a meeting of the independent directors.
Independent Directors’ Review of Compensation. Pursuant to our corporate governance guidelines, effective as of the Governance Date, our independent directors will evaluate at least annually whether the compensation that we contract to pay to the Adviser is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. Our independent directors will supervise the performance of the Adviser and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation is based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:
•the amount of fees paid to the Adviser in relation to the size, composition and performance of our investments;
•the success of the Adviser in generating investments that meet our investment objectives;
•rates charged to other externally advised REITs and other similar investment entities by advisors performing similar services;
•additional revenues realized by the Adviser and its affiliates through their advisory relationship with us;
•the quality and extent of the services and advice furnished by the Adviser;
•the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
•the quality of our portfolio in relationship to the investments generated by the Adviser for its own account.
In addition to the management fee, performance fee and expense reimbursements, we have agreed to indemnify and hold harmless the Adviser and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement, subject to certain limitations. See “—Limited Liability and Indemnification of Directors, Officers, the Adviser and Other Agents” below.
Other Activities by Goldman Sachs and its Affiliates
Businesses or Services Provided by the Adviser to Others. The Advisory Agreement provides that it does not (i) prevent the Adviser or any of its affiliates, officers, directors or employees from engaging in other businesses or from rendering services of any kind to any other person or entity, whether or not the investment objectives or guidelines of any such other person or entity are similar to those of ours, including, without limitation, the sponsoring, closing and/or managing of any Other GS Accounts, (ii) in any way bind or restrict the Adviser or any of its affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Adviser or any of its affiliates, officers, directors or employees may be acting or (iii) prevent the Adviser or any of its affiliates from receiving fees or other compensation or profits from activities described in clauses (i) or (ii) above which shall be for the Adviser’s (and/or its affiliates’) sole benefit. In particular, there will be overlap of real estate debt and real estate-related securities investment opportunities with certain Other GS Accounts that are actively investing and similar overlap with future Other GS Accounts.
Allocation of Investment Opportunities. The Advisory Agreement acknowledges that, while information and recommendations supplied to us shall, in the Adviser’s reasonable and good faith judgment, be appropriate under the circumstances and in light of our investment guidelines, such information and recommendations may be different in certain material respects from the information and recommendations supplied by the Adviser or its affiliates to others (including, for greater certainty, the Other GS Accounts and their investors, as described below). In addition, as acknowledged in the Advisory Agreement, affiliates of the Adviser advise and/or manage one or more Other GS Accounts and we expect will in the future sponsor, advise and/or manage additional Other GS Accounts. This overlap will from time to time create conflicts of interest. Additionally, in certain circumstances investment opportunities suitable for us will not be presented to us and there will be one or more investment opportunities where our participation is restricted. See Item 1A, “Risk Factors—Risks Related to Conflicts of Interest—Certain Other GS Accounts have similar or overlapping investment objectives and guidelines, and we will not be allocated certain opportunities and may be allocated only opportunities with lower relative returns.”
Pursuant to the terms of the Advisory Agreement, we have acknowledged and/or agreed that (i) as part of Goldman Sachs’ or its affiliates’ regular businesses, personnel of the Adviser and its affiliates will from time to time work on other projects and matters (including with respect to one or more Other GS Accounts), and that conflicts will from time to time arise with respect to the allocation of personnel between us and one or more Other GS Accounts and/or the Adviser and such other affiliates, (ii) Other GS Accounts may invest, from time to time, in investments in which we also invest (including at a different level of an issuer’s capital structure (e.g., an investment by an Other GS Account in a mezzanine interest with respect to the same underlying collateral in which we own a secured interest or vice versa)) and while Goldman Sachs and its affiliates will seek to resolve any such conflicts in a fair and reasonable manner (subject to any priorities of Other GS Accounts) in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other GS Accounts generally, such transactions are not required to be presented to our board of directors or any committee thereof for approval (unless otherwise required by our corporate governance guidelines following the Governance Date), and there can be no assurance that any conflicts will be resolved in our favor, and (iii) the terms and conditions of the governing agreements of such Other GS Accounts (including with respect to the economic, reporting, and other rights afforded to investors in such Other GS Accounts) are materially different from the terms and conditions applicable to us and our stockholders, and neither we nor any of our stockholders (in such capacity) shall have the right to receive the benefit of any such different terms applicable to investors in such Other GS Accounts as a result of an investment in us or otherwise. In addition, pursuant to the terms of the Advisory Agreement, the Adviser is required to keep our board of directors reasonably informed on a periodic basis in connection with the foregoing.
Transactions with any Other GS Account or Affiliate. Pursuant to the terms of the Advisory Agreement, and subject to applicable law, the Adviser is not permitted to consummate on our behalf any transaction that involves (i) the sale of any investment to or (ii) the acquisition of any investment from Goldman Sachs, any Other GS Accounts or any of their affiliates unless such transaction is approved by a majority of our directors, including, following the Governance Date, a majority of independent directors, not otherwise interested in such transaction as being fair and reasonable to us. Pursuant to the terms of the Advisory Agreement, it is agreed that the Adviser will seek to resolve any conflicts of interest in a fair and reasonable manner (subject to any priorities of Other GS Accounts) in accordance with its prevailing policies and procedures with respect to conflicts resolution among Other GS Accounts generally, but only those transactions set forth in this paragraph will be expressly required to be presented for approval following the Governance Date to the independent directors of our board of directors or any committee thereof (unless otherwise required by our corporate governance guidelines or our investment guidelines).
Limited Liability and Indemnification of Directors, Officers, the Adviser and Other Agents
Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and the Adviser and any of its affiliates acting as our agents subject to the limitations of Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which they are made or threatened to be made a party by reason of their service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:
•an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;
•the director or officer actually received an improper personal benefit in money, property or services; or
•with respect to any criminal proceeding, the director or officer had reasonable cause to believe their act or omission was unlawful.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of their good faith belief that they have met the standard of conduct necessary for indemnification and a written undertaking by them or on their behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of their service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We also maintain a directors and officers insurance policy.
The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.
The Transfer Agent Agreement
We have engaged Goldman Sachs & Co. LLC, which also acts as our Adviser and as a Placement Agent, to act as our transfer agent. We compensate the Transfer Agent at an annual rate of 0.05% of our average NAV at the end of the then-current quarter and the prior calendar quarter (and, in the case of our first quarter, our NAV as of such quarter-end) for serving as our transfer agent. We will not reimburse the Transfer Agent for its own internal costs in providing transfer agency services to us.
The Placement Agent Agreement
We have entered into a Placement Agent Agreement with the Placement Agent, pursuant to which the Placement Agent has agreed to, among other things, manage our relationships with third-party broker-dealers engaged by the Placement Agent to participate in the distribution of shares of our common stock, which we refer to as “sub-placement agents” or “participating broker-dealers,” and financial professionals. The Placement Agent, from time to time in its sole discretion, may enter into sub-placement agreements with affiliates and unaffiliated third parties, and we may engage one or more affiliated or unaffiliated successors or additional placement agents or distributors, in each case including without limitation Goldman Sachs and unaffiliated banks, registered broker-dealers and trust companies and others, on such terms as we or the Placement Agent may determine. The Placement Agent also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.
Summary
The following table shows the upfront selling commissions and placement fees payable at the time stockholders subscribe for shares for Class T, Class S, Class D or Class I shares in the primary offering.

	Maximum Upfront Selling Commissions as a % of Transaction Price	Maximum Upfront Placement Fees as a % of Transaction Price
Class T shares(1)	up to 3.0%	0.5%
Class S shares	up to 3.5%	None
Class D shares	up to 1.5%	None
Class I shares	None	None
__________________
(1)Such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price.
The following table shows the distribution fees we pay the Placement Agent with respect to the Class T, Class S, Class D and Class I shares on an annualized basis as a percentage of our NAV for such class. The distribution fees will be paid monthly in arrears.

Distribution Fee as a % of NAV
Class T shares	0.85%(1)
Class S shares	0.85%
Class D shares	0.25%
Class I shares	None
__________________
(1)Consists of a representative distribution fee and a dealer distribution fee.
Upfront Selling Commissions and Placement Fees
Class T, Class S and Class D Shares. Subject to any discounts described below, the Placement Agent is entitled to receive upfront selling commissions of up to 3.0%, and upfront placement fees of 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. Subject to any discounts described below, the Placement Agent is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. Subject to any discounts described below, the Placement Agent may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. The Placement Agent anticipates that all or a portion of the upfront selling commissions and placement fees paid to the Placement Agent will be retained by, or reallowed (paid) to, participating broker-dealers.
Investors who purchase $150,000 or more in Class T or Class S shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases, may be eligible, depending on the policies of their participating broker-dealer, for volume discounts on the upfront selling commissions. The Placement Agent and any participating broker-dealers that offer volume discounts to their clients and their registered representatives will be responsible for implementing the volume discounts. The net offering proceeds we receive will not be affected by any reduction of upfront selling commissions. Certain participating broker-dealers may elect not to offer volume discounts to their clients.
The following table illustrates the various discount levels that may be offered for Class T and Class S shares purchased in the primary offering:

Stockholder’s Investment	Upfront Selling Commissions as a % of Transaction Price of Class S Share	Upfront Selling Commissions as a % of Transaction Price of Class T Share
Up to $149,999.99	3.50%	3.00%
$150,000 to $499,999.99	3.00%	2.50%
$500,000 to $999,999.99	2.50%	2.00%
$1,000,000 and up	2.00%	1.50%
If stockholders qualify for a volume discount as the result of multiple purchases of our Class T or Class S shares, stockholders will receive the benefit of the applicable volume discount for the individual purchase that qualified stockholders for the volume discount, but they will not be entitled to the benefit for prior purchases. Additionally, once stockholders qualify for a volume discount, they will receive the benefit for subsequent purchases through the same participating broker-dealer. For this purpose, if stockholders purchased Class T or Class S shares issued and sold in our private offering, they will receive the benefit of such Class T or Class S share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.
For purposes of qualifying for a volume discount as the result of multiple purchases of shares, only an individual or entity with the same social security number or taxpayer identification number, as applicable may combine their purchases as a “single purchaser”; provided that, certain participating broker-dealers may also combine purchases by an individual investor and their spouse living in the same household as a “single purchaser” for purposes of determining the applicable volume discount.
Requests to combine purchase orders of Class T or Class S shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the broker-dealer, and any resulting reduction in upfront selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.
Stockholders’ ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial professional or broker-dealer through which stockholders purchase their Class T or Class S shares. Any discounts or fee waivers will reduce the purchase price per Class T or Class S share, as applicable, and thereby allow the purchase of additional shares for the same investment amount. However, discounts or fee waivers will not reduce the gross proceeds we are deemed to have received for purposes of calculating the Distribution Fee Limit (if applicable) described below under “—Distribution Fees—Class T, Class S and Class D Shares” and may have the effect of lengthening the period of time such shares are subject to distribution fees, as lower upfront selling commissions or placement fees will lengthen the amount of time it takes to reach the conversion thresholds. Accordingly, stockholders should consult with their financial professional about the ability to receive such discounts or fee waivers before purchasing Class T or Class S shares.
Class I Shares. No upfront selling commissions will be paid with respect to Class I shares sold in our private offering.
Distribution fees—Class T, Class S and Class D Shares
We will pay the Placement Agent selling commissions over time as distribution fees (i) with respect to our outstanding Class T shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares, however, with respect to Class T shares sold through certain participating broker-dealers, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares; (ii) with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and (iii) with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. We will not pay a distribution fee with respect to our outstanding Class I shares.
The distribution fees will be paid monthly in arrears. The Placement Agent will reallow (pay) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them unless the Placement Agent is serving as the broker-dealer of record with respect to such applicable shares.
The ongoing distribution fees listed above accrue on a class-specific basis and are borne by all holders of the applicable class. We normally expect that the accrual of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to certain classes of shares. In other words, the per share amount of distributions on Class T, Class S and Class D shares generally differs from other classes of shares because of class-specific distribution fees that are deducted from the gross distributions of Class T, Class S and Class D shares. Specifically, we expect net distributions on Class T and Class S shares will be lower than Class D shares and net distributions on Class D shares will be lower than Class I shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the class-specific accruals of distribution fees with respect to such period, then pursuant to our valuation guidelines, the class-specific accruals of distribution fees may lower the NAV per share of a share class. When the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV will also be different for each class. We may from time to time issue stock dividends on a class-specific basis to adjust the NAV per share of such class.
See Item 9, “Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters—Net Asset Value Calculation and Valuation Guidelines” and Item 11, “Description Of Registrant’s Securities To Be Registered.”
We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Placement Agent or our Company in conjunction with our transfer agent determine(s) that total upfront selling commissions, placement fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, the limit (if any, and as set forth in the applicable agreement with a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto) (collectively, the “Distribution Fee Limit”). At the end of such month, each such Class T share, Class S share or Class D share in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share.
If not already converted into Class I shares upon a determination that total upfront selling commissions, placement fees and distribution fees paid with respect to such shares would exceed the Distribution Fee Limit (if applicable) described above, each Class T share, Class S share and Class D share held in a stockholder’s account (including shares in such account purchased through the distribution reinvestment plan or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or (iii) the sale or other disposition of all or substantially all of our assets.
Other Compensation
In addition to the fees and commissions described above, the Placement Agent may elect to pay supplemental fees or commissions to sub-placement agents and participating broker-dealers in connection with our private offering. Such supplemental fees or commissions may be paid at the time of sale or over time. We may also pay directly, or reimburse the Placement Agent if the Placement Agent pays on our behalf, any organization and offering expenses (other than upfront selling commissions and distribution fees).
Indemnification
We have agreed to indemnify the Placement Agent, sub-placement agents, participating broker-dealers and other placement agents and their affiliates for certain losses, claims, damages or liabilities (or actions in respect thereof) they may become subject to in connection with our private offering.
Potential Conflicts of Interest with our Adviser and its Affiliates
We are subject to various conflicts of interest arising out of our relationship with our Adviser and its affiliates, some of whom serve as our executive officers and our directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.
We pay the Adviser a management fee regardless of the performance of our portfolio. We will be required to pay the Adviser a management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period. As a result, the Adviser’s incentive to identify investments that provide attractive risk-adjusted returns for our portfolio may be lower than it otherwise would be.
In addition, the Adviser is entitled to receive a performance fee based on our achievement of target levels of “Core Earnings,” which may create an incentive for the Adviser to place undue emphasis on the maximization of Core Earnings at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation or to use substantial debt or leverage for our portfolio or make riskier or more speculative investments on our behalf than they would otherwise make in the absence of such fee. If our interests and those of the Adviser are not aligned, the execution of our business plan and our results of operations could be adversely affected, which could adversely affect our results of operations and financial condition.
We are subject to conflicts of interest arising out of our relationship with Goldman Sachs, including the Adviser and its affiliates. Members of our board of directors as well as our chief executive officer, chief financial officer, and our other executive officers are also executives of Goldman Sachs and its affiliates. In addition, two of our three affiliated directors and all of our independent director nominees also serve as directors for GS REIT. There is no guarantee that the policies and procedures adopted by us, the terms of our charter, the terms and conditions of the Advisory Agreement or the policies and procedures adopted by the Adviser, Goldman Sachs and their affiliates, will enable us to identify, adequately address or mitigate these conflicts of interest. Transactions between us and the Adviser or its affiliates will be subject to approval by our affiliate transaction committee following its formation on the Governance Date.
See Item 1A, “Risk Factors—Risks Related to Conflicts of Interest.”
Some examples of conflicts of interest that may arise by virtue of our relationship with the Adviser and Goldman Sachs include:
•Client and Other Relationships; Reputation of Goldman Sachs. Goldman Sachs has and seeks to have long-term relationships with many significant participants in, and lenders to, the real estate and related financial markets, including government agencies. Goldman Sachs also has and seeks to have longstanding relationships with, and regularly provides financing, investment banking and other services to, a significant number of corporations, private equity sponsors and other owners of real estate and real estate-related assets (“Real Estate Sponsors”) and their respective senior managers, stockholders and partners. Some of these Real Estate Sponsors may directly or indirectly compete with us for investment opportunities. Goldman Sachs also has relationships with investors (including institutional investors and their senior management) that may invest or may have invested in other investment funds and/or real estate assets. Goldman Sachs considers these relationships in its management of us. In this regard, there may be certain investment opportunities or certain investment strategies that Goldman Sachs does not undertake on our behalf in view of these relationships or refers to clients (in whole or in part) instead of retaining for us. Similarly, the Adviser may take the existence and development of such relationships into consideration in the management of our portfolio. Without limiting the generality of the foregoing, there may be, for example, certain strategies involving the acquisition, management or realization of particular investments that we will not employ in light of these relationships, as well as investment opportunities or strategies that we will not pursue in light of their potential impact on other areas of Goldman Sachs or on portfolios or be unable to pursue as a result of non-competition agreements or other similar undertakings made by Goldman Sachs. Additionally, Goldman Sachs may be directly involved, on behalf of itself or its clients (including investment funds), in positions in particular companies or investments that conflict with our investments. Goldman Sachs’ advice and actions, with respect to any of its clients or proprietary accounts, may differ from the advice given, or may involve a different timing or nature of action taken, than with respect to us. Because of different objectives or other factors, a particular investment may be bought or sold by the Adviser, Goldman Sachs or its investment funds, clients, or the employees of Goldman Sachs at a time when another one of these persons or entities is selling or purchasing such investment. Also, a conflict of interest may arise between Goldman Sachs and us (or our investments) in taking or not taking certain actions, including with respect to investments, as a result of such relationships. Further, because of the importance of Goldman Sachs’ reputation, the Adviser may or may not take certain actions in order to protect or preserve such reputation.
Goldman Sachs will consider its client relationships and the need to preserve its reputation in its management of us and, as a result, (i) there may be certain investment opportunities or strategies that Goldman Sachs will not undertake on our behalf or will refer to clients instead of retaining for us, (ii) there may be certain rights or activities that Goldman Sachs will not undertake on our behalf (including in respect of director representation and recusal), or (iii) there may be certain investments that, in certain limited circumstances, are sold, disposed of or restructured earlier or later than otherwise expected.
•Competition with Other Goldman Sachs Investments and Other Vehicles. Goldman Sachs and Other GS Accounts have invested and may in the future invest in real estate and real estate-related investments and/or debt related to such investments in the markets, or otherwise in some cases of the type, in which we are seeking to invest. Such investments may directly or indirectly compete with us or the collateral securing our investments. Such competition could take many forms, including competition for investment opportunities (subject to, with respect to us, the allocation policies described below under the subheading “Allocation of Investment Opportunities”), competition for tenants and available financing and competition for buyers of assets at the time of disposition by the owners of such assets. For example, we may provide financing to an office building project for which tenants or buyers are sought, but, at the same time, Goldman Sachs and / or Other GS Accounts might jointly own or provide financing to a similar office building in the same metropolitan area for which tenants or buyers are sought. In such a case, the venture to which we have provided financing would be in direct competition with the Other GS Account investment for potential tenants or buyers. The Adviser will consider its interests in any such other investments in its management of us and, as a result, the Adviser may make decisions or take actions that may favor, or be perceived as favoring, its other investments or investments of Other GS Accounts over the investments made by us.
•Goldman Sachs may Advise Sellers or Provide Financing to Other Buyers. Goldman Sachs is often engaged as a financial advisor, or as financing provider, to corporations and other entities and their directors and managers in connection with the sale of those entities, their assets or their subsidiaries, and Goldman Sachs’ compensation in connection with these engagements may be substantial. Because sellers generally require Goldman Sachs to act exclusively on their behalf for that reason or others, we may be precluded in many instances from providing financing to potential buyers of the assets or business being sold. Goldman Sachs expects to consider its relationship with us in evaluating potential seller assignments. In addition, Goldman Sachs’ decisions will be based upon a number of factors, including the likelihood in any particular situation that the successful buyer will be a financial purchaser rather than a strategic purchaser, the likelihood that we will be involved in the financing of that transaction and the compensation Goldman Sachs might receive by representing the seller. On occasion, Goldman Sachs may have to choose between acting as the seller’s agent or as a potential buyer’s source of financing or purchaser of loans and debt or other securities through us; Goldman Sachs reserves the right to act as the seller’s agent in those circumstances, even where this choice may preclude us from acquiring the relevant loans and debt or other securities. Additionally, there may be certain seller assignments from time to time in which the seller (on behalf of us) permits Goldman Sachs also to act for a buyer. For example, we may be offered the opportunity to provide financing to potential purchasers in connection with a Goldman Sachs “sell side” advisory engagement (so-called “staple on” financing). If we were to be a buyer of loans or debt or other securities under those circumstances, there may be conflicts of interest with respect to structure, pricing, dilution and other terms.
Goldman Sachs also represents potential buyers of loans or debt or other securities, including Real Estate Sponsors, and Goldman Sachs’ compensation in connection with these engagements may be substantial. Goldman Sachs may be incentivized to direct an opportunity to one of these buyers or to form a consortium with such buyers to bid for the opportunity, thereby eliminating or reducing the investment opportunity available to us. As described above, when Goldman Sachs represents a buyer seeking to acquire loans or debt securities of a particular borrower, we may be precluded from participating in the acquisition of loans or debt securities of that borrower. Goldman Sachs’ buyer and financing assignments may also include representations of investors as a result of which neither Goldman Sachs nor any of its affiliates, including us, are permitted to invest in the company. On the other hand, conflicts of interest may arise if a buyer represented by Goldman Sachs invites us to participate in the investment. Alternatively, we may be requested to provide financing for such a purchase. In the latter case, Goldman Sachs may have conflicting loyalties between its representation of the buyer (and the fee which it would receive upon a closing) and its duties to us. Each of these situations is likely to present difficult competing considerations involving inherent conflicts of interest. In addition, Goldman Sachs may accept buyer advisory assignments in respect of a company in which we have invested. We may be precluded from selling our investment during such an assignment.
•Investments in Different Parts of an Investment’s Capital Structure. Other GS Accounts, on the one hand, and we, on the other hand, are expected to invest in different parts of the capital structure of the same issuer or collateral. Goldman Sachs may advise Other GS Accounts with respect to different parts of the capital structure of the same issuer or collateral, or classes of securities that are subordinate or senior to interests in which we invest. As a result, Goldman Sachs and/or Other GS Accounts may take actions that adversely affect us. Goldman Sachs may pursue rights, provide advice or engage in other activities, or refrain from pursuing rights, providing advice or engaging in other activities, on behalf of itself or some Other GS Accounts and such actions (or restraining of action) may have a material or adverse effect on us. For example, in the event that an Other GS Account holds loans, securities or other positions in the capital structure of collateral that ranks senior in preference to our holdings in the same investment, and the collateral were to experience financial or operational difficulties, the Other GS Accounts may seek a liquidation, reorganization or restructuring of the collateral, or terms in connection with the foregoing, that may have an adverse effect on or otherwise conflict with our interests and our holdings in the collateral. In addition, in the event that Other GS Accounts hold voting securities of an investment in which we hold assets or securities, the Other GS Accounts may vote on certain matters in a manner that has an adverse effect on the positions we hold. Conversely, we may hold voting securities of an investment in which Other GS Accounts hold loans, bonds or other credit-related assets or securities, and the Adviser may determine on our behalf not to vote in a manner adverse to the Other GS Accounts. As a result of the various conflicts and related issues described above in “Client and Other Relationships; Reputation of Goldman Sachs” and “Competition with Other Goldman Sachs Investments and Other Vehicles” and the fact that conflicts will not necessarily be resolved in favor of our interests, we could sustain losses during periods in which Goldman Sachs and Other GS Accounts achieve profits generally or with respect to particular holdings in the same issuer, or could achieve lower profits or higher losses than would have been the case had the conflicts described above not existed.
In addition, we may own an interest in an issuer with multiple tranches of securities in which Goldman Sachs may be an owner or may make a market. These securities may be either more senior or more junior than the securities held by us. Goldman Sachs’ trading activities will be carried out generally without reference to positions held by us, and may have an effect on the value of the positions so held, or may result in Goldman Sachs having an interest in the investment entity or us adverse to our interest. See “—Investment Activities by Goldman Sachs” below.
•Principal, Agency Cross, and Other Securities Transactions. To the extent permitted by applicable law, Goldman Sachs may, subject to the Volcker Rule as promulgated under Section 619 of the Dodd-Frank Act (the “Volcker Rule”), from time to time, act as principal for its own account in connection with our investments and other transactions, including selling securities or other assets as principal to, and buying securities or other assets as principal from us. Goldman Sachs may retain any profits that it may make in such transactions. In addition, Goldman Sachs may arrange or syndicate financings in which we may invest.
In addition, it is possible that we will sell assets to or buy assets from Other GS Accounts or other Goldman Sachs clients. These cases will present valuation issues and other conflicts of interest between us, on the one hand, and Other GS Accounts or other Goldman Sachs clients, on the other hand. Furthermore, the Adviser may, on our behalf, effect transactions where Goldman Sachs is also acting as broker on the other side of the same transaction, known as agency cross transactions. Goldman Sachs may receive commissions from, and has a potentially conflicting division of loyalties and responsibilities regarding, us and the other parties to those transactions.
We (or any of our subsidiaries) may enter into commitment letters and other obligations in respect of prospective investments of the Company and one or more Other GS Accounts. Generally, Goldman Sachs intends for us and Other GS Accounts to enter into back-to-back indemnification, contribution, participation, reimbursement or similar agreements (“Reimbursement Arrangements”) to ensure that any potential losses in connection with any such transactions are allocated among us and Other GS Accounts in a fair manner based on their respective ownership interests (or anticipated ownership interests) in the underlying asset, but no assurance can be provided that we and such Other GS Accounts will enter into such back-to-back protections. Despite such agreements, it is possible that we may be exposed to losses in excess of their pro rata portion of the prospective investment related to such transaction if one or more relevant Other GS Accounts is not able to satisfy its obligations in respect of such transaction or in respect of the relevant Reimbursement Arrangements.
Purchases and sales of securities for our account may be bunched or aggregated with orders for other accounts of Goldman Sachs, including other investment vehicles. Because of the prevailing trading activity, it is frequently not possible to receive the same price or execution on the entire volume of securities sold. When this occurs, the various prices may be averaged which may be disadvantageous to us, although the Adviser will take steps as it may deem necessary to ensure, to the extent practicable, that we receive the best available price in connection with the transactions.
•Investments Where Goldman Sachs Affiliates Provide or Arrange Financing to the Same Portfolio Company. Goldman Sachs is engaged in the business of making, underwriting, syndicating, buying, selling and trading mortgages, senior secured loans, other loans and junior securities to other borrowers, and will seek to provide such services to us and our investments. For example, we may make a mezzanine loan to a real-estate owning entity and Goldman Sachs may make a mortgage loan to such entity. In addition, Goldman Sachs is the sponsor of investment partnerships specializing in mezzanine investments, which may make mezzanine investments in issuers alongside us or otherwise, as well as other investment partnerships specializing in senior loan investments, which may make senior loan investments in issuers alongside us or otherwise.
As part of its financing activities, to the extent permitted by applicable law, Goldman Sachs may provide loans or other financing to us (or our subsidiaries) or acquire interests in such loans or other financing in the secondary markets. The holders of debt instruments and preferred equity interests (which may include Goldman Sachs and/or affiliated investment partnerships) may, and in the event of the borrower’s financial distress or insolvency will, have interests substantially divergent from ours. Thus, there can be no assurance that our interests will not be subordinated to those of Goldman Sachs, funds sponsored by Goldman Sachs or other clients to our detriment.
In connection with a restructuring of a financially distressed investment, the equity interests in the asset may be extinguished or substantially diluted while the creditors may receive a recovery of some or all of the amounts due to them and may receive equity interest in the asset. In this regard, as a debt holder in an asset subject to a restructuring, Goldman Sachs may receive a recovery of amounts owed to it as a lender while our equity interest may be extinguished or substantially diluted. In addition, in connection with lending arrangements involving us or an investment of ours, Goldman Sachs may seek to exercise its creditor’s rights under the applicable loan agreement or other document which may be detrimental to equity holders, including us.
•Hedging Transactions with Goldman Sachs; Investment in Money Market Funds. To the extent permitted by applicable law, we or one or more of our investments may participate as a counterparty with or as a counterparty to Goldman Sachs or an investment vehicle formed by Goldman Sachs in connection with currency and interest rate hedging, permitted derivative transactions and other transactions. We may establish a prime brokerage relationship with Goldman Sachs to execute such transactions with respect to investments by us in the fixed-income, currency or other markets. Goldman Sachs may retain any compensation which may be made in these transactions.
To the extent permitted by applicable law, we may invest unemployed funds in any short-term or other liquid investments (including investments managed by Goldman Sachs), which may charge a reasonable interest spread or other reasonable expenses. In connection with any of these investments, we will pay all fees pertaining to the investments and no portion of any fees otherwise payable by us will be offset against interest or other expenses payable in accordance with any of these investments (including the management fee payable to the Adviser). In these circumstances, as well as in all other circumstances in which Goldman Sachs receives any interest, expenses, fees or other compensation in any form relating to the provision of services, no accounting or repayment to us will be required.
•Business Dealings with Former Employees or Other Related Persons. The Adviser may, in its discretion, recommend we and/or certain of our investments have ongoing business dealings, arrangements or agreements with persons who are (i) former employees of Goldman Sachs, (ii) affiliates of Goldman Sachs and/or Other GS Accounts, (iii) affiliates of other investments of Other GS Accounts, (iv) Goldman Sachs’ employees’ family members and/or relatives and/or certain of their investments or (v) persons otherwise associated with an investor in an Other GS Account, an investment or a service provider. We and/or the investments may bear, directly or indirectly, the costs of such dealings, arrangements or agreements. These recommendations, and recommendations relating to continuing any such dealings, arrangements or agreements, may pose conflicts of interest and be based on differing incentives due to Goldman Sachs’ relationships with such former employees, affiliates or other investments or persons otherwise associated with an investor in an Other GS Account, an investment or a service provider.
•Investment Banking, Advisory, Underwriting and Other Services. Goldman Sachs may perform investment banking and other services (including underwriting, restructuring, merger advisory, other financial advisory, lending, placement agency, selling agency, foreign currency hedging, brokerage and asset management services) for, and will expect to receive customary compensation from, us, or our investments (or collateral or Real Estate Sponsors). We will not receive any portion of the fees received by Goldman Sachs for its services (and the management fee payable by us to the Adviser will not be reduced thereby), whether or not the investment by us was a factor in selecting Goldman Sachs to provide services.
•Consultants, Advisors and Service Providers; Expenses. The Adviser and/or entities affiliated with the Adviser will provide certain accounting, administrative and other services to us, and will charge expenses to us for the provision of such services by their internal staff that will be in addition to the management fee payable by us to the Adviser. Please see “Management—The Advisory Agreement—Management Fee, Performance Fee and Expense Reimbursements” for further details.

Individual consultants or advisors (some of whom may be former employees of Goldman Sachs) may be engaged by the Adviser on our behalf to provide consulting or advisory services to us. These consultants or advisors may not work exclusively for the Adviser or us. Compensation paid to these consultants or advisors for consulting/advisory services is generally borne by us, is not offset against the management paid to the Adviser and may include an annual fee and/or a discretionary performance-related bonus.
We will be responsible for these fees and expenses, and amounts paid to Goldman Sachs by us with respect to these services are in addition to the management fees. The amounts described above may not be negotiated at an arm’s length basis and may be more or less than the amount a third party might charge.
Furthermore, Goldman Sachs and its employees may hold investments in companies that provide services to issuers in which we invest, and, subject to applicable laws, it may refer or introduce those companies’ services to such issuers.
Use of Service Providers. The Adviser, on our behalf and on behalf of our investments, expects to engage service providers (including attorneys and consultants), some of which may also provide services to Goldman Sachs and other clients managed by other parts of Goldman Sachs and their portfolio companies. In addition, certain service providers to the Adviser, us and our investments may also be affiliates of Goldman Sachs. To the extent the Adviser is involved in such selection, the Adviser intends to select these service providers based on a number of factors, including expertise and experience, knowledge of related or similar products, quality of service, reputation in the marketplace, and price. These service providers may have business, financial, or other relationships with Goldman Sachs or its employees, including being a portfolio company of, or otherwise affiliated with, Goldman Sachs, which may influence the Adviser’s selection of these service providers for us or our investments. In such circumstances, there may be a conflict of interest between Goldman Sachs and us (or the issuers in which we invest) or between us and Other GS Accounts (or their portfolio companies) if we (or the issuers in which we invest) determine not to engage or continue to engage these service providers.
Notwithstanding the foregoing, the selection of service providers will be conducted in accordance with the Adviser’s fiduciary duties to us. The service providers selected by the Adviser might charge different rates to different recipients based on the specific services and / or the complexity of the services provided, the personnel providing the services, or other factors. As a result, the rates paid with respect to these service providers by us and the issuers in which we invest, on the one hand, may be more or less favorable than the rates paid by Goldman Sachs, on the other hand. In addition, the rates paid by us or the issuers in which we invest, on the one hand, may be more or less favorable than the rates paid by other parts of Goldman Sachs or clients managed by other parts of Goldman Sachs or their portfolio companies, on the other hand.
•Other Activities of the Adviser and the Investment Committee. The members of the Investment Committee and other Goldman Sachs managing directors and employees who will play key roles our management may spend a significant portion of their time on matters other than or only tangentially related to us, and members of the Investment Committee will also serve on the investment committees of Other GS Accounts. Time will be spent on completing the investment periods and managing and exiting investments of Other GS Accounts, including investments made on behalf of Goldman Sachs, and on providing services to and effecting transactions on behalf of other groups within Goldman Sachs and accounts other than us. Such obligations of these individuals could conflict with their responsibilities to us.
•Allocation of Investment Opportunities. Our Adviser and its affiliates, as part of AWM, manage and advise multiple Other GS RE Accounts (including Other GS RE Accounts in which Goldman Sachs and its personnel have an interest and/or invest alongside such Other GS RE Account in a fixed manner) that have investment objectives and strategies that are the same or similar to or overlap with ours. Such Other GS RE Accounts are expected to seek to make and sell investments in the same collateral, securities or other instruments as us. Without limiting the generality of the foregoing, our Adviser manages RECP IV and GS REIT, each of which is discussed in detail below.
In addition, AWM has recently established an AWM Asset Finance Platform, which will participate in privately originated, current income-oriented credit investments that are expected to be held to maturity and are secured by physical and financial assets across a variety of asset classes, including, without limitation, consumer credit, fund finance, commercial finance, real estate finance, hard asset finance, and other asset-backed financial products and receivables (such investments, “Asset Finance Investments”).
Further, Goldman Sachs businesses outside of AWM, including GBM, originate and underwrite various types of senior debt instruments secured by commercial real estate.
The foregoing creates potential conflicts of interest, particularly in circumstances where the availability of investment opportunities is limited. To address these potential conflicts of interest, Goldman Sachs has established the following investment allocation protocols:
Allocation of Opportunities Between GBM and Us
It is generally expected that both we and GBM will pursue opportunities to originate or purchase senior loans or other similar debt instruments secured by commercial real estate assets. As between GBM and us, we will generally have priority over GBM with respect to Covered Senior Opportunities, and GBM will generally have priority over us with respect to senior loans or other debt instruments secured by commercial real estate assets that are not Covered Senior Opportunities. We anticipate that the majority of our portfolio will consist of Covered Senior Opportunities.
“Covered Senior Opportunities” are investment opportunities in senior loans or debt instruments secured by commercial real estate that have all of the following characteristics: (i) a loan size of less than $100 million, (ii) a first lien security interest, (iii) a loan-to-value (LTV) ratio of 60-70%, measured at the time of investment by Goldman Sachs, (iv) a maturity date of between three to five years, (v) floating rate interest terms, and (vi) the loan or debt instrument is secured by a core/core-plus “transitional” commercial real estate asset (i.e., where the asset is stabilized, but has a transitional business plan and is in need of a moderate level of additional investment for lease-up, renovation, or repositioning), as determined by Goldman Sachs in its discretion at the time of investment.
In addition, notwithstanding the foregoing, there may be certain circumstances in which a potential borrower is seeking a financing where the structure or terms of such financing have not been determined. In such circumstances, we and GBM will each be permitted to submit alternative financing proposals with different structures to the potential borrower, each to be separately negotiated by us and GBM, respectively. We expect in such circumstances that we and GBM would present alternative financing proposals that are not directly comparable due to their different structures. For example, we may present a whole loan financing proposal while GBM presents a securitization financing proposal or a back-leverage financing proposal.
Allocation of Opportunities Between Us and Other GS RE Accounts
The Adviser and its affiliates, as part of AWM, currently manage Other GS RE Accounts (including RECP IV and GS REIT that are described below), and may in the future manage additional Other GS RE Accounts, with investment strategies that pursue investments in credit secured, directly or indirectly, by commercial real estate located in North America.
RECP IV is a commingled globally-focused closed-end real estate debt fund managed by Goldman Sachs that is the fourth in the RECP fund series managed by Goldman Sachs. It focuses its investment strategy on higher yielding performing debt investments secured by commercial real estate located in the United States, Europe and developed Asia-Pacific (“APAC”) countries. While generally we expect the target return profile and size of our real estate credit investments to be distinct from RECP IV, which generally targets real estate credit investments with a higher risk and higher yield profile and larger size than we do, there may be investment opportunities that overlap in target return profiles and thus would fit within the investment mandate of both RECP IV and us. With respect to these investment opportunities, RECP IV (together with Other GS RE Accounts investing alongside RECP IV) will have priority over us with respect to loans with a total anticipated commitment amount of $75 million or greater, while we will have priority over RECP IV for a loan with a total anticipated commitment amount below $75 million. However, the Adviser may in the future grant priority to other GS RE Accounts, and in particular we expect that the Adviser will grant similar priority to successor funds to RECP IV when organized. This potential overlapping investment mandate may result in fewer investment opportunities being made available to us.

In addition, GS REIT focuses its investment strategy on investments in a diverse portfolio of income-producing real estate, real estate debt and real estate-related securities and is actively raising capital for investments that satisfy its investment objectives. Although the current portfolio of GS REIT is predominantly in equity investments, its investment mandate includes real estate debt. Under our Adviser’s current allocation policies, we have priority over GS REIT with respect to real estate debt investment opportunities that meet our investment objectives.
It is possible that we may co-invest in real estate credit opportunities with RECP IV, GS REIT or both if the full loan is not allocated to the primary fund due to overall portfolio construction considerations for such fund, but, generally, we do not currently intend to co-invest with Other GS RE Accounts.
With respect to Other GS RE Accounts that may have investment objectives or guidelines that may partially overlap with ours but that do not have priority over us, the Adviser has developed allocation policies and procedures that provide that the Adviser personnel making portfolio decisions for us and Other GS RE Accounts will make investment and disposition decisions for, and allocate investment opportunities among, us and such Other GS RE Accounts consistent with the Adviser’s fiduciary obligations. These policies and procedures may result in the pro rata allocation (on a basis determined by the Adviser) of limited opportunities among us and Other GS RE Accounts, but in other cases the allocation may not be pro rata. The Adviser may also sequence or rotate transactions using allocation policies to determine the order in which accounts receive allocations. To the extent we trade behind one or more Other GS RE Accounts within the rotation system, there will be cases in which Other GS RE Accounts receive an allocation of an investment opportunity at times that we do not, and such opportunities may have been more favorable to us than other opportunities we may receive.
AWM Asset Finance Platform
Investments for the AWM Asset Finance Platform will be composed of Asset Finance Investments that are principally underwritten through granular portfolio and statistical analysis (as compared to underwriting being conducted at the underlying real estate level, which is the case for our investments). Some Asset Finance Investments will involve underlying real estate collateral. While investments in such underlying collateral itself could fall within our investment mandate, we do not expect there to be significant overlap in investment opportunities between us and the AWM Asset Finance Platform given the different nature in investment mandates and different underwriting processes with respect to Asset Finance Investments and our investments. Asset Finance Investments will generally be sourced by GBM and allocated between GBM and the AWM Asset Finance Platform based on agreed-upon allocation procedures. In addition, the AWM Asset Finance Platform may participate in certain investments sourced by GBM including those described under “Allocation of Opportunities Between GBM and Us” above. Asset Finance Investments will generally not be allocated to us or Other GS Accounts managed by AWM that are not part of the AWM Asset Finance Platform, and we will have no right to participate in any Asset Finance Investments (even if such an investment involves underlying real estate collateral, as described above).
Investment opportunities initially offered to us in which we do not participate in full may thereafter be offered to GBM, RECP IV, the AWM Asset Finance Platform, Other GS Accounts, including Goldman Sachs for its own account, investment vehicles organized to facilitate investment by Goldman Sachs’ current or former directors, partners, trustees, managers, members, officers, consultants, employees, and their families and related entities, including employee benefit plans in which they participate, all or certain of our investors or other persons or entities as determined by Goldman Sachs in its sole discretion, and we will not receive any compensation related to any such opportunities. Investment opportunities for which such an entity has priority, as described above, but for which it does not participate in full, may be offered to such persons as Goldman Sachs may determine, including Goldman Sachs for its own account; Goldman Sachs will be under no obligation or duty to make such investments available to us.
•Service providers; Portfolio entities. Pursuant to the terms of our Advisory Agreement, the Adviser may retain, for and on our behalf and at our expense, the services of certain other persons and firms as the Adviser deems necessary or advisable in connection with our management as operations. Certain third-party advisors and other service providers and vendors to us (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, title agents, loan servicing and administration providers, and investment or commercial banking firms) Other GS Accounts provide goods or services to, or have other business, personal, financial or other relationships with, Goldman Sachs, the Other GS Accounts and their portfolio entities, the Placement Agent, the Adviser and affiliates and personnel of the foregoing. Also, advisors, lenders, investors, commercial counterparties, vendors and service providers (including any of their affiliates or personnel) to us could have other commercial or personal relationships with Goldman Sachs, Other GS Accounts and their respective affiliates, personnel or family members of personnel of the foregoing. Expenses allocable to us may increase where third parties are retained to provide services to us.
Certain advisors and service providers (including law firms) may temporarily provide their personnel to Goldman Sachs, us or Other GS Accounts or their portfolio companies pursuant to various arrangements including at cost or at no cost. In certain circumstances, we may also have significant control in selecting individuals or dedicated teams at such advisors and service providers and in determining their compensation. While often we and such Other GS Accounts and their portfolio companies are the beneficiaries of these types of arrangements, Goldman Sachs is from time to time a beneficiary of these arrangements as well, including in circumstances where the advisor or service provider also provides services to us in the ordinary course. Such personnel may provide services in respect of multiple matters, including in respect of matters related to Goldman Sachs, its affiliates and/or portfolio companies and any costs of such personnel may be allocated accordingly.
Although Goldman Sachs selects service providers and vendors it believes are most appropriate in the circumstances based on its knowledge of such service providers and vendors (which knowledge is generally greater in the case of service providers and vendors that have other relationships to Goldman Sachs), the relationship of service providers and vendors to Goldman Sachs as described above will, in certain circumstances, influence Goldman Sachs in deciding whether to select, recommend or form such an advisor or service provider to perform services for us, the cost of which will generally be borne directly or indirectly by us, and incentivize Goldman Sachs to engage such service provider over a third party, utilize the services of such service providers and vendors more frequently than would be the case absent the conflict, or to cause us to pay such service providers and vendors higher fees or commissions than would be the case absent the conflict. The incentive could be created by current income and/or the generation of enterprise value in a service provider or vendor; Goldman Sachs may also have an incentive to invest in or create service providers and vendors to realize on these opportunities. Furthermore, Goldman Sachs will from time to time encourage third-party service providers to Other GS Accounts to use other service providers and vendors in which Goldman Sachs has an interest, and Goldman Sachs has an incentive to use third-party service providers who do so as a result of the additional business for the related service providers and vendors. Fees paid to or value created in these service providers and vendors do not offset or reduce the Adviser’s management fee and are not otherwise shared with us. In the case of brokers of securities, our sponsor has a best execution policy that it updates from time to time to comply with regulatory requirements in applicable jurisdictions.
Goldman Sachs, Other GS Accounts, portfolio entities, and personnel and related parties of the foregoing may receive fees and compensation, including performance-based and other incentive fees, for products and services provided to us, such as fees for asset and development management; arranging, underwriting, syndication or refinancing of a loan or investment (or other additional fees, including acquisition fees, loan modification or restructuring fees); loan servicing; special servicing; other servicing; administrative services; advisory services on purchase or sale of an asset or company; other advisory services; investment banking and capital market services; placement agent services; fund administration; internal legal and tax planning services; information technology products and services; insurance procurement; brokerage solutions and risk management services; data extraction and management products and services; fees for monitoring and oversight of loans, property, title and/or other types of insurance and related services; and other products and services (including but not limited to restructuring, consulting, monitoring, commitment, syndication, origination, organizational and financing, and divestment services). Such parties will also provide products and services for fees to Goldman Sachs, Other GS Accounts and portfolio entities, and their personnel and related parties, as well as third parties.
Portfolio entities of Other GS Accounts may be counterparties or participants in agreements, transactions and other arrangements with us for the provision of goods and services, purchase and sale of assets and other matters. In addition, in the event we form or acquire one or more portfolio entities, certain of our portfolio entities may be counterparties or participants in agreements, transactions and other arrangements with Other GS Accounts for the provision of goods and services, purchase and sale of assets and other matters. These agreements, transactions and other arrangements will involve payment of fees and other amounts, none of which will result in any offset to the management fees we pay to the Adviser notwithstanding that some of the services provided by such portfolio entity are similar in nature to the services provided by the Adviser. Generally, we may engage Goldman Sachs-affiliated portfolio entities or allow our portfolio entities to be engaged by Goldman Sachs-affiliated entities only if a majority of our board of directors, and, following the Governance Date, a majority of the affiliate transaction committee (which will be comprised of each of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.
Portfolio entity service providers described in this section are generally owned and controlled by one or more Goldman Sachs funds such as Other GS Accounts. In certain instances a similar company could be owned or controlled by Goldman Sachs directly. Service providers described in this discussion are generally owned and controlled by a Goldman Sachs fund, such as the Other GS Accounts.
Goldman Sachs has a general practice of not entering into any arrangements with advisors, vendors or service providers that provide lower rates or discounts to Goldman Sachs itself compared to those available to us for the same services. However, legal fees for unconsummated transactions are often charged at a discount rate, such that if we consummate a higher percentage of transactions with a particular law firm than Goldman Sachs, Other GS Accounts and their affiliates, we could indirectly pay a higher net effective rate for the services of that law firm than Goldman Sachs or Other GS Accounts or their affiliates. Also, advisors, vendors and service providers often charge different rates or have different arrangements for different types of services. For example, advisors, vendors and service providers often charge fees based on the complexity of the matter as well as the expertise and time required to handle it. Therefore, to the extent the types of services used by us are different from those used by Goldman Sachs, Other GS Accounts and their affiliates and personnel, we can be expected to pay different amounts or rates than those paid by such other persons. Similarly, Goldman Sachs, the Other GS Accounts and affiliates and we can be expected to enter into agreements or other arrangements with vendors and other similar counterparties (whether such counterparties are affiliated or unaffiliated with Goldman Sachs) from time to time whereby such counterparty will, in certain circumstances, charge lower rates (or no fee) or provide discounts or rebates for such counterparty’s products or services depending on the volume of transactions in the aggregate or other factors.
We will purchase or bear premiums, fees, costs and expenses (including any expenses or fees of insurance brokers) to insure us, the Adviser, Goldman Sachs and their respective directors, officers, employees, agents and representatives and other indemnified parties, against liability in connection with our activities. This includes a portion of any premiums, fees, costs and expenses for one or more “umbrella”, group or other insurance policies maintained by Goldman Sachs that cover one or more of us and Other GS Accounts, the Adviser and Goldman Sachs (including their respective directors, officers, employees, agents and representatives and other indemnified parties). The Adviser and its affiliates will make judgments about the allocation of premiums, fees, costs and expenses for such “umbrella”, group or other insurance policies among one or more of us and Other GS Accounts, the Adviser and Goldman Sachs on a fair and reasonable basis, in their discretion, and may make corrective allocations should they determine subsequently that such corrections are necessary or advisable. For example, some property insurance could be allocated on a property-by-property basis in accordance with the relative values of the respective assets that are insured by such policies.
Additionally, we and Other GS Accounts (and their portfolio entities) will, in certain circumstances, jointly contribute to a pool of funds that can be expected to be used to pay losses that are subject to the deductibles on any group insurance policies, which contributions may similarly be allocated in accordance with the relative values of the respective assets that are insured by such policies (or other factors that Goldman Sachs may reasonably determine).
In respect of such insurance arrangements, Goldman Sachs may make corrective allocations from time to time should it determine subsequently that such adjustments are necessary or advisable.
•Purchases with Near-Term Transfer Intention. Subject to REIT tax rule compliance, in the course of investing in an asset, the Adviser may intend to cause us to make (or commit to make) an investment in such asset with the intent to sell a portion of such investment to co-investors before, at or after the closing of the investment. Intended co-investors may be affiliated or advised by Goldman Sachs. In this situation, we will bear the risk that the Adviser may not be successful in selling such a co-investment opportunity to potential co-investors, and that, as a result, we will bear the entire portion of any broken-deal expenses and other costs and expenses related to such investment, hold a greater concentration and have greater exposure in such portfolio company than was intended. In connection with any asset transfer, the Adviser may influence the timing of the transfer, which may affect the amount that will be paid to us upon the conveyance of such investment to such co-investors.
•Representing Creditors and Debtors. Goldman Sachs may represent creditor or debtor companies in proceedings under Chapter 11 of the U.S. Bankruptcy Code or similar non-U.S. bankruptcy proceedings or prior to such filings. Goldman Sachs may also serve on creditor or equity committees. Such actions, for which Goldman Sachs may be compensated, may limit or preclude the flexibility that we may otherwise have to buy or sell certain real estate.
•Guaranties. We may guarantee indebtedness or other liabilities incurred by entities that are owned jointly by us or third parties (including, without limitation, joint venture partners) or provide indemnities in connection with such indebtedness. It is possible that we will guarantee the entire amount of indebtedness incurred by such an entity even though we own only part of such entity. In such cases, we may be liable for the actions of such third party and may or may not be able to recover such parties’ allocable share of the payments made under guaranties and indemnities.
•Investment Activities by Goldman Sachs. As a full service securities firm and bank, Goldman Sachs, to the extent permitted by applicable law, is an active participant, as agent, principal and market maker, in the global fixed-income, currency, commodity, equities and other markets. Goldman Sachs may invest or trade in the equity, debt or other interests of entities in which we are invested without regard to our investment objectives, such as acquiring positions based on the same or a different strategy than ours. If Goldman Sachs acquires equity securities, debt securities, or other indebtedness of such entities, its interests could diverge substantially from our interests. Goldman Sachs will execute transactions independently of our transactions, and thus at prices or rates that may be more or less favorable than the prices or rates paid by us. Goldman Sachs is very active in the debt and equity markets and as such may effect transactions, for its own account or the account of customers, in and hold debt and equity instruments. These businesses operate independently and without regard to any impact on us and any particular investment may not be allocated to us. Further, the Adviser’s personnel, including those that provide services to the Adviser, may effect such transactions on behalf of groups within Goldman Sachs, including Goldman Sachs Bank USA, and accounts other than the Company. Thus, we and Goldman Sachs, including Other GS Accounts, may be viewed as competing for appropriate investment opportunities, and the Adviser may make debt and equity investments on behalf of Goldman Sachs.
Furthermore, Goldman Sachs expects to continue to invest in real estate credit investments without regard to our investment objectives, including acquiring positions based on the same or a different strategy than ours. Such activities may limit investment opportunities in regulated industries in which limitations are imposed upon the aggregate amount of investment by affiliated investors. The activities or portfolio strategies of Goldman Sachs for its own account or for its other customer accounts could conflict with the transactions and strategies employed in managing us and affect the prices and availability of the securities, currencies and instruments in which we will invest. The results of our investment activities may differ significantly from Goldman Sachs’ results for its trading accounts.
Goldman Sachs conducts principal activities through various areas within Goldman Sachs, and Goldman Sachs may have a greater financial interest in these areas and/or in Other GS Accounts than it does in us. Decisions by the Adviser with respect to our investment in an asset, including the timing of sales, and by the Other GS Accounts or other areas of Goldman Sachs may be made independently, which may result in different rates of return and profit and loss on the investment and adverse consequences for us or the asset.
•Material, Non-Public Information; Trading Restrictions; Information Not Made Available. The Adviser’s ability to buy or sell certain debt and securities may be restricted by applicable securities laws or regulatory requirements applicable to Goldman Sachs (and/or its internal policies designed to comply with these and similar requirements). Goldman Sachs may possess material, non-public information about a real estate asset, loan or other investment or potential investment that would limit our ability to buy and sell debt and securities related to that asset or loan or other investment or potential investment. This may adversely affect our ability to make certain investments or to sell certain investments at any particular time. In addition, as part of its trading strategy, the Adviser may adopt plans, including under SEC Rule 10b5-1 to effect purchases or sales of public company securities over an extended period of time. These plans would allow trading under parameters the Adviser determines regardless of information that is held in the future. These plans may limit the Adviser’s ability to enter into certain purchase or sale transactions on our behalf that it would have otherwise entered into in the absence of such plans.
Additionally, Goldman Sachs and its representatives may have access to certain information and/or may develop fundamental analysis, proprietary models or other investment strategies for use in connection with other clients or activities, which are not available to those Goldman Sachs personnel advising or otherwise providing services to us or our investments. Goldman Sachs is under no obligation to, and may not, disseminate, and in some cases may be prohibited from disseminating, information between areas within Goldman Sachs, including to the Adviser.
•Related Financing of Counterparties to Acquire Investments or Assets from, or Sell Investment or Assets to, the Company and Issuers. In certain transactions, one or more Other GS Accounts may commit to and / or provide financing to third parties that bid for and / or purchase investments or assets from us and the issuers in which we invest. In addition, we and the issuers in which we invest may from time to time purchase assets from third parties that obtain, or currently have outstanding, debt financing from Other GS Accounts. Although Goldman Sachs believes that the participation by Other GS Accounts in such debt financings could be beneficial to us by supporting third parties in their efforts to bid on the sale of investments or assets by, and to sell investments or assets to, us and our issuers, Goldman Sachs will have an incentive to cause us or the relevant issuer to select to sell an investment or asset to, or purchase an investment or asset from, a third party that obtains debt financing from an Other GS Account to our potential detriment. For example, although price is often the deciding factor in selecting from whom to acquire, or to whom to sell, an investment or asset, other factors at times influence the buyer or the seller, as the case may be. The Adviser could thereafter cause us or an issuer to sell an investment or asset to, or buy an investment or asset from, a third party that has received financing from an Other GS Account, even when such third party has not offered the most attractive price for the investment or asset. Stockholders rely on the Adviser to select in its sole discretion the best overall buyer in sales of, and the best overall seller in the acquisition of, investments or assets, despite any conflict related to the parties financing the buyer or the seller, as applicable. In addition, we could hold an investment that is senior in the capital structure, such as a debt instrument, to an Other GS Account.
•Corporate Opportunities. Our board of directors has adopted a resolution that provides, subject to certain exceptions, that none of Goldman Sachs or its affiliates, our directors or any person our directors control will be required to refrain directly or indirectly from engaging in any business opportunities, including any business opportunities in the same or similar business activities or lines of business in which we or any of our affiliates may from time to time be engaged or propose to engage, or from competing with us, and that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any such business opportunities, unless offered to a person expressly and solely in their capacity as one of our directors or officers.
•Board of Director Loyalties to Other GS RE Accounts. Two of our three affiliated directors also serve as directors of GS REIT, an Other GS RE Account that has investment objectives that encompass investment in debt secured by commercial real estate. In addition, all of our independent director nominees serve as independent directors of GS REIT. Our Adviser has agreed that we will have priority over GS REIT with respect to real estate debt investment opportunities that meet our investment objectives, and as such we do not anticipate meaningful conflicts of interest between us and GS REIT; however, the loyalties of our directors serving on the board of directors of GS REIT, or possibly on the boards of directors of Other GS RE Accounts, may influence the judgment of our board of directors when considering issues for us that also may affect such Other GS RE Account. For example, if we were to consider a transaction with GS REIT, decisions of our board or the affiliate transaction committee regarding the terms of such transactions may be influenced by a director’s loyalties to such Other GS RE Account and may result in a disproportionate benefit to such Other GS RE Account at our expense. If such a co-investment opportunity were to arise our affiliate transaction committee would consider appropriate policies and procedures to mitigate any potential conflicts of interest.
Other present and future activities of Goldman Sachs may give rise to additional conflicts of interest.
Certain Conflict Resolution Policies and Measures
Affiliate Transaction Committee
Once effective on the Governance Date, our corporate governance guidelines will require us to have a standing affiliate transaction committee comprised of our independent directors. The primary purpose of the affiliate transaction committee will be to review transactions between us and Goldman Sachs or its affiliates (including the Adviser) or with related persons and to determine if the resolution of the conflict of interest is in our best interest. However, we cannot assure you that this committee will successfully mitigate the risks related to conflicts of interest between us and Goldman Sachs.
The affiliate transaction committee will be responsible for reviewing and approving the terms of all transactions between us and Goldman Sachs or its affiliates (including the Adviser) or any member of our board of directors, including (when applicable) the economic, structural and other terms of all originations, acquisitions and dispositions. Generally, under our corporate governance guidelines, we will be able to enter into transactions with Goldman Sachs, the Adviser, our directors, and their respective affiliates only if a majority of our board of directors, and a majority of the affiliate transaction committee (which will be comprised of each of our independent directors), not otherwise interested in the transaction approve the transaction as being fair and reasonable to us. Under our corporate governance guidelines, the affiliate transaction committee will also be responsible for reviewing the Adviser’s performance and the fees and expenses paid by us to the Adviser and any of its affiliates.
We expect the affiliate transaction committee to approve and ratify our charter, bylaws and corporate governance guidelines on the Governance Date.
Director Independence
For information relating to our independent directors, see “Item 5, Directors and Executive Officers – Board of Directors” of this Form 10.
Code of Business Conduct and Ethics
At such time as our common stock is registered under the Exchange Act, we intend to adopt a code of business conduct and ethics that will apply to all of our directors, officers and employees (if any), including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of business conduct and ethics, as it may relate to those also covered by Goldman Sachs’ code of conduct, will operate in conjunction with, and in addition to, Goldman Sachs’ code of conduct. Our code of business conduct and ethics will be designed to comply with SEC regulations relating to codes of conduct and ethics.
Corporate Governance Guidelines
Once effective on the Governance Date, our corporate governance guidelines will contain many other restrictions relating to conflicts of interest including the following:
Adviser Compensation. The independent directors must evaluate at least annually whether the compensation that we contract to pay to the Adviser and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our corporate governance guidelines. The independent directors will supervise the performance of the Adviser and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the independent directors:
•the amount of the fees paid to the Adviser and its affiliates in relation to the size, composition and performance of our investments;
•whether the total fees and expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;
•the success of the Adviser in generating opportunities that meet our investment objectives;
•the rates charged to other companies, including other REITs, by advisors performing similar services;
•additional revenues realized by the Adviser and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;
•the quality and extent of service and advice furnished by the Adviser;
•the performance of our investment portfolio; and
•the quality of our portfolio relative to the investments generated by the Adviser for its own account.
Following the effectiveness of our corporate governance guidelines on the Governance Date, we may only pay the Adviser a disposition fee in connection with the sale of a property in an amount equal to the lesser of (a) one-half of the real estate or brokerage commission that is reasonable, customary and competitive in light of the size, type and location of the property or (b) 3% of the sales price of the property. Payment of such fee may be made only if the Adviser provides a substantial amount of services in connection with the sale, as determined by a majority of the independent directors. In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such sale may not exceed the lesser of the real estate or brokerage commission that is reasonable, customary and competitive in light of the size, type and location of the property or an amount equal to 6% of the sales price of the property. Although our corporate governance guidelines will limit the disposition fee we may pay to our Adviser, the Advisory Agreement does not provide for a disposition fee to the Adviser. An amendment of our Advisory Agreement to provide for payment of a disposition fee would require the approval of a majority of our independent directors.
Our corporate governance guidelines will also limit the amount of acquisition fees and expenses we can incur to a total of 6% of the contract purchase price for the asset or, in the case of a mortgage loan we originate, 6% of the funds advanced. This limit may only be exceeded if a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our corporate governance guidelines will limit the amount of acquisition fees and expenses we can incur, the Advisory Agreement does not provide for an acquisition fee to the Adviser. An amendment of our Advisory Agreement to provide for payment of an acquisition fee would require the approval of a majority of our independent directors.
Our corporate governance guidelines will also provide that performance fees made in compliance with our corporate governance guidelines or previously approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction are excluded from the limit on Total Operating Expenses described below. A performance fee made in compliance with our corporate governance guidelines will include a reasonable interest in gain from the sale of assets that we may pay the Adviser. Such an interest in gain from the sale of assets will be considered presumptively reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the invested capital, plus an amount equal to 6% of the invested capital per year cumulative. For this purpose, “invested capital” means the amount calculated by multiplying the total number of shares purchased by stockholders by the issue price of such shares at the time of such purchase, reduced by the portion of any distribution that is attributable to net sales proceeds and by any amounts paid by us to repurchase shares pursuant to our share repurchase plan.

Term of Advisory Agreement. The Advisory Agreement may have a term of no more than one year, subject to an unlimited number of successive one-year renewals. Following the Governance Date, a majority of the independent directors may terminate the Advisory Agreement on 60 days’ written notice without cause or penalty, and, in such event, the Adviser must cooperate with, and take all commercially reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function, provided that the Adviser and its affiliates shall be reimbursed for all internal and third-party expenses incurred in connection with providing such transition (including salaries, benefits and overhead of personnel).
Our Acquisitions. We may not purchase property in which the Adviser, Goldman Sachs, any of our directors or any of their affiliates has an interest without a determination by a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated seller, unless there is substantial justification for the excess amount. In no event may we acquire any such real property at an amount in excess of its current appraised value.
Loans Involving Affiliates. Our corporate governance guidelines prohibit us from investing in or making loans in which the transaction is with the Adviser, Goldman Sachs, a director, or their affiliates, except on terms approved by majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction as fair and reasonable to us and on terms and conditions no less favorable to the Corporation than those available from unaffiliated third parties. Without the approval of a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction, our corporate governance guidelines will prohibit us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness or equity interest of the Adviser, Goldman Sachs, a director, or their affiliates.
Joint Ventures with Affiliates. We may invest in joint ventures with the Adviser, Goldman Sachs, a director, or their affiliates, only if a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction approve such investment as being fair and reasonable to us.
Other Transactions Involving Affiliates. A majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transactions must conclude that all other transactions, including joint ventures, between us and the Adviser, Goldman Sachs, a director, or their affiliates, are fair and reasonable to us and are either on terms and conditions not less favorable to us than those available from unaffiliated third parties.
Limitation on Operating Expenses. Commencing four fiscal quarters after our first acquisition or origination of an investment, our Total Operating Expenses will be limited during any four fiscal quarters to the greater of (a) 2.0% of our Average Invested Assets or (b) 25.0% of our Net Income. This limit may be exceeded only if our independent directors have made a finding that, based on such factors as they deem sufficient, a higher level of expenses is justified, and such finding is recorded in the minutes of a meeting of the independent directors. For purposes of these limits:
•“Total Operating Expenses” are all costs and expenses paid or incurred by us, as determined under generally accepted accounting principles, including management fees, but excluding: (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing, and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our capital stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) performance fees made in compliance with our corporate governance guidelines or previously approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction, (vi) acquisition fees and acquisition expenses related to the selection and acquisition of assets, whether or not an asset is actually acquired, (vii) real estate commissions on the sale of property and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

•“Average Invested Assets” means, for any period, the average of the aggregate book value of our assets, invested, directly or indirectly, in equity interests in and loans secured by real estate, including all properties, mortgages and real estate-related securities and consolidated and unconsolidated joint ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.
•“Net Income” means, for any period, total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves.
Issuance of Options and Warrants to Certain Affiliates. We will not issue (1) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of our common stock to us pursuant to our share repurchase plan), (2) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, (3) equity securities on a deferred payment basis or under similar arrangements or (4) options or warrants to the directors, our sponsor, the Adviser, or any of their affiliates, except on terms approved by a majority of our independent directors. Options or warrants may be issued to persons other than the directors, our sponsor, the Adviser, or any of their affiliates, but not at exercise prices less than the fair value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a fair value less than the value of the option or warrant on the date of grant.
Repurchase of Our Shares. Our corporate governance guidelines prohibit us from paying a fee to the Adviser, Goldman Sachs, a director, or their affiliates in connection with our repurchase of our common stock.
Reports to Stockholders. Once our common stock is registered under the Exchange Act, our corporate governance guidelines require that our independent directors take reasonable steps to cause us to prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:
•financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;
•the ratio of the costs of raising capital during the year to the capital raised;
•the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Adviser and any affiliates of the Adviser by us or third parties doing business with us during the year;
•our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;
•a report from the independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and
•a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and the Adviser, Goldman Sachs, a director, or their affiliates during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

ITEM 8.LEGAL PROCEEDINGS.
From time to time, we may be involved in various claims and legal actions arising in the ordinary course of business. As of the date of this filing, we were not involved in any material litigation.

ITEM 9.MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.
Market Information
There is no established public trading market for our shares of common stock, and we do not expect a public trading market to develop. The Company has not agreed to register under the Securities Act for sale by stockholders any securities of the Company.
Holders
As of September 6, 2024, there was one holder of record of our common shares.
Net Asset Value Calculation and Valuation Guidelines
We will calculate NAV per share for each class of shares monthly. Our NAV for each class of our shares of common stock is based on the net asset values of our investments (including real estate-related securities), the addition of any other assets (such as cash on hand) and the deduction of any liabilities, including class-specific accruals, as described below.
Valuation Guidelines
Our board of directors has adopted valuation guidelines that contain a comprehensive set of methodologies to be used by our independent valuation advisors in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation, and on the Governance Date, such guidelines will be approved by a majority of our independent directors. In addition, these guidelines will be used to determine the fair value of any Warehoused Investment in connection with our acquisition of such investment from Goldman Sachs. These guidelines are designed to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments.
The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities as described below and will likely differ from the book value of our equity reflected in our financial statements. We prepare our financial statements based on historical cost in accordance with GAAP and intend to elect the fair value option for our Credit Investments and our loan facilities. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares of common stock, we have adopted a model, as explained below, that adjusts the value of our assets and liabilities from historical cost to fair value generally in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other REITs may use different methodologies or assumptions to determine NAV.
In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. Stockholders should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure.
Our Independent Valuation Advisors
The fundamental elements of the valuation process, which are the valuation of our Credit Investments and financing as well as the appraisal of the collateral underlying our Credit Investments, will be performed by our independent valuation advisors, Chatham and Capright, each of which is a valuation firm selected by the Adviser and approved by our board of directors, including, on the Governance Date, a majority of our independent directors. Chatham will value our Credit Investments as well as our entity-level and asset-level debt. Capright will value the collateral underlying our Credit Investments. Chatham and Capright are engaged in the business of rendering opinions regarding the value of real estate-related debt and commercial real properties and are not affiliated with us or the Adviser.
The compensation we pay to our independent valuation advisors is based on the number of investments we own and the number of entity-level and asset-level debt instruments and is not based on the estimated values of these investments and debt. The Adviser, with the approval of our board of directors, including a majority of our independent directors, following the Governance Date, may engage additional independent valuation advisors in the future as our portfolio grows and diversifies. Although Chatham and Capright may consider any comments received from us or our Adviser or other valuation sources for their individual valuations, the final estimated fair values of our Credit Investments and financings are determined by Chatham and the final estimated fair values of the collateral are determined by Capright. While our independent valuation advisors are responsible for providing the valuations described above, our independent valuation advisors are not responsible for, and do not calculate, our NAV. The Adviser is ultimately responsible for the determination of our NAV.
Our independent valuation advisors may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our board of directors, including a majority of our independent directors (following the Governance Date). Our independent valuation advisors will discharge their respective responsibilities in accordance with our valuation guidelines.
Our board of directors will not be involved in the periodic valuation of our assets and liabilities but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. Following initial closing upon breaking escrow in the private offering, our NAV per share for each class of shares will be calculated monthly by CBRE, and such calculation will be reviewed and confirmed by the Adviser. Pursuant to our valuation services agreements with our independent valuation advisors, the Adviser receives valuation reports periodically from our independent valuation advisors. The Adviser reviews the reasonableness of these valuations with the independent valuation advisors before they are finalized in order for CBRE to calculate our NAV per share for each class of shares.
We have agreed to pay fees to our independent valuation advisors upon their delivery to us of their valuation reports. We have also agreed to indemnify our independent valuation advisors against certain liabilities arising out of these engagements. The compensation we pay to our independent valuation advisors will not be based on the estimated values of our assets.
Our independent valuation advisors are expected to continue to provide real estate appraisal and real estate valuation advisory services to our Adviser and its affiliates and have received, and are expected to continue to receive, fees in connection with such services. In particular, our independent valuation advisors currently provide real estate appraisal and valuation advisory services to GS REIT. Our independent valuation advisors and their respective affiliates may from time to time in the future perform other commercial real estate and financial advisory services for our Adviser and its affiliates, or in transactions related to the investments that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the independent valuation advisors as certified in the applicable appraisal or valuation report.
Assets
Valuation of Credit Investments
The fair value of the Credit Investments will be determined by Chatham. Newly originated or acquired Credit Investments will initially be valued at cost in the month that they are closed, which is expected to represent fair value at that time. For each month after the initial month in which a Credit Investment is closed, Chatham will value each Credit Investment at fair value. Warehoused Investments are subject to our Valuation Guidelines as described herein. Warehoused Investments will be acquired/transferred from Goldman Sachs at an amount equal to (x) the lower of (i) fair value (determined by Chatham) of such Warehoused Investment plus accrued interest, less the unamortized original issue discount through the date of settlement and (ii) the cost of the Warehoused Investment to Goldman Sachs plus accrued interest through the date of settlement, and (y) related costs and expenses, including transaction expenses and expenses of conveyance. Valuations of Credit Investments reflect changes in interest rates, spreads, loan tests and metrics, risk ratings, and anticipated liquidation timing and proceeds, among others. The fair value is determined by discounting the future contractual cash flows to the present value using a current market interest rate or spread. The market rate is determined through consideration of the interest rates for debt of comparable quality and maturity, and the value of the underlying real estate investment. As applicable, Chatham may apply an alternative methodology to any non-performing Credit Investments and will notify the Adviser of any changes in approach taken.
Each valuation report prepared by Chatham will be addressed solely to our company. Chatham’s valuation reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of common stock and do not constitute a recommendation to any person to purchase or sell shares of our common stock. In preparing its reports, Chatham will not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.
Valuation of Collateral
An appraisal will be completed by an outside third-party appraisal firm prior to the closing of each transaction and will be utilized for the first year’s reporting period thereafter. Within one year of the closing of each transaction, Capright will appraise the collateral, and provide appraisals no less than annually thereafter. Valuations of collateral reflect changes in property value based on comparable trades, occupancy, expirations, discounted cash flows, and anticipated liquidation timing and proceeds, among others. The Adviser may choose to obtain an interim period appraisal if a significant event occurs that impacts the collateral.
Each valuation report prepared by Capright will be addressed solely to our company but provided to Chatham for consideration in the valuation of Credit Investments. Capright’s valuation reports are not addressed to the public and may not be relied upon by any other person to establish an estimated value of our collateral.
Valuation of Real Estate Owned Properties
In the event we pursue ownership interest in the underlying collateral on a defaulted loan, then the asset will become real estate owned or REO. REO properties will initially be valued at fair value at the time of acquisition. Generally, closing costs and expenses will initially be capitalized and reflected as a component of fair value. Thereafter, the REO properties will be valued by Capright periodically, as needed. Property-level valuations reflect changes in property value based on comparable trades, occupancy, expirations, discounted cash flows, and anticipated liquidation timing and proceeds, among others.
Each valuation report prepared by the appraiser is addressed solely to our company. Any appraiser’s valuation report is not addressed to the public and may not be relied upon by any other person to establish the value of the property.
Valuation of Other Real Estate-Related Assets
Our investments in real estate-related assets will focus on non-distressed public and private real estate-related debt securities, including, but not limited to, CMBS, corporate bonds, and certain other forms of debt, mezzanine and preferred equity. In general, real estate-related assets are valued by the Adviser according to the procedures specified below upon acquisition or issuance and then monthly. Interim valuations of real estate-related assets that are valued monthly may be performed if the Adviser believes the value of the applicable asset may have changed significantly since the most recent valuation. In addition, our board of directors may retain additional independent valuation firms to assist with the valuation of real estate-related assets.
Publicly Traded Real Estate-Related Assets
Publicly traded real-estate related assets that are not restricted as to salability or transferability will generally be valued by the Adviser monthly on the basis of publicly available market quotations or at fair value determined in accordance with GAAP. Market quotations may be obtained from third-party pricing service providers or broker-dealers. When reliable market quotations are available from multiple sources, the Adviser will use commercially reasonable efforts to use two or more quotations and will value the assets based on the average of the quotations obtained. GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability

(i.e., the exit price) in an orderly transaction between market participants at the measurement date. If market quotations are not readily available (or are otherwise not reliable for a particular investment), the fair value will be determined in good faith by the Adviser. The Adviser may adjust the value of public debt and equity real estate-related assets and derivatives that are restricted as to salability or transferability for a liquidity discount. In determining the amount of such discount, consideration is given to the nature and length of such restriction and the relative volatility of the market price of the security.
Private Real Estate-Related Assets
Investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, will initially be valued by the Adviser at the acquisition price and thereafter will be revalued at least monthly at fair value. The fair value of real-estate related operating businesses is generally determined by using valuation methodologies such as discounted cash flow and market comparable analysis. The valuation analysis is supplemented with a qualitative assessment of the operating businesses’ operating metrics such as sales growth, revenue traction, margin, key account wins and stability of executives. In evaluating the fair value of our interests in certain commingled investment vehicles, values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon. Our board of directors may retain additional independent valuation firms to assist with the valuation of our private real estate-related assets.
Valuation of Derivative Instruments
In the ordinary course of business, we may hedge interest rate and foreign currency exposure with derivative financial instruments. We report our derivative assets and liabilities at fair value as determined by an independent pricing service. We generally obtain one price per instrument from our primary pricing service. If the primary pricing service cannot provide a price, we will seek a value from other pricing services. The pricing service values bilateral interest rate swaps and interest rate caps under the income approach using valuation models. The significant inputs in these models are readily available in public markets or can be derived from observable market transactions for substantially the full terms of the contracts. The pricing service values currency forward contracts under the market approach through the use of quoted market prices available in an active market.
Valuation of Liquid Non-Real-Estate-Related Assets
Liquid non-real-estate-related assets include credit rated government debt securities, corporate debt securities, cash and cash equivalents. Liquid non-real-estate-related assets will be valued monthly by the Adviser based on market quotations obtained from third-party pricing service providers.
Liabilities
We will generally include the fair value of our liabilities as part of our NAV calculation. We expect that these liabilities will include the fees payable to the Adviser and the Placement Agent, accounts payable, accrued operating expenses, asset-level and portfolio-level financing and company-level facilities and other liabilities. All liabilities will be valued using widely accepted methodologies specific to each type of liability. Other than asset-level and portfolio-level debt and company-level facilities, we include the cost basis of our liabilities as part of NAV, which approximates fair value. These carrying amounts are meant to approximate fair value due to the liquid and short-term nature of the instruments. The Adviser’s valuation of asset-level liabilities, including any third-party incentive fee payments or investment-level debt, deal terms and structure will not be reviewed by our independent valuation advisor or appraised. Liabilities allocable to a specific class of shares are only included in the NAV calculation for that class.
Liabilities related to distribution fees will accrue to a specific class of shares and will only be included in the NAV calculation for that class as described below.
Under applicable GAAP, we record liabilities for distribution fees (i) that we currently owe the Placement Agent under the terms of our Placement Agent Agreement and (ii) for an estimate that we may pay to our Placement Agent in future periods. However, in keeping with standard industry practice, we do not deduct the liability for estimated future distribution fees in our calculation of NAV, which fees are not payable under certain circumstances, such as in the event of our liquidation.
For purposes of calculating our NAV, the organization and offering expenses advanced, waived or paid by the Adviser will not be recognized as expenses or as a component of equity and reflected in our NAV until we pay the Adviser for these costs.
Valuation of Facilities
The fair value of facilities, or the sum of our asset-level and portfolio-level financing arrangements and company-level facilities, will be determined by Chatham, the facilities valuation advisor, selected by the Adviser and approved by our board of directors, including, on the Governance Date, a majority of independent directors. Chatham will prepare monthly valuations of each facility, which will be used in calculating NAV. New facilities will initially be valued at par, which is expected to represent fair value at that time. Thereafter, Chatham will prepare monthly valuations of the facilities that will be used in calculating NAV. All facilities will be valued using widely accepted methodologies specific to each type of facility. Any changes to the fair value of facilities are expected to reflect changes including interest rates, spreads, and key loan metrics and tests utilizing the collateral value and cash flows, including the estimated liquidation timing and proceeds.
Each valuation report prepared by Chatham is addressed solely to our company. Chatham’s valuation reports are not addressed to the public and may not be relied upon by any other person to establish value of the facilities that will be used in calculating NAV.
The board of directors has delegated to the Adviser the responsibility for monitoring significant events that may affect the values of our facilities for determining whether the existing valuations should be re-evaluated prior to the next scheduled monthly valuation in light of such significant events.
Valuation of Securitized Debt Investments
The fair value of any securitized debt investments will generally be measured using the more observable of the fair value of the securitized assets and liabilities using the Valuation Guidelines discussed above.
Review of and Changes to Our Valuation Guidelines
From time to time, the board of directors, including, following the Governance Date, a majority of our independent directors, may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV. Any changes to our valuation guidelines require the approval of the board of directors, including, following the Governance Date, a majority of our independent directors.
NAV and NAV Per Share Calculation
Our NAV per share will be calculated by CBRE as of the last calendar day of each month and is available generally within 15 calendar days after the end of each applicable month. Our board of directors, including, following the Governance Date, a majority of our independent directors, may replace CBRE with another party, including our Adviser, if it is deemed appropriate to do so. The Adviser is responsible for reviewing and confirming our NAV, and overseeing the process around the calculation of our NAV.
Each month, before taking into consideration accrued dividends or other class-specific accruals, any change in the aggregate NAV (the “Aggregate Fund NAV”) of our outstanding shares of each class of common stock at the end of the prior month will be allocated among each class of common stock. This allocation will be based on each class’s relative percentage of the previous Aggregate Fund NAV (treating all shares issued on the first calendar day of the month as outstanding as of the date of such previous Aggregate Fund NAV). Changes in our monthly Aggregate Fund NAV include, without limitation, accruals of our net portfolio income, interest expense, management fees, performance fees, unrealized/realized gains and losses on assets, any applicable organization and offering costs and any expense reimbursements. Changes in our monthly Aggregate Fund NAV also include material non-recurring events, such as capital expenditures and material acquisitions and dispositions occurring during the month. Notwithstanding anything herein to the contrary, the Adviser may in its discretion consider material market data and other information that becomes available after the end of the applicable month in valuing our assets and liabilities and calculating our NAV for a particular month. On an ongoing basis, the Adviser will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.
Following the allocation of the changes in our Aggregate Fund NAV as described above, NAV for each class is adjusted for class-specific accruals for distributions and ongoing distribution fees, to determine the monthly NAV for each class. These accruals are made on a class-specific basis and borne by all holders of the applicable class. These class-specific accruals may differ for each class, even when the NAV per share of each class is the same. We normally expect that the accrual of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to certain classes of shares. In other words, the per share amount of distributions on Class T, Class S and Class D shares generally differs from other classes of shares because of class-specific distribution fees that are deducted from the gross distributions of Class T, Class S and Class D shares. Specifically, we expect net distributions on Class T and Class S shares will be lower than Class D shares and net distributions on Class D shares will be lower than Class I shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the class-specific accruals of distribution fees with respect to such period, then pursuant to our valuation guidelines, the class-specific accruals of distribution fees may lower the NAV per share of a share class. When the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV will also be different for each class. We may from time to time issue stock dividends on a class-specific basis to adjust the NAV per share of such class. Because the purchase price of shares in the primary offering is equal to the transaction price, which generally equals the most recently disclosed monthly NAV per share, plus the upfront selling commissions and placement fees, which are effectively paid by purchasers of shares at the time of purchase, the upfront selling commissions and placement fees have no effect on the NAV of any class.
NAV per share for each class is calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.
Relationship between NAV and Our Transaction Price
Purchases and repurchases of shares of our common stock are not made based on the most current monthly NAV per share of our common stock at the time of purchase or repurchase. Generally, our transaction price will equal our most recently disclosed monthly NAV. The transaction price will be the price at which we repurchase shares. The offering price will be the transaction price, plus applicable upfront selling commissions and placement fees. Although the transaction price will generally be based on the most recently disclosed monthly NAV per share, such NAV per share may be significantly different from the current NAV per share of the applicable class of stock as of the date on which a stockholder’s purchase or repurchase occurs.
In addition, we may offer shares at a price that we believe reflects the NAV per share of such stock more appropriately than the most recently disclosed monthly NAV per share (including by updating a previously disclosed offering price) or suspend our offering and/or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the most recently disclosed NAV per share. In cases where our transaction price is not based on the most recently disclosed monthly NAV per share, the offering price and repurchase price will not equal our NAV per share as of any time.
Generally, within 15 calendar days after the last calendar day of each month after the escrow period, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price will not be made available until a later time. We will disclose the transaction price for each month when available via our telephone line at (312) 655-4702 and to stockholders’ financial representative.

Generally, subscribers will not be provided with direct notice of the transaction price when it becomes available. Therefore, if subscribers wish to know the transaction price prior to a subscription being accepted the subscriber must dial our telephone line or ask their financial representative prior to the time the subscription is accepted.
However, if the transaction price is not made available on or before the eighth business day before the first calendar day of the month (which is six business days before the earliest date we may accept subscriptions), or a previously disclosed transaction price for that month is changed, then we will provide notice of such transaction price (and the first day on which we may accept subscriptions) directly to subscribing investors via communication with their financial representative for communication to the stockholder when such transaction price is made available. In such cases, subscribers will have at least three business days from delivery of such notice before a subscription is accepted.
Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted. Subscribers may withdraw their purchase request by notifying our Transfer Agent or through their financial intermediary.
Completed subscription requests will not be accepted by us before the later of (i) two business days before the first calendar day of each month and (ii) three business days after we make the transaction price (including any subsequent revised transaction price) available via our telephone line at (312) 655-4702 and to subscribers’ financial representative (or in certain cases after we have delivered notice of such price directly to the subscriber as discussed above). As a result, subscribers will have a minimum of three business days after the transaction price for that month has been disclosed to withdraw a request before a subscriber is committed to purchase the shares.
As our upfront selling commissions and placement fees are a percentage of the transaction price, any increase or decrease in our transaction price will have a corresponding impact on the absolute amount of fees paid in connection with a stockholder’s purchase and thus the number of shares a stockholder would be able to purchase for the same aggregate amount. For example, an increase in the transaction price after their subscription was submitted would result in fewer shares purchased for the same aggregate amount (inclusive of upfront costs).
Limits on the Calculation of Our NAV Per Share
The overarching principle of our valuation guidelines is to produce reasonable estimated values for each of our investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. However, the valuation of our assets and liabilities is based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our assets and liabilities. Any resulting potential disparity in our NAV per share may be in favor of stockholders whose shares are repurchased, existing stockholders or new purchasers of our common stock, as the case may be, depending on the circumstances at the time. See Item 1A, “Risk Factors— Risks Related to Our Organizational Structure—Valuations of our investments may reflect estimates of fair value and may not necessarily correspond to realizable value, which could adversely affect the value of our stockholders’ investment” “—Our NAV per share may change materially if the values of our investments materially change, if the actual operating results for a particular month differ from what we originally budgeted for that month or if there are fluctuations in interest rates” and “—The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.”
Additionally, while the methodologies contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), our ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely upon in determining the monthly value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Adviser’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied, provided that the Adviser must notify our board of directors at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investment. Notwithstanding the foregoing, our board of directors may suspend the offering and/or our share repurchase plan if it determines that the calculation of our NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.
We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on stockholders’ ability to sell shares under our share repurchase plan and our ability to suspend or terminate our share repurchase plan at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions and debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.
Our NAV per share does not represent the amount of our assets less our liabilities in accordance with GAAP. We do not represent, warrant or guarantee that:
•a stockholder would be able to realize the NAV per share for the class of shares a stockholder owns if the stockholder attempts to sell its shares;
•a stockholder would ultimately realize distributions per share equal to the NAV per share for the class of shares it owns upon liquidation of our assets and settlement of our liabilities or a sale of our company;
•shares of our common stock would trade at their NAV per share on a national securities exchange;
•a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of our shares; or
•the NAV per share would equate to a market price of an open-ended real estate fund.
Distributions
Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flows and general financial condition. Our board of directors’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from our investments at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in our private offering or subsequent offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income in order to qualify as a REIT. We have not established any limit on the amount of proceeds from our private offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law.
There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of or repayment under our investments, borrowings or offering proceeds (including from sales of our common stock to the Adviser), and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee or performance fee in shares, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from the sale of or repayment under our investments, borrowings or proceeds of our private offering will result in us having less funds available to originate or acquire real estate debt investments or other real estate-related investments. As a result, the return stockholders realize on their investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute stockholders’ interest in us on a percentage basis and may impact the value of their investment especially if we sell these securities at prices less than the price stockholders paid for their shares.

See Item 11, “Description of Registrant’s Securities to be Registered—Distribution Policy” for more information regarding our distribution policy.

ITEM 10.RECENT SALES OF UNREGISTERED SECURITIES.
We were capitalized through the purchase of 400 shares of our Class I common stock for an aggregate purchase price of $25.00 on March 27, 2024. These shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.
We are engaging in a continuous, unlimited private placement offering of our common shares to “accredited investors” (as defined in Rule 501 promulgated pursuant to the Securities Act) made pursuant to exemptions provided by Section 4(a)(2) of the Securities Act and applicable state securities laws. As of the date of the Registration Statement, there have been no purchases under the continuous offering, and we only have the 400 shares outstanding.
We have engaged the Placement Agent, as the placement agent for the private offering. Under the terms of the Placement Agent Agreement, the Placement Agent is entitled to receive upfront selling commissions of up to 3.0%, and upfront placement fees of 0.5%, of the transaction price of each Class T share sold in the primary offering, however such amounts may vary based on agreements between the Placement Agent and certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Placement Agent is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. The Placement Agent is entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. The Placement Agent anticipates that all or a portion of the upfront selling commissions and placement fees paid to the Placement Agent will be retained by, or reallowed (paid) to, selected dealers. No upfront selling commissions or placement fees will be paid with respect to purchases of Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.

ITEM 11.DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the MGCL and our charter and bylaws for a full description. We encourage you to carefully read this entire Form 10, our charter and bylaws, and the relevant provisions on Maryland law for a more complete understanding of our common stock. Copies of our charter and bylaws are filed as exhibits to this Form 10, and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto.
General
Under our charter, we have authority to issue a total of 2,100,000,000 shares of capital stock. Of the total shares of stock authorized, 2,000,000,000 shares are classified as common stock with a par value of $0.01 per share, 500,000,000 of which are classified as a series of common stock named Series T, 500,000,000 of which are classified as a series of common stock named Series S, 500,000,000 of which are classified as a series of common stock named Series D and 500,000,000 of which are classified as a series of common stock named Series I, and 100,000,000 shares are classified as preferred stock with a par value $0.01 per share. In addition, our board of directors may amend our charter from time to time, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
Currently, all of our authorized series of common stock differ only with respect to the fees paid to broker-dealers in connection with their sale. As a result, we view the different series of common stock described above as being part of the same single class of common stock. However, in order to mirror common industry terminology, throughout this registration statement we refer to our four separate series of common stock as four different “classes,” specifically, as “Class T,” Class S,” Class D” and “Class I.”
Common Stock
Subject to the restrictions on ownership and transfer of stock set forth in our charter and except as may otherwise be specified in our charter, the holders of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our charter regarding the restrictions on ownership and transfer of stock, the holders of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors (or a committee of the board of directors) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our common stockholders. Upon issuance for full payment in accordance with the terms of our private offering, all shares of our common stock issued in the offering will be fully paid and non-assessable. Holders of our common stock will not have preemptive rights, which means that stockholders will not have an automatic option to purchase any new shares of stock that we issue.
Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of any new class or series of shares of stock.
We will generally not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Goldman Sachs & Co. LLC acts as our registrar and as transfer agent for our shares. Transfers can be effected simply by mailing to our Transfer Agent a transfer and assignment form, which we will provide to stockholders at no charge upon written request.

Upfront Selling Commissions and Placement Fees – Class T, Class S and Class D Shares
The Placement Agent is entitled to receive upfront selling commissions of up to 3.0%, and upfront placement fees of 0.5%, of the transaction price of each Class T share sold in the primary offering; however, such amounts may vary at certain participating broker-dealers provided that the sum will not exceed 3.5% of the transaction price. The Placement Agent is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. The Placement Agent may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. The Placement Agent anticipates that all or a portion of the upfront selling commissions and placement fees will be retained by, or reallowed (paid) to, participating broker-dealers.
No upfront selling commissions or placement fees are paid with respect to purchases of Class I shares or shares of any class sold pursuant to our distribution reinvestment plan.
Ongoing Distribution Fees and Conversion – Class T, Class S and Class D Shares
We pay the Placement Agent selling commissions over time as distribution fees (i) with respect to our outstanding Class T shares, equal to 0.85% per annum of the aggregate NAV of our outstanding Class T shares, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum, of the aggregate NAV of our outstanding Class T shares; however, with respect to Class T shares sold through certain participating broker-dealers, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares; (ii) with respect to our outstanding Class S shares, equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares; and (iii) with respect to our outstanding Class D shares, equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares. We do not pay a distribution fee with respect to our outstanding Class I shares.
The distribution fees are paid monthly in arrears. The Placement Agent reallows (pays) all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will rebate distribution fees to us to the extent a broker-dealer is not eligible to receive them.
The ongoing distribution fees listed above accrue on a class-specific basis and are borne by all holders of the applicable class. We normally expect that the accrual of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to certain classes of shares. In other words, the per share amount of distributions on Class T, Class S and Class D shares generally differs from other classes of shares because of class-specific distribution fees that are deducted from the gross distributions of Class T, Class S and Class D shares. Specifically, we expect net distributions on Class T and Class S shares will be lower than Class D shares and net distributions on Class D shares will be lower than Class I shares. However, if no distributions are authorized for a certain period, or if they are authorized in an amount less than the class-specific accruals of distribution fees with respect to such period, then pursuant to our valuation guidelines, the class-specific accruals of distribution fees may lower the NAV per share of a share class. When the NAV per share of our classes are different, then changes to our assets and liabilities that are allocable based on NAV will also be different for each class. We may from time to time issue stock dividends on a class-specific basis to adjust the NAV per share of such class. See Item 9, “Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters—Net Asset Value Calculation and Valuation Guidelines” and Item 11, “Description Of Registrant’s Securities To Be Registered.” for more information.
We will cease paying the distribution fee with respect to any Class T share, Class S share or Class D share held in a stockholder’s account at the end of the month in which the Placement Agent and/or our Company in conjunction with our transfer agent determine(s) that total upfront selling commissions, placement fees and distribution fees paid with respect to the shares held by such stockholder within such account would equal or exceed, in the aggregate, the limit (if any, and as set forth in the applicable agreement with a participating broker-dealer at the time such shares were issued) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto) (collectively, the “Distribution Fee Limit”). At the end of such month, each such Class T share, Class S share or Class D share in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share.
If not already converted into Class I shares upon a determination that total upfront selling commissions, placement fees and distribution fees paid with respect to such shares would exceed the applicable Distribution Fee Limit, each Class T share, Class S share and Class D share held in a stockholder’s account (including shares in such account purchased through the distribution reinvestment plan or received as stock dividend) will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity in which we are not the surviving entity or (iii) the sale or other disposition of all or substantially all of our assets. In addition, after termination of a primary offering registered under the Securities Act, each Class T, Class S or Class D share sold in that primary offering, each Class T, Class S or Class D share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T, Class S or Class D share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan, shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including fractional shares) with an equivalent NAV as such share, on the date on which we, with the assistance of the Placement Agent, determine that all underwriting compensation paid or incurred with respect to the offerings covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would equal or exceed 10% of the aggregate purchase price of all shares sold for our account through that primary offering. Further, immediately before any liquidation, dissolution or winding up of our company, each Class T share, Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.
Class I Shares
No upfront selling commissions, placement fees or distribution fees are paid for sales of any Class I shares.
Eligibility for Classes
Class T and Class S shares are available through brokerage and transaction-based accounts. Class D shares are generally available for purchase in our private offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to our private offering memorandum. Class I shares are generally available for purchase our private offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) by our executive officers and directors and their immediate family members, as well as officers and employees of the Adviser, Goldman Sachs or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers, (6) by bank trust departments or another organization or person authorized to act in a fiduciary capacity, (7) by Goldman Sachs’ private wealth management clients or (8) by other categories of investors that we name in an amendment or supplement to our private offering memorandum. Before making any investment decision, stockholders should consult with their investment adviser regarding their account type and the classes of common stock they may be eligible to purchase.
Preferred Stock
Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of each class or series of preferred stock so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock.
If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors has no present plans to issue any classes or series of preferred stock, but may do so at any time in the future without stockholder approval. Following the Governance Date, a majority of our independent directors who do not have an interest in the transaction must approve any issuance of preferred stock.
Meetings and Special Voting Requirements
An annual meeting of stockholders for the election of directors and the transaction of any business within the powers of the Company shall be held on the date and at the time and place set by the board of directors. Following the Governance Date, and once our common stock is registered under the Exchange Act, our corporate governance guidelines will require such annual meeting to be held upon reasonable notice and within a reasonable period (not less than 30 days) following delivery of the annual report. Each of our directors will be elected by our stockholders to serve until our next annual meeting of stockholders and until his or her successor is duly elected and qualifies.
Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors (after the Governance Date) or our chief executive officer, president or chairman of the board of directors and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request stating the purpose of any such special meeting, our secretary shall provide a written notice to our stockholders within 10 days of receipt of such written request, stating the purpose of the meeting and setting a meeting date not less than 15 nor more than 60 days after the delivery of such notice.
The presence either in person or by proxy of stockholders entitled to cast at least one-third of all the votes entitled to be cast on such matter at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph.
Other than amendments to certain provisions of our charter described below and amendments permitted to be made without stockholder approval under Maryland law or by a specific provision in our charter, our charter may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board of directors, without stockholder approval, has the power under our charter to amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue, to authorize us to issue authorized but unissued shares of our common stock or preferred stock and to classify or reclassify any unissued shares of our common stock or preferred stock into one or more classes or series of stock and set the terms of such newly classified or reclassified shares. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
We generally may not merge with or into or consolidate with another company, sell all or substantially all of our assets or engage in a statutory share exchange or convert unless such transaction is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. The voluntary dissolution of our company must be declared advisable by a majority of our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise such rights.
In addition to the foregoing, once our common stock is registered under the Exchange Act with this Form 10, stockholders will have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.
Furthermore, following the Governance Date, pursuant to our corporate governance guidelines, any stockholder and any designated representative thereof will be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Under Maryland law, stockholders are entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Because our stockholders are entitled to inspect only those corporate records that stockholders are entitled to inspect and copy under Maryland law, our stockholders will not be entitled to inspect and copy the minutes of the meetings of our board of directors, which are records that certain states other than Maryland allow corporate stockholders to inspect and copy. Requests to inspect and/or copy our corporate records must be made in writing to: Goldman Sachs Real Estate Finance Trust Inc, 200 West Street, New York, NY 10282. It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law.
Restrictions on Ownership and Transfer
Each investor who becomes a holder of our common shares will be required to represent that he, she or it is acquiring the shares for investment purposes and not with a view to distribution or resale, and he, she or it can bear the economic risk of investment for an indefinite period of time. The shares are being offered and sold pursuant to exemptions from the registration provisions of federal and state law. Accordingly, the shares will be subject to restrictions on transfer. Even if these transfer restrictions expire or are not applicable to a particular investor, there is no public market for the shares, and no expectation that one will develop. An investor cannot expect to be able to liquidate his or her investment in case of an emergency.
Our charter contains restrictions on the number of shares of our stock that a person or group may own. No person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.9% in value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.9% in value or number of shares, whichever is more restrictive, of our outstanding stock of all classes or series unless they receive an exemption (prospectively or retroactively) from our board of directors.
Subject to certain limitations, our board of directors, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our charter and as our board of directors may determine.
Our charter further prohibits any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT, and any person from transferring shares of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons at any time on or after January 30, 2025. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.
Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons on or after January 30, 2025, in which case such transfer will be void under our charter and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our charter, prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferor to the transferee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount they were entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions that have been paid to the proposed transferor and are owed to the proposed transferor to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiaries.
If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.

All certificates, if any, representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.
Every owner of more than 5% of the outstanding shares of our stock during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of directors, within 30 days after the end of each taxable year, is required to give us written notice, stating their name and address, the number of shares of each class and series of our stock which they beneficially own and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Distribution Policy
We intend to declare monthly distributions as authorized by our board of directors (or a committee of the board of directors) and to pay such distributions on a monthly basis, which we presently expect to commence during the first full calendar quarter following escrow break in our private offering. In addition, we may pay any additional distribution at any time and in any amount if such distribution is necessary or advisable to maintain our status as a REIT for U.S. income tax purposes and or to avoid any liability for federal (and if, applicable, state) income or excise taxes. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid, if any. In connection with a distribution to our stockholders, our board of directors approves a monthly distribution for a certain dollar amount per share for each class of our common stock. Share repurchases under our share repurchase plan are effectuated as of the opening of the last calendar day of each calendar quarter, and we expect to declare monthly distributions with a record date as of the close of business of the last calendar day of each month. Stockholders will not be entitled to receive a distribution if their shares are repurchased prior to the applicable time of the record date.
Distributions are made on all classes of our common stock at the same time. We normally expect that the accrual of ongoing distribution fees on a class-specific basis will result in different amounts of distributions being paid with respect to certain classes of shares. Specifically, distributions on Class T and Class S shares will be lower than Class D shares, and distributions on Class D shares will be lower than Class I shares because we are required to pay higher ongoing distribution fees with respect to the Class T and Class S shares (compared to Class D shares and Class I shares) and we are required to pay higher ongoing distribution fees with respect to Class D shares (compared to Class I shares). We expect to use the “record share” method of determining the per share amount of distributions on our common stock, although our board of directors may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common stock will be increased by the sum of all class-specific accruals of ongoing distribution fees for such period. Such amount will be divided by the number of our common shares outstanding on the record date. Such per share amount will be reduced for each class of common stock by the per share amount of any class-specific accruals of ongoing distribution fees for such class. We may from time to time issue stock dividends on a class-specific basis to adjust the NAV per share of such class.
To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders. Generally, income distributed to stockholders will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.
Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flows and general financial condition. Our board of directors’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from our investments at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows that we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in our private offering or subsequent offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income in order to qualify as a REIT. We have not established any limit on the amount of proceeds from our private offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law.
There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of or repayment under our investments, borrowings or offering proceeds (including from sales of our common stock to the Adviser), and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee or performance fee in shares, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from the sale of or repayment under our investments, borrowings or proceeds of our private offering will result in us having less funds available to originate or acquire real estate debt investments or other real estate-related investments. As a result, the return stockholders realize on their investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute stockholders’ interest in us on a percentage basis and may impact the value of their investment especially if we sell these securities at prices less than the price stockholders paid for their shares.
Under the MGCL, our board of directors may delegate to a committee of directors the power to fix the amount and other terms of a distribution. In addition, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.
Under our corporate governance guidelines, effective as of the Governance Date, distributions in kind (which, for the avoidance of doubt, do not include distributions of our stock) shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions of in-kind property in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind property distributions, and (c)in-kind property distributions are made only to those stockholders that accept such offer. Our stockholders who receive distributions in kind of marketable securities may incur transaction expenses in liquidating the securities.
Distribution Reinvestment Plan
We have adopted a distribution reinvestment plan whereby stockholders (other than clients of certain participating broker-dealers that do not permit automatic enrollment) will have their cash distributions automatically reinvested in additional shares of our common stock unless they elect to receive their distributions in cash. Any cash distributions attributable to the class or classes of shares owned by participants in the distribution reinvestment plan will be immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such stockholder.
The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the most recently disclosed transaction price at the time of the record date of the distribution. Stockholders will not pay upfront selling commissions or placement fees when purchasing shares pursuant to the distribution reinvestment plan. The distribution fees with respect to shares of our Class T shares, Class S shares and Class D shares are calculated based on our NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of each such class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in our private offering.
We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.
Restrictions on Roll-Up Transactions
Following the Governance Date, pursuant to our corporate governance guidelines, in connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, a valuation report or appraisal, as applicable, of all of our assets must be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states. The assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.
A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a “Roll-up Entity,” that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:
•a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or
•a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to the Adviser; or our investment objectives.
In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to common stockholders who vote “against” the Roll-up Transaction the choice of:
•accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or
•one of the following:
◦remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or
◦receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.
We are prohibited from participating in any proposed Roll-up Transaction:
•that would result in the common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and corporate governance guidelines;

•that includes provisions that would operate to materially impede or frustrate the accumulation of shares of stock by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of stock held by that investor;
•in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the “—Meetings and Special Voting Requirements” section above; or
•in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our common stockholders.
Registration Rights Agreement
Pursuant to the Advisory Agreement, we have agreed to negotiate in good faith to provide the Adviser with registration rights in the event of a listing of our common stock, which may require us to prepare and file, at our expense, a shelf registration statement relating to the resale of all shares of our common stock currently held or later acquired by them or their permitted transferees and under certain circumstances they may require us to file resale registration statements on demand and provide unlimited “piggyback” rights with respect to the resale of such shares (subject to certain cutback and other provisions).
Share Repurchase Plan
General
While stockholders should view their investment as long term with limited liquidity, we have adopted a share repurchase plan, whereby, beginning as of the second full calendar quarter following our first closing, on a quarterly basis, stockholders may request that we repurchase all or any portion of their shares. Due to the illiquid nature of investments in real estate-related loans, we may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any quarter. See “—Repurchase Limitations” below.
Stockholders may request that we repurchase shares of our common stock through their financial representative or directly with our Transfer Agent. The procedures relating to the repurchase of shares of our common stock are as follows:
•Certain broker-dealers require that their clients process repurchases through their broker-dealer, which may impact the time necessary to process such repurchase request, impose more restrictive deadlines than described under our share repurchase plan, impact the timing of a stockholder receiving repurchase proceeds and require different paperwork or process than described in our share repurchase plan. Stockholders should contact their broker-dealer first if they want to request the repurchase of their shares.
•Under our share repurchase plan, to the extent we choose to repurchase shares in any particular calendar quarter we will only repurchase shares as of the opening of the last calendar day of that quarter (a “Repurchase Date”). For a stockholder to have their shares repurchased, their repurchase request and required documentation must be received in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable calendar quarter. Settlements of share repurchases will generally be made within three business days of the Repurchase Date. Repurchase requests received and processed by our Transfer Agent will be effected at a repurchase price equal to the transaction price on the applicable Repurchase Date (which will generally be equal to our prior month’s NAV per share), subject to any Early Repurchase Deduction.
•A stockholder may withdraw their repurchase request by notifying the Transfer Agent, directly or through the stockholder’s financial intermediary. Repurchase requests must be cancelled before 4:00 p.m. (Eastern time) on the last business day of the applicable quarter.

•If a repurchase request is received after 4:00 p.m. (Eastern time) on the second to last business day of the applicable calendar quarter, the repurchase request will be executed, if at all, on the next quarter’s Repurchase Date at the transaction price applicable to that month (subject to any Early Repurchase Deduction), unless such request is withdrawn prior to the repurchase. Repurchase requests received and processed by our Transfer Agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day. All questions as to the form and validity (including time of receipt) of repurchase requests and notices of withdrawal will be determined by us, in our sole discretion, and such determination shall be final and binding.
•Repurchase requests may be made by mail or by contacting the stockholder’s financial intermediary, both subject to certain conditions described in the Form 10. If making a repurchase request by contacting the stockholder’s financial intermediary, their financial intermediary may require the stockholder to provide certain documentation or information. If making a repurchase request by mail to the Transfer Agent, the stockholder must complete and sign a repurchase authorization form, which can be found in our share repurchase plan, which is available through their financial representative. Written requests should be sent to the Transfer Agent at the following address:
Goldman Sachs & Co. LLC
PO Box 219743
Kansas City, MO 64121
Overnight Address:
Goldman Sachs & Co. LLC
430 W 7th Street
Suite 219743
Kansas City, MO 64105
Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required.
•For processed repurchases, stockholders may request that repurchase proceeds are to be paid by mailed check provided that the check is mailed to an address on file with the Transfer Agent for at least 30 days. Stockholders should check with their broker-dealer that such payment may be made via check or wire transfer, as further described below.
•Stockholders may also receive repurchase proceeds via wire transfer, provided that wiring instructions for their brokerage account or designated U.S. bank account are provided. For all repurchases paid via wire transfer, the funds will be wired to the account on file with the Transfer Agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).
•A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution that participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the repurchase request is over $500,000; (2) the stockholder wishes to have repurchase proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than the stockholder’s address of record for the past 30 days; or (3) our Transfer Agent cannot confirm their identity or suspects fraudulent activity.
•If a stockholder has made multiple purchases of shares of our common stock, any repurchase request will be processed on a first in/first out basis unless otherwise requested in the repurchase request.
Minimum Account Repurchases
In the event that any stockholder fails to maintain the minimum balance of $500 of shares of our common stock, we may repurchase all of the shares held by that stockholder at the repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any Early Repurchase Deduction. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases are subject to Early Repurchase Deduction.
Sources of Funds for Repurchases
We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of or repayment of our assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.
In an effort to have adequate cash available to support our share repurchase plan, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase shares presented for repurchase during periods when we do not have sufficient proceeds from operating cash flows or the sale of shares in this continuous offering to fund all repurchase requests.
Repurchase Limitations
We may repurchase fewer shares than have been requested in any particular month to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. In addition, the aggregate NAV of total repurchases (based on the price at which the shares are repurchased) of Class T, Class S, Class D and Class I shares is limited to no more than 5% of our aggregate NAV per calendar quarter (measured using the aggregate NAV attributable to stockholders as of the end of the immediately preceding month).
In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any quarter, shares submitted for repurchase during such quarter will be repurchased on a pro rata basis after we have repurchased all shares for which repurchase has been requested due to death or disability. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the share repurchase plan, as applicable.
If the transaction price for the applicable month is not made available by the tenth business day prior to the last business day of the month (or is changed after such date), then no repurchase requests will be accepted for such calendar quarter and stockholders who wish to have their shares repurchased the following quarter must resubmit their repurchase requests. The transaction price for each month will be available via our telephone line at (312) 655-4702 and through each stockholder’s financial representative.
Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real estate-related investments or other investments rather than repurchasing our shares is in the best interests of the Company as a whole, we may choose to repurchase fewer shares in any particular quarter than have been requested to be repurchased, or none at all. Further, our board of directors may make exceptions to, modify, suspend or terminate our share repurchase plan if in its reasonable judgment it deems such an action to be in our best interest and the best interest of our stockholders. Material modifications, including any amendment to 5% quarterly limitation on repurchases, to and suspensions of the share repurchase plan will be promptly disclosed to stockholders through their financial representatives. In addition, we may determine to suspend the share repurchase plan due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before shares are repurchased. Our board of directors must affirmatively authorize the recommencement of the plan if it is suspended before stockholder requests will be considered again.
Shares obtained by the Adviser or its affiliates are not eligible for repurchase through our share repurchase plan and will not be subject to the repurchase limits of our share repurchase plan or any early repurchase deduction. For information about their rights to request repurchase of their shares, see Item 7, “Certain Relationships and Related Transactions, and Director Independence—The Advisory Agreement.”
Early Repurchase Deduction
There is no minimum holding period for shares of our common stock, and stockholders can request that we repurchase their shares at any time. However, subject to limited exceptions, Class S, Class T, Class D and Class I shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price. The one-year holding period is measured as of the first calendar day immediately following the prospective Repurchase Date. Additionally, stockholders who have received shares of our common stock upon conversion of one class of shares into another class may include the period of time such stockholder held such shares of the original share class for purposes of calculating the holding period for such shares of our common stock. This Early Repurchase Deduction will also generally apply to minimum account repurchases. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan.
The Early Repurchase Deduction will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. We may, from time to time, waive the Early Repurchase Deduction in the following circumstances (subject to the conditions described below):
•repurchases resulting from death or qualifying disability; or
•in the event that a stockholder’s shares are repurchased because the stockholder has failed to maintain the $500 minimum account balance.
As set forth above, we may waive the Early Repurchase Deduction in respect of repurchase of shares resulting from the death or qualifying disability (as such term is defined in Section 72(m)(7) of the Code) of a stockholder who is a natural person, including shares held by such stockholder through a trust or an IRA or other retirement or profit-sharing plan, after (i) in the case of death, receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust or (ii) in the case of qualified disability, receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. We must receive the written repurchase request within 12 months after the death of the stockholder or the initial determination of the stockholder’s disability in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death or disability of a stockholder. In the case of death, such a written request must be accompanied by a certified copy of the official death certificate of the stockholder. If spouses are joint registered holders of shares, the request to have the shares repurchased may be made if either of the registered holders dies or acquires a qualified disability. If the stockholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right to waiver of the Early Repurchase Deduction upon death or disability does not apply.
Items of Note
When a stockholder makes a request to have shares repurchased, they should note the following:
•if they are requesting that some but not all of their shares be repurchased, keep their balance above $500 to avoid minimum account repurchase, if applicable;
•stockholders will not receive interest on amounts represented by uncashed repurchase checks;

•under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld; and
•all shares of our common stock requested to be repurchased must be beneficially owned by the stockholder of record making the request or their estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the stockholder of record of the shares or their estate, heir or beneficiary, and such shares of common stock must be fully transferable and not subject to any liens or encumbrances. In certain cases, we may ask the requesting party to provide evidence satisfactory to us that the shares requested for repurchase are not subject to any liens or encumbrances. If we determine that a lien exists against the shares, we will not be obligated to repurchase any shares subject to the lien.
IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless stockholders elect otherwise, which stockholders may do by checking the appropriate box on the repurchase authorization form, we will utilize the first-in-first-out method.
Frequent Trading and Other Policies
We may reject for any reason, or cancel as permitted or required by law, any purchase orders for shares of our common stock. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders.
In general, stockholders may request that we repurchase their shares of our common stock once every calendar quarter. However, we prohibit frequent trading. We define frequent trading as follows:
•any stockholder who requests that we repurchase its shares of our common stock within 90 calendar days of the purchase of such shares;
•transactions deemed harmful or excessive by us (including, but not limited to, patterns of purchases and repurchases), in our sole discretion; and
•transactions initiated by financial professionals, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.
The following are excluded when determining whether transactions are excessive:
•purchases and requests for repurchase of our shares in the amount of $2,500 or less;
•purchases or repurchases initiated by us; and
•transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.
At the Placement Agent’s discretion, upon the first violation of the policy in a calendar year, purchase and repurchase privileges may be suspended for 90 days. Upon a second violation in a calendar year, purchase and repurchase privileges may be suspended for 180 days. On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a stockholder may be removed.
Mail and Telephone Instructions
We and our Transfer Agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. Our Transfer Agent has established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact their or its financial professional as well as our Transfer Agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our Transfer Agent and the financial professional of any liability with respect to the discrepancy.
Business Combinations
Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.
A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which they otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.
These super-majority vote requirements do not apply if, among other things, the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of our common stock and the consideration is received in cash or in the same form as previously paid by the interested stockholder.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed or our board of directors fails to first approve the business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares of stock entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•one-tenth or more but less than one-third;
•one-third or more but less than a majority; or
•a majority or more of all voting power.
Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares of stock are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply (1) to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
•a classified board of directors;
•a two-thirds vote requirement for removing a director;
•a requirement that the number of directors be fixed only by vote of the directors;
•a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•a majority requirement for the calling of a stockholder-requested special meeting of stockholders.
In our charter, we have elected that at such time as we become eligible to make the election provided for under Subtitle 8 of Title 3 of the MGCL, vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Until such time, the stockholders may elect a successor to fill a vacancy on the board of directors which results from the removal of a director. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three. We have not elected to be subject to any of the other provisions of Subtitle 8.
Vacancies on Board of Directors; Removal of Directors
In our charter, we have elected that at such time as we become eligible to make the election provided for under Subtitle 8 of Title 3 of the MGCL, vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Until such time, the stockholders may elect a successor to fill a vacancy on the board of directors which results from the removal of a director.
Any vacancy on our board of directors may be filled by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Our independent directors will choose the nominees to fill vacancies in our independent director positions. Pursuant to the Advisory Agreement, our board of directors must consult with our Adviser in connection with filling any vacancy of any director who is affiliated with our Adviser.
Any director may resign at any time and may be removed with or without cause by our stockholders upon the affirmative vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called for the purpose of the proposed removal shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who has complied with the advance notice procedures and other requirements of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting and, except as contemplated by and in accordance with our bylaws, no stockholder may nominate an individual for election to the board of directors or make a proposal of other business to be considered at a special meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions and other requirements of the bylaws.
Forum for Certain Litigation
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (i) any derivative action brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to us or to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law or (iv) any action asserting a claim that is governed by the internal affairs doctrine. In the event that any action or proceeding described in the preceding sentence is pending in the Circuit Court for Baltimore City, Maryland, any record or beneficial stockholder of the Company who commences such an action shall cooperate in a request that the action be assigned to the court’s Business and Technology Case Management Program. This provision of our bylaws does not apply to claims brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Tender Offers
Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If a person makes a tender offer that does not comply with such provisions, we may elect to grant tendering stockholders a rescission right with respect to their tendered shares. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.
Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws
The business combination provisions and the control share acquisition provisions of Maryland law, the provision of our charter electing to be subject to a provision of Subtitle 8, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.
Springing Charter Provisions in the Event of an Initial Public Offering
In the future, we may conduct an initial public offering of our common stock. Because shares of our common stock are not listed on a national securities exchange, and are not expected to be listed in connection with a future public offering of shares of our common stock, we would be required to register an initial public offering with the state securities administrators in each state in which we desired to offer securities for sale. In offerings that are subject to their regulation, most states hold real estate investment trusts to the standards set forth in the Statement of Policy Regarding Real Estate Investment Trusts promulgated by the North American Securities Administrators Association, Inc., or the “NASAA REIT Guidelines.” As a result, our current charter includes a number of “springing” provisions that are required by the NASAA REIT Guidelines and will come into effect only upon the commencement of an initial public offering. These provisions are substantially the same as the current requirements under our governance guidelines, but also contain requirements as to suitability of new investors in a public offering and additional limitations on indemnification and exculpation of our officers, directors and Adviser. In addition, because these provisions are in our charter, they can only be amended with the approval of holders of a majority of our outstanding common stock.

ITEM 12.INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and the Adviser and any of its affiliates acting as our agents subject to the limitations of Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which they are made or threatened to be made a party by reason of their service in that capacity. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:
•an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;
•the director or officer actually received an improper personal benefit in money, property or services; or
•with respect to any criminal proceeding, the director or officer had reasonable cause to believe their act or omission was unlawful.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of their good faith belief that they have met the standard of conduct necessary for indemnification and a written undertaking by them or on their behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of their service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We also maintain a directors and officers insurance policy.
The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

ITEM 13.FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.
See “Index to Financial Statements” on page F-1 of this Form 10.

ITEM 14.CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.
None.

ITEM 15.FINANCIAL STATEMENTS AND EXHIBITS.
Financial Statements
See “Index to Financial Statements” on page F-1 of this Form 10.

Exhibits No.	Description
3.1
Second Articles of Amendment and Restatement of Goldman Sachs Real Estate Finance Trust Inc (the “Registrant”), effective as of June 28, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10, Commission File No. 000-56667, filed July 16, 2024)

3.2
Bylaws of the Registrant, dated of as March 25, 2024 (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 10, Commission File No. 000-56667, filed July 16, 2024)

4.1	Distribution Reinvestment Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10, Commission File No. 000-5667, filed July 16, 2024)
10.1	Amended and Restated Advisory Agreement by and among the Registrant and Goldman Sachs & Co. LLC, dated as of September 6, 2024
10.2
Trademark License Agreement between the Registrant and Goldman Sachs & Co. LLC, dated as of June 10, 2024 (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form 10, Commission File No. 000-5667, filed July 16, 2024)

10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form 10, Commission File No. 000-5667, filed July 16, 2024)
10.4
Placement Agent Agreement between the Registrant and Goldman Sachs & Co. LLC, dated as of June 10, 2024 (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form 10, Commission File No. 000-5667, filed July 16, 2024)

10.5	Amended and Restated Transfer Agency Agreement between the Registrant and Goldman Sachs & Co. LLC, dated as of September 6, 2024
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s Registration Statement on Form 10, Commission File No. 000-5667, filed July 16, 2024)
99.1	Share Repurchase Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form 10, Commission File No. 000-5667, filed July 16, 2024)
99.2	Corporate Governance Guidelines (incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form 10, Commission File No. 000-5667, filed July 16, 2024)

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLDMAN SACHS REAL ESTATE FINANCE TRUST INC
(Registrant)

September 6, 2024	/s/ Mallika Sinha
Mallika Sinha
Chief Financial Officer

Goldman Sachs Real Estate Finance Trust Inc
Consolidated Balance Sheet
Unaudited

June 30, 2024
Assets
Cash and cash equivalents	$9,878

Total assets	$9,878

Liabilities and Equity
Total liabilities	$

Commitments and Contingencies (Note 5)
Equity
Preferred stock, $0.01 par value (100,000,000 shares authorized, no shares issued and outstanding)	—
Common stock - series T shares, $0.01 par value per share, 500,000,000 shares authorized; 0 shares issued and outstanding	$—
Common stock - series S shares, $0.01 par value per share, 500,000,000 shares authorized; 0 shares issued and outstanding	—
Common stock - series D shares, $0.01 par value per share, 500,000,000 shares authorized; 0 shares issued and outstanding	—
Common stock - series I shares, $0.01 par value per share, 500,000,000 shares authorized; 400 shares issued and outstanding	4

Additional paid-in capital	9,996
Accumulated deficit	(122)

Total equity	$9,878

Total liabilities and equity	$9,878
See accompanying notes to the consolidated financial statements.

Goldman Sachs Real Estate Finance Trust Inc
Consolidated Statement of Operations
Unaudited

For the Period from March 27, 2024 (date of initial capitalization) through June 30, 2024
Expenses
General and administrative	$122

Total expenses	122
Net loss	$(122)

Net loss per share of common stock, basic and diluted	$0.31
Weighted average number of shares of common stock outstanding, basic and diluted	400
See accompanying notes to the consolidated financial statements.

Goldman Sachs Real Estate Finance Trust Inc
Consolidated Statement of Changes in Equity
Unaudited

	Preferred Stock	Common Stock, series T	Common Stock, series S	Common Stock, series D	Common Stock, series I	Additional paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
Balance at March 27, 2024 (date of initial capitalization)	—	—	—	—	—	—	—	—
Proceeds from issuance of common stock	—	—	—	—	4	9,996	—	10,000
Net loss	—	—	—	—	—	—	(122)	(122)

Balance at June 30, 2024	—	—	—	—	4	9,996	(122)	9,878
See accompanying notes to the consolidated financial statements.

Goldman Sachs Real Estate Finance Trust Inc
Consolidated Statement of Cash Flows
Unaudited

For the Period from March 27, 2024 (date of initial capitalization) through June 30, 2024
Cash flows from operating activities
Net loss	$(122)
Net cash used in operating activities	(122)
Cash flows from financing activities
Proceeds from the issuance of common stock	10,000
Net cash provided by financing activities	10,000
Net increase in cash and cash equivalents	9,878
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$9,878
See accompanying notes to the consolidated financial statements.

Goldman Sachs Real Estate Finance Trust Inc
Notes to Consolidated Financial Statements (Unaudited)
1. ORGANIZATION AND BUSINESS PURPOSE
Goldman Sachs Real Estate Finance Trust Inc (the “Company”) was formed as a Maryland corporation on March 8, 2024, primarily to originate, acquire and manage a portfolio of commercial real estate loans secured by high-quality assets located in North America (primarily in the United States). The Company is externally managed by Goldman Sachs & Co. LLC (in its capacity as the Company’s adviser, the “Adviser”), an affiliate of The Goldman Sachs Group, Inc. (together with its affiliates, “Goldman Sachs”). Goldman Sachs & Co. LLC is a registered investment adviser under the Investment Advisers Act of 1940, as amended, with personnel responsible for acting on its behalf as a registered investment adviser. On March 27, 2024, the Company was capitalized with a $10,000 investment by an affiliate of the Adviser.
As of June 30, 2024, the Company has not commenced operations and neither originated nor contracted to purchase any loans.
2. CAPITALIZATION
Pursuant to the Company’s charter as amended and restated in June 2024 the Company is authorized to issue 2,100,000,000 shares of capital stock. Of the total shares of stock authorized, 2,000,000,000 shares are classified as common stock with a par value of $0.01 per share, 500,000,000 of which are classified as series T shares, 500,000,000 of which are classified as series S shares, 500,000,000 of which are classified as series D shares, and 500,000,000 of which are classified as series I shares, and 100,000,000 shares are classified as preferred stock with a par value of $0.01 per share.
The Company is conducting a continuous private offering initially of up to $1,000,000,000 in shares in its primary offering and up to $250,000,000 in shares pursuant to its distribution reinvestment plan (the “Offering”), pursuant to which it is offering for sale any combination of four series of shares of its common stock, series T shares, series S shares, series D shares and series I shares, with a dollar value up to the maximum offering amount. The series of common stock in the Offering have different upfront selling commissions and placement fees and different ongoing distribution fees. The Company will accept purchase orders and hold investors’ funds in a non-interest bearing escrow account until the Company receives purchase orders for at least $100,000,000 of common stock, excluding shares purchased by the Company’s Adviser, its affiliates and directors and officers in any combination of purchases of series T shares, series S shares, series D shares and series I shares, provided that the Company will not issue more than one series of shares until it has a class of securities that is registered under the Exchange Act. If the Company breaks escrow before it has a class of securities registered under the Exchange Act, the Company will hold funds subscribed for any unissued share series in escrow until it has a class of securities registered under the Exchange Act. During the escrow period, the per share purchase price for shares of the Company’s common stock will be $25.00, plus applicable upfront selling commissions and placement fees. After the close of the escrow period, each series of shares will be sold at the then-current transaction price, which will generally be the prior month’s net asset value (“NAV”) per share for such series, as calculated monthly, plus applicable upfront selling commissions and placement fees.
3. SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This requires the Company’s management to make estimates and assumptions that may affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. All inter-company accounts and transactions are eliminated in consolidation.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with original maturities of three months or less at the date of acquisition that are not restricted to be cash equivalents. Cash and cash equivalents are placed with financial institutions and the balances may at times exceed federally insured deposit levels; however, the Company has not experienced any losses in such accounts.
Income Taxes
The Company intends to elect to be taxed as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code, as amended (the “Code”) commencing with its taxable year ending December 31, 2024. Under the Code, to qualify as a REIT, the Company must distribute at least 90% of its taxable income subject to certain adjustments and excluding capital gains. However, to the extent that a REIT satisfies this distribution requirement but distributes less than 100% of its taxable income, the REIT may be subject to federal and certain state income taxes on its undistributed taxable income. To maintain its REIT status, the Company must meet certain tests, for example the nature of its income, assets and organization. REITs are subject to a number of other organizational and operational requirements under the Code. If the Company failed to qualify as a REIT, it would be subject to certain federal income taxes at regular corporate rates and would not be able to qualify as a REIT for four subsequent taxable years.
Organization and Offering Expenses
The Adviser has agreed to support measures described in Note 4 below.
As of June 30, 2024, the Adviser and its affiliates have incurred organization and offering expenses on the Company’s behalf of approximately $1.5 million. Organization and offering expenses are not recorded in the accompanying balance sheet because such costs are not the Company’s liability until the date on which the escrow is released. When recorded by the Company, organizational expenses will be expensed as incurred, and offering costs will be charged to equity. Any amount due to the Adviser but not paid will be recognized as a liability on the balance sheet.
The Adviser has agreed to advance all organization and offering costs other than upfront selling commissions, placement fees and distribution fees on behalf of the Company through the first anniversary of the date on which the Company breaks escrow for the Offering. The Company will reimburse the Adviser for such agreed upon advanced costs ratably over a 60-month period commencing on the first anniversary of the date on which the Company breaks escrow for the Offering.
Distribution Reinvestment Plan
In June 2024, the Company adopted a distribution reinvestment plan whereby, effective as of the date the Company breaks escrow in the Offering, stockholders who elect to participate in the distribution reinvestment plan or who are automatically enrolled pursuant to the terms of a subscription for shares of the Company’s common stock may have their cash distributions reinvested in additional shares of common stock. The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the most recently disclosed transaction price per share applicable to the series of shares purchased by the participant on the record date for the distribution. Stockholders will not pay selling commissions or placement fees when purchasing shares pursuant to the distribution reinvestment plan.
Share Repurchase Plan
In June 2024, the Company adopted a share repurchase plan, whereby beginning as of the second full calendar quarter following the first closing in the Offering, stockholders may request on a quarterly basis that the Company repurchase all or any portion of their shares. The total amount of aggregate repurchases of series T, series S, series D, and series I shares will be limited to no more than 5% of the Company’s aggregate NAV per calendar quarter (measured using the aggregate NAV attributable to stockholders as of the end of the immediately preceding month). Shares will be repurchased at a price equal to the NAV per share on the applicable repurchase date, which will generally be equal to the Company’s prior month’s NAV per share, subject to any early repurchase deduction. Subject to certain exceptions, shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price. The Company’s board of directors has the right to modify, suspend or terminate the share repurchase plan if it deems such action to be in the best interest of the Company and its stockholders.
Earnings (Loss) Per Share
Basic net income (loss) per share of common stock is determined by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share of common stock considers the effect of potentially dilutive instruments outstanding during such period, of which there were none.
New Accounting Pronouncements
Management does not believe any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.
4. SIGNIFICANT AGREEMENTS AND RELATED PARTIES
Advisory Agreement
In June 2024, the Company entered into an advisory agreement with the Adviser (the “Advisory Agreement”). Pursuant to the Advisory Agreement among the Company and the Adviser, the Adviser is responsible for sourcing, evaluating and monitoring the Company’s investment opportunities and making decisions related to the origination, acquisition, management, financing and disposition of the Company’s investments, in accordance with the Company’s investment objectives, guidelines, policies and limitations, subject to oversight by the Company’s board of directors.
Management Fee
The Adviser will be paid an annual management fee equal to 1.25% of aggregate NAV represented by the series T, series S, series D and series I shares, payable monthly in arrears. In calculating the management fee, the Company will use its NAV before giving effect to accruals for the management fee, performance fee, distribution fees or distributions payable on its shares. The management fee may be paid, at the Adviser’s election, in cash or shares (in a series or multiple series of its choosing).
Performance Fee
The Adviser may be entitled to a performance fee, which is accrued monthly and payable quarterly (or part thereof that the Advisory Agreement is in effect) in arrears. The performance fee will be equal to 12.5% of Core Earnings (as defined in the Advisory Agreement) for the immediately preceding quarter, subject to a hurdle rate, expressed as a rate of return on average adjusted capital, equal to 1.25% per quarter or 5.0% on an annualized basis. Once Core Earnings in any quarter exceeds the hurdle rate, the Adviser is entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the hurdle rate, until Core Earnings for such quarter equals 1.429%, or 5.714% annually, of average adjusted capital. Thereafter, the Adviser is entitled to receive 12.5% of the Core Earnings. The performance fee may be paid, at the Adviser’s election, in cash or shares (in a series or multiple series of its choosing).
In September 2024, the Advisory Agreement was amended. The Adviser has agreed to waive its management fee and performance fee for the first nine months commencing on and including the date on which the Company breaks escrow for the Offering, subject to the option to extend the fee waiver in the sole discretion of the Adviser.

Expense Reimbursement
Under the Advisory Agreement, and subject to certain limitations, the Adviser is entitled to reimbursement of all costs and expenses incurred by it or its affiliates on the Company’s behalf, provided that the Adviser is responsible for the expenses related to any and all personnel of the Adviser who provide investment advisory services to the Company pursuant to the Advisory Agreement the Adviser and its affiliates relating to the Company’s activities.
Placement Agreement
In June 2024, the Company entered into a placement agent agreement (the “Placement Agent Agreement) for the Offering with Goldman Sachs & Co. LLC (in its capacity as placement agent, the "Placement Agent") as a placement agent. The Placement Agent agreed to, among other things, manage the Company’s relationships with third-party broker-dealers engaged by the Placement Agent to participate in the distribution of shares of the Company’s common stock, which the Company refers to as “sub-placement agents” or “participating broker-dealers,” and financial professionals.
The Placement Agent is entitled to receive upfront selling commissions of up to 3.0%, and upfront placement agent fees of 0.5%, of the transaction price of each series T share sold in the Company’s primary offering; however such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. The Placement Agent is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each series S share sold in the primary offering. The Placement Agent may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each series D share sold in the primary offering. No upfront selling commissions or placement fees are paid with respect to purchases of series I shares or shares of any series sold pursuant to the distribution reinvestment plan. The Placement Agent anticipates that all or a portion of the upfront selling commissions and placement fees will be retained by, or reallowed (paid) to, participating broker-dealers.
The Company pays the Placement Agent selling commissions over time as distribution fees as follows:
•0.85% per annum of the aggregate NAV of the Company’s outstanding series T shares, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum. series T shares sold through certain participating broker-dealers, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;
•0.85% per annum of the aggregate NAV of the Company’s outstanding series S shares; and
•0.25% per annum of the aggregate NAV of the Company’s outstanding series D shares.
The Company does not pay a distribution fee with respect to outstanding series I shares.
Distribution fees are paid monthly in arrears. The Placement Agent pays all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will rebate distribution fees to the Company to the extent a broker-dealer is not eligible to receive them unless the Placement Agent is serving as the broker-dealer of record with respect to such applicable shares.
The Company will cease paying the distribution fee with respect to any series T, series S, or series D shares held in a stockholder's account at the end of the month in which it is determined that the aggregate upfront selling commissions, placement fees and distribution fees paid with respect to such shares equal or exceeds, in aggregate, the limit, if any, and as set forth in the applicable agreement with the participating broker-dealer at the time the shares were issued (the “Distribution Fee Limit”) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under the distribution reinvestment plan thereto). At the end of such month, each series T, series S, or series D share held in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of series I shares (including any fractional shares) with an equivalent aggregate NAV as such share.

Other Compensation
In addition to the fees and commissions described above, the Placement Agent may elect to pay supplemental fees or commissions to sub-placement agents and participating broker-dealers in connection with the Company’s private offering. Such supplemental fees or commissions may be paid at the time of sale or over time. The Company may also pay directly, or reimburse the Placement Agent if the Placement Agent pays on the Company’s behalf, any organization and offering expenses (other than upfront selling commissions and distribution fees).
The Transfer Agent Agreement
In June 2024, the Company entered into a transfer agreement (“Transfer Agreement”) with Goldman Sachs & Co. LLC (in its capacity as transfer agent, the “Transfer Agent”), which also acts as the Company’s Adviser and as a Placement Agent, to act as the Company’s transfer agent. The Transfer Agent will earn, at an annual rate of, 0.05% of average NAV at the end of the then-current quarter and the prior calendar quarter (and, in the case of the Company’s first quarter, NAV as of such quarter-end) for serving as the Company’s transfer agent. The Company will not reimburse the Transfer Agent for its own internal costs in providing transfer agency services to the Company.
5. COMMITMENTS AND CONTINGENCIES
The Company is not subject to any material litigation nor is the Company aware of any material litigation threatened against it.
6. SUBSEQUENT EVENTS
The Company has performed an evaluation of subsequent events through September 6, 2024, the date of issuance of the consolidated financial statements. No material subsequent events since June 30, 2024, were identified that would require recognition or disclosure in the financial statements, except for the amendment of the Advisory Agreement discussed in Note 4.

Report of Independent Registered Public Accounting Firm
To the Board of Directors of
Goldman Sachs Real Estate Finance Trust Inc
Opinion on the Financial Statement
We have audited the accompanying balance sheet of Goldman Sachs Real Estate Finance Trust Inc (the “Company”) as of March 31, 2024, including the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of March 31, 2024 in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
The financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company's financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit of this financial statement in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud.
Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers
Boston, MA
June 26, 2024
We have served as the Company's auditor since 2024

Goldman Sachs Real Estate Finance Trust Inc
Balance Sheet

March 31, 2024
Assets
Cash and cash equivalents	$10,000
Total assets	$10,000
Liabilities and Equity
Total liabilities	$—
Commitments and Contingencies (Note 5)
Equity
Common stock, $0.01 par value (2,000,000,000 shares authorized and 400 issued and outstanding)	$4
Preferred stock, $0.01 par value (100,000,000 shares authorized, no shares issued and outstanding)	$—
Additional paid-in capital	$9,996
Total equity	$10,000
Total liabilities and equity	$10,000
See accompanying notes to this financial statement.

Goldman Sachs Real Estate Finance Trust Inc
Notes to Financial Statement
1.ORGANIZATION AND BUSINESS PURPOSE
Goldman Sachs Real Estate Finance Trust Inc (the “Company”) was formed as a Maryland corporation on March 8, 2024, primarily to originate, acquire and manage a portfolio of commercial real estate loans secured by high-quality assets located in North America (primarily in the United States). The Company will be externally managed by Goldman Sachs & Co. LLC (in its capacity as the Company’s adviser, the “Adviser”), an affiliate of The Goldman Sachs Group, Inc. (together with its affiliates, “Goldman Sachs”). Goldman Sachs & Co. LLC is a registered investment adviser under the Investment Advisers Act of 1940, as amended, with personnel responsible for acting on its behalf as a registered investment adviser. On March 27, 2024, the Company was capitalized with a $10,000 investment by an affiliate of the Adviser.
As of March 31, 2024, the Company has not commenced operations and neither originated nor contracted to purchase any loans. The Adviser has not identified any investments in which it is probable that the Company will invest.
2.CAPITALIZATION
As of March 31, 2024, the Company was authorized to issue up to 2,000,000,000 shares of common stock and up to 100,000,000 shares of preferred stock. The Company intends to undertake a continuous private offering initially of up to $1,000,000,000 in shares in its primary offering and up to $250,000,000 in shares pursuant to its distribution reinvestment plan (the “Offering”), pursuant to which it will offer and sell any combination of four classes of shares of its common stock, Class T shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes in the Offering have different upfront selling commissions and placement fees and different ongoing distribution fees. The Company will accept purchase orders and hold investors’ funds in a non-interest bearing escrow account until the Company receives purchase orders for at least $100,000,000 of common stock, excluding shares purchased by the Company’s Adviser, its affiliates and directors and officers in any combination of purchases of Class T shares, Class S shares, Class D shares and Class I shares, provided that the Company will not issue more than one class of shares until it has a class of securities registered under the Exchange Act. If the Company breaks escrow before it has a class of securities registered under the Exchange Act, the Company will hold funds subscribed for any unissued share classes in escrow until it has a class of securities registered under the Exchange Act. During the escrow period, the per share purchase price for shares of the Company’s common stock will be $25.00, plus applicable upfront selling commissions and placement fees. After the close of the escrow period, each class of shares will be sold at the then-current transaction price, which will generally be the prior month’s net asset value (“NAV”) per share for such class, as calculated monthly, plus applicable upfront selling commissions and placement fees.
3.SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statement has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This requires the Company’s management to make estimates and assumptions that may affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with original maturities of three months or less at the date of acquisition that are not restricted to be cash equivalents. Cash and cash equivalents are placed with financial institutions and the balances may at times exceed federally insured deposit levels; however, the Company has not experienced any losses in such accounts. All cash and cash equivalents are held at a related party, Goldman Sachs & Co. LLC.

Income Taxes
The Company intends to elect to be taxed as a real estate investment trust (“REIT”) under Sections 856 through 860 of the Internal Revenue Code, as amended (the “Code”) commencing with its taxable year ending December 31, 2024. Under the Code, to qualify as a REIT, the Company must distribute at least 90% of its taxable income subject to certain adjustments and excluding capital gains. However, to the extent that a REIT satisfies this distribution requirement but distributes less than 100% of its taxable income, the REIT may be subject to federal and certain state income taxes on its undistributed taxable income. To maintain its REIT status, the Company must meet certain tests, for example the nature of its income, assets and organization. REITs are subject to a number of other organizational and operational requirements under the Code. If the Company failed to qualify as a REIT, it would be subject to certain federal income taxes at regular corporate rates and would not be able to qualify as a REIT for four subsequent taxable years.
Organization and Offering Expenses
The Adviser has agreed to support measures described in Note 4 below.
As of March 31, 2024, the Adviser and its affiliates have incurred organization and offering expenses on the Company’s behalf of approximately $0.8 million. Organization and offering expenses are not recorded in the accompanying balance sheet because such costs are not the Company’s liability until the date on which the escrow is released. When recorded by the Company, organizational expenses will be expensed as incurred, and offering costs will be charged to equity as such amounts will be reimbursed to the Adviser or its affiliates from the gross proceeds of the Offering. Any amount due to the Adviser but not paid will be recognized as a liability on the balance sheet.
New Accounting Pronouncements
Management does not believe any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statement.
4.SIGNIFICANT AGREEMENTS AND RELATED PARTIES
Advisory Agreement
The Company intends to enter into an advisory agreement with the Adviser (the “Advisory Agreement”). Pursuant to the Advisory Agreement among the Company and the Adviser, the Adviser will be responsible for sourcing, evaluating and monitoring the Company’s investment opportunities and making decisions related to the origination, acquisition, management, financing and disposition of the Company’s investments, in accordance with the Company’s investment objectives, guidelines, policies and limitations, subject to oversight by the Company’s board of directors.
Management Fee
The Adviser will be paid a management fee equal to 1.25% of NAV per annum, payable monthly in arrears. In calculating the management fee, the Company will use its NAV before giving effect to accruals for the management fee, performance fee, distribution fees or distributions payable on its shares. The management fee may be paid, at the Adviser’s election, in cash or shares (in a class or classes of its choosing).
Performance Fee
The Adviser may be entitled to a performance fee, which is calculated and payable quarterly. The performance fee will be equal to 12.5% of Core Earnings (as defined in the Advisory Agreement) for the immediately preceding quarter, subject to a hurdle rate, expressed as a rate of return on average adjusted capital, equal to 1.25% per quarter or 5.0% on an annualized basis. Once Core Earnings in any quarter exceeds the hurdle rate, the Adviser is entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the hurdle rate, until Core Earnings for such quarter equals 1.429%, or 5.714% annually, of average adjusted capital. Thereafter, the Adviser is entitled to receive 12.5% of the Core Earnings. The performance fee may be paid, at the Adviser’s election, in cash or shares (in a class or classes of its choosing).

The Adviser has agreed to waive its management fee and performance fee for the first six months commencing on and including the date on which the Company breaks escrow for the Offering, subject to the option to extend the fee waiver in the sole discretion of the Adviser.
Expense Reimbursement
Under the Advisory Agreement, and subject to certain limitations, the Adviser is entitled to reimbursement of all costs and expenses incurred by it or its affiliates on the Company’s behalf, provided that the Adviser is responsible for the expenses related to any and all personnel of the Adviser who provide investment advisory services to the Company pursuant to the Advisory Agreement the Adviser and its affiliates relating to our activities.
The Adviser has agreed to advance all organization and offering costs other than upfront selling commissions, placement fees and distribution fees on behalf of the Company through the first anniversary of the date on which the Company breaks escrow for the Offering. The Company will reimburse the Adviser for such agreed upon advanced costs ratably over a 60-month period commencing on the first anniversary of the date on which the Company breaks escrow for the Offering.
Placement Agreement
The Company intends to enter into a placement agent agreement (the “Placement Agent Agreement) for the Offering with Goldman Sachs & Co. LLC (in its capacity as placement agent, the "Placement Agent") as a placement agent. The Placement Agent agreed to, among other things, manage the Company’s relationships with third-party broker-dealers engaged by the Placement Agent to participate in the distribution of shares of the Company’s common stock, which the Company refers to as “sub-placement agents” or “participating broker-dealers,” and financial professionals.
The Placement Agent is entitled to receive upfront selling commissions of up to 3.0%, and upfront placement agent fees of 0.5%, of the transaction price of each Class T share sold in the Company’s primary offering; however such amounts may vary at certain participating broker-dealers, provided that the sum will not exceed 3.5% of the transaction price. The Placement Agent is entitled to receive upfront selling commissions of up to 3.5% of the transaction price of each Class S share sold in the primary offering. The Placement Agent may be entitled to receive upfront selling commissions of up to 1.5% of the transaction price of each Class D share sold in the primary offering. No upfront selling commissions or placement fees are paid with respect to purchases of Class I shares or shares of any class sold pursuant to the distribution reinvestment plan. The Placement Agent anticipates that all or a portion of the upfront selling commissions and placement fees will be retained by, or reallowed (paid) to, participating broker-dealers.
The Company pays the Placement Agent selling commissions over time as distribution fees as follows:
•0.85% per annum of the aggregate NAV of the Company’s outstanding Class T shares, consisting of a representative distribution fee of 0.65% per annum, and a dealer distribution fee of 0.20% per annum. Class T shares sold through certain participating broker-dealers, the representative distribution fee and the dealer distribution fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;
•0.85% per annum of the aggregate NAV of the Company’s outstanding Class S shares; and
•0.25% per annum of the aggregate NAV of the Company’s outstanding Class D shares.
The Company does not pay a distribution fee with respect to outstanding Class I shares.
Distribution fees are paid monthly in arrears. The Placement Agent pays all or a portion of the distribution fees to participating broker-dealers and servicing broker-dealers, and will rebate distribution fees to the Company to the extent a broker-dealer is not eligible to receive them unless the Placement Agent is serving as the broker-dealer of record with respect to such applicable shares.

The Company will cease paying the distribution fee with respect to any Class T, Class S, or Class D shares held in a stockholder's account at the end of the month in which it is determined that the aggregate upfront selling commissions, placement fees and distribution fees paid with respect to such shares equal or exceeds, in aggregate, the limit, if any, and as set forth in the applicable agreement with the participating broker-dealer at the time the shares were issued (the “Distribution Fee Limit”) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under the distribution reinvestment plan thereto). At the end of such month, each Class T, Class S, or Class D share held in such account (including shares in such account purchased through the distribution reinvestment plan or received as a stock dividend) will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share.
Other Compensation
In addition to the fees and commissions described above, the Placement Agent may elect to pay supplemental fees or commissions to sub-placement agents and participating broker-dealers in connection with our private offering. Such supplemental fees or commissions may be paid at the time of sale or over time. The Company may also pay directly, or reimburse the Placement Agent if the Placement Agent pays on the Company’s behalf, any organization and offering expenses (other than upfront selling commissions and distribution fees).
The Transfer Agent Agreement
The Company intends to enter into a transfer agreement (“Transfer Agreement”) with Goldman Sachs & Co. LLC (in its capacity as transfer agent, the “Transfer Agent”), which also acts as our Adviser and as a Placement Agent, to act as the Company’s transfer agent. The Transfer Agent will earn, at an annual rate of, 0.05% of average NAV at the end of the then-current quarter and the prior calendar quarter (and, in the case of the Company’s first quarter, NAV as of such quarter-end) for serving as the Company’s transfer agent. The Company will not reimburse the Transfer Agent for its own internal costs in providing transfer agency services to the Company.
5.COMMITMENTS AND CONTINGENCIES
The Company is not subject to any material litigation nor is the Company aware of any material litigation threatened against it.
6.SUBSEQUENT EVENTS
The Company has performed an evaluation of subsequent events through June 26, 2024, the date of issuance of the financial statement.
Articles of Amendment and Restatement
On June 10, 2024, the Company filed with the Maryland State Department of Assessments and Taxation Articles of Amendment and Restatement (the “Amended Charter”) to, among other things, classify the Company’s shares of common stock into Class T, Class S, Class D, and Class I shares. The Amended Charter authorizes the Company to issue up to 2,100,000,000 shares of capital stock, of which 2,000,000,000 shares are classified as common stock, of which 500,000,000 shares are classified as Class T shares, 500,000,000 shares are classified as Class S shares, 500,000,000 shares are classified as Class D shares, and 500,000,000 shares are classified as Class I shares, and 100,000,000 shares are classified as preferred stock. In addition, as of the filing of the Amended Charter, each issued and outstanding share of common stock was reclassified as Class I share of common stock.
Advisory Agreement
On June 10, 2024, the Company entered into the Advisory Agreement with the Adviser as described in additional detail in Note 4.
Placement Agreement
On June 10, 2024, the Company entered into the Placement Agent Agreement for the Offering as described in additional detail in Note 4.

The Transfer Agent Agreement
On June 10, 2024, the Company entered into the Transfer Agent Agreement for the Offering as described in additional detail in Note 4.
Distribution Reinvestment Plan
On June 10, 2024, the Company adopted a distribution reinvestment plan whereby, effective as of the date the Company breaks escrow in the Offering, stockholders who elect to participate in the distribution reinvestment plan or who are automatically enrolled pursuant to the terms of a subscription for shares of the Company’s common stock may have their cash distributions reinvested in additional shares of common stock. The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the most recently disclosed transaction price per share applicable to the class of shares purchased by the participant on the record date for the distribution. Stockholders will not pay selling commissions or placement fees when purchasing shares pursuant to the distribution reinvestment plan.
Share Repurchase Plan
On June 10, 2024, the Company adopted a share repurchase plan, whereby beginning as of the second full calendar quarter following the first closing in the Offering, stockholders may request on a quarterly basis that the Company repurchase all or any portion of their shares. The total amount of aggregate repurchases of Class T, Class S, Class D, and Class I shares will be limited to no more than 5% of the Company’s aggregate NAV per calendar quarter (measured using the aggregate NAV attributable to stockholders as of the end of the immediately preceding month). Shares will be repurchased at a price equal to the NAV per share on the applicable repurchase date, subject to any early repurchase deduction. Subject to certain exceptions, shares that have not been outstanding for at least one year will be repurchased at 95% of the transaction price. The Company’s board of directors has the right to modify, suspend or terminate the share repurchase plan if it deems such action to be in the best interest of the Company and its stockholders.
Events Subsequent to Original Issuance of Financial Statements (Unaudited)
On June 28, 2024, the Company filed with the Maryland State Department of Assessments and Taxation Second Articles of Amendment and Restatement (the “Second Amended Charter”) to, among other things, reclassify the Company’s shares of common stock into series T, S, D, and I shares. The Amended Charter authorizes the Company to issue up to 2,100,000,000 shares of capital stock, of which 2,000,000,000 shares are classified as common stock, of which 500,000,000 shares are classified as series T shares, 500,000,000 shares are classified as series S shares, 500,000,000 shares are classified as series D shares, and 500,000,000 shares are classified as series I shares, and 100,000,000 shares are classified as preferred stock. In addition, as of the filing of the Second Amended Charter, each issued and outstanding share of Class I common stock was reclassified as a series I share of common stock.